                                                                   EXHIBIT 10.19

                                DATED MARCH 1996

                     M1-A1 LINK ROAD (LOFTHOUSE TO BRAMHAM)

                                  DBFO CONTRACT

                      THE SECRETARY OF STATE FOR TRANSPORT

                                       AND

                             YORKSHIRE LINK LIMITED

                               INDEX OF SCHEDULES

SCHEDULE 1      FINANCIAL MATTERS

Part 1          Form of Performance Guarantee                                       S1/1
Part 2          Milestone Event                                                     S1/5
Part 3          Base Case                                                           S1/6
Part 4          Form of Direct Agreement                                            S1/7

SCHEDULE 2      PROGRAMME                                                           S2/1

SCHEDULE 3      LAND

Part 1          Existing Road                                                       S3/1
Part 2          New Road                                                            S3/2
Part 3          Connecting Roads                                                    S3/5
Part 4          Defects in Existing Road                                            S3/6
Part 4A         Shared Facilities                                                   S3/7
Part 5          Form of Lease                                                       S3/8
Part 6          Scheme Orders                                                      S3/26
Part 7          Drawings                                                           S3/28

SCHEDULE 4      CONSTRUCTION AND HANDBACK REQUIREMENTS

Part 1          Core Construction Requirements                                      S4/1
Part 2          Construction Requirements                                           S4/3
Part 3          Design and Certification Procedure                                S4/653
Part 4          Handback Requirements                                             S4/710
Part 5          Construction Finishing Works                                      S4/716
Part 6          Noise Insulation Requirements                                     S4/717
Part 7          Drawings                                                          S4/722

SCHEDULE 5      QUALITY ASSURANCE

Part 1          Principles for Quality Plans                                        S5/1
Part 2          Quality Plans                                                      S5/13

SCHEDULE 6      OPERATION AND MAINTENANCE

Part 1          Core O&M Requirements                                               S6/1
Part 2          O&M Requirements                                                    S6/3
Part 3          Drawings                                                          S6/112

SCHEDULE 7      REPRESENTATIVES

Part 1          Department's Agent                                                  S7/1
Part 2          Department's Representative                                         S7/4
Part 3          Review Procedure                                                    S7/7

SCHEDULE 8      THIRD PARTIES

Part 1          Relevant Authorities                                                S8/1

Part 2          Other Interested Parties                                            S8/9
Part 3          Requirements of Relevant Authorities                               S8/12
Part 4          Requirements of Other Interested Parties                           S8/82

SCHEDULE 9      PAYMENTS

Part 1          Payments between Permit to Use Date and
                Completion Certificate                                              S9/1
Part 2          Traffic Payment                                                     S9/3
Part 3          Lane Closure Charge                                                S9/16
Part 4          Safety Performance Payment                                         S9/35
Part 5          Indexation                                                         S9/41
Part 6          Road Lengths                                                       S9/45

SCHEDULE 10     INSURANCE                                                          S10/1

SCHEDULE 11     DELAY AND FORCE MAJEURE

Part 1          Delay Events                                                       S11/1
Part 2          Force Majeure                                                      S11/3

SCHEDULE 12     CHANGE

Part 1          General Change Procedure                                           S12/1
Part 2          Department's Works Change                                         S12/17
Part 3          Department's Change in Specification                              S12/20
Part 4          Additional Works                                                  S12/23
Part 5          Compensation Events                                               S12/25
Part 6          User Paid Tolls                                                   S12/28

SCHEDULE 13     ADDITIONAL WORKS

Part 1          Procedure for Additional Works                                     S13/1
Part 2          Payment for Additional Works Services                              S13/4
Part 3          Subsequent Schemes                                                 S13/6
Part 4          Improvements                                                      S13/10
Part 5          Safety Improvements                                               S13/11

SCHEDULE 14     RECORDS AND REPORTS

Part 1          Records                                                            S14/1
Part 2          Reports                                                            S14/5

SCHEDULE 15     DISPUTES RESOLUTION PROCEDURE                                      S15/1

SCHEDULE 16     LIAISON PROCEDURES

Part 1          General Principles                                                 S16/1
Part 2          Operations, Emergencies and Traffic Management                     S16/2

SCHEDULE 17     COMMUNICATIONS REQUIREMENTS

Part 1          Core Communications Requirements                                   S17/1
Part 2          Communications Requirements                                        S17/8

SCHEDULE 18     PENALTY POINTS                                                     S18/1

SCHEDULE 19     STATUTORY UNDERTAKERS

Part 1          Authorised Functions                                               S19/1
Part 2          Services in Relation to the Secretary of State's Function          S19/3
Part 3          Other Services                                                     S19/7

SCHEDULE 20     TRAFFIC SIGNS

Part 1          Locations                                                          S20/1
Part 2          Text                                                               S20/2

SCHEDULE 21     CONTRACTED OUT FUNCTIONS OF THE SECRETARY OF STATE                 S21/1

M1-A1 LINK ROAD (LOFTHOUSE TO BRAMHAM)

THIS DBFO CONTRACT (this "Agreement") is made the 26th day of March 1996

BETWEEN:

(1) THE SECRETARY OF STATE FOR TRANSPORT of 76 Marsham Street, London SW1P 4DR (the "Secretary of State"); and

(2) YORKSHIRE LINK LIMITED, a company organised and existing under the laws of England, registered under number 2999303 and having its registered office at 1 Berkeley Street, London W1A 1BY (the "DBFO Co").

WHEREAS:

(A) The Government of the United Kingdom desires to have the private sector invest and participate in the development of the nation's transport system.

(B) In accordance with the foregoing policy, interested persons were invited to submit proposals for investing in the Project.

(C) The Project will comprise the design, construction, financing and operation of approximately 30km of motorway and trunk road between Junction 28 (Tingley) of the M62 motorway and Bramham Crossroads on the A1 Trunk Road, together with ancillary highway, landscaping and drainage works as authorised by the Secretary of State in 1993, the construction of a maintenance depot at Bramham and the maintenance of the Project Facilities throughout the Contract Period.

(D) Proposals were submitted by the DBFO Co for the design and construction of the Works, the financing, operation and maintenance of the Project Facilities and the conduct of the other Operations during the Contract Period.

(E) The agreements referred to in Clause 2.3 have been entered into on or prior to the date hereof.

(F) The Secretary of State and the DBFO Co have reached agreement as set out in this Agreement.

(G) The Secretary of State is satisfied that this Agreement would be of benefit to the public.

NOW IT IS HEREBY AGREED as follows:

M1-A1 LINK ROAD (LOFTHOUSE TO BRAMHAM)

                                     PART I

                                     GENERAL

1.       DEFINITIONS AND INTERPRETATION

1.1      Definitions

         In this Agreement (including the recitals and Schedules), unless the context otherwise requires, the following expressions have the following meanings:

         "Abnormal Indivisible Load" means any vehicle which does not comply with the restrictions as to laden weight and dimensions set out in Part IV of The Road Vehicles (Construction and Use) Regulations 1986 (S.I. 1986/1078).

         "Accrued Relevant Payments" has the meaning given in Clause
         36.3A.4.2.1.

         "Additional Works" means any change, improvement or addition made or proposed to be made to the design, layout or structure of the Existing Road (other than any Upgraded Section) at any time or of the New Road at any time after issue of the Completion Certificate (but excluding any Subsequent Scheme and any Improvement).

         "Additional Works Contract" has the meaning given in paragraph 3.1.4 of
         Part 1 of Schedule 13.

         "Additional Works Contractor" has the meaning given in paragraph 3.1.4 of Part 1 of Schedule 13.

         "Additional Works Notice" has the meaning given in paragraph 1.1 of
         Part 1 of Schedule 13.

         "Additional Works Services" has the meaning given in paragraph 3.1 of
         Part 1 of Schedule 13.

         "Adjacent Areas" means the areas, shown or identified as such on the date hereof on drawings entitled 'Land Areas' in Part 7 of Schedule 3, which do not form part of the Site but upon which part of the Operations are to be carried out; provided that each part of the Temporary Adjacent Areas shall cease to be part of the Adjacent Areas from the date upon which a Taking Over Certificate is issued in respect of Local Facilities located on such part.

         "Advance Works Contract" means an agreement dated 8th February 1996 made between the Secretary of State and the unincorporated joint venture comprising Trafalgar House Construction Special Projects Limited and Wimpey Construction Limited in respect of certain advance site clearance works in relation to the Project.

         "Affected Contract Year" means each Contract Year in respect of which there is a Change in Costs, a Change in Traffic or a Change in Capital Costs as a consequence of an Eligible Change.

         "Aggregate Commuted Sum" has the meaning given in Clause 29.1.1.

         "Aggregate Relevant Monthly Amount" has the meaning given in Clause 29.3.1.1.

         "Alternative Proposal" has the meaning given in paragraph 1 of Section B of Part 3 of Schedule 4.

         "Amended Funding Agreement" has the meaning given in Clause 2.4.4.2.

         "Annual Reconciliation Notice" has the meaning given in Clause 29.4.2.

         "Annual Report" has the meaning given in paragraph 3 of Part 2 of
         Schedule 14.

M1-A1 LINK ROAD (LOFTHOUSE TO BRAMHAM)

         "Appeal" has the meaning given in Clause 26A.4.2.2.

         "Applicable Interest Rate" means:

         (a) in respect of the Relevant Funding Liabilities arising in respect of, or (in the case of a Funding Agreement which is a Hedging Agreement) in relation to, the facility agreement referred to in Clause 2.3.1.3.2:

                  (i)      to the extent not guaranteed by 3i,     per cent per
                           annum plus the Applicable Margin as defined in the relevant Funding Agreement, and

                  (ii)     to the extent guaranteed by 3i,    per cent per annum
                           plus the Applicable Margin as defined in the relevant Funding Agreement;

         (b) in respect of Relevant Funding Liabilities arising in respect of, or (in the case of a Funding Agreement which is a Hedging Agreement) in relation to the facility agreement referred to
                  in Clause 2.3.1.3.3,    per cent per annum plus the Applicable
                  Margin and Guarantee Fee Rate as defined in the relevant Funding Agreement;

         (c) in respect of Relevant Funding Liabilities arising in respect of, or (in the case of a Funding Agreement which is a Hedging Agreement) in relation to, the senior subordinated facility
                  agreement referred to in Clause 2.3.1.3.4,    per cent per
                  annum plus the Applicable Margin as defined in the relevant Funding Agreement;

         (d) in respect of Relevant Funding Liabilities arising in respect of, or (in the case of a Funding Agreement which is a Hedging Agreement) in relation to, the facility agreement referred to in Clause 2.3.1.3.5, per cent per annum plus the Applicable Margin and Redemption Premium as defined in the relevant Funding Agreement;

         (e) in respect of Relevant Funding Liabilities arising in respect of, or (in the case of a Funding Agreement which is a Hedging Agreement) in relation to, the subordinated facility agreement referred to in Clause 2.3.1.3.5, per cent per annum plus the Applicable Margin and Guarantee Fee Rate as defined in the relevant Funding Agreement;

         (f) in respect of the (pound)12,000,000 15% subordinated loan stock created by the Instrument referred to in Clause 2.3.1.3.18;

         (g)      in any other case,    per cent per annum.

         "Application" has the meaning given in Clause 26A.4.2.1.

         "Approval" has the meaning given in Clause 43.2 [Reasonableness].

         "Approved Funding Agreement" means a Funding Agreement which, in accordance with Clauses 2.4.2 and 2.4.3, constitutes an "Approved Funding Agreement" for the purposes of this Agreement, and shall include any Immaterial Amendments and Waivers of such Funding Agreement (whether or not such Immaterial Amendments and Waivers are approved by the Secretary of State for the purposes of such Clauses).

         "Archaeologist" means Peter Fasham of Babtie Group or such substitute as may be appointed by the Contractor for the time being in accordance with Clause 41.4.1.

         "Associated Company" means, in respect of a relevant company, a company which is a Subsidiary, a Holding Company or a company which is a Subsidiary of a Holding Company of that relevant company and, in the case of the DBFO Co, shall include each of the Sponsors and the Contractor and any company

M1-A1 LINK ROAD (LOFTHOUSE TO BRAMHAM)

         which is a Subsidiary, a Holding Company or a company which is a Subsidiary of a Holding Company of a Sponsor or the Contractor.

         "Audit Team" has the meaning given in paragraph 2.1 of Section A of
         Part 3 of Schedule 4.

         "Band" means each of the bands of Traffic Payments referred to in Part 2 of Schedule 9.

         "Base Case" means the output from the Financial Model on the date of execution of this Agreement, a print out of the assumptions, cash flow, profit and loss and balance sheet parts of which is set out in Part 3 of Schedule 1.

         "Brief Annual Report" has the meaning given in paragraph 3.2 of Part 2 of Schedule 14.

         "Census Limits of Accuracy" has the meaning given in Clause 28.4.1.

         "Certificate" means any certificate to be issued pursuant to this Agreement and in particular:

         (a) "Advance Release Certificate" means a certificate to be issued by the Department's Representative on behalf of the Secretary of State pursuant to Clause 17.8.3.1 in the form set out in Annex 1(22) to Part 3 of Schedule 4.

         (b) "Alternative Proposal Certificate" means a certificate in the form set out in Annex 1(12) to Part 3 of Schedule 4.

         (c) "Certificate of Commencement" means the certificate to be issued by or on behalf of the Secretary of State pursuant to Clause 7.2 [Certificate of Commencement] in the form set out in Annex 1(19) to Part 3 of Schedule 4.

         (d) "Check Certificate" (Structures) means a certificate in the form set out in Annex 1(4) to Part 3 of Schedule 4;

         (e) "Communications Certificate" means a certificate in the form set out in Annex 1(20) to Part 3 of Schedule 4;

         (f) "Completion Certificate" means a certificate in the form set out in Annex 1(16) to Part 3 of Schedule 4;

         (g) "Construction Certificate" means a certificate in the form set out in Annex 1(13) to Part 3 of Schedule 4;

         (h) "DBFO Co's Substantial Completion Certificate" means a certificate in the form set out in Annex 1(14) to Part 3 of Schedule.4;

         (i) "DBFO Co's Works Change Certificate" means a certificate in the form set out in Annex 1(10) to Part 3 of Schedule 4;

         (j) "Department's Works Change Certificate" means a certificate in the form set out in Annex 1(11) to Part 3 of Schedule 4;

         (k) "Design Certificate (General)" means a certificate in the form set out in Annex 1(1) to Part 3 of Schedule 4;

         (l) "Design Certificate (Geotechnical) means a certificate in the form set out in Annex 1(2) to Part 3 of Schedule 4;

M1-A1 LINK ROAD (LOFTHOUSE TO BRAMHAM)

         (m) "Design Certificate (Structures)" means a certificate in the form set out in Annex 1(3) to Part 3 of Schedule 4;

         (n) "Handback Certificate" means a certificate in the form set out in Annex 1(18) to Part 3 of Schedule 4;

         (o) "Milestone Certification" means a certificate in the form set out in Annex 1(21) to Part 3 of Schedule 4;

         (p)      the Permit to Use;

         (q) "Programme Certificate" means a certificate in the form set out in Annex 1(6) to Part 3 of Schedule 4;

         (r) "Road Safety Audit Certificate" means a certificate in the form set out in Annex 1(9) to Part 3 of Schedule 4;

         (s) "Taking Over Certificate" means a certificate in the form set out in Annex 1(17) to Part 3 of Schedule 4;

         (t) "Temporary Works Check Certificate" means a certificate in the form set out in Annex 1(5) to Part 3 of Schedule 4; and

         (u) "Test Confirmation Certificate" means a certificate in the form set out in Annex 1(7) to Part 3 of Schedule 4.

         "Change Figure" has the meaning given in paragraph 4.1 of Part 1 of
         Schedule 12.

         "Change in Capital Costs" means any net increase in the DBFO Co's costs of performing the Operations (other than (i) operation and maintenance costs and other costs of a similar or recurring nature and (ii) Lane Closure Charges) as a consequence of an Eligible Change or Eligible Changes the subject of a notice under paragraph 2.1 of Part 1 of
         Schedule 12. For the avoidance of doubt, this does not include any loss of revenue and any increase in such costs shall be a positive figure.

         "Change in Costs" means any net increase or decrease in the DBFO Co's costs of performing the Operations in respect of a Contract Year as a consequence of an Eligible Change or Eligible Changes the subject of a notice under paragraph 2.1 of Part 1 of Schedule 12. For the avoidance of doubt, this includes Lane Closure Charges but does not include any loss of revenue. The Change in Costs shall be calculated on the assumption that all costs in respect of a Contract Year are incurred on the day which is the mid point of such Contract Year. For the avoidance of doubt, any increase in costs shall be a positive figure and any decrease in costs shall be a negative figure.

         "Change in Law" means the coming into effect of:

         (a) any Legislation enacted after the date of execution of this Agreement; or

         (b) any modification of any Legislation existing on the date of this Agreement (where such modification comes into effect after the date of execution of this Agreement)

         (but excluding in either such case any lawful requirements of any Relevant Authority and any change in the interpretation of any Legislation) which is binding on the DBFO Co.

         "Change in Revenues" means any increase or decrease in the DBFO Payments (but excluding any Aggregate Commuted Sum) receivable by the DBFO Co in respect of a Contract Year as a consequence of the Eligible Change or Eligible Changes the subject of a notice under paragraph 2.1 of Part 1 of Schedule

M1-A1 LINK ROAD (LOFTHOUSE TO BRAMHAM)

         12. The Change in Revenues shall be calculated on the assumption that all Traffic Payments in respect of a Contract Year are received on the day which is the mid point of such Contract Year. For the avoidance of doubt, any decrease in revenues shall be a positive figure and any increase in revenues shall be a negative figure.

         "Change in Traffic" means any net increase or decrease in the traffic using the Project Road in a Contract Year as a consequence of the Eligible Change or Eligible Changes the subject of a notice under paragraph 2.1 of Part 1 of Schedule 12.

         "Checker" means any person appointed in accordance with paragraph 39 of Section A of Part 3 of Schedule 4 to check a Category III Structure or such substitute as may be appointed by the DBFO Co for the time being in accordance with Clause 41.4.1.

         "Checking Team" has the meaning given in paragraph 2.3 of Section A of
         Part 3 of Schedule 4.

         "Claim" means any claim, demand, proceedings or liability.

         "Commencement Date" means the date on which the Certificate of Commencement is issued.

         "Commissioners" has the meaning given in Clause 44.1.3.

         "Communications Requirements" means the requirements set out or identified in Part 2 of Schedule 17 [Communications Requirements] as amended from time to time by any Works Change, Alternative Proposal or Department's Change in Specification or in accordance with Clause 12.2 [O&M Requirements].

         "Commuted Sum" has the meaning given in paragraph 6 of Part 1 of
         Schedule 12.

         "Compensation Event" means any of the following:

         (a) an event within Clause 24.5.3 [Step-In Rights] (but only if it is determined to be a Delay Event);

         (b) a material breach by the Secretary of State of the provisions of Clause 8.1 [Access for DBFO Co] (but only if such breach is determined to be a Delay Event);

         (c) failure by the Department's Agent to issue the Permit to Use, the Completion Certificate or a Taking Over Certificate when required to do so in accordance with Clause 11.1, 11.2 or 11.3 respectively;

         (d) the disallowance by HM Customs & Excise of recovery of input VAT incurred by the DBFO Co on expenditure attributable to the Project on the grounds that the supplies made by the DBFO Co in relation to the Project are exempt and not taxable for the purposes of VAT;

         (e) the occurrence of a Relevant Change in Law (but only if such Relevant Change in Law does not give rise to a right of termination in accordance with Clause 38.5).

         "Confidential Information" has the meaning given in Clause 46.1 [Confidential Information].

         "Connecting Roads" means the lengths of trunk road or motorway described in Part 3 of Schedule 3 which provide access to the Project Road and for which the Secretary of State is the highway authority.

         "Construction Contract" means the contract titled "Agreement for the Design and Construction of the M1-A1 Link Road (Lofthouse to Bramham)" of even date herewith between the DBFO Co and the Contractor for the design and construction of the Works.

         "Construction Finishing Works" means the works more particularly set out in Part 5 of Schedule 4.

M1-A1 LINK ROAD (LOFTHOUSE TO BRAMHAM)

         "Construction Period" means the period commencing on the Commencement Date and ending on the Permit to Use Date.

         "Construction Period LCCs" has the meaning given in paragraph 6 of Part 3 of Schedule 9.

         "Construction Plant" means plant, materials and equipment used or to be used by the Contractor in the construction of the Project Facilities but does not include Plant.

         "Construction Requirements" means:

         (a) the standards, specifications and requirements for design and construction set out or identified in Part 2 of Schedule 4; and

         (b)      the Noise Insulation Requirements,

         as amended from time to time by any Works Change, Alternative Proposal or Department's Change in Specification.

         "Contracting Associate" means the Designer, Contractor, and any other Associated Company of the DBFO Co which performs any function in connection with this Agreement or the Operations.

         "Contract Period" means the period commencing on the Commencement Date and expiring 30 years therefrom (subject to the provisions of Clauses
         33.4.1 and 33.4.4 [Consequences of Force Majeure]) or on such other date as shall be the Termination Date.

         "Contract Year" means a period of twelve months starting on 1st April, with the exception of the first Contract Year, which shall commence on the Commencement Date and end on the 31st March 1997 (the "First Contract Year"), and the last Contract Year, which shall commence on 1st April and end on the Termination Date (the "Last Contract Year").

         "Contractor" means the unincorporated joint venture comprising Trafalgar House Construction Special Projects Limited and Balfour Beatty Civil Engineering Limited or such substitute contractor as may be appointed by the DBFO Co for the time being in accordance with Clause 41.4.1.

         "Contractor's Quality Plan" has the meaning given in Clause 21.1.3.3.

         "Core Constriction Requirements" means the requirements set out or identified or referred to in Part 1 of Schedule 4 [Core Construction Requirements].

         "Core Communications Requirements" means the requirements set out or identified or referred to in Part 1 of Schedule 17 [Core Communications Requirements].

         "Core O&M Requirements" means the requirements set out or identified or referred to in Part 1 of Schedule 6 [Core O&M Requirements].

         "Court" means any court of competent jurisdiction.

         "Credit Providers" has the meaning given to it in the Direct Agreement.

         "Cumulative Threshold" means (pound)2,000,000 (in April 1995 prices).

         "Custody Agreement" means the agreement so titled of even date herewith between the DBFO Co, the Secretary of State and the National Computing Centre Limited for the custody of the Financial Model.

M1-A1 LINK ROAD (LOFTHOUSE TO BRAMHAM)

         "Date for Completion" means 30th June 2000, subject to adjustment in accordance with Clause 10.6 [Extension of Time].

         "DBFO Co's Quality Plan" has the meaning given in Clause 21.1.3.1.

         "DBFO Co's Quality Plan for O&M" has the meaning given in Clause 21.1.3.1.3.

         "DBFO Co's Quality Plan for the Management of Construction" has the meaning given in Clause 21.1.3.1.1.

         "DBFO Co's Quality Plan for the Management of O&M" has the meaning given in Clause 21.1.3.1.2.

         "DBFO Co's Representative" means the person appointed by the DBFO Co pursuant to Clause 20.2 (The DBFO Co's Representative] or such substitute as may be appointed by the DBFO Co for the time being pursuant to Clause 20.3 [Change of Representatives].

         "DBFO Co's Systems" has the meaning given in Schedule 17.

         "DBFO Co Termination Event" means any of the events set out in Clause
         37.1 [DBFO Co Termination Events].

         "DBFO Co Traffic Sign" has the meaning given in Clause 14.4.

         "DBFO Co's Works Change" means a Works Change initiated by the DBFO Co in accordance with Clause 9.4.

         "DBFO Payment" has the meaning given in Clause 29.1.1 [DBFO Payments].

         "Deemed Department's Change" means any Change in Law which requires:

         (a) a variation in the design, quality or quantity of the Works (including any addition, omission, substitution, alteration in design and/or variation in the Construction Requirements or the Communications Requirements); or

         (b) a variation in the quality or quantity of the Operations (other than as referred to in paragraph (a) above)

         and which, if it were instructed as such, would constitute a Department's Works Change or a Department's Change in Specification; provided that there shall be excluded from the definition of a Deemed Department's Change any such Change in Law (other than a Relevant Change in Law) if, following such a Department's Works Change or Department's Change in Specification, the Construction Requirements, the Communications Requirements or the O&M Requirements (as the case may be) would be materially less likely to achieve satisfaction of the Core Construction Requirements (but excluding the Core Construction Requirements set out in Annex 15 to Part 2 of Schedule 4), the Core Communications Requirements (but excluding the Core Communications Requirements set out in Sections A and B of Part 1 of Schedule 17) or the Core O&M Requirements (as the case may be) than the Construction Requirements, the Communications Requirements or the O&M Requirements (as the case may be) prior to such Department's Works Change or Department's Change in Specification.

         "Deemed Department's Change Notice" has the meaning given in Clause 33A.2.1.

         "Deemed Issue Period" has the meaning given in Clause 11.1.5.

         "Default Period" has the meaning given in Clause 36.3A.4.2.1.

M1-A1 LINK ROAD (LOFTHOUSE TO BRAMHAM)

         "Defective Equipment" has the meaning given in Clause 28.7.1 [Correction of Defects].

         "Delay Event" means any of the events specified in Part 1 of Schedule 11 [Delay Events].

         "Delay Period" has the meaning given in Clause 10.6.6.

         "Department's Agent" means Pell Frischmann Consultants Limited (Wakefield) or such substitute as may be appointed by the Secretary of State for the time being pursuant to Clause 20.3 [Change of Representatives].

         "Department's Change in Specification" means a variation in the quality or quantity of the Operations (other than a Department's Works Change) initiated by the Department's Representative in accordance with Part 3 of Schedule 12 [Department's Change in Specification] and may include any addition, omission, substitution, alterations in design and/or variations in the Technical Requirements.

         "Department's Nominee" means, where referred to in the context of the design, construction, completion, commissioning or testing of the Works or any activities under this Agreement related thereto, the Department's Agent and in all other circumstances the Department's Representative.

         "Department's Representative" means the Northern Network Management Division of the Highways Agency or such substitute as may be appointed by the Secretary of State for the time being pursuant to Clause 20.3 [Change of Representatives].

         "Department's Standards" means all standards and specifications issued by the Secretary of State from time to time in respect of the design, construction, operation or maintenance of highways, including without limitation the following:

         (a) the Design Manual for Roads and Bridges including all Department Technical Advice Notes and Technical Design Notes;

         (b)      the Specification for Highway Works;

         (c)      the Notes for Guidance;

         (d) Highway Construction Details, published by HMSO as Volume 3 of the Manual of Contract Documents for Highway Works;

         (e)      Roads Circulars issued by the Department;

         (f)      the Trunk Roads Maintenance Manual.

         "Department's Works Change" means a Works Change initiated by the Department's Agent in accordance with Part 2 of Schedule 12 [Department's Works Change].

         "Departure from Standard" means one of, or a combination of, the following:

         (a) the use of technical design directives other than those in the DMRB for fundamental aspects of design;

         (b) the use of technical specifications for materials or workmanship other than those in the SHW for fundamental aspects of construction;

         (c) the use of a set of requirements (additional criteria) for any aspect of the Works for which requirements are not given in the Department's Standards in force at the date of execution of this Agreement;

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         (d)      the use of a standard set out in the DMRB in circumstances where such standard would not normally be applicable, where such usage is justified on economic or environmental grounds;

         in any such case approved by the Secretary of State on or prior to the date of execution of this Agreement, and any relaxation in any of the Department's Standards in force at the date of execution of this Agreement not requiring approval by the Secretary of State in accordance with the DMRB.

         "Design and Certification Procedure" means the procedure set out in
         Part 3 of Schedule 4 [Design and Certification Procedure].

         "Design Contract" means the contract titled "Agreement for Design Services" of even date herewith between the Contractor and the Designer for the design of the Works.

         "Design Data" means all calculations, designs, design or construction information, standards, specifications, plans, drawings, graphs, sketches, models and other materials, including all eye readable or computer or other machine readable data, prepared or to be prepared by or on behalf of the DBFO Co or the Secretary of State relating to the design or construction of the Works or any Works Change or the operation, maintenance or improvement of the Project Facilities.

         "Designer" means Babtie Group Limited or such substitute as may be appointed by the Contractor for the time being in accordance with Clause 41.4.1.

         "Designer's Quality Plan" has the meaning given in Clause 21.1.3.2.

         "Designer's Quality Plan for Design" has the meaning given in Clause 21.1.3.2.1.

         "Designer's Quality Plan for Examination of the Works" has the meaning given in Clause 21.1.3.2.2.

         "Design Manual for Roads and Bridges" or "DMRB" means the Design Manual for Roads and Bridges, published by HMSO.

         "Design Team" has the meaning given in paragraph 2.4 of Section A of
         Part 3 of Schedule 4.

         "Detailed Design" means the detailed design to be developed from the preliminary design shown in the Construction Requirements and the Communications Requirements in respect of each part of the Permanent Works so as to allow construction of that part in accordance with the Construction Requirements and the Communications Requirements and so as to procure satisfaction of the Core Construction Requirements and the Core Communications Requirements.

         "De-Trunked Segment" means any segment of the Existing Road described as such in Part 1 of Schedule 3 (and shown on drawings numbered 40114/04/05/10 Revision A and 40114/04/05/13 Revision C in Part 7 of
         Schedule 3) which is or is to be de-trunked in accordance with an order made pursuant to Section 10(2)(b) of the Highways Act.

         "Direct Agreement" means the agreement to be entered into between the Secretary of State, the Intercreditor Agent (on behalf of the Credit Providers) and the DBFO Co in the form set out in Part 4 of Schedule 1 and includes any New Direct Agreement (as defined in such agreement) from time to time.

         "Direction" has the meaning given in Clause 26A.4.2.4.

         "Disclosed Data" has the meaning given in Clause 34.2.1.

         "Discount Rate" means the nominal internal rate of return of the Project before interest and tax as shown in the Base Case, which is
         agreed to be      per cent.

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         "Dispute" means a difference or dispute of whatever nature between the
         Secretary of State (and/or the Department's Nominee) of the one part and the DBFO Co (and/or the DBFO Co's Representative) of the other part arising under, out of or in connection with this Agreement (including without limitation any question of interpretation of this Agreement).

         "Disputes Resolution Procedure" means the procedure referred to in Clause 48 and set out in Schedule 15 [Disputes Resolution Procedure.].

         "DTp" or "Department" or "DOT" or "MOT" means the Department of Transport.

         "East Leeds Radial Junction" means all infrastructure necessary to form a junction in the vicinity of Pontefract Lane between the Project Road and a road proposed to be built by Leeds City Council (the "East Leeds Radial Road") including without limitation the slip roads associated with such junction, but excluding (i) any modifications to the Project Road resulting from the construction of the junction and (ii) any Works included in the Construction Requirements contained in Schedule 4 of this Agreement (including without limitation the Pontefract Lane West overbridge).

         "Eligible Change" means any of the following:

         (a)      a Department's Works Change;

         (b)      a Department's Change in Specification;

         (c) any Additional Works which result in any change in the costs of or revenues to the DBFO Co in the conduct of the Operations;

         (d)      any Compensation Event;

         (e) the imposition or removal of User Paid Tolls or any change in User Paid Tolls within the scope of paragraph 6 of Part 6 of
                  Schedule 12 which results in any change in the costs of the DBFO Co in the conduct of the Operations.

         "Eligible Force Majeure" has the meaning given to it in paragraph 2 of
         Part 2 of Schedule 11 [Force Majeure].

         "Emergency" means any unforeseen event affecting the Project Facilities whether directly or indirectly which causes or has the potential to cause disruption to the free flow of traffic on the Project Road or a threat to the safety of the public or which is an immediate or imminent threat to the long term integrity of any part of the infrastructure of the Project Facilities or to land adjacent to the Project Facilities or likely to be affected by events on the Project Road.

         "Encumbrance" means any mortgage, charge, pledge, lien, assignment, option, right to acquire, right of pre-emption, security interest, trust arrangement and any other equity or preferential right or any agreement or arrangement to create any of them.

         "Event of Default" means any of the events set out in Clause 36.1 [Events of Default].

         "Excepted Off-Site Works" has the meaning given to it in Clause 11.2.7.

         "Excepted Works" means all or any of:

         (a)      the Excepted Off-Site Works; and

         (b) (provided that, at all times prior to the Date for Completion, the DBFO Co shall have complied with its obligations under
                  Part 6 of Schedule 4 (and without prejudice to Clause 11.2.6.3)) any

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                  Traffic Noise Works which, in accordance the provisions of
                  Part 6 of Schedule 4, fall to be completed after the Date for Completion.

         "Existing Road" means the lengths of trunk road or motorway described in Part 1 of Schedule 3 (and shown on drawings numbered C2/09/100/14 Revision B, C 1/09/100/01 Revision C C3/09/100/01 Revision B and C3/09/100/02 Revision C contained in Part 7 of Schedule 3), including without limitation:

         (a) all carriageways, hard shoulders, slip roads, access roads, side roads, bridges and other Structures whether over or under such road (but excluding the bridges and other Structures (if any) so specified in Part 1 of Schedule 3); and

         (b)      unless otherwise expressly provided, any Upgraded Sections,

         together with all supporting infrastructure and amenity, including without limitation all fences and barriers, drainage systems including outfalls and balancing ponds, grassed areas, hedges and trees, planted areas, footways, road markings, road traffic signs, road lighting, communications installations, public toilets, embankments and cuttings, but excluding any parts thereof which are excluded from this definition from time to time in accordance with Clause 11.3.4.2.

         "Expected Final Inspection Date" has the meaning given in Clause 11.1.1.1.

         "Expert" means any person appointed as such from time to time under and subject to the provisions of Schedule 15 [Disputes Resolution Procedure].

         "Expiry Date" has the meaning given in Clause 17.1 [Handback Requirements].

         "Final Inspection Commencement Date" has the meaning given in Clause 11.1.1.9.

         "Financial Model" means the financial model created for the DBFO Co and embodied in its financial model software (to be run in conjunction with an IBM (or IBM compatible) personal computer with 24 megabytes or more of operating memory) setting out the basis on which the financing of the Project and/or the costs of and revenue from the Project have been calculated by the DBFO Co (including without limitation the assumptions used, the cell logic network for the financial model software and any accompanying documentation necessary to operate the financial model), whether embodied on tape, disk or other electronic storage medium.

         "Financial Terms" means the financial terms set out in the Funding Agreements.

         "First Contract Year" has the meaning given in the definition of "Contract Year".

         "First Party" has the meaning given in Clause 44.1.3.

         "Force Majeure" means any of those events referred to in Part 2 of
         Schedule 11 [Force Majeure].

         "Fossils and Antiquities" means all fossils, articles of value or antiquity and structures or other remains or things of particular geological, historical or archaeological interest discovered on the Site or Adjacent Areas or in the course of carrying out the Operations.

         "Funders" means all or any of the persons who provide financing or funding in respect of the Project under the Funding Agreements.

         "Funding Agreements" means all or any of the agreements or instruments of even date herewith specified in Clause 2.3.1.3, including any amendments or supplements thereto, any transactions entered into after the date of this Agreement pursuant to any of the Master Hedging Agreements referred to in Clause 2.3.1.3.12 and any agreements or instruments entered into by the DBFO Co to raise additional or substitute finance or

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         financial facilities of any form or relating to the rescheduling of its indebtedness or the re-financing of the Project, and "Funding
         Agreement" shall be construed accordingly, provided that the facility agreement referred to in Clause 2.3.1.3.4 shall only be treated as a Funding Agreement for the purposes of Clause 40.3 to the extent that amounts are owed under such agreement to a person other than any Sponsor or any Associated Company of such Sponsor.

         "General Change Procedure" means the procedure set out in Part 1 of
         Schedule 12 [General Change Procedure].

         "Good Industry Practice" means the exercise of that degree of skill, diligence, prudence and foresight which would reasonably and ordinarily be expected from a skilled and experienced operator seeking in good faith to comply with its contractual obligations, complying with all applicable laws and engaged in the same type of undertaking and under the same or similar circumstances and conditions.

         "Government" means the government of the United Kingdom.

         "Ground, Physical and Geophysical Investigations" means the investigation of the conditions of the Site and Adjacent Areas, including the surface and subsoil, to enable the Works to be designed and constructed with due regard for those conditions and for seismic activity in the region of the Site and Adjacent Areas.

         "Handback Amount" has the meaning given in Clause 17.6.7. "Handback Inspection" has the meaning given in Clause 17.6.1.

         "Handback Requirements" means the requirements set out or identified or referred to in paragraph I of Part 4 of Schedule 4 [Handback Requirements].

         "Hedging Agreement" means an agreement entered into by the DBFO Co for the purposes of hedging the exposure of the DBFO Co to interest rate fluctuations under any Funding Agreement.

         "HGV" means any motor vehicle greater than 5.2 metres in length.

         "Highways Act" means the Highways Act 1980.

         "Highway Construction Details" or "HCD" means the Highway Construction Details published by HMSO as Volume 3 of the Manual of Contract Documents for Highway Works.

         "Holding Company" has the meaning given to it in Section 736 of the Companies Act 1985 as amended by Section 144 of the Companies Act 1989. Notwithstanding the provisions of Clause 1.2.5 this definition shall not be changed in the event of an amendment to the definition of "holding company" contained in the Companies Act 1985 as amended by the Companies Act 1989, whether by any subordinate legislation or otherwise.

         "Hold Point" has the meaning given in paragraph 2 of Part 1 of Schedule 5.

         "Immaterial Amendments and Waivers" means an amendment or waiver of any "of the terms of any Funding Agreement which does not in any way affect or alter:

         (a) the amount of any liability or indebtedness of, or the amount of any loan or other financial accommodation made or to be made available to, the DBFO Co under or pursuant to such Funding Agreement or any other Funding Agreement;

         (b) the currency of such Funding Agreement, the stated due date or dates for any payment or repayment under such Funding Agreement, the rate or rates of interest applicable under such Funding Agreement, any fees, commissions or other charges payable under such Funding

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                  Agreement or any other amount or matter which would be taken into account in calculating the Relevant Funding Liabilities.

         "Impact Date" has the meaning given in paragraph 5.13 of Part 1 of
         Schedule 12.

         "Implementation Date" means the date for implementation of a Department's Change in Specification, as agreed or determined in accordance with either paragraph 3 or paragraph 4 of Part 3 of Schedule 12.

         "Improvement" means any change, improvement or addition proposed to be made by the DBFO Co to the design, layout or structure of the Existing Road (other than any Upgraded Section) at any time or of the New Road at any time after the issue of the Completion Certificate which can be lawfully accomplished by the DBFO Co without obtaining specific line, side road or compulsory purchase orders under the Highways Act.

         "Index" has the meaning given in paragraph 1 of Part 5 of Schedule 9.

         "Indicators" has the meaning given in paragraph 5.1 of Part 1 of
         Schedule 12.

         "Individual Threshold" means (pound)500,000 (in April 1995 prices).

         "Initial Inspection" has the meaning given in Clause 17.2.1.

         "Initial Design and Construction Value" has the meaning given in Clause 4.3.

         "Inspection Area" has the meaning given in Clause 11.1.1.1.1.

         "Inspection Schedule" has the meaning given in Clause 11.1.1.1.

         "Insulation Works" has the meaning given to it in Part 6 of Schedule 4.

         "Intellectual Property" means all current and future legal and/or equitable interests in registered or unregistered trade marks, service marks, patents, registered designs, utility marks, applications for any of the foregoing, copyrights, unauthorised extraction rights, unregistered designs, inventions, confidential information, know-how or other intellectual property rights subsisting in or relating to the Design Data and/or the Traffic Data.

         "Intercreditor Agent" means any bank, trustee or other financial institution appointed by the Credit Providers to act in that capacity and such substitute as may be appointed from time to time in accordance with the Direct Agreement and notified to the Secretary of State in writing.

         "Interested Parties" means those persons who may be affected by the carrying out of the Works or Operations or who are duly authorised by a Statutory Requirement to review or otherwise take an interest in the Works or Operations, including without limitation the Relevant Authorities and those persons identified in Part 2 of Schedule 8.

         "Interest Rate" means a rate of interest per annum equivalent to the average of the base lending rates announced by Barclays Bank PLC and National Westminster Bank PLC which are current on the date upon which the amount bearing interest first became due (such interest to accrue daily on the basis of a 365 day year and to be compounded at six monthly intervals). In the event of any variation in such lending rates being announced while such amount remains outstanding, the interest payable shall be correspondingly varied from the date of each such variation.

         "Landfill Tax" means any amount payable by way of that tax announced by the Chancellor of the Exchequer on 29th November 1994 and to be introduced by legislation in the Finance Act 1996 which

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         requires certain persons to account to HM Customs & Excise for tax in respect of the disposal of material as waste.

         "Lane Closure" has the meaning given in paragraph 1 of Part 3 of
         Schedule 9.

         "Lane Closure Charge" means the charge referred to in paragraph 3.1 of
         Part 3 of Schedule 9 [Lane Closure Charge].

         "Last Contract Year" has the meaning given in the definition of "Contract Year".

         "Latent Defect" has the meaning given in Clause 15.1 [Latent Defects].

         "Law" means any applicable law, statute, proclamation, by-law, directive, decision, regulation, rule, order, notice, rule of court or delegated or subordinate legislation.

         "Lease" means a lease in respect of the Maintenance Area in the form set out in Part 5 of Schedule 3.

         "Legislation" means United Kingdom legislation or subordinate legislation or any legislative act of the Council of the European Union or the Commission of the European Communities (or the European Parliament to the extent that it has legislative powers) which (without further enactment) has legal effect within the United Kingdom, including for the avoidance of doubt any such legislation, subordinate legislation or legislative act which introduces or modifies any tax (other than any Landfill Tax).

         "Liaison Procedures" means any of the procedures set out in Schedule 16 [Liaison Procedures] or to be developed pursuant to this Agreement in accordance with such Schedule 16, as the case may be.

         "Local Authority Road" means any De-Trunked Segment and any part of the Off-Site Facilities which is or is to be a highway maintainable at public expense (as indicated or shown on drawings entitled 'Land Areas' contained in Part 7 of Schedule 3), including without limitation all carriageways, hard shoulders, slip roads, access roads, side roads, bridges and other highway structures, together with all supporting infrastructure and amenity, including without limitation all fences and barriers, drainage systems including outfalls and balancing ponds, grassed areas, hedges and trees, planted areas, footways, road markings, road traffic signs, road lighting, communications installations, embankments and cuttings.

         "Local Facilities" means any De-Trunked Segment and any part of the Off-Site Facilities (including without limitation any Local Authority
         Road) which is intended, on completion, to be handed over to the Secretary of State, a local authority or other third party for operation and maintenance.

         "Local Person" means any highway authority or other third party to whom any Local Facilities or De-Trunked Segments are to be handed over in accordance with Clause 11.3 [Local Facilities and De-Trunked Segments].

         "Loss" means any loss, damage, costs or expenses.

         "Maintenance Area" means the area identified as such on drawing numbered 40114/04/05/16 Revision A contained in Part 7 of Schedule 3.

         "Maintenance Depot" means that part of the Permanent Works relating to the design, construction and completion of a maintenance depot located on the Maintenance Area.

         "Maintenance Works" means any works for the maintenance or repair of the Existing Road or the Maintenance Depot or, after the issue of the Completion Certificate, the New Road, but excluding any Routine Maintenance.

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         "Manual of Contract Documents for Highways Works" or "MCHW" means the manual of contract documents for highways works published by HMSO.

         "Measure" means, in respect of the traffic passing a Measurement Point during a period, to count the number of vehicles comprising such traffic and to determine the classification of each such vehicle in accordance with the provisions of Clause 28.3.2 [Measuring Equipment], and "Measurement" shall be construed accordingly.

         "Measuring Equipment" has the meaning given in Clause 28.3.1 [Measuring Equipment].

         "Measurement Limits of Accuracy" has the meaning given in Clause
         28.4.1.

         "Measurement Point" means any point designated as such pursuant to Clause 28.2 [Measurement Points].

         "Milestone Event" has the meaning given in Part 2 of Schedule 1 [Milestone Event].

         "Monthly Traffic Payment" has the meaning given in Clause 29.3.1.

         "Monthly Report" has the meaning given in paragraph 2 of Part 2 of
         Schedule 14.

         "Net Cash Flow" means the sum of any Traffic Payments, any Safety Performance Payments and any Aggregate Commuted Sums less any Lane Closure Charges, operating and maintenance costs, capital expenditure and taxes.

         "Net Present Value" means the net present value of any stream of cashflows calculated as at the stated reference date, determined by:

         (a) discounting any such cash flows subsequent to the reference date by the Discount Rate (with semi-annual rests), and

         (b) inflating any such cash flows prior to such reference date by the Discount Rate (with semi-annual rests).

         "New Funding Agreement" has the meaning given in Clause 2.4.4.1.

         "New Road" means the lengths of trunk road or motorway described in
         Part 2 of Schedule 3 (and shown on drawings numbered C2/09/100/14 Revision B, C 1/09/100/01 Revision C, C3/09/100/01 Revision B and C3/09/100/02 Revision C contained in Part 7 of Schedule 3) which are constructed or modified or to be constructed or modified by the DBFO Co, including without limitation:

         (a) all carriageways, hard shoulders, slip roads, access roads, side roads, bridges and other Structures whether over or under such road (but excluding the bridges and Structures (if any) so specified in Part 2 of Schedule 3); and

         (b)      unless otherwise expressly provided, any Upgraded Sections,

         together with all supporting infrastructure and amenity, including without limitation all fences and barriers, drainage systems including outfalls and balancing ponds, grassed areas, hedges and trees, planted areas, footways, road markings, road traffic signs, road lighting, communications installations, embankments and cuttings.

         "Noise Insulation Requirements" has the meaning given to it in Part 6 of Schedule 4.

         "Notes for Guidance" means the Notes for Guidance on the Specification for Highway Works, published by HMSO as Volume 2 of the Manual of Contract Documents for Highway Works.

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         "Notice" has the meaning given in Clause 42.1.

         "O&M Requirements" means the standards, specifications, procedures and other requirements for the operation and maintenance of the Project Facilities set out or identified or referred to in Part 2 of Schedule 6, as amended from time to time by any Department's Change in Specification or in accordance with Clause 12.2 [O&M Requirements].

         "Objection" has the meaning given in Clause 26A.4.2.6.

         "Off-Site Facilities" means those parts of the Permanent Works located on Adjacent Areas, including but not limited to carriageways, hard shoulders, slip roads, access roads, side roads, bridges and other highway structures, fences and barriers, drainage systems including outfalls and balancing ponds, grassed areas, hedges and trees, planted areas, footways, road markings, road traffic signs, road lighting, communications installations, embankments and cuttings, but excluding any parts thereof which are excluded from this definition from time to time in accordance with Clause 11.3.4.2.

         "Off-Site Works" means those parts of the Works which are to be carried out by the DBFO Co in respect of the Off-Site Facilities.

         "Operations" means the activities of or required of the DBFO Co (and/or any of the DBFO Co's agents, employees, contractors or sub-contractors of any tier) in connection with the design, construction, completion, commissioning and testing of the Works, the conduct of any Additional Works Services, the operation and maintenance of the Project Facilities (including without limitation the performance of any Maintenance Works and any Routine Maintenance), the performance of all other obligations of the DBFO Co under this Agreement, the conduct of any other works or operations of the DBFO Co (and/or any agents, employees, contractors or subcontractors of any tier of the DBFO Co) on or in relation to the Project Facilities, the Site or the Adjacent Areas and the performance by the unincorporated joint venture comprising Trafalgar House Construction Special Projects Limited and Wimpey Construction Limited (and/or any of its agents, employees, contractors or sub-contractors of any tier) of all or any of such unincorporated joint venture's obligations under the Advance Works Contract.

         "Original Financial Model" has the meaning given in paragraph 5.13 of
         Part 1 of Schedule 12.

         "Original Funding Agreements" mean the Funding Agreements of even date herewith specified in Clause 2.3.1.3 (excluding any amendments or supplements thereto and any agreements or instruments entered into by the DBFO Co to raise additional or substitute finance or financial facilities of any form or relating to the rescheduling of its indebtedness or the re-financing of the Project but including any novation or assignment (by way of transfer certificate or otherwise) of any of the Funders' rights under such Funding Agreements).

         "Ordinary Shares" means the 3,000,001 ordinary shares of (pound)1 each in the issued share capital of the DBFO Co.

         "Other Party" has the meaning given in paragraph 2.1 of Part 1 of
         Schedule 12.

         "Other Vehicles" means all motor vehicles other than HGVs.

         "Penalty Point" has the meaning given in Clause 24.2 [Penalty Points].

         "Penalty Points Commencement Notice" has the meaning given in Clause 24.1A.1.

         "Performance Guarantee" means a guarantee in the form set out in Part 1 of Schedule 1.

         "Permanent Works" means the works having a permanent function (regardless of the length of the design life of such works) which are to be designed, constructed and completed by the DBFO Co in accordance with the Construction Requirements and the Communications Requirements.

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         "Permit to Use" means a permit in the form set out in Annex 1(15) to
         Part 3 of Schedule 4 to be issued by the Department's Agent prior to the operation of the New Road (other than any Upgraded Section) in accordance with Clause 11.1.2.

         "Permitted Closure" has the meaning given in Clause 15.4.3.1.

         "Permit to Use Date" means the date on which the Permit to Use is issued or deemed to be issued in accordance with Clause 11.1.

         "Permit to Use Standard" has the meaning given in Clause 11.1.1.1.

         "Plant" means machinery, apparatus and the like intended to form or forming part of the Permanent Works or the Existing Road.

         "Programme" means the outline programme for the design and construction of the Works appearing in Schedule 2 (as amended from time to time in accordance with this Agreement).

         "Project" means the design and construction of the Works, the financing, operation and maintenance of the Project Facilities and the conduct of any other Operations during the Contract Period.

         "Project Documents" means the documents referred to in Clause 2.3.1.

         "Project Facilities" means the Project Road, the Maintenance Depot and the Off-Site Facilities.

         "Project Quality Director" means the person so appointed in accordance with Clause 21.5 [Project Quality Director].

         "Project Road" (other than for the purposes of Part 6 of Schedule 12 [User Paid Tolls]) means the Existing Road and the New Road.

         "Provisional Monthly Payment" has the meaning given in Clause 29.3.1.

         "Proponent" has the meaning given in paragraph 2.1 of Part 1 of
         Schedule 12.

         "Proposed Substitute" has the meaning given to it in the Direct Agreement.

         "Proposal" has the meaning given in paragraph 1 of Section A of Part 3 of Schedule 4.

         "Protestor" means any person not entitled to be upon the Site or Adjacent Areas and who is engaged in a protest action against the construction or operation of the Project Road or against the construction or operation of highways generally.

         "Qualifying Number" has the meaning given in Clause 24.3.

         "Quality Management Systems" has the meaning given in Clause 21.1 [Quality Management Systems and Plans].

         "Quality Manual" means any quality manual or procedure referred to in Clause 21.2 [Quality Manuals and Procedures].

         "Quality Plan" means any quality plan in force from time to time in accordance with Clause 21.1 [Quality Management Systems and Plans], and in particular:

         (a)      the DBFO Co's Quality Plan for the Management of Construction;

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M1-A1 LINK ROAD (LOFTHOUSE TO BRAMHAM)

         (b)      the Designer's Quality Plan for Design;

         (c)      the Contractor's Quality Plan;

         (d)      the Designer's Quality Plan for Examination of the Works;

         (e)      the DBFO Co's Quality Plan for the Management of O&M; and

         (f)      the DBFO Co's Quality Plan for O&M.

         "Quarter" means a period of three calendar months beginning on 1st January, 1st April, 1st July or 1st October.

         "Regional Legislative Body" means any body (having jurisdiction solely within a part of the United Kingdom) established after the date of this Agreement with legislative powers that, at the date of this Agreement, were exercisable solely by Parliament (but only to the extent such body is exercising such legislative powers).

         "Relevant Authority" means any entity whose authority is or may be required for the carrying out of all or any part of the Operations or which has any authority in respect of any part of any of the Project Facilities under any Law, including without limitation those entities identified in Part 1 of Schedule 8 and "Relevant Authorities" shall be construed accordingly, provided that, for the purposes only of the definition of "Change in Law", "Relevant Authority" shall exclude the Parliament or Government of the United Kingdom or any department or agency thereof (other than the Secretary of State as highway authority for any road other than the Project Road), any Regional Legislative Body or any department or agency thereof and the Council of the European Union or the Commission of the European Communities or any entity to which the Council of the European Union or Commission of the European Communities has delegated any of its powers.

         "Relevant Change" means each Eligible Change which is, in accordance with paragraph 2.2.1 of Part 1 of Schedule 12, the subject of a notice pursuant to paragraph 2.1 of Part 1 of Schedule 12.

         "Relevant Change in Law" means any Change in Law the purpose and effect of which is to discriminate against:

         (a)      the Project Road in relation to other roads;

         (b) roads whose design, construction, financing and operation are procured by a single contract on a similar basis to the Project Road in relation to other roads;

         (c)      the DBFO Co in relation to other companies; or

         (d)      companies undertaking the functions referred to in paragraph
                  (b) above (under a single contract with the Secretary of State similar to this Agreement) in relation to other companies;

         provided that Legislation which also affects roads other than the Project Road or companies other than the DBFO Co in the same terms shall not be deemed to be discriminatory solely on the basis that its effect on the Project Road or the DBFO Co is greater than on any such other roads or other companies.

         "Relevant Date" has the meaning given in Clause 11.1.3.

         "Relevant Funding Liabilities" has the meaning given to it in Clause 40.3.3.

         "Relevant Notice" has the meaning given in Clause 25.5.1.

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M1-A1 LINK ROAD (LOFTHOUSE TO BRAMHAM)

         "Relevant O&M Contract" has the meaning given to it in Clause 2.3.5.

         "Relevant O&M Contractor" has the meaning given to it in Clause 2.3.5.

         "Relevant Payments" has the meaning given in Clause 36.3A.1.

         "Relevant Remedial Works" has the meaning given in Clause 15.4.3.

         "Relevant Renewal Works" has the meaning given in Clause 17.8.1.

         "Relevant Secretary of State Breach" has the meaning given to it in
         Part 1 of Schedule 11.

         "Remedial Period" has the meaning given in Clause 24.1 [Remedial
         Works].

         "Renewal Amount" has the meaning given in Clause 17.3.1.3.

         "Renewal Programme" has the meaning given in Clause 17.3.1.2.

         "Renewal Works" has the meaning given in Clause 17.3.1.1.

         "Report" means any report given in accordance with Clause 22.1 [Required Reports].

         "Requirements of Interested Parties" means the requirements of Interested Parties set out or referred to in Parts 3 and 4 of Schedule 8.

         "Residual Life" means that part of the Serviceable Life of an element of the Project Facilities that remains at the Termination Date.

         "Residual Value" means any value attaching to the Ordinary Shares immediately following termination of this Agreement pursuant to Clause 40 arising as a result of or attributable to either:

         (a) the continuing activities of the DBFO Co and any of its Subsidiaries other than the Project; or

         (b) the value of any assets relating to or derived from the Project remaining vested in the DBFO Co or any of its Subsidiaries immediately following termination, but excluding the value of any assets to the extent that the liability incurred in connection with the acquisition or creation thereof is excluded under Clauses 40.3.2.3 to 40.3.2.5, such value to be as agreed by the Department's Representative and the DBFO Co's financial adviser or, if no such agreement has been reached within 60 days after the date of termination of this Agreement, as determined by the Disputes Resolution Procedure on reference by either Party.

         "Retention Account" means a joint deposit account to be opened in the names of the Secretary of State and the DBFO Co in accordance with Clause 17.7.1.

         "Retention Sum" means an amount equal to 40% of the Renewal Amount from time to time.

         "Review Date" means the last day of a Contract Year or, for purposes of
         Schedule 12, any other date on which any Index is to be applied.

         "Review Procedure" means the procedure whereby submissions are made to the Department's Agent or the Department's Representative as set out in
         Part 3 of Schedule 7 [Review Procedure].

         "Revised Values" has the meaning given in paragraph 5.3 of Part 1 of
         Schedule 12.

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         "Rights in respect of land" means any right over or in respect of or otherwise relating in any way to land, whether temporary, revocable, legal, equitable or otherwise of whatever nature.

         "Road Length" means each stretch of the Project Road served by a single Measurement Point, as shown in drawings numbered C2/09/100/14 Revision B, C1/09/100/01 Revision C, C3/09/100/01 Revision B and C3/09/100/02
         Revision C contained in Part 7 of Schedule 3 as adjusted to reflect the addition of any Measurement Points pursuant to Clause 28.2.1.2.

         "Road User's Charter" means the document of that name issued by the Highways Agency in April 1994 or any replacement or substitute therefor.

         "Routine Maintenance" means work which is short term or cyclic in nature and necessary to keep the Project Road in good and safe working order, including without limitation minor repair s to all elements of the Project Road, cleansing, verge and horticultural maintenance and Winter Maintenance and inspections and surveys associated with any of the foregoing.

         "RPI" means the Retail Prices Index (all items) published by the Central Statistical Office.

         "Safety Improvement" means any Subsequent Scheme or Improvement proposed by the DBFO Co in accordance with paragraph 3 of Part 5 of
         Schedule 13.

         "Safety Performance Payment" means the payment referred to in paragraph
         2.1 of Part 4 of Schedule 9.

         "Schedule of Lane Closures" means a schedule submitted:

         (a) by the DBFO Co under Clause 13.3.1 (or any revision thereof submitted under Clause 13.3.2 or Clause 13.3.3) indicating the period or periods during which the DBFO Co plans to effect any Lane Closure in respect of the Project Road; or

         (b) by the Secretary of State under Clause 13.5.2 indicating the period or periods during which the Secretary of State plans to close one or more lanes of traffic using the Connecting Roads or to take any other action liable to restrict traffic flow on the Connecting Roads, but excluding in either such case any Type C lane closures (as defined in Section 6 of Chapter 8 of the Traffic Signs Manual).

         "Scheme Orders" means those road orders and compulsory purchase orders listed in Part 6 of Schedule 3.

         "Second Inspection" has the meaning given in Clause 17.4.1.

         "Second Party" has the meaning given in Clause 44.1.3.

         "Serviceable Life" means:

         (a) in the case of a proprietary manufactured element of the Project Facilities, the period of time, as declared in writing by the manufacturer, for which the element will continue to perform as intended after incorporation in the Project Facilities in a manner, and operating under design conditions, accepted by the manufacturer, and subject to maintenance in accordance with the manufacturer's written recommendations;

         (b) in the case of a non-proprietary element of the Project Facilities, the period of time for which the element is expected to continue to perform as intended after completion of construction of the relevant Project Facilities, and subject to design in accordance with the Construction Requirements and the Communications Requirements and maintenance in accordance with the O&M Requirements.

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         "Service Obligations" has the meaning given in Clause 36.3A.5.

         "Shadow Penalty Point Notice" has the meaning given in Clause 24.1A.1.

         "Shadow Penalty Points" has the meaning given in Clause 24.1A.2.2.

         "Site" means the land, spaces, waterway, roads and any surface required for the Project Road and the Maintenance Area, shown or identified as such on the date hereof on drawings entitled 'Land Areas' contained in
         Part 7 of Schedule 3.

         "Specification for Highway Works" or "SHW" means the Specification for Highway Works, published by HMSO as Volume 1 of the Manual of Contract Documents for Highway Works.

         "Sponsors" means both or either of Trafalgar House Corporate Development Limited registered in England with number 1540913 and BICC plc registered in England with number 395826 and "Sponsor" shall be construed accordingly.

         "Statutory Requirement" means the requirement of any United Kingdom or European Community Law or of any Law, requirement or demand of any Relevant Authority which has jurisdiction with regard to the Operations or whose systems may be affected by the conduct of any of the Operations.

         "Statutory Undertaker" means an undertaker for the purposes of Part III of the New Roads and Street Works Act 1991 as defined in Section 48(4) of that Act.

         "Step-In Bond" has the meaning given in Clause 1.1 of the Direct Agreement.

         "Step-In Obligor" has the meaning given in Clause 1.1 of the Direct Agreement.

         "Step-In Period" has the meaning given in Clause 1.1 of the Direct Agreement.

         "Step-In Undertaking" has the meaning given in Clause 1.1 of the Direct Agreement.

         "Structure" means (except in Parts 1, 2 and 5 of Schedule 4) any (temporary or permanent):

         (a) bridge, tunnel or culvert having an individual span of 3 metres or more or (in respect of a multi-span structure) a cumulative span of 5 metres or more;

         (b) bridge, tunnel or culvert (other than of corrugated metal) having a span of 1.8 metres or more and where the cover to the road surface is less than 1 metre;

         (c) corrugated metal bridge or culvert having a span of 0.9 metres or more (irrespective of cover to the road surface);

         (d) pedestrian subway (irrespective of span and cover to the road surface);

         (e) retaining wall, including without limitation reinforced earth, anchored earth and cribwall systems with slope between 70(degree) and 90(degree) to the horizontal, where the level of the fill at the back of the wall is greater than 1.5m above the finished ground level in front of the wall;

         (f) (save in respect of Clause 15.4 [Costs of Latent Defects]) environmental barrier; and

         (g) (save in respect of Clause 15.4 [Costs of Latent Defects]) sign/signal gantry or high mast for lighting, television cameras and catenary lighting systems.

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         "Subsequent Scheme" means any change, improvement or addition proposed to be made by the DBFO Co to the design, layout or structure of the Existing Road (other than any Upgraded Section) at any time or of the New Road at any time after the issue of the Completion Certificate which cannot lawfully be accomplished by the DBFO Co without obtaining specific line, side road or compulsory purchase orders under the Highways Act.

         "Subsequent Scheme Notice" has the meaning given in paragraph 1.1 of
         Part 3 of Schedule 13.

         "Subsidiary" shall have the meaning given to it in Section 736 of the Companies Act 1985 as amended by Section 144 of the Companies Act 1989. Notwithstanding the provisions of Clause 1.2.5 this definition shall not be changed in the event of an amendment to the definition of "subsidiary" contained in the Companies Act 1985 as amended by the Companies Act 1989, whether by any subordinate legislation or otherwise.

         "Taxes" means all present and future taxes (including for the avoidance of doubt, United Kingdom income tax, corporation tax and advance corporation tax), levies, assessments, imposts, deductions, withholdings and charges of a similar nature imposed by any governmental authority of the United Kingdom or any part thereof and any payments made in respect thereof, including, for the avoidance of doubt, any interest thereon and any penalties with respect thereto and "Tax" and "Taxation" shall be construed accordingly.

         "Tax Relief' means any relief, credit, loss, allowance, deduction, set-off or right to repayment in respect of Taxation.

         "Technical Requirements" means the Construction Requirements, the O&M Requirements, the Communications Requirements and the Handback Requirements.

         "Temporary Adjacent Areas" means those parts of the Adjacent Areas shown or identified as such on drawings entitled 'Land Areas' contained in Part 7 of Schedule 3.

         "Temporary Construction Area" means at any time any area within any Upgraded Section within which any part of the Works are actively being carried out at such time.

         "Temporary Works" means all works and things (of a temporary nature) of every kind required in or about the execution and completion of the Permanent Works or of capital works in connection with the operation, maintenance or improvement of the Project Facilities.

         "Termination Accounts" means:

         (a) accounts of the DBFO Co and, if appropriate, consolidated accounts of the DBFO Co and its Subsidiaries and Yorkshire Holdings which have been prepared applying accounting principles and bases consistent with those applied in the immediately preceding audited accounts of the DBFO Co or, as the case may be, consolidated audited accounts of the DBFO Co and its Subsidiaries and Yorkshire Holdings; and

         (b) a statement of liabilities of the DBFO Co in respect of the Project as at the date of termination of this Agreement, or which arise out of or in connection with such termination,

         in each case drawn up as at such date of termination and to be agreed or determined as provided in Clause 40.1 [Termination Accounts].

         "Termination Date" means the date upon which this Agreement terminates.

         "Termination Notice" has the meaning given in Clause 3 of Part 4 of
         Schedule 1.

         "Terrorist Remedial Works" has the meaning given in Clause 27.9.3.

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         "3i" means 3i Group plc.

         "Traffic Census Equipment" has the meaning given in Clause 28.3.3.

         "Traffic Data" means the information relating to traffic in the reports submitted pursuant to paragraph 2 of Part 2 of Schedule 14.

         "Traffic Noise Works" has the meaning given to it in Part 6 of Schedule 4.

         "Traffic Payment" means the amount determined in accordance with Part 2 of Schedule 9 in respect of a Contract Year.

         "Traffic Sign" has the meaning given to it in Section 64 of the Road Traffic Regulations Act 1984.

         "Traffic Signs Provisions" means the Road Traffic Regulation Act 1984, The Traffic Signs Regulations and General Directions 1994 (S.I. 1994/1519) and any authorisation given under Section 64 or direction given under Section 65 of the Road Traffic Regulation Act 1984.

         "Traffic Signs Manual" means the manual of that name published by HMSO and any associated advice (including without limitation all local transport notes issued from time to time by the Department and published by HMSO).

         "Transfer Date" has the meaning given in Clause 7.3.5.

         "Trunk Roads Maintenance Manual" or "TRMM" means the trunk roads maintenance manual issued by the Department.

         "Upgraded Sections" means those lengths of existing trunk road or motorway described as such in Part 1 of Schedule 3 which are to be widened or otherwise modified in accordance with the Construction Requirements and the Communications Requirements.

         "User Paid Tolls" has the meaning given in paragraph 1 of Part 6 of
         Schedule 12.

         "Users" means the users of the Project Road.

         "VAT" means value added tax or any similar tax which is introduced to replace value added tax.

         "VAT Sum" has the meaning given in Clause 44.1.5.

         "Verification" means the process of testing any of the Measuring Equipment for the purpose of assessing any error in Measurement, and "Verify" shall be construed accordingly.

         "Warning Notice" has the meaning given in Clause 24.3.

         "Winter Maintenance" means those works required to prevent the formation of ice and to remove snow and ice as more particularly identified in Section 5 of Part 2 of Schedule 6 and all maintenance works and functions relating thereto.

         "Working Day" means a day (other than a Saturday or Sunday) on which banks are open for business in the City of London.

         "Works" means the Permanent Works (including Plant) and the Temporary Works required in accordance with the Construction Requirements and the Communications Requirements for the design, construction, testing and completion of the New Road, the Maintenance Depot, the Off-Site Facilities and any works in respect of any De-Trunked Segment and all related slip roads, access roads, side roads, bridges and other

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         highway structures, fences and barriers, drainage systems including outfalls and balancing ponds, grassed areas, hedges and trees, planted areas, footways, road markings, road traffic signs, road lighting, communications installations, embankments and cuttings and archaeological and ecological works.

         "Works Change" means a variation in the design, quality or quantity of the Works and may include any addition, omission, substitution, alteration in design and/or variation in the Construction Requirements or the Communications Requirements. A Works Change shall be either a Department's Works Change or a DBFO Co's Works Change.

         "Works Programme" means the detailed programme of design, investigations, construction and related works, based upon the Programme, to be submitted by the DBFO Co in accordance with Clause
         10.2 [Works Programme) or any amended or varied version thereof submitted by the DBFO Co in accordance with Clause 10.3 [Variations to Works Programme).

         "Yorkshire Holdings" means Yorkshire Link (Holdings) Limited registered in England with number 3059235.

1.2      Interpretation

         Save to the extent that the context or the express provisions of this Agreement otherwise require:

         1.2.1 headings and sub-headings are for ease of reference only and shall not be taken into consideration in the interpretation or construction of this Agreement;

         1.2.2 all references to Clauses and Schedules are references to Clauses of and Schedules to this Agreement and all references to Parts, Sections, paragraphs, Annexes or Appendices are references to Parts, Sections and paragraphs contained in and Annexes and Appendices to the Schedules;

         1.2.3 the Schedules to this Agreement are an integral part of this Agreement and reference to this Agreement includes reference thereto;

         1.2.4 all references to agreements, documents or other instruments include (subject to all relevant approvals and any other provision of this Agreement concerning amendment of agreements, documents or other instruments) a reference to that agreement, document or instrument as amended, supplemented, substituted, novated or assigned;

         1.2.5 all references to any statute or statutory provision (including any subordinate legislation) shall include references to any statute or statutory provision which amends, extends, consolidates or replaces the same or which has been amended, extended, consolidated or replaced by the same and shall include any orders, regulations, codes of practice, instruments or other subordinate legislation made under the relevant statute;

         1.2.6 all references to time of day shall be a reference to whatever time of day shall be in force in England and Wales;

         1.2.7 the words "herein", "hereto" and "hereunder" refer to this Agreement as a whole and not to the particular Clause, Schedule, Part, Section, paragraph, Annex or Appendix in which such word may be used;

         1.2.8 words importing the singular include the plural and vice versa;

         1.2.9    words importing a particular gender include all genders;

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M1-A1 LINK ROAD (LOFTHOUSE TO BRAMHAM)

         1.2.10 "person" includes any individual, partnership, firm, trust, body corporate, government, governmental body, authority, emanation, agency or instrumentality, unincorporated body of persons or association;

         1.2.11 any reference to a public organisation shall be deemed to include a reference to any successor to such public organisation or any organisation or entity which has taken over the functions or responsibilities of such public organisation;

         1.2.12 references to "Parties" mean the parties to this Agreement and references to a "Party" mean one of the parties to this Agreement;

         1.2.13 references to drawings are references to drawings appearing in the Schedules hereto provided that, in the event of any conflict or discrepancy between the stated revision of a drawing in this Agreement (other than as set out in Appendix 0/4 to Part 2 of Schedule 4) and the stated revision of such drawing as set out in Appendix 0/4 to Part 2 of Schedule 4, the latter shall prevail;

         1.2.14   all monetary amounts are expressed in pounds sterling; and

         1.2.15 references to amounts or sums being expressed in April 1995 prices are references to amounts or sums which have been or are to be adjusted to reflect the effects of inflation after that date as measured by changes in the RPI from the level published in May 1995 for the month of April 1995. April 1995 prices shall be calculated by applying the following formula:

                     R(April 1995)          =       R(n) x RPI(April 1995)
                                                    ----------------------
                                                           RPI(n)

                     where:

                     R(April 1995)          =       the relevant amount or sum
                                                    expressed in April 1995
                                                    prices.

                     N                      =       the calendar month in
                                                    respect of which the April
                                                    1995 price comparison is to
                                                    be made.

                     RPI(April 1995)        =       the RPI published in May
                                                    1995 for the month of April
                                                    1995.

                     Rn                     =       the actual amount or sum
                                                    pertaining in month n.

                     RPI(n)                 =       the RPI published or which
                                                    is to be published in month
                                                    n+I for the preceding month
                                                    n.

1.3      Language

         The language of this Agreement is English. All correspondence, drawings, Design Data, test reports, certificates, specifications and information shall be entirely in English. All operating and maintenance instructions, name and rating plates, identification labels and other written and printed matter required for the Operations shall be in English, as shall instructions and notices to the public and staff and all other signs and information notices.

1.4      Provisions applicable to Existing Road and New Road

         Save as otherwise expressly provided, both the provisions of this Agreement applicable to the Existing Road and the provisions of this Agreement applicable to the New Road shall apply in respect of any Upgraded Sections, provided that:

M1-A1 LINK ROAD (LOFTHOUSE TO BRAMHAM)

         1.4.1 save as otherwise expressly provided, in respect of any statement of the time from which any provision of this Agreement is to apply, Upgraded Sections shall be treated as part of the Existing Road and not part of the New Road; and

         1.4.2 the DBFO Co shall be relieved from the obligation to perform Routine Maintenance of any Temporary Construction Area in existence from time to time (but without prejudice to the obligation to comply with the Construction Requirements in respect of the operation or maintenance of such Temporary Construction Area).

2.       DOCUMENTATION

2.1      Ambiguities

         In the case of any ambiguity or discrepancy between the provisions in the main body of this Agreement and those in any Schedule or between the provisions of any Schedules, the Department's Nominee (or, if the ambiguity or discrepancy affects both the Works and any other Operations, the Department's Representative) shall at the request of the DBFO Co state in writing which provision shall take priority.

2.2      Additional Payments and Time

         The DBFO Co shall not be entitled to any additional payment or extension of time under this Agreement as a result of giving effect to the decision of the Department's Nominee or Department's Representative under Clause 2.1 unless the ambiguity or discrepancy is one which the DBFO Co could not reasonably have been expected (in accordance with Good Industry Practice) to have identified or foreseen at any time prior to the execution of this Agreement. In such event the decision of the Department's Nominee or Department's Representative shall be treated as a Department's Works Change in accordance with Part 2 of
         Schedule 12 or as a Department's Change in Specification in accordance with Part 3 of Schedule 12, as appropriate, provided that if the Department's Nominee considers there to be any ambiguity or uncertainty as to which is appropriate, such decision shall be treated as a Department's Change in Specification in accordance with Part 3 of
         Schedule 12.

2.3      Project Documents

         2.3.1 Prior to the execution of this Agreement the DBFO Co has provided to the Secretary of State copies of the following documents, which copies (if they are not originals) have been initialled by the Parties for the purposes of identification:

                  2.3.1.1  the shareholders agreement between the Sponsors;

                  2.3.1.2 the Memorandum and Articles of Association of the DBFO Co and Yorkshire Holdings;

                  2.3.1.3  each of the following:

                           2.3.1.3.1    the Direct Agreement;

                           2.3.1.3.2 a facility agreement of even date herewith made between the DBFO Co, Lloyds Bank Plc as agent, ABN AMRO Bank N.V., Banque Indosuez, Credit Suisse, The Dai-Ichi Kangyo Bank, Ltd., Lloyds Bank Plc and National Westminster Bank Plc as the arrangers and the financial institutions described therein as lenders in respect of maximum aggregate credit facilities of (pound)268,540,000.

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

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                           2.3.1.3.3    a facility agreement of even date
                                        herewith made between the DBFO Co and
                                        the European Investment Bank as lender
                                        in respect of maximum aggregate credit
                                        facilities of (pound)90,000,000;

                           2.3.1.3.4 a senior subordinated facility agreement of even date herewith made between the DBFO Co and Morgan Grenfell & Co. Limited as lender in respect of maximum aggregate credit facilities of (pound)6,500,000;

                           2.3.1.3.5 a facility agreement of even date herewith made between the DBFO Co and 3i as lender in respect of maximum aggregate credit facilities of (pound)10,000,000;

                           2.3.1.3.6 a subordinated facility agreement of even date herewith made between the DBFO Co and Morgan Grenfell & Co. Limited and The Royal Bank of Scotland plc as lenders in credit facilities of such maximum aggregate principal amount as may be notified by the lenders to the DBFO Co in accordance with the terms thereof (but which shall not, in any event, exceed (pound)20,000,000);

                           2.3.1.3.7 a senior guarantee facility agreement of even date herewith made between the DBFO Co and the European Investment Fund as issuer of a guarantee to European Investment Bank for outstandings under the facility agreement referred to in Clause 2.3.1.3.3. in respect of a maximum amount of (pound)22,500,000;

                           2.3.1.3.8 a subordinated guarantee facility agreement of even date herewith between the DBFO Co and the European Investment Fund as issuer of a guarantee to the lenders under the senior subordinated facility agreement referred to in Clause
                                        2.3.1.3.4 for outstandings of up to
                                        (pound)10,000,000;

                           2.3.1.3.9 the debenture of even date herewith granted by the DBFO Co to Lloyds Bank Plc as security trustee under the security trust deed referred to in Clause 2.3.1.3.11;

                           2.3.1.3.10 the share mortgage (incorporating a floating charge) of even date herewith granted by Yorkshire Holdings to Lloyds Bank Plc as security trustee under the security trust deed referred to in Clause 2.3.1.3.11 in respect of the Ordinary Shares;

                           2.3.1.3.11 the security trust agreement of even date herewith made between the DBFO Co, the Credit Providers in the facility agreements referred to in Clauses
                                        2.3.1.3.2 to 2.3.1.3.8 (inclusive) and
                                        Lloyds Bank Plc as intercreditor agent
                                        and as security trustee;

                           2.3.1.3.12 the several International Swaps and Derivative Association, Inc. 1992 master agreements of even date herewith between the DBFO Co and various of the Credit Providers and the confirmations thereunder in respect of transactions entered into on the date hereof,

                           2.3.1.3.13 the two documents of undertaking and guarantee of even date herewith made between the DBFO Co, Morgan Grenfell & Co.

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                                        Limited and Trafalgar House Public
                                        Limited Company and BICC plc
                                        respectively;

                           2.3.1.3.14 account mandates of even date herewith from the DBFO Co to Lloyds Bank Plc in relation to the opening and running of the Project Accounts (as defined in the Intercreditor Agreement);

                           2.3.1.3.15 fee letters of even date herewith in connection with the payment by the DBFO Co of the fees described therein in relation to certain of the facilities referred to in Clauses 2.3.1.3.2 to
                                        2.3.1.3.8 (inclusive) above;

                           2.3.1.3.16 the direct agreement of even date herewith made between the Contractor, Trafalgar House Public Limited Company, BICC plc, Lloyds Bank Plc as intercreditor agent and as the security trustee and the Borrower;

                           2.3.1.3.17   [Clause not used]

                           2.3.1.3.18 an Instrument of even date herewith executed by the DBFO Co whereby it created (pound)12,000,000 15% secured subordinated stock (which loan stock is subscribed for in full by the Sponsors);

                           2.3.1.3.19 the intercreditor agreement of even date herewith between, amongst others, the DBFO Co, the Credit Providers in the facility agreements referred to in Clauses 2.3.1.3.2 to 2.3.1.3.8
                                        (inclusive) above, Trafalgar House
                                        Corporate Development Limited and BICC
                                        plc in respect of the regulation of the
                                        claims of such lenders against the DBFO
                                        Co;

                  2.3.1.4  the Construction Contract;

                  2.3.1.5 the agreement of even date herewith setting out the terms of the appointment of an independent engineer to act in relation to the Construction Contract and the Performance Bond referred to in Clause 2.3.1.8;

                  2.3.1.6 a Guarantee of even date herewith issued by BICC plc in favour of the DBFO Co in relation to certain obligations of Balfour Beatty Civil Engineering Ltd. under the Construction Contract;

                  2.3.1.7 a Guarantee of even date herewith issued by Trafalgar House Public Limited Company in favour of the DBFO Co in relation to certain obligations of Trafalgar House Construction Special Projects Limited under the Construction Contract;

                  2.3.1.8 the Performance Bond of even date herewith to be issued by Chemical Bank as issuing bank in favour of the DBFO Co and procured by the Contractor in relation to certain obligations of the Contractor under the Construction Contract;

                  2.3.1.9 the Design Contract (including, without limitation, the terms and conditions of engagement of the Archaeologist);

                  2.3.1.10 the Technical Services Agreement of even date
                           herewith made between the DBFO Co and the Sponsors in relation to services to be provided by the Sponsors to the DBFO Co;

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                  2.3.1.11 the Custody Agreement;

                  2.3.1.12 a Secondment Agreement of even date herewith between the DBFO Co, Trafalgar House Services Limited and BICC plc;

                  2.3.1.13 the Performance Guarantee of even date herewith
                           issued by Lloyds Bank Plc to the Secretary of State pursuant to Clause 7.1.2;

                  2.3.1.14 the agreement relating to intellectual property
                           rights and other matters of even date herewith between the DBFO Co, George Wimpey PLC, Trafalgar House Corporate Development Limited, Trafalgar House Construction Special Projects Limited, Morgan Grenfell & Co. Limited and the Secretary of State;

                  2.3.1.15 an agreement of even date herewith made between the
                           DBFO Co and Babtie Group Limited;

                  2.3.1.16 the Lease referred to in Clause 7.1.5 (when entered into);

                  2.3.1.17 the Contractor Deferral Agreement of even date
                           herewith made between the DBFO Co, the Sponsors and the Contractor.

         2.3.2 The DBFO Co shall perform its obligations under and observe all the terms of the Project Documents to which it is a party and (save in respect of the Funding Agreements) shall not:

                  2.3.2.1 terminate or permit the termination of any Project Document to which it is a party (provided that this Clause 2.3.2.1 shall not apply to a termination of the Construction Contract in accordance with the terms of the Direct Agreement or the direct agreement referred to in Clause 2.3.1.3.16);

                  2.3.2.2 make or agree to any material amendment to or material variation of any Project Document to which it is a party;

                  2.3.2.3 in any material respect depart from, or waive or fail to enforce any rights it may have under, any of the Project Documents to which it is a party; or

                  2.3.2.4 enter into, or permit the entry by the Contractor or the Designer into, any agreement or document which would materially affect the interpretation or application of any of the Project Documents;

                  unless the relevant document or proposed course of action has been submitted to the Department's Nominee and there has been no objection in accordance with the Review Procedure (provided that, for the avoidance of doubt, nothing in this Clause 2.3.2 shall affect or restrict any right of the Secretary of State to do or not to do, in his absolute discretion, any of the things referred to in Clauses 2.3.2.1 to 2.3.2.4 (inclusive) in respect of any of the instruments referred to in Clauses 2.3.1.11, 2.3.1.13, 2.3.1.14 and 2.3.1.16.

         2.3.3 The Department's Nominee shall only be entitled to object to a document or proposed course of action submitted to the Review Procedure pursuant to Clause 2.3.2 on the grounds set out in paragraph 3.1 of Part 3 of Schedule 7.

         2.3.4 If at any time a material amendment is made to any Project Document, the DBFO Co is granted a waiver or release of any of the material obligations under any Project Document, or any agreement is entered into which would materially affect the interpretation or application of any of the Project Documents, then the DBFO Co shall deliver to the Secretary of State a conformed copy of each such amendment, release, waiver or agreement or (so far as it is not

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                  in writing) a true and complete record thereof in writing
                  within 15 Working Days of the date of its execution or creation, certified as a true copy by an officer of the DBFO Co.

         2.3.5 The DBFO Co shall procure, in respect of each agreement (a "Relevant O&M Contract") of any tier from time to time entered into by the DBFO Co or any Contracting Associate (other than the Contractor prior to the issue of the Completion Certificate) with any third party (a "Relevant O&M Contractor") relating to the operation and maintenance of any of the Project Facilities (including without limitation the Technical Services Agreement referred to in Clause 2.3.1.10), that:

                  2.3.5.1 such Relevant O&M Contract shall include provisions enabling and entitling the Secretary of State, without qualification, to require the novation of such agreement to the Secretary of State or his nominee on termination of this Agreement such that, upon such novation, a new agreement shall be constituted between the Secretary of State and such Relevant O&M Contractor upon the same terms, mutatis mutandis, as such Relevant O&M Contract, provided that the term of such new agreement shall (unless the Secretary of State and such Relevant O&M Contractor otherwise agree) be of a duration equal to the unexpired term of such Relevant O&M Contract immediately prior to such novation; and

                  2.3.5.2 such Relevant O&M Contract shall not be capable of termination or suspension (nor shall any of its terms be capable of variation or any further or alternative terms become applicable) solely by reason of:

                           2.3.5.2.1 the occurrence of an Event of Default under this Agreement;

                           2.3.5.2.2 any of the rights or remedies of the Secretary of State under this Agreement (including, without limitation, termination of this Agreement) becoming exercisable or being exercised; or

                           2.3.5.2.3 the right of the Secretary of State to require the novation of such Relevant O&M Contract becoming exercisable or being exercised.

                  The DBFO Co shall procure that a copy of each Relevant O&M Contract shall be given to the Secretary of State forthwith upon the same being entered into.

2.4      Funding Agreements

         2.4.1    The DBFO Co shall not:

                  2.4.1.1 terminate or permit the termination of any of the Funding Agreements;

                  2.4.1.2 make or agree to any material amendment to or material variation of any of the Funding Agreements;

                  2.4.1.3 in any material respect depart from, or waive or fail to enforce any rights it may have under, any of the Funding Agreements; or

                  2.4.1.4 enter into, or permit the entry by any of the Sponsors, the Contractor or the Designer or any Associated Company of any of them into, any agreement or document which would materially affect the interpretation or application of any of the Funding Agreements; or

                  2.4.1.5 enter into any Funding Agreement other than those listed in Clause 2.3.1.3;

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                  if to do so would materially and adversely affect:

                  2.4.1.6 the ability of the DBFO Co to perform its obligations under this Agreement; or

                  2.4.1.7 any right of the Secretary of State under this Agreement or the ability of the Secretary of State to exercise or enforce any such right or to perform his obligations under this Agreement or to carry out any statutory function,

                  (provided that, for the avoidance of doubt, nothing in this Clause 2.4.1 shall affect or restrict any right of the Secretary of State to do or not to do, in his absolute discretion, any of the things referred to in Clauses 2.4.1.1 to 2.4.1.5 (inclusive) in respect of the Direct Agreement). For the avoidance of doubt, the occurrence of an event of default under any of the Funding Agreements, or of some other event giving rise to termination of any of the Funding Agreements (other than by reason of any notice or election under the terms of, or other voluntary act of the DBFO Co in respect of, such Funding Agreement), shall not of itself constitute a breach of Clause 2.4.1.1 or 2.4.1.3.

         2.4.2 For the avoidance of doubt, each of the Original Funding Agreements as in force at the date of this Agreement shall constitute an "Approved Funding Agreement" for the purposes of this Agreement.

         2.4.3 The following provisions of this Clause 2.4 shall apply in respect of any proposed New Funding Agreement or any proposed Amended Funding Agreement to the extent that it would in any way affect or alter:

                  2.4.3.1 the amount of any liability or indebtedness of, or the amount of any loan or other financial accommodation made or to be made available to, the DBFO Co under or pursuant to such Funding Agreement or any other Funding Agreement; or

                  2.4.3.2 the currency of such Funding Agreement, the stated due date or dates for any payment or repayment under such Funding Agreement, the rate or rates of interest applicable under such Funding Agreement, any fees, commissions or other charges payable under such Funding Agreement or any other amount or matter which would be taken into account in calculating the Relevant Funding Liabilities, but such provisions are without prejudice to the application of Clause 2.4.1 in relation to any other terms of such proposed New Funding Agreement or such proposed Amended Funding Agreement. A New Funding Agreement or an Amended Funding Agreement shall only constitute an "Approved Funding Agreement" for the purposes of this Agreement if and to the extent that its terms are approved by the Secretary of State in accordance with the provisions of Clauses 2.4.4 to 2.4.6 (inclusive).

         2.4.4    If the DBFO Co proposes that:

                  2.4.4.1 any Funding Agreement other than an Original Funding Agreement (a 'New Funding Agreement"); or

                  2.4.4.2 any Approved Funding Agreement which is or is proposed to be amended or supplemented (such Approved Funding Agreement, as so amended or supplemented, being an "Amended Funding Agreement"), should constitute an Approved Funding Agreement for the purposes of this Agreement, the DBFO Co shall give the Secretary of State written notice to such effect, together with a copy

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                  of such proposed New Funding Agreement or such proposed
                  Amended Funding Agreement, as the case may be.

         2.4.5 Any, notice given pursuant to Clause 2.4.4 shall contain a statement summarising:

                  2.4.5.1 in the case of a New Funding Agreement, the terms of such proposed New Funding Agreement; or

                  2.4.5.2 in the case of an Amended Funding Agreement, the terms of the relevant amendment or supplementation.

         2.4.6 Subject to the Secretary of State having received such further information in respect of the extent of the DBFO Co's liabilities and obligations under such proposed New Funding Agreement or Amended Funding Agreement, as the case may be, and such other information in respect of the DBFO Co's proposal and such proposed New Funding Agreement or Amended Funding Agreement as he may reasonably require, the Secretary of State shall, within 30 days after receipt of the DBFO Co's notice (or, if later, the receipt of such information), notify the DBFO Co whether or not (or the extent to which) he approves as an Approved Funding Agreement such proposed New Funding Agreement or such proposed Amended Funding Agreement, as the case may be, such approval not to be unreasonably withheld or delayed. If, but only where this Clause 2.4.6 applies, the DBFO Co considers the Secretary of State to have withheld or delayed any such approval unreasonably, the DBFO Co may refer the matter to the Disputes Resolution Procedure.

3.       THE PROJECT

3.1      Design, Construction, Operation and Maintenance

         Subject to and in accordance with the provisions of this Agreement, the DBFO Co shall have the right and obligation to:

         3.1.1    design, construct, complete, commission and test the Works;

         3.1.2 finance, operate and maintain the Project Facilities during the Contract Period; and

         3.1.3    conduct the other Operations during the Contract Period;

         at its own cost and risk without recourse to Government funds (other than as expressly provided in this Agreement) or to Government guarantees.

3.2      Improvements

         The DBFO Co may, if it thinks fit, improve the Project Facilities, subject to and in accordance with the provisions of this Agreement, including but not limited to Clause 9.4 [DBFO Co's Works Changes], Clause 12.6 [Maintenance and Other Works], Part 3 of Schedule 13 [Subsequent Schemes], Part 4 of Schedule 13 [Improvements] and Part 5 of Schedule 13 [Safety Improvements].

3.3      Public Use

         3.3.1    The DBFO Co shall:

                  3.3.1.1 subject to Clause 13.3 [Lane Closures], keep the Existing Road open for public use; and

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                  3.3.1.2  from the date of issue of the Permit to Use, open and, subject to Clause 13.3 [Lane Closures], keep open the New Road for public use.

         3.3.2 Without prejudice to Clause 26.2, all Operations shall be carried on so as not to interfere unnecessarily with the convenience of the public or the access to, use and occupation of public or private roads or footpaths, whether under the control or in the possession of the Secretary of State or any other person.

3.4      Standard of Performance

         The DBFO Co shall procure that the Operations are at all times performed:

         3.4.1 in an efficient, effective and safe manner and in accordance with Good Industry Practice and the Quality Plans;

         3.4.2 in a manner that is not likely to be injurious to health or (save to the extent necessarily caused by the carrying out of the Works) to cause damage to property;

         3.4.3 in such manner as to enable the Secretary of State to discharge his statutory duties and his undertakings or objectives set out in the Road User's Charter and as not to detract from the image and reputation of the Secretary of State as highway authority;

         3.4.4 in compliance with all applicable United Kingdom and European Union (including all European Communities) Laws and all Statutory Requirements.

3.5      Discrimination

         The DBFO Co shall not, and confirms that it will procure that the Contractor and the Designer shall not, unlawfully discriminate on the grounds of colour, sex, religion, political opinion or nationality and in particular but without limitation the DBFO Co, the Contractor and the Designer shall not discriminate on the grounds of nationality in the selection of sub-contractors.

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4.       GUARANTEES

4.1      Performance Guarantee

         The DBFO Co shall prior to the issue of the Certificate of Commencement deliver to the Secretary of State the Performance Guarantee in the sum of (pound)20,000,000, duly executed by a bank or insurance company approved by the Secretary of State.

4.2      Release

         Following the occurrence of the Milestone Event or the earlier termination of this Agreement pursuant to Clause 37 [Termination by the DBFO Co] or Clause 38 [Non-Default Termination], unless there is any accrued liability under the Performance Guarantee, the Secretary of State shall undertake with due expedition such action as the DBFO Co may reasonably request to release the issuer of the Performance Guarantee from its liability thereunder.

4.3      Milestone Certificate

         4.3.1 Subject to the Department's Agent having received from the DBFO Co:

                  4.3.1.1 such proof of expenditure as the Department's Agent shall have required in accordance with Clause 4.3.3; and

                  4.3.1.2 a certificate of the DBFO Co (signed by two directors) that to the best of its knowledge and belief, having made all reasonable enquiries (including without limitation of the Contractor and any sub-contractors of any tier of the DBFO Co), there are no outstanding liabilities (whether actual or contingent) arising out of the design or construction of the New Road to date save:

                           4.3.1.2.1    as set out in such certificate; and

                           4.3.1.2.2 for the DBFO Co's liability to comply with such of its obligations under Clause 3.1 as they fall due, in accordance with the terms of this Agreement, to be performed after the date of such certificate, the Department's Agent shall, within 28 days after receiving a written request from the DBFO Co so to do, determine whether the aggregate amount properly and prudently expended by the Contractor in the design and construction of the Works (net of any outstanding liability arising out of the design or construction of the New Road as certified pursuant to this Clause 4.3.1.2 or as notified by the Department's Agent to the DBFO Co prior to the issue of the Milestone Certificate, other than any liability to make any payment properly incurred under the Construction Contract or any sub-contract) (the "Initial Design and Construction Value") exceeds (pound)62,500,000.

         4.3.2 If the Department's Agent does so determine that the Initial Design and Construction Value exceeds (pound)62,500,000, then the Secretary of State shall procure that the Department's Agent shall issue the Milestone Certificate within 7 days.

         4.3.3 The DBFO Co shall promptly submit to the Department's Agent all such proof of expenditure or other evidence in respect of the Initial Design and Construction Value as the Department's Agent shall reasonably require for the purpose of determining the Initial Design and Construction Value.

         4.3.4 If any Dispute shall arise as to whether the aggregate amount properly and prudently expended by the Contractor exceeds (pound)62,500,000, either Party may refer the Dispute to the

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                  Disputes Resolution Procedure and, in making such
                  determination, the Expert shall have regard to such principles of Good Industry Practice in respect of such matters as he considers relevant to such determination, provided that if the application of such principles would require the Expert to include in his determination a consideration of any bill of quantities or other costings or estimates prepared by the Contractor or the DBFO Co in respect of the design and construction of the New Road, the Expert shall, for the purposes of such determination, disregard any of the prices attributed to any part of the design and construction of the New Road by the Contractor or the DBFO Co in such bill of quantities or other costings or estimates to the extent that, in the Expert's opinion, they exceed the market price for the relevant type of work prevailing in the United Kingdom construction industry at such time.

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5.       FINANCIAL MODEL

5.1      Custody Arrangements

         5.1.1 Immediately on execution of this Agreement, 2 copies of the Financial Model shall be lodged by the DBFO Co (after verification of the identity of the Financial Model on behalf of the Secretary of State) with The National Computing Centre Limited of Oxford House, Oxford Road, Manchester M1 7ED to be held in custody upon the terms set out in the Custody Agreement. The Parties shall agree a substitute custodian in the event that The National Computing Centre Limited ceases to act as custodian.

         5.1.2 The DBFO Co shall in addition promptly lodge with The National Computing Centre Limited 2 copies of any revisions to the Financial Model in accordance with paragraph 7 of Part 1 of
                  Schedule 12, to be held in custody upon the terms set out in the Custody Agreement.

5.2      Costs

         The cost of these custody arrangements shall be met in the first instance by the Secretary of State and he shall be reimbursed one half of such costs by the DBFO Co.

5.3      Base Case

         A copy of a print out of the assumptions, cash flow, balance sheet and profit and loss parts of the Base Case is attached as Part 3 of
         Schedule 1.

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                                     PART II

                                   OPERATIONS

6.       SITE INSPECTION

         Without prejudice to Clause 15 [Latent Defects in Existing Road] and without limitation to any other provision of this Agreement (including without limitation Clause 34.2.2), the DBFO Co shall be deemed prior to executing this Agreement to have, and warrants that it has:

         6.1 inspected and examined to its satisfaction the Site and the Adjacent Areas and their surroundings and, where applicable, any existing structures or works on, over or under the Site and the Adjacent Areas;

         6.2 satisfied itself as to the nature of the climatic, hydrological, ecological, environmental and general conditions of the Site and the Adjacent Areas, the nature of the ground and subsoil, the form and nature of the Site and the Adjacent Areas, the risk of injury or damage to property adjacent to or affecting the Site and the Adjacent Areas and to occupiers of such property, the nature of the materials (whether natural or otherwise) to be excavated, and the nature of the design, work, Plant and materials necessary for the execution of the Operations;

         6.3      satisfied itself as to:

                  6.3.1 the means of communication with and access to and through the Site and the Adjacent Areas, the accommodation it may require and the adequacy of the rights of access set out in Clause 8.1 [Access for DBFO Co] for those purposes;

                  6.3.2 the possibility of interference by persons (other than the Secretary of State and other than persons claiming rights or title through, under or paramount to the Secretary of State) with access to or use of the Site and Adjacent Areas, with particular regard to the Requirements of Interested Parties; and

                  6.3.3 the precautions and times and methods of working necessary to prevent any unnecessary nuisance or interference (and to minimise any necessary nuisance or interference), whether public or private, being caused to any third parties;

         6.4 thoroughly examined, checked and satisfied itself as to the adequacy, correctness and suitability of all Design Data made available to the DBFO Co by the Secretary of State prior to execution of this agreement and which the DBFO Co has adopted or made use of in the Construction Requirements, the Communications Requirements or the O&M Requirements or which the DBFO Co intends to adopt or make use of,

         6.5 has conducted its own analysis and review of the other materials, documents and data referred to in Clause 34.2.1 which bear on any of the matters referred to in Clauses 6.1,
                  6.2 and 6.3; and

         6.6      generally obtained for itself all necessary information as to:

                  6.6.1 the risks, contingencies and all other circumstances which may influence or affect the Construction Requirements, the Communications Requirements and the O&M Requirements and its obligation to carry out the Operations; and

                  6.6.2 any other factors which would affect its decision to enter into this Agreement or the terms on which it would do so.

         The provisions of any sub-Clause of this Clause 6 shall be without limitation to the provisions of any other sub-Clause of this Clause 6.

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7.       COMMENCEMENT

7.1      Conditions to Commencement

         The following shall be conditions to the issue of the Certificate of
         Commencement:

         7.1.1 the Secretary of State having received from the DBFO Co notice confirming:

                  7.1.1.1 that all conditions to the availability of funds by the DBFO Co under the Funding Agreements (other than the issue of the Certificate of Commencement) have been satisfied or waived;

                  7.1.1.2 the unconditional subscription by Yorkshire Holdings of (pound)3,000,001 for 3,000,001 Ordinary Shares of the DBFO Co at par and the unconditional receipt by the DBFO Co of such subscription moneys; and

                  7.1.1.3 the unconditional subscription by the Sponsors of (pound)12, 000,000 loan stock issued by the DBFO Co at par under an instrument constituting (pound)12,000,000 15% secured subordinated stock issued by the DBFO Co and the unconditional receipt by the DBFO Co of such subscription moneys;

                  in each case accompanied by such evidence thereof as may reasonably be required by the Secretary of State;

         7.1.2 the Secretary of State having received the Performance Guarantee referred to in Clause 4.1;

         7.1.3 the Secretary of State having received such evidence of compliance with Clause 18 [Insurance] as he may reasonably require;

         7.1.4 there being no Dispute which remains the subject of the Disputes Resolution Procedure the resolution of which may give rise to the premature termination of this Agreement; and

         7.1.5 the obtaining of a valid Court order made under the provisions of Section 38(4) of the Landlord and Tenant Act 1954 excluding the provisions of Sections 24 to 28 (inclusive) of that Act in respect of the Lease.

7.2      Certificate of Commencement

         Subject to Clause 36.1.4, the Secretary of State shall issue the Certificate of Commencement no later than the date on which he receives notice from the DBFO Co confirming that all the conditions referred to in Clause 7.1 have been satisfied.

7.3      Commencement of Operation and Maintenance

         7.3.1 Subject to Clause 7.3.2 and Clause 7.3.3, the DBFO Co shall be responsible for the operation and maintenance of the Project Facilities from the Commencement Date.

         7.3.2 Subject to Clause 7.3.3, the DBFO Co shall be responsible for the operation and maintenance of the following sections of the Existing Road from the date set out below in respect of each such section:

                  7.3.2.1 M1 north of the M1/M62 Junction 42/29 (Lofthouse) to a point on the south side of Urn Farm overbridge including the northbound access slip road and southbound exit slip road at M1/M62 Junction 42/29 from 29th July 1996;

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                  7.3.2.2  M62 east of Junction 28 (Tingley) to the M1/M62
                           Junction 42/29 (Lofthouse) including the access and exit slip roads to the east of Junction 28 and to the west of Junction 29 from 8th July 1996; and

                  7.3.2.3 A1(T) northwards from a point 520m south of the Old Great North Road at Micklefield to a point lkm north of A64(T) Leeds Road at Bramham including access and exit slip roads at A64(T) (Bramham Crossroads) and A642 (Hook Moor) from 8th July 1996.

         7.3.3 The DBFO Co shall be responsible for Winter Maintenance in respect of the Existing Road from the date of issue of the Permit to Use.

         7.3.4 The DBFO Co shall procure that, within 90 days after the date of this Agreement, the Liaison Procedures referred to in Clause 12.5.1 are developed and agreed with each of the persons referred to in paragraph 1 of Part 2 of Schedule 16.

         7.3.5 The DBFO Co shall procure that adequate procedures are agreed between the DBFO Co and each of North Yorkshire County Council (for A1 Trunk Road) and Owen Williams Limited (for M1 and M62 motorways) for the transfer of the operation and maintenance of the relevant section of the Existing Road to the DBFO Co with effect from the date (the "Transfer Date") on which the DBFO Co is to commence operation and maintenance of it under Clause 7.3.2. Such agreement shall be reached by the earliest to occur of:

                  7.3.5.1 the date which is 90 days after the date of this Agreement; and

                  7.3.5.2 the date which is seven days prior to the Transfer Date in respect of the relevant section of the Existing Road.

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8.       LAND

8.1      Access for DBFO Co

         Subject to the conditions set out in Clause 7.1 having been and remaining satisfied and subject to Clause 8.3 and to the provisions of the Secretary of State's disclosure letter of even date herewith from the Secretary of State to the DBFO Co, the Secretary of State shall make available to the DBFO Co for the periods referred to in Clause 8.2 [Duration] access to so much of the Site and the Adjacent Areas as shall be required from time to time for the carrying out of the relevant part of the Operations, in each case subject to:

         8.1.1 any rights of public passage or access existing over any part of the Site or the Adjacent Areas from time to time;

         8.1.2 subject to the provisions of Clause 12.4.2, the right of any Relevant Authority under any Law or Statutory Requirement to have access to the Site or the Adjacent Areas;

         8.1.3 the right of Users to use the Project Road or of the public to use any Local Authority Road or other highway;

         8.1.4    the rights of access referred to in Clause 12.4.1 [Access];

         8.1.5 the right of any relevant highway authority to have access for the execution on or near the Site or the Adjacent Areas of any work in fulfilling any function of such highway authority under any Law;

         8.1.6 the terms and conditions of any Rights in respect of land comprising the Site and the Adjacent Areas; and

         8.1.7    the terms of the Lease (in the case of the Maintenance Area).

8.2      Duration

         Subject to Clause 39.1, the commencement and duration of the rights of access given under Clause 8.1 shall be as follows:

         8.2.1 in respect of the Site, from the Commencement Date or, in the case of the Existing Road, the relevant date set out in Clause 7.3.2, and thereafter until the end of the Contract Period or, in respect of any part of the Site comprising a De-Trunked Segment, the date on which a de-trunking order comes into effect;

         8.2.2 in respect of the Temporary Adjacent Areas, from the later of the Commencement Date and the date on which access is required in respect of the relevant part of the Temporary Adjacent Areas under the Programme and thereafter until a Taking Over Certificate is issued in respect of the Local Facilities on the relevant part of the Temporary Adjacent Areas in accordance with Clause 11.3 [Local Facilities and De-Trunked Segments];

         8.2.3 in respect of the Adjacent Areas other than the Temporary Adjacent Areas, from the later of the Commencement Date and the date on which access is required in respect of the relevant part of the Adjacent Areas under the Programme and thereafter until the end of the Contract Period.

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8.3      Limitation

         8.3.1 The rights of access referred to in Clause 8.1 shall subsist for the purposes of carrying out the Operations and for no other purposes. Save in respect of any access to the Maintenance Depot under the terms of the Lease, any access given under Clause 8.1 shall be by way of licence for the particular activity only and shall not grant or be deemed to grant any legal estate or other interest in land.

         8.3.2 Without prejudice to the DBFO Co's obligations under this Agreement, the rights of access given to the DBFO Co under Clause 8.1 shall not apply, and (without prejudice to Clause
                  9.3 [Review Procedure]) the DBFO Co shall not commence any of the Operations in respect of, any part of the Existing Road prior to the later of:

                  8.3.2.1 the date on which the Secretary of State is satisfied that the Liaison Procedures referred to in Clause
                           12.5.1 have been developed and agreed with each of the persons referred to in paragraph 1 of Part 2 of
                           Schedule 16; and

                  8.3.2.2 the date on which the Secretary of State is satisfied that adequate procedures have been agreed between the DBFO Co and each of North Yorkshire County Council (for A 1 Trunk Road) and Owen Williams Limited (for M 1 and M62 motorways) for the transfer of the operation and maintenance of the relevant section of the Existing Road to the DBFO Co with effect from the date on which the DBFO Co is to commence operation and maintenance of it under Clause 7.3.2.

8.4      Additional Access

         8.4.1 Any request by the DBFO Co that the Secretary of State exercise in respect of any land outside the Site and the Adjacent Areas any power of entry under any Law (to the extent that the exercise of such power of entry is necessary to enable the DBFO Co to perform its obligations under this Agreement) shall be dealt with in accordance with Clause 25, and the DBFO Co shall bear and indemnify the Secretary of State in respect of all costs and charges in respect of and any Loss or Claims arising from such entry.

         8.4.2 Save as provided in Clause 8.4.1, the DBFO Co shall procure, and shall bear and indemnify the Secretary of State in respect of all costs and charges in respect of and any Loss or Claims arising from, any access to any land required additional to that required to be provided by the Secretary of State pursuant to Clause 8.1 [Access for DBFO Co].

8.5      Off-Site Works

         Without prejudice to Clause 11.2.6.3, to the extent that Off-Site Works are to be carried out on land or highways in the control or ownership of a highway authority other than the Secretary of State and such highway authority has not given access to the DBFO Co of areas required to carry out the Off-Site Works, then and during any such period the DBFO Co shall not be required to carry out the Off-Site Works relating to such area.

8.6      Acquisition of Land by DBFO Co

         The DBFO Co shall not acquire any land or any interest in any land required for or for the support of the Project Facilities without the prior consent of the Secretary of State.

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8.7      Observance by DBFO Co

         The DBFO Co shall observe and comply with the terms and conditions of any Rights in respect of land comprising the Site and the Adjacent Areas.

8.8      Boundaries of Site and Adjacent Areas

         8.8.1 The Parties acknowledge that the boundaries of the Site and Adjacent Areas, as they relate to the New Road and as reflected on drawings entitled 'Land Areas' contained in Part 7 of Schedule 3, have been set by reference to the preliminary design of the New Road as shown in the Construction Requirements on the date of execution of this Agreement.

         8.8.2 Within 90 days after the issuance of the Completion Certificate, the DBFO Co shall by notice to the Secretary of State specify any area of land falling within the boundaries of the Site and Adjacent Areas as referred to in Clause 8.8.1 which is not required for the Project. The Secretary of State shall be entitled in his absolute discretion (as between the Secretary of State and the DBFO Co) to return any such area of land to the person who owned it prior to its acquisition by the Secretary of State (or the successors in interest of such person).

         8.8.3 If the Secretary of State exercises the right referred to in Clause 8.8.2 in respect of any area of land, then such area of land shall be excluded from the definition of the Site or the Adjacent Areas (as the case may be) with effect from the effective date of such exercise. The Parties shall use their reasonable endeavours to agree any revisions to drawings entitled 'Land Areas' contained in Part 7 of Schedule 3 necessary to reflect such exclusion and if they are unable to reach agreement within 90 days of the effective date of such exercise then either Party may refer the dispute for resolution under the Disputes Resolution Procedure.

         8.8.4 For the avoidance of doubt, if and so long as the Secretary of State does not exercise the right referred to in Clause 8.8.2 in respect of any such area of land, then such area shall remain part of the Site or the Adjacent Areas (as the case may be) and the DBFO Co shall remain subject to the terms of this Agreement in respect of such area of land.

8.9      Lease of Maintenance Depot

         8.9.1 Subject to the conditions set out in Clause 7.1 (other than those contained in Clause 7.1.4) having been and remaining satisfied, the Parties shall, on the date which is not later than the first to occur of:

                  8.9.1.1  the issue of the Completion Certificate; and

                  8.9.1.2 the date which is 14 days after the date on which the Department's Agent notifies the DBFO Co that he is satisfied that the construction of the Maintenance Depot has been completed in all material respects in accordance with the Construction Requirements insofar as they relate to the Maintenance Depot, enter into the Lease, the term of which shall take effect from the Commencement Date.

         8.9.2 In the event of any conflict or inconsistency between the terms of this Agreement and the terms of the Lease, the terms of the Lease shall prevail.

         8.9.3    The Secretary of State will:

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                  8.9.3.1  use all reasonable endeavours to perfect his title to the premises to be demised by the Lease prior to completion of the Lease and in any event will do so as soon as possible thereafter;

                  8.9.3.2 provide the DBFO Co with all such evidence available of the Secretary of State's title and reasonable assistance as will enable the DBFO Co to apply for the registration of the Lease at H.M. Land Registry, such evidence to be given forthwith after the Secretary of State has acquired title to those premises.

8.10     Disposal of Materials Won on Site

         The right of the DBFO Co to excavate, extract, dispose of, exploit or otherwise deal with any materials, including without limitation, any soil, aggregates, rocks, coal, minerals or other deposits, excavated, arising or produced in connection with the carrying out of the Operations on the Site or any Adjacent Areas (together "Site Materials") shall be subject to the following provisions of this Clause 8.10:

         8.10.1 the DBFO Co may only excavate, extract, dispose of, exploit or otherwise deal with any Site Materials:

                  8.10.1.1 if and to the extent that the Secretary of State has the right to do so by Law or pursuant to the terms of any agreement or compulsory purchase order;

                  8.10.1.2 if and to the extent that, in the case of excavation or extraction of Site Materials, such excavation or extraction is necessary for the purpose of constructing the New Road in accordance with the Construction Requirements;

                  8.10.1.3 subject to the rights of any third party, whether being rights in or to the Site Materials, Rights in respect of land or otherwise; and

                  8.10.1.4 subject to any limitation, restriction or condition, whether pursuant to any Law or otherwise, applying to or affecting the right of the Secretary of State to undertake any such excavation, extraction, disposal, exploitation or other dealing;

         8.10.2 subject to Clause 8.10.3, the Secretary of State shall not be entitled to any payment from the DBFO Co in relation to any excavation, extraction, disposal, exploitation of or other dealing with any Site Materials in accordance with Clause 8.10.1; and

         8.10.3 without prejudice to the generality of Clause 35.1, the DBFO Co shall indemnify and keep indemnified the Secretary of State in respect of any Claims or Losses of any person which may arise out of, or in the course of or in connection with, any excavation, extraction, disposal, exploitation of or other dealing with any Site Materials or any breach by the DBFO Co of the provisions of this Clause 8.10.

8.11     Responsibility for Protestors and trespassers

         8.11.1 For the avoidance of doubt, the DBFO Co shall bear the entire risk of any action by any Protestor in respect of the Project.

         8.11.2 The Secretary of State shall not be responsible for the presence on the Site or Adjacent Areas (whether before or during the Contract Period) of any Protestor or other person not entitled to be upon the Site or Adjacent Areas (in this Clause 8.11, a "trespasser") nor for any act, omission or default of any such person. The presence on or entry onto the Site or Adjacent Areas of any such person and any lawful or unlawful activities of such person shall not be a breach of the obligations of the Secretary of State under this Clause 8 to make available to the

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                  DBFO Co access to the Site and the Adjacent Areas, nor a
                  breach of any other obligation or warranty of the Secretary of State under this Agreement.

         8.11.3 The DBFO Co shall not be relieved of any obligations under this Agreement as a result of the presence on or entry onto the Site or the relevant Adjacent Areas of any Protestor or other trespasser or any lawful or unlawful activities of such person.

9.       DESIGN AND CONSTRUCTION

9.1      Responsibility

         The DBFO Co shall be responsible for the design, construction, completion, commissioning and testing of the Works, which shall be carried out in strict accordance with the Construction Requirements and the Communications Requirements (subject to Clause 9.4 [DBFO Co's Works Changes] and Part 2 of Schedule 12 [Department's Works Changes]), the Design and Certification Procedure and the Review Procedure and in such manner as to procure satisfaction of the Core Construction Requirements and the Core Communications Requirements. For the avoidance of doubt, if the Secretary of State wishes the DBFO Co to comply with any Department's Standards or any amendment to any Department's Standards or any amendment to the Road Users' Charter in any case issued after 6th October 1995, then a Department's Works Change or a Department's Change in Specification, as the case may be, shall be issued to implement such requirement.

9.2      Design and Certification Procedure

         9.2.1 The DBFO Co shall procure that the Designer shall prepare and supervise the preparation of, or shall adopt, all Design Data in respect of the Works (including without limitation the Detailed Design) in accordance with the Construction Requirements and the Communications Requirements (subject to Clause 9.4 [DBFO Co's Works Changes] and Part 2 of Schedule 12 [Department's Works Changes]) and shall comply with the Design and Certification Procedure.

         9.2.2 The DBFO Co shall procure that the certification procedures referred to in the Design and Certification Procedure are complied with by the appropriate persons referred to therein, including but not limited to the Design Team, the Designer and any independent team or engineer within the Designer, as the case may be, and that such persons are at all relevant times duly authorised to carry out such procedures and to sign the relevant Certificates.

         9.2.3 The DBFO Co shall procure that the checking procedures referred to in the Design and Certification Procedure are complied with by the appropriate persons referred to therein, including but not limited to the Checking Team, the Checker, the Audit Team and any independent team or engineer within the Designer, as the case may be, and that such persons are at all relevant times duly appointed to carry out such procedures.

         9.2.4 Without limitation to Clause 47.3 [DBFO Co Responsibility], any failure by any person referred to in the Design and Certification Procedure, including but not limited to the Design Team, the Designer, the Checking Team, the Checker, the Audit Team and any independent team or engineer within the Designer, to fulfill the obligations required of them under the Design and Certification Procedure shall be a breach of the DBFO Co's obligations under this Agreement.

         9.2.5 Design Data the subject of a Certificate which has been submitted to the Department's Agent in accordance with the Design and Certification Procedure shall not be departed from otherwise than pursuant to a Works Change.

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9.3      Review Procedure

         9.3.1 The DBFO Co shall not commence or permit the commencement of construction of any part of the Works until there has been no objection under the Review Procedure to all Design Data and all relevant Certificates required in respect of such part of the Works in accordance with the Design and Certification Procedure. Relevant Certificates shall include, without limitation, Design Certificates, Check Certificates, and Traffic Management Certificates as appropriate under the Design and Certification Procedure.

         9.3.2 The DBFO Co shall not commence or permit the commencement of construction or implementation of any Temporary Works for which a Temporary Works Check Certificate is required under the provisions of Part 3 of Schedule 4 until there has been no objection under the Review Procedure to that Certificate and the relevant Design Data.

9.4      DBFO Co's Works Changes

         If the DBFO Co proposes to vary or amend the Construction Requirements or the Communications Requirements, such proposal together with all supporting Design Data and an explanation of the reasons for the proposed change (including if appropriate the Designer's comments) shall be submitted in accordance with the Review Procedure as a proposed DBFO Co's Works Change. The DBFO Co shall not proceed to implement a proposed DBFO Co's Works Change unless and until there has been no objection in accordance with the Review Procedure (on the grounds set out in paragraph 3.4 of Part 3 of Schedule 7) and the relevant DBFO Co's Works Change Certificate has been issued by the Designer and duly countersigned by the Department's Agent in accordance with paragraph 7 of Part 3 of Schedule 7.

9.5      Breaches

         9.5.1 In the event that the DBFO Co becomes aware of a breach of any of Clauses 9.1 to 9.4 (both inclusive), the DBFO Co shall:

                  9.5.1.1 forthwith notify the Department's Agent of the fact of such breach and the subject matter thereof, and

                  9.5.1.2 as soon as reasonably practicable make a submission in respect of such breach to the Review Procedure, including in such submission:

                           9.5.1.2.1 a full statement of the circumstances in which such breach took place together with a full explanation of the reasons for such breach and, if appropriate, for any delay in providing notification under paragraph 9.5.1.1;

                           9.5.1.2.2 a full statement of the measures, if any, which the DBFO Co proposes to adopt in order to rectify such breach and/or to preclude or mitigate the consequences thereof (if any); and

                           9.5.1.2.3 if such breach relates to a variation in the design, quality or quantity of the Works, an application for a DBFO Co's Works Change.

         9.5.2 The Department's Agent shall deal with a submission pursuant to Clause 9.5.1 above as soon as reasonably practicable (but without being subject to any specific time limit). The Department's Agent shall be entitled to raise comments in respect of such a submission in its absolute discretion, but shall have regard to all the circumstances, including without limitation:

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                  9.5.2.1  whether the breach is inadvertent on the part of the
                           DBFO Co or the Contractor;

                  9.5.2.2 whether there has been culpable delay in making the relevant notification under Clause 9.5.1.1 or submission under Clause 9.5.1.2;

                  9.5.2.3 whether similar breaches occurred previously and, if so, the gravity of such breaches and the measures, if any, adopted by the DBFO Co to prevent their re-occurrence;

                  provided that in the circumstances set out in Clause 9.5.1 the Department's Agent shall not comment upon a certificate issued by the Designer or by the Checker accompanying such a submission unless such submission related to a DBFO Co's Works Change for which a DBFO Co's Works Change Certificate has not previously been issued.

9.6      Department's Design Data

         Save as expressly provided in this Agreement, the DBFO Co shall not seek to recover from the Secretary of State and shall indemnify the Secretary of State and his servants and agents against any Loss or Claim which may arise from the adoption, use or application by or on behalf of the DBFO Co, the Designer, the Checker, the Contractor, or any other person for whom the DBFO Co is responsible in the design, construction, testing, operation and maintenance of the Project Facilities of any Design Data and other data and documents made available to it or its representatives in connection with the Project by or on behalf of the Secretary of State whether before or after the execution of this Agreement.

9.7      Site Safety and Security

         The DBFO Co shall throughout the progress of the Works have full regard for the safety of all persons on the Site or the Adjacent Areas (whether lawfully or not) and shall keep the Site, the Adjacent Areas and the Works in an orderly state appropriate to the avoidance of danger to such persons. Without limitation to Clause 27.2, the DBFO Co shall take such measures as are reasonably required to prevent the trespass onto the Site or the Adjacent Areas of any persons or livestock not entitled to be there including, without limitation, fencing of the Site and the Adjacent Areas where appropriate.

9.8      Health and Safety

         9.8.1    In this Clause 9.8:

                  9.8.1.1 "the Regulations" means the Construction (Design and Management) Regulations 1994 (1994 S.I. 3140) (and "Regulation" shall be construed accordingly); and

                  9.8.1.2 "the client" and "the Executive" have the same meanings as in the Regulations.

         9.8.2 Within 7 days of the date of execution of this Agreement the DBFO Co shall make and serve on the Executive a declaration pursuant to and in the form (if any) required by Regulation 4 that the DBFO Co will act as the client in relation to the Operations for all the purposes of the Regulations. The DBFO Co shall forthwith send a copy of the declaration to the Department's Agent and upon receipt of notice from the Executive that it has received the declaration the DBFO Co shall send a copy of such notice to the Department's Agent. During the Contract Period the DBFO Co shall not and shall not seek to withdraw, terminate or in any manner derogate from its declaration that it will act as, and its acceptance of its responsibilities as, the client for all the purposes of the Regulations.

         9.8.3 The DBFO Co shall observe, perform and discharge and shall procure the observance, performance and discharge of:

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                  9.8.3.1  all the obligations, requirements and duties arising under the Regulations in connection with the Operations; and

                  9.8.3.2 any Code of Practice for the time being approved by the Health and Safety Commission pursuant to the Health and Safety at Work etc. Act 1974 in connection with the Regulations.

         9.8.4 The DBFO Co shall indemnify the Secretary of State and his servants and agents against all Loss and Claims arising out of or in connection with any breach of the Regulations (whether in relation to obligations, requirements and duties of the client or otherwise).

9.9      Access and Facilities for Department's Agent

         Without limitation to Clause 12.4 [Access], the DBFO Co shall procure that:

         9.9.1 subject to complying with all relevant safety procedures, the Department's Agent shall have unrestricted access at all reasonable times to any site or workshop where materials are being manufactured for the Works for the purposes of general inspection and of attending any test or investigation being carried out in respect of the Works;

         9.9.2 the Department's Agent shall have the right to attend monthly Site and other similar progress meetings; and

         9.9.3 there are kept on site one copy of all drawings for construction and of all specifications, and that the same shall at all reasonable times be available for inspection and use by the Department's Agent and by any other person authorised by the Department's Agent.

9.10     Noise Insulation Requirements

         The DBFO Co shall comply with the provisions of Part 6 of Schedule 4.

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10.      PROGRAMME AND DATE FOR COMPLETION

10.1     Programme

         Subject to Clause 10.6 [Extension of Time], the DBFO Co shall be responsible for ensuring that the investigations, design, construction, commissioning, testing, maintenance and related works appearing in the Construction Requirements and the Communications Requirements are carried out in accordance with the Programme.

10.2     Works Programme

         10.2.1 The DBFO Co shall procure the preparation of the Works Programme, which shall be in all respects consistent with the Programme, and shall provide to the Department's Agent a copy of the same, accompanied by a Programme Certificate, within 28 days of the date of execution of this Agreement. The Works Programme shall be in accordance with Good Industry Practice and shall be in sufficient detail so as to enable the Department's Agent to resource itself appropriately.

         10.2.2 Subject to Clause 10.4, the Works Programme shall be provided for the information of the Secretary of State and the Department's Agent. In the event of any conflict between the Programme and the Works Programme, the Programme shall (unless otherwise agreed by the Secretary of State) prevail.

10.3     Variations to Works Programme

         The DBFO Co shall promptly submit to the Department's Agent a copy of any version of the Works Programme subsequently varied or amended, in each case accompanied by a Programme Certificate.

10.4     Compliance with Programme

         Should it appear to the Department's Agent at any time that the actual progress of the Works does not conform with the Programme then the Department's Agent shall be entitled to require the DBFO Co either:

         10.4.1 to submit to the Department's Agent a report identifying the reasons for the delay, and/or

         10.4.2 to produce and submit to the Department's Agent in accordance with the Review Procedure a revised Works Programme showing the order of procedure and periods necessary to ensure completion of the Works (other than the Excepted Works) by the Date for Completion.

         The Department's Agent shall be entitled to raise comments in respect of the revised Works Programme only on the grounds set out in paragraph
         3.5 of Part 3 of Schedule 7.

10.5     Date for Completion

         10.5.1 The Date for Completion shall be determined by reference to the period of time shown between the Commencement Date and the Date for Completion in the Programme.

         10.5.2 The DBFO Co shall use all reasonable endeavours to procure that the Works (other than the Excepted Works) are completed to such standard as would enable the issue of the Completion Certificate by the date anticipated therefor in the Programme and in any event will procure that the Works (other than the Excepted Works) are completed to that standard by the Date for Completion, subject only to any change in the Date for Completion pursuant to Clause 10.6 [Extension of Time].

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10.6     Extension of Time

         10.6.1 A delay in achieving completion of the Works (other than the Excepted Works) to such standard as would enable the Completion Certificate to be issued by the Date for Completion shall be excused to the extent that it is caused by a Delay Event affecting the DBFO Co (except and to the extent that the same shall arise out of any act, neglect or omission of the DBFO Co), provided that the DBFO Co:

                  10.6.1.1 notifies the Department's Agent of a Delay Event in accordance with Clause 10.6.2 and provides such further written information as the Department's Agent may reasonably require regarding the nature and likely duration of such event in accordance with Clause 10.6.2;

                  10.6.1.2 affords the Department's Agent reasonable facilities for investigating the validity of the DBFO Co's claim, including on-site inspection; and

                  10.6.1.3 takes all steps necessary and consistent with Good
                           Industry Practice to mitigate the consequences of a Delay Event (provided that this Clause 10.6.1.3 shall not require the DBFO Co to accelerate the Works Programme if to do so would require the DBFO Co to incur material additional costs (other than where such Delay Event is a Compensation Event)).

         10.6.2 Save as provided in the last paragraph of this Clause 10.6.2, the DBFO Co shall give notice to the Department's Agent as soon as it can foresee a Delay Event occurring or, if the same is not foreseeable, as soon as it shall become aware of such Delay Event but in any case within 14 days of such event becoming apparent to the DBFO Co or, if earlier, of the date upon which the same ought reasonably to have become apparent to the DBFO Co. Thereafter but in any event not later than 21 days after such notification the DBFO Co shall give further written details to the Department's Agent, which shall include:

                  10.6.2.1 a statement of which Delay Event the claim is based upon;

                  10.6.2.2 details of the circumstances from which the delay or impediment arises;

                  10.6.2.3 details of the contemporary records which the DBFO Co will maintain to substantiate its claim;

                  10.6.2.4 details of the consequences, whether direct or
                           indirect, which such delay or impediment may have on completion of the Works; and

                  10.6.2.5 details of any measures which the DBFO Co proposes to adopt to mitigate the consequences of delay or impediment.

                  The DBFO Co shall not give a notice under this Clause 10.6.2 in respect of a Relevant Secretary of State Breach unless such Relevant Secretary of State Breach is likely directly to cause a delay in completion of the Works.

         10.6.3 Within 21 days of the DBFO Co receiving or becoming aware of any supplemental information which may further substantiate or support the DBFO Co's claim then, provided that there shall have been no undue delay in either the receipt or becoming aware of such information, the DBFO Co may submit further particulars based on such information to the Department's Agent.

         10.6.4 If the DBFO Co has failed to comply with the requirements as to the giving of notice under Clause 10.6.2, then the Department's Agent may require the DBFO Co to promptly submit

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                  details of the reasons for such failure. If the Department's
                  Agent has not stated that he is satisfied with the reasons given within 28 days of their receipt, the DBFO Co may refer the matter for resolution under the Disputes Resolution Procedure, and if either the Department's Agent is satisfied or the decision of the Disputes Resolution Procedure is that the said failure is excusable, then the Department's Agent shall proceed to the evaluation of the request for an extension of time in accordance with Clause 10.6.6. If the decision of the Disputes Resolution Procedure is that the failure is not excusable, then the DBFO Co shall not be entitled to an extension of the Date for Completion in respect of the relevant Delay Event.

         10.6.5 The Department's Agent will be entitled, after receipt of written details under Clause 10.6.2 or of further particulars under Clause 10.6.3, by notice in writing to require the DBFO Co to provide such further supporting particulars as it may reasonably consider necessary.

         10.6.6   Subject to:

                  10.6.6.1 the DBFO Co complying with Clause 10.6.2 or, if the
                           Department's Agent has issued a request pursuant to Clause 10.6.4, the sufficiency of the reasons for default being accepted by the Secretary of State or under the Disputes Resolution Procedure; and

                  10.6.6.2 the DBFO Co putting forward proposals where required pursuant to Clause 10.6.2.5 as to the reasonable steps which it intends to take in order to mitigate any delay;

                  the Department's Agent shall, as soon as reasonably practicable, grant to the DBFO Co in writing (either prospectively or retrospectively) such extension of the Date for Completion as may in the opinion of the Department's Agent be justified (the period of such extension being the "Delay Period"). If the Department's Agent declines to grant an extension of time or the DBFO Co considers that the extension is insufficient, then the DBFO Co shall be entitled to refer the matter to the Disputes Resolution Procedure.

         10.6.7 In determining the Delay Period in accordance with Clause 10.6.6, the Department's Agent may, subject to Clause 10.6.9, take into account, inter alia:

                  10.6.7.1 whether (and if so to what extent) as a consequence of the failure of the DBFO Co to conduct the Operations at all times prior to the occurrence of the Delay Event in accordance with the Programme and Good Industry Practice the impact of the Delay Event on the ability of the DBFO Co to complete the Works (other than the Excepted Works) by the Date for Completion is greater than it would otherwise have been; and

                  10.6.7.2 (without prejudice to Clause 10.6.1.3) the extent to which the delay or impediment caused by the Delay Event ought reasonably to be or to have been mitigated by the DBFO Co by the taking of reasonable steps (including but not limited to those put forward in accordance with Clause 10.6.6.2) after the occurrence of the Delay Event.

         10.6.8 Where the DBFO Co may have a claim for additional payment as a result of:

                  10.6.8.1 a Delay Event referred to in paragraph 1.1 of Part 1 of Schedule 11, the provisions of Clause 33.4 shall have effect;

                  10.6.8.2 a Delay Event referred to in paragraph 1.2 of Part 1 of Schedule 11, the provisions of Part 2 of Schedule 12 [Department's Works Change] shall have effect; or

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                  10.6.8.3 a Delay Event referred to in paragraph 1.3, 1.5 or
                           1.6 of Part 1 of Schedule 11, the provisions of Part 5 of Schedule 12 [Compensation Events] shall have effect.

                  For the avoidance of doubt, the DBFO Co shall have no claim against the Secretary of State for any additional payment as a result of any delay which is not a Delay Event referred to in Clauses 10.6.8.1, 10.6.8.2 and 10.6.8.3 above, unless otherwise expressly provided in this Agreement.

         10.6.9 For the avoidance of doubt, the Department's Agent may not refuse to grant the DBFO Co an extension of the Date for Completion solely by reason of the Contractor having agreed with the DBFO Co under the Construction Contract to carry out the Works to such standard as would enable the Completion Certificate to be issued by a date prior to the Date for Completion or solely by reason that the Contractor has at any time in fact progressed the Works beyond the stage to which they would have to be progressed at such time in order for the Completion Certificate to be issued by the Date for Completion.

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11.       INSPECTION AND COMPLETION

11.1      Permit to Use

          11.1.1 The following provisions of this Clause 11.1.1 shall apply in relation to the conduct of inspections of the New Road by the Department's Agent for the purposes of determining whether the New Road has been completed to such extent as to be suitable and safe for use by members of the public without traffic management restrictions (other than those necessary and permitted in respect of the Construction Finishing Works or the Excepted Works):

                    11.1.1.1 not more than 180 days, but not less than 90 days, prior to the date (the "Expected Final Inspection Date") upon which the DBFO Co expects the whole of the Works will be completed or completed to such extent that the New Road shall be suitable and safe for use by members of the public without traffic management restrictions (other than those necessary and permitted in respect of the Construction Finishing Works or the Excepted Works) (the "Permit to Use Standard"), the DBFO Co shall submit to the Department's Agent a schedule (the "Inspection Schedule"):

                              11.1.1.1.1 identifying those areas or elements of the Works (an "Inspection Area") which it considers will be completed to the Permit to Use Standard more than 28 days prior to the Expected Permit to Use Date and which could reasonably be subject to a discrete inspection by the Department's Agent; and

                              11.1.1.1.2  specifying a timetable for the
                                          carrying out of all such inspections,
                                          provided that no such inspection shall
                                          be programmed in such timetable to
                                          occur earlier than the date on which
                                          the Works comprised in the relevant
                                          Inspection Area are expected by the
                                          DBFO Co, at the time of submitting the
                                          Inspection Schedule, to be completed
                                          to the Permit to Use Standard;

                    11.1.1.2 the Department's Agent shall, within 14 days after receipt of the Inspection Schedule either:

                              11.1.1.2.1 notify the DBFO Co of his agreement to the Inspection Schedule; or

                              11.1.1.2.2 notify the DBFO Co of any objections to the Inspection Schedule;

                    11.1.1.3 if the Department's Agent shall notify the DBFO Co of any objections to the Inspection Schedule, the DBFO Co shall submit a revised Inspection Schedule taking account of the Department's Agent's objections and the provisions of Clause 11.1.1.2 and this Clause 11.1.1.3 shall apply, mutatis mutandis, until the Inspection Schedule is agreed by the Department's Agent. If the Department's Agent and the DBFO Co shall fail to agree upon the Inspection Schedule within 28 days after the date on which the DBFO Co submitted the first Inspection Schedule, either of them may refer the matter(s) in dispute to the Disputes Resolution Procedure;

                    11.1.1.4 the DBFO Co will notify the Department's Agent on each of the dates occurring 28, 14 and 7 days prior to the date on which the Works comprised in a relevant Inspection Area are expected by the DBFO Co, at the time of the relevant notice, to be completed to the Permit to Use Standard;

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                    11.1.1.5  on the date identified in any 7 day notice served pursuant to Clause 11.1.1.4 or, if such date differs from the date allocated to such inspection in the Inspection Schedule (as agreed or determined in accordance with Clause 11.1.1.2 or Clause 11.1.1.3), as soon as reasonably practicable after such date, the Department's Agent shall commence an inspection of the relevant Inspection Area;

                    11.1.1.6 within 10 Working Days after the completion of any inspection under Clause 11.1.1.5, the Department's Agent shall either:

                              11.1.1.6.1 issue a provisional confirmation that, subject to completion of the relevant areas or elements of the Works comprised in the remaining Inspection Areas, those areas or elements of the New Road comprised in the relevant Inspection Area have been completed to the Permit to Use Standard; or

                              11.1.1.6.2 notify the DBFO Co of the reason(s) for his refusal to issue such a provisional confirmation;

                    11.1.1.7 in the event of service of a notice by the Department's Agent under Clause 11.1.1.6.2 and following completion by the DBFO Co of such further works or other measures necessary or appropriate to remedy the cause of the refusal to issue the provisional confirmation under Clause 11.1.1.6.1, the DBFO Co may give notice to the Department's Agent that such further works have been completed or measures taken and the Department's Agent shall inspect such further works or measures as soon as reasonably practicable following such notice, whereupon the provisions of Clauses 11.1.1.4 to 11.1.1.6 (inclusive) and this Clause 11.1.1.7 shall apply, mutatis mutandis;

                    11.1.1.8 the DBFO Co will notify the Department's Agent on each of the dates occurring 28, 14 and 7 days prior to the Expected Final Inspection Date;

                    11.1.1.9 on the date identified in the 7 day notice served pursuant to Clause 11.1.1.8 (but subject to the provision of a DBFO Co's Substantial Completion Certificate in accordance with paragraph 32 of Section A of Part 3 of Schedule 4 on or before such date), the Department's Agent shall commence an inspection of the New Road and the provisions of Clause 11.1.2 shall apply (the date of such commencement being the "Final Inspection Commencement Date");

                    11.1.1.10 the provisions of this Clause 11.1.1, including
                              without limitation, the issue of any provisional confirmation in accordance with Clause 11.1.1.6.1, shall be without prejudice to the provisions of Clauses 11.1.2 to 11.1.5 (inclusive);

                    11.1.1.11 without prejudice to the Department's Agent's
                              rights under Clause 11.1.3 to refuse to issue the Permit to Use, the Department's Agent shall endeavour in good faith to advise the DBFO Co promptly following his becoming aware (as a result of any inspection carried out under the foregoing provisions of this Clause 11.1.1) of any matter which, in the Department's Agent's opinion, is likely to cause the Permit to Use not to be issued; and

                    11.1.1.12 for the avoidance of doubt:

                              11.1.1.12.1 only the inspection of the Works made
                                          in accordance with Clause 11.1.1.9
                                          shall be relevant for the purposes of
                                          the Department's Agent's determination
                                          of whether or not to issue the Permit
                                          to Use; and

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                              11.1.1.12.2 nothing in this Clause 11.1.1,
                                          including without limitation the issue
                                          of a provisional confirmation in
                                          accordance with Clause 11.1.1.6.1,
                                          shall prevent the Department's Agent
                                          from relying on any matter which was
                                          known to him at the time of such
                                          provisional confirmation as a ground
                                          for refusing to issue the Permit to
                                          Use.

          11.1.2 Subject to the Department's Agent's having issued a provisional confirmation in accordance with Clause 11.1.1.6 in respect of each Inspection Area prior to the Final Inspection Commencement Date, the Secretary of State shall, on the Final Inspection Commencement Date (or on the first available publication date thereafter), procure the publication of the notice of opening in respect of the New Road in accordance with the Special Roads (Notice of Opening) Regulations 1992 (the "Notice of Opening").

          11.1.3 The Department's Agent shall not later than the date which is the later of (i) the date (the "Relevant Date") which is 10 Working Days after the Final Inspection Commencement Date and (ii) the date which is 8 days after the publication of the Notice of Opening, either:

                    11.1.3.1 issue the Permit to Use, whereupon the New Road shall as soon as practicable be made available for public use without traffic management restrictions (other than those necessary and permitted in respect of Construction Finishing Works or the Excepted Works); or

                    11.1.3.2 notify the DBFO Co in writing of his decision not to issue the Permit to Use and state the reasons for such decision (which must be reasons within Clause 11.1.6).

          11.1.4 If the Permit to Use is not issued on or before the Relevant Date solely by reason of any act, omission or default of the Secretary of State in procuring the publication of the Notice of Opening in accordance with Clause 11.1.2, then for the purposes only of Clause 29.2 the Permit to Use will be deemed to have been issued on the Relevant Date.

          11.1.5 If the Permit to Use is deemed to have been issued on the Relevant Date under Clause 11.1.4, then, for the purposes of determining the amount of the Traffic Payment in respect of the period from the Relevant Date to the date immediately preceding the date on which the Permit to Use is actually issued (the "Deemed Issue Period"), the numbers of vehicle kilometres in respect of Other Vehicles and HGVs respectively for each Road Length during the Deemed Issue Period shall be deemed to be such numbers of vehicle kilometres in respect of Other Vehicles and HGVs respectively as are determined in respect of that period which commences on the date on which the Permit to Use is actually issued and whose duration is equal to that of the Deemed Issue Period.

          11.1.6 The Department's Agent may only refuse to issue the Permit to Use if:

                    11.1.6.1 the New Road has not been completed to such extent as to be suitable and safe for use by members of the public without traffic management restrictions (other than those necessary and permitted in respect of the Construction Finishing Works);

                    11.1.6.2 there has been and continues to be material non-compliance with the Design and Certification Procedure;

                    11.1.6.3  satisfactory evidence of compliance with Clause
                              18.1.1.2 [Insurance Cover] has not been adduced;
                              or

                    11.1.6.4  the Relevant Date has not occurred.

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          11.1.7    In the event of service of a notice by the Department's
                    Agent under Clause 11.1.3.2 and following completion by the DBFO Co of such further works or other measures necessary or appropriate to remedy or remove the cause of the refusal to issue the Permit to Use, the DBFO Co may give notice to the Department's Agent that such further works have been completed or measures taken and the Department's Agent shall inspect such further works or measures within 5 Working Days of such notice and the provisions of Clauses 11.1.2 to
                    11.1.6 (inclusive) and this Clause 11.1.7 shall thereafter apply to such notice mutatis mutandis.

          11.1.8 The Department's Agent may not refuse to issue the Permit to Use by reason only of all or any of the Construction Finishing Works not having been completed prior to the Final Inspection Commencement Date.

11.2      Completion Certificate

          11.2.1 Notwithstanding the issue of the Permit to Use in respect of the New Road, the DBFO Co shall promptly complete all outstanding Works, if any, as soon as practicable.

          11.2.2 Not later than 28 days prior to the date upon which the DBFO Co expects the whole of the Works (other than any Excepted Works) to be completed, the DBFO Co shall issue to the Department's Agent a notice to that effect. Upon the DBFO Co confirming completion as aforesaid, the Department's Agent shall within 15 Working Days of receipt of such confirmation commence an inspection of the Works.

          11.2.3 The Department's Agent shall within 10 Working Days of the commencement of such inspection either:

                    11.2.3.1  issue the Completion Certificate; or

                    11.2.3.2 notify the DBFO Co in writing of his decision not to issue the Completion Certificate and state the reasons for such decision (which must be reasons within Clause 11.2.4).

          11.2.4 The Department's Agent may only refuse to issue the Completion Certificate if:

                    11.2.4.1 the Works (other than any Excepted Works) have not been completed in all material respects in accordance with the Construction Requirements and the Communications Requirements; or

                    11.2.4.2 there has been and continues to be material non-compliance with the Design and Certification Procedure.

          11.2.5 In the event of service of a notice by the Department's Agent under Clause 11.2.3.2 and following completion by the DBFO Co of such further works or other measures necessary or appropriate to remedy or remove the cause of the refusal to issue the Completion Certificate, the DBFO Co may give notice to the Department's Agent that such further works have been completed or measures taken and the Department's Agent shall inspect such further works or measures within 5 Working Days of such notice and the provisions of Clauses
                    11.2.3 and 11.2.4 and this Clause 11.2.5 shall thereafter apply to such notice mutatis mutandis.

          11.2.6 The issue of the Completion Certificate shall be without prejudice to:

                    11.2.6.1 the obligation of the DBFO Co to operate and maintain the Project Facilities in accordance with this Agreement;

                    11.2.6.2 any warranties given by the DBFO Co under this Agreement;

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                    11.2.6.3  the obligation of the DBFO Co to complete all
                              Excepted Off-Site Works as soon as practicable following the grant of access to the relevant areas by the relevant highway authority for the purpose of carrying out such Works; or

                    11.2.6.4 the obligation of the DBFO Co to complete all Insulation Works in accordance with the requirements of Part 6 of Schedule 4.

          11.2.7 In this Clause 11.2, "Excepted Off-Site Works" means Off-Site Works which:

                    11.2.7.1 are required to be carried out on land or highways in the control or ownership of a highway authority other than the Secretary of State; and

                    11.2.7.2 have not been completed in all material respects in accordance with the Construction Requirements and the Communications Requirements at the time of the inspection under Clause 11.2.2 solely by reason of such highway authority not having given access to the DBFO Co to such areas to carry out such Off-Site Works (provided such failure to give access is not attributable to any act, neglect or default of the DBFO Co or any failure by the DBFO Co to give reasonable prior notice to such highway authority of the DBFO Co's requirement for such access).

11.3      Local Facilities and De-Trunked Segments

          11.3.1 Not later than 28 days prior to the date upon which the DBFO Co expects:

                    11.3.1.1 the works in respect of any Local Authority Road will be completed in all material respects in accordance with the Construction Requirements and, without limitation thereto, completed to such extent that such Local Authority Road shall be suitable and safe for use by members of the public; or

                    11.3.1.2 the works in respect of any other Local Facilities will be completed in all material respects in accordance with the Construction Requirements;

                    the DBFO Co shall issue a notice to that effect to the Department's Agent. Upon the DBFO Co confirming that completion as aforesaid has occurred then the Department's Agent shall within 15 Working Days of receipt of such confirmation commence an inspection of such Local Facilities, and the DBFO Co shall not object to the participation in such inspection of any Local Person to whom such Local Facilities are intended to be handed over.

          11.3.2 The Department's Agent shall within 10 Working Days of the commencement of such inspection either:

                    11.3.2.1  issue a Taking Over Certificate; or

                    11.3.2.2 notify the DBFO Co in writing of his decision not to issue a Taking Over Certificate and state the reasons for such decision (which must be reasons within Clause 11.3.3).

          11.3.3 The Department's Agent may only refuse to issue a Taking Over Certificate if:

                    11.3.3.1 in the case of a Local Authority Road, it has not been completed in all material respects in accordance with the Construction Requirements or has not been completed to such extent as to be suitable and safe for use by members of the public;

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                    11.3.3.2  in the case of any Local Facilities other than a
                              Local Authority Road, they have not been completed in all material respects in accordance with the Construction Requirements; or

                    11.3.3.3 in the case of any Local Facilities there has been and continues to be material non-compliance with the Design and Certification Procedure.

          11.3.4 Upon the issue of a Taking Over Certificate in respect of any Local Facilities or (if earlier or if no Works are to be carried out in respect of a De-Trunked Segment) any de-trunking order coming into effect in respect of any De-Trunked Segment:

                    11.3.4.1 either the Secretary of State shall procure that the relevant Local Person assumes responsibility for the operation and maintenance (subject to Clause 11.3.4.3) of such Local Facilities or De-Trunked Segment or the Secretary of State shall himself assume responsibility for the operation and maintenance (subject to Clause 11.3.4.3) of such Local Facilities or De-Trunked Segment;

                    11.3.4.2 subject to Clause 11.3.8, those parts of the Works comprising such Local Facilities and those parts of the Existing Road comprising any De-Trunked Segment shall be excluded from the definition of "Existing Road" or "Off-Site Facilities", as the case may be, for all purposes of this Agreement (save for the purpose of giving effect to the provisions of this Clause 11.3); and

                    11.3.4.3 the DBFO Co shall execute all such work of amendment, reconstruction, and remedying of defects, shrinkages or other faults as the Department's Agent may reasonably instruct the DBFO Co to execute in order to bring or return the relevant Local Facilities to the standard required by the Construction Requirements, such instruction to be issued either during the period of 52 weeks following the date of issue of the Taking Over Certificate or within 14 days after the expiration of such period, as a result of an inspection made by or on behalf of the Department's Agent prior to its expiration.

          11.3.5 In the event of service of a notice by the Department's Agent under Clause 11.3.2.2 and following completion by the DBFO Co of such further works or other measures necessary or appropriate to remedy or remove the cause of the refusal to issue a Taking Over Certificate, the DBFO Co may give notice to the Department's Agent that such further works have been completed or measures taken. The Department's Agent shall inspect such further works or measures within 5 Working Days of such notice, and the DBFO Co shall not object to the participation in such inspection of the relevant Local Person. The provisions of Clauses 11.3.2 and 11.3.3 and this Clause 11.3.5 shall thereafter apply to such notice mutatis mutandis.

          11.3.6    For the avoidance of doubt, all work referred to in Clause
                    11.3.4.3 shall be executed by the DBFO Co at its own cost.

          11.3.7 If the relevant Local Person assumes the responsibility for the operation and maintenance of the Local Facilities or De-Trunked Segment in accordance with Clause 11.3.4.1, then it shall be entitled to the benefit of any warranties by the DBFO Co under this Agreement to the extent applicable to such Local Facilities and to the benefit of the undertakings by the DBFO Co under this Clause 11.3 to the extent applicable to such Local Facilities or De-Trunked Segment. The DBFO Co shall execute such further documents and do all such other things as may be reasonably requested by the Secretary of State for the purpose of confirming or giving effect to the provisions of this Clause 11.3.7.

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          11.3.8    If the Secretary of State assumes responsibility for the
                    operation and maintenance of any Local Facilities or De-Trunked Segment in accordance with Clause 11.3.4.1, then he may at his option by notice to the DBFO Co require the DBFO Co to continue the operation and maintenance of such Local Facilities or De-Trunked Segment for such period as may be specified in such notice. In such event:

                    11.3.8.1 the Secretary of State shall pay to the DBFO Co such sum in respect of the operation and maintenance of such Local Facilities or De-Trunked Segment as may be agreed between the Secretary of State and the DBFO Co or, in the absence of agreement, as may be determined under the Disputes Resolution Procedure to be reasonable in the circumstances; and

                    11.3.8.2 such Local Facilities or De-Trunked Segment shall continue to be included in the definition of "Existing Road" or "Off-Site Facilities", as the case may be, for all purposes of this Agreement for the period specified in such notice.

          11.3.9 Subject to Clause 11.3.8, as soon as practicable following the issue of a Taking Over Certificate, the DBFO Co shall vacate the relevant part of the Adjacent Areas or Existing Road and leave it clear and free from such debris, construction materials, Construction Plant and the like as shall arise from the execution of the Works in respect of the relevant Local Facilities to the reasonable satisfaction of the Department's Agent.

          11.3.10 Subject to Clause 11.3.8, as soon as practicable after a de-trunking order comes into effect with respect to a De-Trunked Segment in respect of which no Works are required under the Construction Requirements, the DBFO Co shall vacate the relevant De-Trunked Segment, leaving it in no worse condition than when the DBFO Co first was given access to or occupation of the relevant De-Trunked Segment.

11.4      Disputed Certificate

          11.4.1 If there shall be any Dispute as to whether the Permit to Use, the Completion Certificate or a Taking Over Certificate is required to be issued in accordance with the terms of Clause 11.1, Clause 11.2 or Clause 11.3 respectively, then either the Department's Agent or the DBFO Co may refer such Dispute for resolution under the Disputes Resolution Procedure.

          11.4.2 The issues for resolution in any such referral to the Disputes Resolution Procedure shall be:

                    11.4.2.1 whether the Permit to Use, Completion Certificate or Taking Over Certificate, as the case may be, was required to be issued in accordance with the terms of Clause 11.1, Clause 11.2 or Clause 11.3 respectively; and

                    11.4.2.2 if so, the date on which such Permit to Use, Completion Certificate or Taking Over Certificate should have been issued.

          11.4.3 The provisions of Part 5 of Schedule 12 [Compensation Events] shall, if applicable, be given effect.

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12.       OPERATION AND MAINTENANCE

12. 1     Operation and Maintenance

          Subject to the last sentence of Clause 9.1:

          12.1.1 Save to the extent that it is prohibited from so doing by reason of a breach by the Secretary of State of his obligations under Clause 8.1 [Access for DBFO Co], from the Commencement Date or such later date or dates as are specified in Clause 7.3 and thereafter throughout the Contract Period the DBFO Co shall operate and maintain the Project Facilities (other than the New Road (but excluding from the definition of New Road any Upgraded Section)) in accordance with the terms of this Agreement (including without limitation the O&M Requirements) and in such manner as to procure satisfaction of the Core O&M Requirements.

          12.1.2 Save to the extent that it is prohibited from so doing by reason of a breach by the Secretary of State of his obligations under Clause 8.1 [Access for DBFO Co], from the date of issue of the Permit to Use in respect of the New Road and thereafter throughout the Contract Period, the DBFO Co shall operate and maintain the New Road in accordance with the terms of this Agreement (including without limitation the O&M Requirements) and in such a manner as to procure satisfaction of the Core O&M Requirements.

12.2      O&M Requirements

          12.2.1 The DBFO Co may at any time hereafter submit to the Department's Representative in accordance with the Review Procedure any proposed revision to or substitution for the O&M Requirements or the Communications Requirements so far as they relate to operation and maintenance of the DBFO Co's Systems (as defined in Schedule 17) (as set out in Part 2 of
                    Schedule 6 or Schedule 17 or as previously varied in accordance with this Clause 12.2) or any part thereof. If there shall be no objection to such proposed revision or substitution (on the grounds set out in paragraph 3.6 of Part 3 of Schedule 7), then the O&M Requirements or the Communications Requirements (as the case may be) as so varied shall be the O&M Requirements or the Communications Requirements (as the case may be) for purposes of this Agreement, subject to any further revision or substitution to which there has been no objection in accordance with the Review Procedure.

          12.2.2 Without limitation to Clause 12.2.1, within 90 days of issue of the Permit to Use in respect of the New Road, the DBFO Co shall prepare and submit to the Department's Representative in accordance with the Review Procedure a revision of the then existing O&M Requirements containing such revisions as necessary to provide for the operation and maintenance of the entire Project Road, including the New Road

12.3      Inspections

          12.3.1 The DBFO Co shall give the Department's Representative timely notice of any general or principal inspection or any other inspection of structures to be conducted in accordance with the O&M Requirements.

          12.3.2 The Department's Representative shall be entitled to attend any inspection of the Project Facilities (whether or not it is entitled to receive or has received notice thereof in accordance with Clause 12.3.1) upon giving reasonable notice to the DBFO Co.

12.4      Access

          12.4.1    The DBFO Co shall procure that:

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                    12.4.1.1  the Department's Nominee and any designee of the
                              Department's Nominee has unrestricted access to the Site and the Adjacent Areas at all reasonable times throughout the Contract Period in order to perform its functions under this Agreement; and

                    12.4.1.2 the Secretary of State and any contractor or other designee of the Secretary of State has unrestricted access to the Site and the Adjacent Areas at all reasonable times throughout the Contract Period in order:

                              12.4.1.2.1 to perform any obligations or exercise any rights of the Secretary of State under this Agreement, or

                              12.4.1.2.2 to fulfill any statutory functions of the Secretary of State, or

                              12.4.1.2.3  without limitation to Clauses
                                          12.4.1.2.1 and 12.4.1.2.2, to conduct
                                          any study or trial for purposes of
                                          research initiated by the Secretary of
                                          State;

                              provided that any such action shall be conducted in such manner as to minimise any adverse effect on traffic flows on the Project Road and no such action shall, without the consent of the DBFO Co (such consent not to be unreasonably withheld or delayed), substantially affect the physical integrity of the Project Facilities at all (in the case of any such action pursuant to Clause 12.4.1.2.3) or (in the case of any such action pursuant to Clause 12.4.1.2.1 or Clause 12.4.1.2.2) beyond the extent reasonably necessary to perform the obligations, exercise the rights or fulfill the statutory functions of the Secretary of State; provided further that no such action shall be deemed to have substantially affected the physical integrity of the Project Facilities if appropriate remedial measures are taken following the completion of such action to leave the Project Facilities substantially in the condition they were in prior to such action.

          12.4.2 The DBFO Co shall procure that all Relevant Authorities have access to the Site and the Adjacent Areas throughout the Contract Period in order to carry out any work (including without limitation surveys and inspections) in accordance with any Statutory Requirement or any right of such Relevant Authority under any Law, subject, other than in the case of an emergency, to reasonable notice being given. Whenever consistent with the requirements of the Relevant Authority in carrying out such work, such access may be limited so as not unnecessarily to impede or restrict traffic flows or any works being carried out by the DBFO Co.

          12.4.3 The Secretary of State shall procure that the DBFO Co (or the Contractor) has access to the Connecting Roads at all times throughout the Contract Period to the extent necessary to enable the DBFO Co to perform its obligations under this Agreement, subject, other than in the case of emergency, to reasonable notice being given.

12.5      Emergencies and Liaison

          12.5.1 As soon as practicable after the date hereof the Parties shall develop Liaison Procedures in accordance with the provisions of Parts 1 and 2 of Schedule 16.

          12.5.2 Notwithstanding any other provision of this Agreement, the DBFO Co shall and shall be entitled to take (at its own cost) such steps as necessary in an emergency for the protection of the public, but subject to the provisions of the Liaison Procedures.

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12.6      Maintenance and Other Works

          The provisions of Clause 9 and paragraphs 3.4, 3.13, 4 and 7 of Part 3 of Schedule 7 shall apply, mutatis mutandis, to any works the subject of a Proposal other than the Works and other than any works in relation to any Improvement, with any reference therein to:

          12.6.1 the Works being deemed a reference to such works the subject of the Proposal;

          12.6.2 the Department's Agent being deemed a reference to the Department's Representative;

          12.6.3 a DBFO Co's Works Change being deemed a reference to an Alternative Proposal;

          12.6.4 a DBFO Co's Works Change Certificate being deemed a reference to an Alternative Proposal Certificate;

          12.6.5 a Department's Works Change being deemed a reference to a Department's Change in Specification; and

          12.6.6 a Works Change being deemed a reference to an Alternative Proposal or a Department's Change in Specification, as the case may be.

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13.       TRAFFIC MANAGEMENT

          13.1      Traffic Management

                    13.1.1 Subject to Clauses 13.1.3 and 13.2, general management of traffic on the Project Road shall be the responsibility of the DBFO Co.

                    13.1.2 Users of the Project Road shall be subject to the same Laws as those using the remainder of the public highway network, and the enforcement of those Laws shall be the responsibility of the police.

                    13.1.3 Control of any network control system applicable to the Project Road (including without limitation any system of variable message signs) shall be in the absolute control of the police or (where they fail or refuse to exercise such control) the Secretary of State, or such other person as may be appointed by the Secretary of State from time to time to carry out that function.

13.2      Liaison

          The DBFO Co shall be responsible during the conduct of the Operations for ensuring compliance with the reasonable requirements of the Secretary of State in respect of then existing highways (other than the Project Road) for which he is the highway authority, of other highway authorities and of the police with regard to the management of traffic which may be affected by the carrying out of the Operations, all in accordance with the Liaison Procedures.

13.3      Lane Closures

          13.3.1 Within 90 days after the date of execution of this Agreement the DBFO Co shall submit to the Department's Representative in accordance with the Review Procedure a Schedule of Lane Closures in respect of the Project Road for the First Contract Year and the next succeeding Contract Year. Not later than 1st January in each Contract Year after the First Contract Year the DBFO Co shall submit to the Department's Representative in accordance with the Review Procedure a Schedule of Lane Closures in respect of the Project Road for the next succeeding Contract Year. Any such Schedule of Lane Closures shall give details of the proposed start and end dates for each period of Lane Closure and the works to be carried out.

          13.3.2 Not later than 60 days prior to the commencement of any Quarter, the DBFO Co may submit to the Department's Representative in accordance with the Review Procedure a revision of the Schedule of Lane Closures submitted pursuant to Clause 13.3.1 showing proposed revisions to the periods of Lane Closure in respect of such Quarter. If there is no objection to any such revision in accordance with the Review Procedure, then it shall replace the annual Schedule of Lane Closures in respect of such Quarter.

          13.3.3 The Department's Representative may raise comments in respect of any period of Lane Closure requested in a Schedule of Lane Closures submitted by the DBFO Co pursuant to Clause 13.3.1 or Clause 13.3.2 in accordance with paragraph 3.7 of Part 3 of Schedule 7. In such event, the Department's Representative shall notify the DBFO Co thereof with reasons and shall indicate, in the case of an objection pursuant to paragraph 3.7.3 or 3.7.4 of Part 3 of Schedule 7, an appropriate duration for such Lane Closure and in any other case a period when the unacceptable period can be re-scheduled, on the basis that each such re-scheduled period shall be as close as reasonably practicable to the requested period of Lane Closure and of equal duration or, if the DBFO Co has indicated another period and/or duration that would be preferable to it and that is acceptable to the Department's Representative, such other period and/or duration. The DBFO Co shall thereupon amend the relevant Schedule of Lane

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                    Closures accordingly and re-submit the same to the
                    Department's Representative in accordance with the Review Procedure.

          13.3.4    The DBFO Co shall not effect any Lane Closures save:

                    13.3.4.1 in accordance with a Schedule of Lane Closures to which no objection has been made under the Review Procedure;

                    13.3.4.2 in accordance with the procedures set out in Clause 13.3.6;

                    13.3.4.3  in an emergency, in accordance with Clause 13.3.7;
                              or

                    13.3.4.4 for Type C lane closures (as defined in Section 6 of Chapter 8 of the Traffic Signs Manual).

                    The DBFO Co shall not effect any Lane Closure without first obtaining any order in respect of such Lane Closure necessary under any Law.

          13.3.5 Notwithstanding that there has been no objection to a Schedule of Lane Closures in accordance with the Review Procedure, the Department's Representative may upon 90 days prior written notice require the DBFO Co to re-schedule a period of Lane Closure if due to a change in any circumstances such re-scheduling is necessary to satisfy the standards set out in paragraph 3.7.1 or 3.7.2 of Part 3 of
                    Schedule 7, provided, however, that the Department's Representative may not require:

                    13.3.5.1 that such period of Lane Closure be brought forward by more than 60 days from the scheduled date of commencement of such period of Lane Closure; or

                    13.3.5.2 that a period of Lane Closure be deferred by more than 60 days from the scheduled date of commencement of such period of Lane Closure.

          13.3.6 If the need arises for unprogrammed maintenance or repair works (not being an emergency) requiring Lane Closures otherwise than in accordance with an approved Schedule of Lane Closures, the DBFO Co shall advise the Department's Representative of such need and request approval of the proposed commencement date and estimated duration of the requisite Lane Closures. The Department's Representative's approval of such works shall not be unreasonably withheld or delayed, having regard to the factors set out in paragraph
                    3.7 of Part 3 of Schedule 7.

          13.3.7 If as a result of an emergency the need arises for unprogrammed maintenance or repair works requiring Lane Closures otherwise than in accordance with an approved Schedule of Lane Closures, the DBFO Co may effect such Lane Closures, provided that the DBFO Co shall as soon as reasonably practicable advise the Department's Representative of such closure and the reasons therefor and shall take all reasonable steps to minimise the duration of such Lane Closure.

          13.3.8 In the event of an emergency occurring on a Connecting Road, at the request of the Department's Representative the DBFO Co shall as far as is reasonably practicable temporarily remove or modify any existing Lane Closures and delay any proposed Lane Closures under any Schedule of Lane Closures to which there has been no objection under the Review Procedure which in either such case conflict with any lane closures or other arrangements implemented to deal with the emergency.

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          13.3.9    Notwithstanding any other provision of this Clause 13.3, the
                    DBFO Co shall not effect any Lane Closure on the Existing Road on any day on which a fixture relating to the 1996 European Football Championships is scheduled to take place at any of the following stadia:

                    13.3.9.1  Old Trafford (Manchester);

                    13.3.9.2  Elland Road (Leeds);

                    13.3.9.3  St James' Park (Newcastle);

                    13.3.9.4  Anfield (Liverpool); and

                    13.3.9.5  Hillsborough (Sheffield).

          13.3.10 The DBFO Co shall promptly remove traffic cones which are no longer required.

13.4      Information Requirements

          13.4.1 The DBFO Co shall provide to the Secretary of State such information (including without limitation details of proposed Lane Closures and information about its traffic safety and management measures on the Project Road) as may be required for purposes of any public information service operated by or on behalf of the Secretary of State (including without limitation the National Lane Closure Bulletin and the Cones Hotline or any facility replacing the same) from time to time. Such information shall contain such details, be in such format and be sent to such address at such times as may be notified to the DBFO Co by the Secretary of State from time to time.

          13.4.2 The DBFO Co shall operate a telephone service 24 hours per day to:

                    13.4.2.1 provide relevant information to callers about the DBFO Co's traffic safety and management measures on the Project Road and existing and planned Lane Closures; and

                    13.4.2.2 to receive any complaints in respect of the Project Road.

13.5      Secretary of State's Maintenance

          13.5.1 Without prejudice to Clause 13.3.8, the Secretary of State shall use reasonable endeavours to co-ordinate his maintenance programme for the Connecting Roads with any Schedule of Lane Closures in respect of the Project Road to which there has been no objection under the Review Procedure, so as to minimise any disruption to the operation of the Project Road.

          13.5.2 Within 90 days after the date of execution of this Agreement the Department's Representative shall provide to the DBFO Co a Schedule of Lane Closures in respect of the Connecting Roads for the First Contract Year and the next succeeding Contract Year. Not later than 1st February in each Contract Year after the First Contract Year the Department's Representative shall provide to the DBFO Co a Schedule of Lane Closures in respect of the Connecting Roads for the next succeeding Contract Year.

          13.5.3 Other than in the case of emergency, the Department's Representative shall give prompt notice to the DBFO Co of any revisions to the Schedule of Lane Closures provided to the DBFO Co pursuant to Clause 13.5.2.

          13.5.4 The Schedule of Lane Closures provided to the DBFO Co pursuant to Clause 13.5.2 and any revisions thereto provided pursuant to Clause 13.5.3 shall be for information purposes only.

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                    The Secretary of State shall have no liability to the DBFO
                    Co in respect of any variations of or departures from any such Schedule of Lane Closures.

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14.       SIGNING AND COMMUNICATIONS

14.1      Traffic Signs Provisions

          The DBFO Co shall procure that all Traffic Signs on or near the Project Road shall be in accordance with the Traffic Signs Provisions and the Traffic Signs Manual, except:

          14.1.1 to the extent required by any contrary provision in the Technical Requirements;

          14.1.2 to the extent required by any Department's Change in Specification; and

          14.1.3 for any Traffic Signs on the Project Road on the Commencement Date, provided that any such Traffic Signs which under the Traffic Signs Provisions are required by a specified time to be replaced by signs of a different design or removed shall be so replaced or removed.

14.2      New Signs

          Save to the extent that any of the same are specified by the Technical Requirements or any Department's Change in Specification and notwithstanding and without prejudice to any obligation to obtain any necessary authorisations in accordance with the Traffic Signs Provisions in respect thereof, the DBFO Co shall submit the proposed layout, location, type, size, colour and content of all Traffic Signs or other signs (including without limitation the signs referred to in Clause 14.5) to be located on or near the Project Road to the Department's Nominee in accordance with the Review Procedure. The Department's Nominee shall be entitled to raise comments on any such proposal only on the grounds set out in paragraph 3.8 of Part 3 of
          Schedule 7.

14.3      Local Roads

          Signing on roads for which the Secretary of State is not the highway authority shall be subject to agreement between the DBFO Co and the relevant local highway authority.

14.4      Directional Signs

          The Secretary of State shall, at his own cost, install on motorways or trunk roads for which the Secretary of State is the highway authority (other than the Project Road) such signs notifying motorists of the access to the Project Road as shall be necessary in accordance with the Secretary of State's duties as highway authority. Without limitation to the foregoing, the Secretary of State will install and, for a period not exceeding eighteen months from the date of issue of the Permit to Use, maintain at each location specified in Part 1 of
          Schedule 20 a traffic sign (a "DBFO Co Traffic Sign"), provided that:

          14.4.1 the DBFO Co shall bear and indemnify the Secretary of State in respect of all costs and expenses incurred by the Secretary of State relating to the manufacture or purchase of all DBFO Co Traffic Signs and all costs and expenses incurred by the Secretary of State in connection with their installation and maintenance;

          14.4.2 the legends appearing on the DBFO Co Traffic Signs shall be those set out in Part 2 of Schedule 20 or as otherwise approved in advance by the Secretary of State; and

          14.4.3 the Secretary of State's obligations in respect of DBFO Co Traffic Signs shall be subject always to any conflicting requirements arising as a result of the Secretary of State's duties as highways authority.

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14.5      Notification Signs

          The DBFO Co shall install on the Project Road at distances not further than l kilometre from each access to or exit from the Project Road signs notifying the Users that the DBFO Co is responsible for the maintenance and operation of the Project Road and giving a single readily assimilable telephone number (not being chargeable at premium rates) for enquiries and complaints in respect of the Project Road.

14.6      Additional Signs

          For the avoidance of doubt, the Secretary of State may require the DBFO Co to place Traffic Signs (other than those required in accordance with the Technical Requirements or Clauses 14.4 and 14.5) on or near the Project Road or to remove any such Traffic Signs. Where the Secretary of State does so require, then prior to the issue of the Permit to Use in respect of signs to be placed on or near or removed from the New Road such requirement shall be treated as a Department's Works Change and otherwise it shall be treated as a Department's Change in Specification.

14.7      Removal of Signs

          The DBFO Co shall, at its own cost, remove all signs referred to in Clause 14.5 within 30 days following termination of this Agreement.

14.8      Communications

          14.8.1    The DBFO Co shall comply with the Communications
                    Requirements.

          14.8.2 The DBFO Co shall obtain in a timely manner and maintain in force any licence or consent required under the Telecommunications Act 1984 in order to perform its obligations under this Agreement.

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15.       LATENT DEFECTS IN EXISTING ROAD

15.1      Latent Defects

          15.1.1 For the purposes of this Agreement, the term "Latent Defect" shall mean any defect in the Existing Road at the date hereof which could not reasonably have been ascertained by a competent person acting in accordance with Good Industry Practice during the inspection referred to in Clause 6.1 or from an analysis of all relevant information available to the DBFO Co prior to the date of execution of this Agreement (including without limitation the information referred to in Clause 34.2.1).

          15.1.2 Without limitation to Clause 15.1.1, the DBFO Co acknowledges that:

                    15.1.2.1  it is aware of the defects which are identified in
                              Part 4 of Schedule 3 and that no such defects shall constitute a Latent Defect; and

                    15.1.2.2 the list included in Part 4 of Schedule 3 is not intended as an exhaustive list of those matters which do not constitute Latent Defects.

15.2      Discovery of Defects

          In the event that a Latent Defect in the Existing Road shall become apparent, the DBFO Co shall promptly give notice to the Secretary of State identifying such defect. If the Secretary of State gives notice to the DBFO Co that he believes such defect ought reasonably to be remedied or rectified during the Contract Period, the Parties shall endeavour to agree the required remedial action to be taken to enable the Existing Road to be returned to a standard complying with the O&M Requirements and as would enable the DBFO Co at the end of the Contract Period to satisfy the requirements of Clause 17.1 [Handback Requirements] on the assumption that the DBFO Co complied with its obligations as to operation and maintenance of the Existing Road under this Agreement, and in default of agreement the Dispute shall be referred to the Disputes Resolution Procedure.

15.3      Remedial Action

          The DBFO Co shall be responsible for the execution of the remedial works agreed or determined under Clause 15.2.

15.4      Costs of Latent Defects

          15.4.1 Without prejudice to Clause 15.4.3, the costs of and associated with execution of the remedial works agreed or determined under Clause 15.2 shall be borne by the DBFO Co.

          15.4.2 For the avoidance of doubt, the Secretary of State shall have no liability to the DBFO Co in respect of any loss of profit, loss of income, loss of contract or any other losses arising out of or in connection with the existence of a Latent Defect in the Existing Road and the execution of the remedial works.

          15.4.3 The following provisions of this Clause 15.4.3 shall apply in relation to the imposition of Lane Closure Charges in respect of any Lane Closures on the Existing Road as a result of the carrying out of the remedial works agreed or determined under Clause 15.2 ("Relevant Remedial Works"):

                    15.4.3.1 the Parties shall seek to agree upon a schedule of necessary lane closures (each a "Permitted Closure") in respect of each relevant section of the Existing Road in respect of the Relevant Remedial Works prior to their commencement;

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                    15.4.3.2  if the Parties shall fail to agree upon any
                              Permitted Closure within 45 days after the date on which the Relevant Remedial Works are agreed or determined under Clause 15.2, the Dispute may be referred by either Party to the Disputes Resolution Procedure;

                    15.4.3.3 to the extent that any actual Lane Closure on a particular section of the Existing Road exceeds the Permitted Closure for that section (whether as to the number of lanes, duration or otherwise), Lane Closure Charges will be payable by the DBFO Co in respect of that excess in accordance with
                              Part 3 of Schedule 9 (other than as solely applicable to Construction Period LCCs), provided that, to the extent that any such Lane Closure on a particular section of the Existing Road occurring during the Construction Period exceeds the Permitted Closure for that section (whether as to the number of lanes, duration or otherwise), Lane Closure Charges will be payable by the DBFO Co in respect of that excess in accordance with
                              Part 3 of Schedule 9 as it relates to Construction Period LCCs.

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16.       FOSSILS AND ANTIQUITIES

16.1      Archaeological Works

          16.1.1 The DBFO Co shall procure that the Archaeologist has unrestricted access to the Site and the Adjacent Areas at all reasonable times prior to the issue of the Completion Certificate and, without limitation to Clause 16.3, shall give due regard to any recommendation of the Archaeologist in regard to any archaeological surveys or inspections of the Site or the Adjacent Areas.

          16.1.2 The DBFO Co shall undertake archaeological works on the Site and Adjacent Areas in accordance with the Construction Requirements (in particular as set out in Annex 14 to Part 2 of Schedule 4).

16.2      Ownership

          As between the Secretary of State and the DBFO Co, all Fossils and Antiquities shall be the property of the Secretary of State.

16.3      Disposal

          The DBFO Co shall take all reasonable precautions to prevent the removal or damage of any such Fossils and Antiquities. It shall immediately inform the Department's Nominee of the discovery of any such Fossils and Antiquities and shall (at the expense of the Secretary of State) carry out any orders of the Department's Nominee regarding the examination and disposal of the same.

16.4      Costs

          If there will be a delay in or increase in the cost of the execution of the Works or the conduct of the Operations as a consequence of compliance with Clause 16.3, the Department's Nominee shall request a Department's Works Change pursuant to Part 2 of Schedule 12 or, as appropriate, a Department's Change in Specification pursuant to Part 3 of Schedule 12; provided that if the Department's Nominee does not make such a request within 28 days after the issuance of any order under Clause 16.3 then the DBFO Co may give a notice to the Department's Nominee reflecting the terms of such order and such notice shall be treated as a notice of a Department's Works Change pursuant to Part 2 of Schedule 12 or, as appropriate, a Department's Change in Specification pursuant to Part 3 of Schedule 12, provided that the DBFO Co shall not be entitled to make any objection in respect of such notice pursuant to paragraph 2.1 of Part 2 of Schedule 12 or paragraph 2.1.1 of Part 3 of Schedule 12. Save as agreed or determined in accordance with Clause 10.6 or Part 2 or Part 3 of
          Schedule 12, no extensions of time will be granted nor increases in costs allowed as a consequence of compliance with Clause 16.3.

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17.       HANDBACK

17.1      Handback Requirements

          Upon the date of expiry of this Agreement in accordance with the provisions of Clause 38.2 [Expiry of Term] (the "Expiry Date"), each element of the Project Facilities shall comply with the Handback Requirements (but without prejudice, in the case of the Maintenance Depot, to the terms of the Lease).

17.2      Initial Inspection

          17.2.1 Not less than 57 months nor more than 63 months prior to the expected Expiry Date, the DBFO Co and the Department's Representative shall conduct a joint inspection (the "Initial Inspection") of the pavement of the Project Road and all Structures forming part of the Project Road.

          17.2.2 Such inspection shall comply with the requirements set out in paragraph 2 of Part 4 of Schedule 4.

17.3      Renewal Programme

          17.3.1 Within 90 days after the completion of the Initial Inspection, the DBFO Co shall provide to the Department's Representative a report on the condition of the pavement of the Project Road and the Structures referred to in Clause
                    17.2.1 and a notice setting out:

                    17.3.1.1 the DBFO Co's proposals as to the Maintenance Works or other works of renewal, reconstruction, repair or reinstatement (the "Renewal Works") required to be carried out in respect of the pavement and such Structures in order to procure that they will, on the Expiry Date, satisfy the Handback Requirements;

                    17.3.1.2 the DBFO Co's proposals as to the programme (the "Renewal Programme") for the carrying out of the Renewal Works over the remainder of the Contract Period; and

                    17.3.1.3 the DBFO Co's estimate of the cost of carrying out the Renewal Works (the amount of such cost agreed or determined in accordance with this Clause 17 being the "Renewal Amount").

          17.3.2 The proposals referred to in Clause 17.3.1.1 shall be made, inter alia:

                    17.3.2.1 on the basis of an assessment of the Residual Life of the relevant element of the Project Facilities in accordance with the provisions of paragraph 2 of Part 4 of Schedule 4; and

                    17.3.2.2 on the assumption that the Project Facilities will be maintained in accordance with the O&M Requirements for the remainder of the Contract Period.

          17.3.3 The Department's Representative may, within 90 days after receipt of the notice from the DBFO Co in accordance with Clause 17.3.1, by notice to the DBFO Co object to the proposals in respect of any or all of the Renewal Works, the Renewal Programme and the Renewal Amount as set out in the DBFO Co's notice. The notice from the Department's Representative shall give details of the grounds for such objection and shall give the Department's Representative's proposals in respect of the Renewal Works and Renewal Programme and its estimate of the Renewal Amount.

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          17.3.4    If no agreement is reached between the DBFO Co and the
                    Department's Representative as to any matter referred to in the notice given in accordance with Clause 17.3.3 within 60 days, then either the DBFO Co or the Department's Representative may refer the matter to the Disputes Resolution Procedure for determination:

                    17.3.4.1 in the case of an objection in respect of the Renewal Works, whether or not the objection is justified and whether any alternative proposals by the Department's Representative are more appropriate to ensure that the pavement of the Project Road and the relevant Structures will satisfy the Handback Requirements on the Expiry Date (on the basis referred to in Clause 17.3.2);

                    17.3.4.2 in the case of an objection in respect of the Renewal Programme, what programme would be reasonable for the implementation of the Renewal Works; and

                    17.3.4.3 in the case of an objection in respect of the Renewal Amount, what amount would represent the reasonable cost of carrying out the Renewal Works, on the assumption that such Renewal Works will be carried out in accordance with Good Industry Practice.

          17.3.5 Upon agreement or determination in accordance with the Disputes Resolution Procedure of the Renewal Works and the Renewal Programme, the DBFO Co shall procure that the Renewal Works are carried out in accordance with the Renewal Programme. For the avoidance of doubt, the DBFO Co shall procure at its own cost that the Renewal Works are carried out notwithstanding that the actual cost of the Renewal Works may be higher than the Renewal Amount.

          17.3.6 For the avoidance of doubt, neither the agreement of the Department's Representative to any Renewal Works, Renewal Programme or Renewal Amount, nor the participation of the Department's Representative in any inspection under this Clause 17, nor the complete or partial carrying out of the Renewal Works shall relieve or absolve the DBFO Co from:

          17.3.6.1  its obligation under Clause 17.1; or

          17.3.6.2 any obligation to conduct any other inspection or perform any other works in accordance with the O&M Requirements.

17.4      Second Inspection

          17.4.1 Not less than 15 months nor more than 18 months prior to the expected Expiry Date, the DBFO Co and the Department's Representative shall conduct a joint inspection (the "Second Inspection") of all elements of the Project Facilities, including without limitation the pavement and the Structures referred to in Clause 17.2.1 (whether or not the Renewal Works in respect of the pavement and such Structures have been carried out).

          17.4.2 Such inspection shall comply with the requirements set out in paragraph 2 of Part 4 of Schedule 4 as applicable to each element of the Project Facilities.

17.5      Revised Renewal Programme

          17.5.1 Within 60 days after the completion of the Second Inspection, the DBFO Co shall provide to the Department's Representative a report on the condition of the Project Facilities and a notice setting out:

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                    17.5.1.1  the DBFO Co's proposals as to any revisions or
                              additions to the Renewal Works (including without limitation those referred to in Clause 17.5.6) required in order to procure that all elements of the Project Facilities will, on the Expiry Date, satisfy the Handback Requirements;

                    17.5.1.2 the DBFO Co's proposals as to any revisions to the Renewal Programme as a consequence of such revisions or additions to the Renewal Works; and

                    17.5.1.3 the DBFO Co's estimate of any changes in the Renewal Amount as a consequence of such revisions or additions to the Renewal Works.

          17.5.2 The proposals referred to in Clause 17.5.1.1 shall be made, inter alia, on the basis set out in Clause 17.3.2.

          17.5.3 The Department's Representative may, within 28 days after receipt of the notice from the DBFO Co in accordance with Clause 17.5.1, by notice to the DBFO Co object to any proposed revisions or additions to any or all of the Renewal Works, the Renewal Programme and the Renewal Amount as set out in the DBFO Co's notice. The notice from the Department's Representative shall give details of the grounds for such objection and shall give the Department's Representative's proposals in respect of such matters.

          17.5.4 If no agreement is reached between the DBFO Co and the Department's Representative as to any matter referred to in the notice given in accordance with Clause 17.5.3 within 28 days, then either the DBFO Co or the Department's Representative may refer the matter to the Disputes Resolution Procedure for determination:

                    17.5.4.1 in the case of an objection in respect of any revisions or additions to the Renewal Works, whether or not the objection is justified and whether any alternative proposals by the Department's Representative are more appropriate to ensure that each element of the Project Facilities will satisfy the Handback Requirements on the Expiry Date (on the basis referred to in Clause 17.3.2);

                    17.5.4.2 in the case of an objection in respect of any revisions to the Renewal Programme, what programme would be reasonable for the implementation of the Renewal Works (as revised or added to in accordance with the provisions of this Clause 17.5); and

                    17.5.4.3 in the case of an objection in respect of any change in the Renewal Amount, what amount would represent the reasonable cost of carrying out the Renewal Works (as revised or added to in accordance with the provisions of this Clause 17.5).

          17.5.5 Upon agreement or determination in accordance with the Disputes Resolution Procedure of any revision or addition to the Renewal Works or the Renewal Programme, the DBFO Co shall procure that the Renewal Works (as so revised or added to) are carried out in accordance with the Renewal Programme (as so revised). For the avoidance of doubt, the DBFO Co shall procure at its own cost that the Renewal Works (as so revised or added to) are carried out notwithstanding that the actual cost of the Renewal Works may be higher than the Renewal Amount (as changed in accordance with this Clause 17.5).

          17.5.6 The Renewal Works proposed pursuant to Clause 17.5.1.1 shall include the following:

                    17.5.6.1 the renewal of all reflecting road studs on the Project Facilities within the last 6 months of the Contract Period, provided that metal housings having a Residual Life of at least 5 years at the Expiry Date need not be renewed; and

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                    17.5.6.2  the renewal of all lamps on the Project Facilities within the last 6 months of the Contract Period.

17.6      Handback Inspection

          17.6.1 Not later than 28 days after the Expiry Date, the DBFO Co and the Department's Representative shall conduct a joint inspection of the Project Facilities (the "Handback Inspection"). Such inspection shall comply with the requirements set out in paragraph 2 of Part 4 of Schedule 4 as applicable to each element of the Project Facilities.

          17.6.2 Within 90 days after the completion of the Handback Inspection, the Department's Representative shall either:

                    17.6.2.1  issue to the DBFO Co a Handback Certificate; or

                    17.6.2.2 notify the DBFO Co in writing of its decision not to issue the Handback Certificate and state the reason for such decision (being a reason within Clause 17.6.3).

          17.6.3 The Department's Representative may only refuse to issue the Handback Certificate if.

                    17.6.3.1 the DBFO Co shall have failed to complete all of the Renewal Works; or

                    17.6.3.2 the Project Facilities for any other reason do not comply with the Handback Requirements in all respects (otherwise than by virtue of an event occurring after the Expiry Date).

          17.6.4 Any notice given by the Department's Representative in accordance with Clause 17.6.2.2 shall set out each respect in which the Renewal Works have not been completed or the Project Facilities do not comply with the Handback Requirements and shall state the Department's Representative's estimate of the cost of completing such Renewal Works and/or of procuring that the Project Facilities comply in all respects with the Handback Requirements.

          17.6.5 The DBFO Co may, within 28 days after receipt of a notice given in accordance with Clause 17.6.2.2, by notice to the Department's Representative object to any matter set out in the Department's Representative's notice. The notice from the DBFO Co shall give details of the grounds for such objection and shall give the DBFO Co's proposals in respect of such matters.

          17.6.6 If no agreement is reached between the DBFO Co and the Department's Representative as to any matter referred to in the notice given in accordance with Clause 17.6.5 within 60 days, then either the DBFO Co or the Department's Representative may refer the matter to the Disputes Resolution Procedure for determination, as the case may be:

                    17.6.6.1  whether the Renewal Works have been completed;

                    17.6.6.2 whether the Project Facilities comply in all respects with the Handback Requirements; and

                    17.6.6.3 of the estimated cost of procuring that such Renewal Works are completed and that the Project Facilities comply in all respects with the Handback Requirements.

          17.6.7 If it is agreed or determined in accordance with the Disputes Resolution Procedure that the DBFO Co has not completed the Renewal Works or that the Project Facilities do not comply in all respects with the Handback Requirements, then without prejudice to any other right or

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                    remedy of the Secretary of State the DBFO Co shall pay to
                    the Secretary of State an amount equal to the estimated cost of completing such Renewal Works or procuring that the Project Facilities comply in all respects with the Handback Requirements, as agreed or determined in accordance with Clause 17.6.6 (the "Handback Amount"). Such payment shall be made not later than 14 days after such estimated cost has been agreed or determined in accordance with this Clause 17.6.

17.7      Retention Account

          17.7.1 The Secretary of State and the DBFO Co shall procure that the Retention Account is established with a bank located in the United Kingdom not later than the date which is 5 years prior to the Expiry Date. The Secretary of State may by notice in writing to the DBFO Co designate the Retention Account as a "Charged Retention Account". Any interest accrued on any money standing to the credit of the Retention Account shall be credited to the Retention Account. All sums standing to the credit of the Retention Account from time to time, including without limitation any accrued interest, shall be dealt with only in accordance with the provisions of this Clause 17. The DBFO Co shall be entitled to grant a security interest to European Investment Bank and European Investment Fund in and to the Retention Account on terms that at all times such security interest:

                    17.7.1.1 is subject to, and ranks behind, any Encumbrance (whenever created) in favour of the Secretary of State over, and any other rights of the Secretary of State in and to, the Retention Account, all sums from time to time standing to the credit of the Retention Account and all accrued interest;

                    17.7.1.2  is subject to the provisions of this Agreement;
                              and

                    17.7.1.3 shall not in any way interfere with, prejudice or otherwise affect any of the rights and obligations of the Parties under this Agreement (in particular, but without limitation, this Clause
                              17) or in respect of the Retention Account,

                    and otherwise upon such terms as the Secretary of State shall approve in writing in advance. The DBFO Co shall execute such documents and do such things as the Secretary of State may reasonably require to give effect to the ranking of any security interest contemplated by this Clause 17.

          17.7.2 Subject to Clause 17.7.3, from the date which is 5 years prior to the expected Expiry Date, the Secretary of State shall withhold from any payment which would otherwise be due to the DBFO Co under this Agreement in respect of any Monthly Traffic Payment or any DBFO Payment (other than any Aggregate Commuted Sum) a sum equal to 40% of such payment. The Secretary of State shall procure that such sum is deposited into the Retention Account on the date on which payment of such sum would, absent the provisions of this Clause 17.7.2, be due to the DBFO Co.

          17.7.3 If at any time the amount standing to the credit of the Retention Account (including any accrued interest but less any bank charges and any tax on interest arising by reason of the operation of the Retention Account) is equal to the Retention Sum less the amount of any Advance Release Amount agreed or determined in accordance with Clause 17.8, then subject to Clause 17.7.5.1 the Secretary of State shall not be entitled to withhold any further sums in accordance with Clause 17.7.2 and the DBFO Co shall be entitled to receive directly the full amount of any sum due to it under any other provision of this Agreement.

          17.7.4 If, following the Initial Inspection, it is agreed or determined in accordance with Clause 17.3 that no Renewal Works are required, then within 14 days of such agreement or determination the Secretary of State and the DBFO Co shall pay to the DBFO Co all sums standing to the

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                    credit of the Retention Account (including any accrued
                    interest but less any bank charges and any tax on interest arising by reason of the operation of the Retention Account), but without prejudice to the provisions of Clause 17.7.5.

          17.7.5    If, as a result of the Second Inspection:

                    17.7.5.1 the Renewal Amount is increased, then the provisions of Clause 17.7.2 shall apply, or shall again apply, until the amount held in the Retention Account equals the increased Retention Sum less the amount of any Advance Release Amount agreed or determined in accordance with Clause 17.8;

                    17.7.5.2 there is a decrease in the Renewal Amount, such that the total amount held in the Retention Account (including accrued interest but less any bank charges and any tax on interest arising by reason of the operation of the Retention Account) exceeds the revised Retention Sum less the amount of any Advance Release Amount agreed or determined in accordance with Clause 17.8, then the Secretary of State and the DBFO Co shall, within 14 days of the agreement or determination of the revised Renewal Amount in accordance with the provisions of Clause 17.5, pay the amount of such excess out of the Retention Account to the DBFO Co.

          17.7.6 Within 14 days after the issue of a Handback Certificate in accordance with Clause 17.6.2.1, the Secretary of State and the DBFO Co shall pay the monies standing to the credit of the Retention Account (including any accrued interest but less any bank charges and any tax on interest arising by reason of the operation of the Retention Account) to the DBFO Co.

          17.7.7 If the Department's Representative gives a notice in accordance with Clause 17.6.2.2, then pending the agreement or determination in accordance with the Disputes Resolution Procedure of all matters referred to in that notice, the Secretary of State and the DBFO Co shall retain in the Retention Account whichever is the lesser of:

                    17.7.7.1 the amount standing to the credit of the Retention Account (including accrued interest), and

                    17.7.7.2 the amount stated by the Department's Representative in the notice given in accordance with Clause 17.6.2.2 as its estimate of the cost of completing the Renewal Works and/or of procuring that the Project Facilities comply in all respects with the Handback Requirements, and the balance (if any) of any amount standing to the credit of the Retention Account (less any bank charges and any tax on interest arising by reason of the operation of the Retention Account) shall be released to the DBFO Co in accordance with Clause 17.7.6.

          17.7.8 If any sum is retained in the Retention Account in accordance with Clause 17.7.7, then the Secretary of State and the DBFO Co shall continue to hold such sum in the Retention Account pending the agreement or determination under the Disputes Resolution Procedure of all matters raised in the notice given by the Department's Representative in accordance with Clause 17.6.2.2.

          17.7.9 Within 14 days after the agreement or determination in accordance with the Disputes Resolution Procedure of the Handback Amount, the Secretary of State and the DBFO Co shall pay out of the Retention Account to the Secretary of State an amount equal to the Handback Amount or, if the amount standing to the credit of the Retention Account is insufficient to pay the Handback Amount in full, the entire amount (including accrued interest but less any bank charges and any tax on interest arising by reason of the operation of the Retention Account)

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                    standing to the credit of the Retention Account. Any
                    remaining sums standing to the credit of the Retention Account (after deducting the amount payable to the Secretary of State and any bank charges and any tax on interest arising by reason of the operation of the Retention Account) shall be paid by the Secretary of State and the DBFO Co out of the Retention Account to the DBFO Co.

          17.7.10 If the amount standing to the credit of the Retention Account is less than the Handback Amount, then the payment of any sum to the Secretary of State in accordance with Clause 17.7.9 in or towards satisfaction of the Handback Amount shall not in any way prejudice or affect any other rights or remedies of the Secretary of State for the purpose of recovering the remainder of the Handback Amount.

          17.7.11 Upon the occurrence of an Event of Default, the Secretary of State may at his option and without prejudice to any of his other rights or remedies require that any amount standing to the credit of the Retention Account be applied in payment of any amount due from the DBFO Co to the Secretary of State or becoming due as a consequence of such Event of Default or any termination of this Agreement (including without limitation any damages arising from such Event of Default). The DBFO Co and the Secretary of State shall pay to the Secretary of State out of the Retention Account such sum or, if the amount standing to the credit of the Retention Account is insufficient to pay such amount in full, the entire amount (including accrued interest but less bank charges) standing to the credit of the Retention Account upon termination of this Agreement. Any remaining sums standing to the credit of the Retention Account (after deducting the amount payable to the Secretary of State and any bank charges and any tax on interest arising by reason of the operation of the Retention Account) shall be paid by the Secretary of State and the DBFO Co out of the Retention Account to the DBFO Co.

          17.7.12 The foregoing provisions of this Clause 17.7 shall not apply if, not later than the date which is 5 years prior to the expected Expiry Date, the DBFO Co procures that a performance guarantee is provided to the Secretary of State in respect of the DBFO Co's obligations under this Clause 17 (other than this Clause 17.7) by a bank or other institution approved by the Secretary of State and in form and substance acceptable to him (in each case in his absolute discretion).

17.8      Advance Renewal Works

          17.8.1 Provided that the relevant Advance Release Amount (as determined in accordance with Clause 17.8.4) would, if an Advance Release Certificate were to be issued in respect thereof in accordance with Clause 17.8.3, be a positive amount, the DBFO Co may, on completion of any Renewal Works (the "Relevant Renewal Works") prior to the Second Inspection, give notice to the Secretary of State:

                    17.8.1.1 identifying the Relevant Renewal Works which have been completed;

                    17.8.1.2 giving full particulars of the costs of the Relevant Renewal Works; and

                    17.8.1.3 specifying the amount which the DBFO Co requires to be released to it from the Retention Account in advance of the date of release which would otherwise be determined in accordance with Clause 17.7.

          17.8.2 Not later than 28 days after receipt by the Secretary of State of a notice under Clause 17.8.1, the DBFO Co and the Department's Representative shall conduct a joint inspection of the Relevant Renewal Works which inspection shall comply with the requirements set out in paragraph 2 of Part 4 of
                    Schedule 4 as applicable to each element of the Relevant Renewal Works, provided that, for the avoidance of doubt, the required Residual Life for each such

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                    element shall be calculated from expiry of the period of 30 years from the Commencement Date.

          17.8.3 Within 60 days after completion of such inspection, the Department's Representative shall either:

                    17.8.3.1 issue an Advance Release Certificate in respect of the Relevant Renewal Works for the Advance Release Amount (as determined in accordance with Clause 17.8.4); or

                    17.8.3.2 notify the DBFO Co in writing of its decision not to issue an Advance Release Certificate in respect of the Relevant Renewal Works.

          17.8.4 The Advance Release Amount shall be an amount equal to the lesser of:

                    17.8.4.1 the amount attributed (in determining the Renewal Amount) to the Relevant Renewal Works; and

                    17.8.4.2 such amount as, on its release from the Retention Account, would leave an amount standing to the credit of the Retention Account equal to the aggregate amount of the Renewal Amount attributed (in determining the Renewal Amount) to the Renewal Works which have not been completed by the DBFO Co as at the date of such release.

          17.8.5 The Department's Representative may refuse to issue an Advance Release Certificate if:

                    17.8.5.1 the DBFO Co shall have failed to complete all of the Relevant Renewal Works; or

                    17.8.5.2 there shall have occurred and be subsisting an Event of Default or an event or circumstance which with the lapse of time, the giving of notice or the satisfaction of any other condition would become an Event of Default.

          17.8.6 Any notice given by the Department's Representative in accordance with Clause 17.8.3.2 shall specify which of the grounds for refusal set out in Clause 17.8.5 is being relied upon by the Department's Representative. Where the ground for refusal is that the DBFO Co shall have failed to complete all of the Relevant Renewal Works in accordance with the requirements set out in paragraph 2 of Part 4 of
                    Schedule 4, such notice shall also set out each respect in which the Relevant Renewal Works have not been completed.

          17.8.7    The DBFO Co may:

                    17.8.7.1 within 28 days after receipt of an Advance Release Certificate, by notice to the Department's Representative object to the Department's Representative's determination of the cost of the Relevant Renewal Works for the purposes of calculating the Advance Release Amount; or

                    17.8.7.2 within 28 days after receipt of a notice given in accordance with Clause 17.8.3.2, by notice to the Department's Representative object to any matter set out in the Department's Representative's notice, and, in either case, the notice from the DBFO Co shall give details of the grounds for objection and shall give the DBFO Co's proposals in respect of such matters.

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          17.8.8    If no agreement is reached between the DBFO Co and the
                    Department's Representative as to any matter referred to in a notice given in accordance with Clause 17.8.7 within 60 days after receipt of such notice, then either the DBFO Co or the Department's Representative may refer the matter to the Disputes Resolution Procedure.

          17.8.9 Within 45 days after the date of an Advance Release Certificate or, if the DBFO Co shall have given notice in accordance with Clause 17.8.7.1, within 14 days after the date on which the costs of the Relevant Renewal Works are finally determined in accordance with the Disputes Resolution Procedure, and subject in either case to there not having occurred and being subsisting an Event of Default or an event or circumstance which with the lapse of time, the giving of notice or the satisfaction of any other condition would become an Event of Default, the Secretary of State and the DBFO Co shall pay from the Retention Account the Advance Release Amount to the DBFO Co, provided that there shall be deducted from such amount and paid to the Secretary of State the full amount of all reasonable costs and expenses of the Secretary of State and the Department's Representative in conducting the inspection under Clause
                    17.8.2 and making all determinations, assessments and other decisions for the purposes of this Clause 17.8.

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18.       INSURANCE

18.1      Insurance Cover

          18.1.1 The DBFO Co shall take out and maintain in force the insurances specified in Schedule 10 throughout the relevant stages of the Contract Period as follows:

                    18.1.1.1 the DBFO Co shall procure that the insurances identified in paragraph 1 of Schedule 10 are taken out prior to the commencement of the Works and are maintained until the issue of the Completion Certificate; and

                    18.1.1.2 the DBFO Co shall procure that the insurances identified in paragraph 2 of Schedule 10 are taken out in respect of each section of the Existing Road prior to the commencement of any activities in respect of the operation and maintenance of the relevant section of the Existing Road in accordance with the provisions of Clause 7.3.2 and in respect of the New Road prior to the issue of the relevant Permit to Use and are, thereafter maintained throughout the Contract Period.

          18.1.2 Prior to taking out or changing any such insurances, the DBFO Co shall submit to the Department's Agent (with respect to the insurances referred to in paragraph 1 of Schedule 10 or the Department's Representative (in respect of the insurances referred to in paragraph 2 of Schedule 10) in accordance with the Review Procedure:

                    18.1.2.1  the identity of the insurer, and

                    18.1.2.2 the principal terms and conditions of such insurances or any revision to such terms and conditions;

                    and there shall have been no objection in accordance with the Review Procedure (on the grounds set out in paragraph
                    3.9 of Part 3 of Schedule 7).

          18.1.3 The DBFO Co shall not take any action or fail to take any reasonable action, or (insofar as it is reasonably within its power) permit anything to occur in relation to it, which would entitle any insurer to refuse to pay any claim under any such insurance policy.

18.2      Copies

          The DBFO Co shall furnish copies of all insurance policies to the Department's Nominee on request. The Department's Nominee shall be entitled to inspect during ordinary business hours the original policies of insurance taken out and maintained pursuant to Clause 18.1 which are or should be in the custody of the DBFO Co, together with evidence that the premiums payable thereunder have been paid and that the insurances are in full force and effect.

18.3      Rights of Subrogation and Notice of Cancellation

          All such policies of insurance shall contain a clause to the effect that the insurers have agreed to waive all rights of subrogation against the Secretary of State and his servants and agents and shall provide for 30 days written notice to be given to the Secretary of State prior to any cancellation, non-renewal or material modification of any such policy.

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18.4      Renewal Certificates

          Renewal certificates in relation to such insurances shall be obtained as and when necessary and copies thereof (certified in a manner acceptable to the Department's Nominee) shall be forwarded to the Department's Nominee as soon as possible but in any event at least 10 days before the renewal date.

18.5      Secretary of State's Right to Insure

          If the DBFO Co fails or refuses to obtain or maintain any insurance required to be effected by it under the provisions of this Clause 18 or to provide the Department's Nominee with copies of the renewal certificates in relation thereto (certified in a manner acceptable to the Department's Nominee) as and when required, the Secretary of State shall, without prejudice to any of its rights under this Agreement or otherwise, have the right itself to procure such insurances, in which event any sums so paid by the Secretary of State in this regard shall immediately become due and payable to the Secretary of State by the DBFO Co and the Secretary of State shall be entitled to deduct such sums from any moneys due or which may become due to the DBFO Co.

18.6      Notification of Claims

          The DBFO Co shall give the Department's Nominee notification of any claim (other than a claim for less than (pound)10,000) with respect to any of the insurance policies referred to in this Clause 18 accompanied by full details of the incident giving rise to such claim.

18.7      Application of Proceeds

          18.7.1 The DBFO Co shall ensure that the insurers of any of the insurance policies which the DBFO Co is required to take out and maintain in force pursuant to Clause 18.1.1 pay the proceeds of:

                    18.7.1.1 any insurance policy for third party legal liability or employees' liability:

                              18.7.1.1.1  directly to the third party or
                                          employee concerned; or

                              18.7.1.1.2 to the Secretary of State as loss payee (and the Secretary of State shall, promptly upon receipt of such proceeds, pay the same to the relevant third party or employee concerned);

                    18.7.1.2 any other policies of such insurances to the Secretary of State as loss payee except where the DBFO Co has already restored, replaced or reinstated the Project Facilities or any other asset (as the case may be), in which case the proceeds shall be paid directly to the DBFO Co, and where the proceeds of such policies of insurances are paid to the Secretary of State as loss payee in whole or in part, the Secretary of State shall pay the amount of such proceeds received by the Secretary of State to the DBFO Co promptly upon the DBFO Co's restoring, replacing or reinstating the Project Facilities or any other asset (as the case may be) or, as the case may be, that part of the Project Facilities or any other such asset in respect of which such proceeds have been paid to the Secretary of State as loss payee.

18.8      Re-instatement of the Maintenance Depot

          The following provisions of this Clause 18.8 shall apply in the event of termination of the Lease in accordance with sub-clause 3.28(f) thereof:

          18.8.1 the Secretary of State and the DBFO Co shall consult and shall use their respective reasonable endeavours, for a period of not less than 3 months, to locate and agree upon a site owned by

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                    the Secretary of State, being reasonably proximate to the
                    Project Road, which would be suitable for the construction of a maintenance depot and for use by the DBFO Co in the performance of its obligations under this Agreement;

          18.8.2 if the Secretary of State and the DBFO Co shall agree upon such a site within such 3 month period (or such longer period as they may agree), then:

                    18.8.2.1 the Secretary of State shall apply any insurance proceeds received by him in respect of the Maintenance Depot in or towards the construction of a new maintenance depot on such site by the DBFO Co under Clause 18.8.2.2;

                    18.8.2.2 the DBFO Co shall construct such new maintenance depot to such specification as the Secretary of State shall reasonably require (not being a higher standard of specification than that of the Maintenance Depot), obtain at its own cost all necessary consents in connection with such construction and fund the costs of such construction to the extent that they exceed the amount of such insurance proceeds; and

                    18.8.2.3 on completion of the construction of such new maintenance depot, the Secretary of State shall (subject to first obtaining a court order on respect thereof as is referred in Clause 7.1.5, both parties using their reasonable efforts to obtain such court order) grant to the DBFO Co a lease of such new maintenance depot on the same terms, mutatis mutandis, as the Lease (provided that the term of such new lease shall be co-terminous with this Agreement (howsoever terminated));

          18.8.3 if the Secretary of State and the DBFO Co shall fail to agree upon such a site within such 3 month period (or such longer period as they may agree), then:

                    18.8.3.1 the proceeds of such insurance shall be payable to the Secretary of State absolutely; and

                    18.8.3.2 the Maintenance Depot shall be excluded from the Handback Requirements,

                    provided that, for the avoidance of doubt, nothing in this Clause 18.8 or the Lease shall in any way affect or diminish the obligations of the DBFO Co under this Agreement in respect of the operation and maintenance of the Project Facilities (other than the Maintenance Depot).

18.9      Saving

          Neither failure to comply nor full compliance with the insurance provisions of this Agreement shall limit or relieve the DBFO Co of its liabilities and obligations under this Agreement and in particular the DBFO Co's obligation to hold the Secretary of State harmless in compliance with any indemnity provisions contained in this Agreement.

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19.       SECRETARY OF STATE'S OBLIGATIONS

19.1      Connecting Roads

          Without prejudice to Clause 35.1.14, the Secretary of State shall repair and maintain the Connecting Roads throughout the Contract Period having regard to the classification of each highway in question (for example (without limitation) as a motorway, trunk road, rural road, urban road, dual or single carriageway) and the traffic which is reasonably to be expected to use it and to the standard of maintenance appropriate for a highway of that classification and used by such traffic.

19.2      Information

          The Secretary of State shall provide to the DBFO Co such information within his possession or control with respect to the Project as the DBFO Co may reasonably request to enable it to perform its obligations under this Agreement, provided that the Secretary of State shall have no obligation to provide any information with respect to which he is subject to an obligation of confidentiality (whether under any Law or contract or otherwise) which he is not able to have released using his reasonable endeavours (without the payment of any sum).

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                                    PART III
                          RELATIONSHIPS AND MONITORING

20.       REPRESENTATIVES

20.1      The Department's Agent and Department's Representative

          20.1.1 The Secretary of State has appointed the Department's Agent to act as his agent in relation to the design, construction, completion, commissioning and testing of the Works and, prior to the issue of the Completion Certificate, the maintenance of the New Road (excluding any Upgraded Sections). The Department's Agent will exercise the functions set out in this Agreement (a summary of which is set out in Part 1 of Schedule 7) and such other functions in respect of this Agreement as the Secretary of State may notify to the DBFO Co from time to time (but, for the avoidance of doubt, such right of notification may not increase the rights the Secretary of State has against the DBFO Co under this Agreement).

          20.1.2 The Secretary of State has appointed the Department's Representative to act as his agent in connection with all Operations other than those referred to in Clause 20.1.1. The Department's Representative will exercise the functions set out in this Agreement (a summary of which is set out in Part 2 of Schedule 7) and such other functions in respect of this Agreement as the Secretary of State may notify to the DBFO Co from time to time (but, for the avoidance of doubt, such right of notification may not increase the rights the Secretary of State has against the DBFO Co under this Agreement).

          20.1.3 The functions of the Department's Agent and the Department's Representative shall be separate and apart and neither shall have the power to override the other. In the event of any conflict between the instructions or actions of the Department's Agent and the Department's Representative or of any confusion as to their respective roles, the matter shall be referred to the Secretary of State.

          20.1.4 During any period when there is no Department's Agent or Department's Representative, the Secretary of State shall carry out the functions which would otherwise be performed by the Department's Agent or Department's Representative, as the case may be.

          20.1.5 Except as expressly stated in this Agreement, neither the Department's Agent nor the Department's Representative shall have any authority to relieve the DBFO Co of any of its obligations under this Agreement.

          20.1.6 Except as notified by the Secretary of State to the DBFO Co in writing, the DBFO Co shall be entitled to treat any act of the Department's Agent or the Department's Representative which is authorised by this Agreement as being expressly authorised by the Secretary of State, and the DBFO Co shall not be required to determine whether an express authority has in fact been given.

20.2      The DBFO Co's Representative

          20.2.1 The DBFO Co shall appoint a competent and qualified person to act as its agent in connection with this agreement. Such appointment shall be subject to the approval of the Secretary of State, such approval not to be unreasonably withheld or delayed.

          20.2.2 The DBFO Co's Representative shall have full authority to act on behalf of the DBFO Co for all purposes of this Agreement. The Secretary of State, the Department's Agent and the Department's Representative shall be entitled to treat any act of the DBFO Co's Representative in connection with this Agreement as being expressly authorised by the DBFO

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                    Co, and the Secretary of State, the Department's Agent and
                    the Department's Representative shall not be required to determine whether any express authority has in fact been given.

20.3      Change of Representatives

          20.3.1 The Secretary of State may at any time and from time to time by notice to the DBFO Co terminate the appointment of the Department's Agent or Department's Representative or appoint a substitute Department's Agent or Department's Representative. Any such notice shall specify the date on which such termination or substitution shall have effect, which date shall, other than in the case of an emergency, be such as will not cause serious inconvenience to the DBFO Co in the execution of its obligations hereunder.

          20.3.2 Save in the case of death, serious illness or termination of employment (for whatever reason and including retirement), the appointment of the DBFO Co's Representative shall not be terminated without the prior approval of the Secretary of State. Immediately upon the DBFO Co's Representative ceasing to act in the case of death or serious illness and prior to termination of the appointment in all other cases, the DBFO Co shall by notice to the Secretary of State appoint a substitute. Such appointment shall be subject to the approval of the Secretary of State, such approval not to be unreasonably withheld or delayed.

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21.       QUALITY ASSURANCE

21.1      Quality Management Systems and Plans

          21.1.1 The DBFO Co shall procure that all aspects of the Operations are the subject of quality management systems which comply with the provisions of this Clause 21 (the "Quality Management Systems").

          21.1.2    The Quality Management Systems shall comply with:

                    21.1.2.1  BS EN ISO 9001 or BS EN ISO 9002 as appropriate;

                    21.1.2.2  the Technical Requirements; and

                    21.1.2.3  Good Industry Practice;

                    and shall be reflected in appropriate Quality Plans which comply with the requirements set out in Part 1 of Schedule 5.

          21.1.3 Without limitation to the generality of Clause 21.1.2, there shall be:

                    21.1.3.1 a DBFO Co's Quality Plan, which shall meet the requirement set out in:

                              21.1.3.1.1 Annex 1 to Part 1 of Schedule 5 (the DBFO Co's Quality Plan, to the extent meeting such requirements, being referred to as the "DBFO Co's Quality Plan for the Management of
                                          Construction");

                              21.1.3.1.2 Annex 5 to Part 1 of Schedule 5 (the DBFO Co's Quality Plan, to the extent meeting such requirements, being referred to as the "DBFO Co's Quality Plan for the Management of O&M"); and

                              21.1.3.1.3 Annex 6 to Part 1 of Schedule 5 (the DBFO Co's Quality Plan, to the extent meeting such requirements, being referred to as the "DBFO Co's Quality Plan for O&M");

                    21.1.3.2 a Designer's Quality Plan, which shall meet the requirements set out in:

                              21.1.3.2.1 Annex 2 to Part 1 of Schedule 5 (the Designer's Quality Plan, to the extent meeting such requirements, being referred to as the "Designer's Quality Plan for Design"); and

                              21.1.3.2.2 Annex 3 to Part 1 of Schedule 5 (the Designer's Quality Plan, to the extent meeting such requirements, being referred to as the "Designer's Quality Plan for Examination of the Works"); and

                    21.1.3.3 a Contractor's Quality Plan, which shall meet the requirements set out in Annex 4 to Part 1 of
                              Schedule 5 (the "Contractor's Quality Plan")

          21.1.4 The DBFO Co shall not commence or permit the commencement of any aspect of the Operations before those parts of the Quality Plans which concern such aspect of the Operations have been submitted to the Department's Nominee and there has been no objection thereto in accordance with the Review Procedure (on the grounds set out in paragraph 3.10 of Part 3 of Schedule 7).

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          21.1.5    It shall not be necessary to submit to the Review Procedure in accordance with the provisions of Clause 21.1.4 the Quality Plans (or parts thereof) which have been agreed at the date of execution of this Agreement, which are set out in Part 2 of Schedule 5.

          21.1.6 The DBFO Co shall comply with the DBFO Co's Quality Plan and shall procure that:

                    21.1.6.1 the Designer complies with the Designer's Quality Plan; and

                    21.1.6.2 the Contractor complies with the Contractor's Quality Plan.

          21.1.7 Where any aspect of the Operations is performed by more than one contractor or sub-contractor, then the provisions of this Clause 21 shall apply in respect of each of such contractors or sub-contractors, and references in this Clause 21 to the DBFO Co, the Designer and the Contractor shall be construed accordingly.

          21.1.8 The DBFO Co shall from time to time submit to the Department's Nominee in accordance with the Review Procedure any changes to any of the Quality Plans required for such Quality Plan to continue to reflect Quality Management Systems which comply with the requirements set out in Clause
                    21.1.2. The Department's Nominee may object to any such proposed change only on the grounds set out in paragraph
                    3.10 of Part 3 of Schedule 7.

          21.1.9 If the DBFO Co fails to propose any change required pursuant to Clause 21.1.8, then the Secretary of State may propose such change and it shall be dealt with in accordance with the Review Procedure as though it had been proposed by the DBFO Co.

          21.1.10 If there is no objection under the Review Procedure to a part of a Quality Plan referred to in Clause 21.1.4 or a change proposed pursuant to Clause 21.1.8 or Clause 21.1.9, the Quality Plan shall be amended to incorporate such part or change.

21.2      Quality Manuals and Procedures

          If any Quality Plan refers to, relies on or incorporates any quality manual or procedure, then such quality manual or procedure or the relevant parts thereof shall be submitted to the Department's Nominee at the time that the relevant Quality Plan or part of or change to a Quality Plan is submitted in accordance with the Review Procedure, and the contents of such quality manual or procedure shall be taken into account in the consideration of the relevant Quality Plan or part of or change to a Quality Plan in accordance with the Review Procedure. The Department's Nominee may require the amendment of any such quality manual or procedure to the extent necessary to enable the relevant Quality Plan to satisfy the requirements of Clause 21.1.2.

21.3      Additional Information

          Notwithstanding any other provision of this Clause 21, the DBFO Co shall provide to the Department's Nominee such information as the Department's Nominee may reasonably require to demonstrate compliance with this Clause 21 and the provisions of Part 1 of Schedule 5.

21.4      Testing

          All on-site and off site testing shall be carried out by laboratories accredited by the National Measurement Accreditation Service for that test or by laboratories accredited to an equivalent standard, where this is required by Table NG 1/1 in the Notes for Guidance.

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21.5      Project Quality Director

          The DBFO Co shall appoint as soon as reasonably practicable a Project Quality Director, who shall be independent of the project management team (but, for the avoidance of doubt, need not be a director of the DBFO Co). The identity of the Project Quality Director (and any replacement) and the terms and conditions of his engagement shall be subject to the approval of the Secretary of State (such approval not to be unreasonably withheld or delayed). Without limitation to the foregoing, the terms and conditions of engagement of the Project Quality Director shall require him to:

          21.5.1    ensure the effective operation of the Quality Management
                    Systems;

          21.5.2 audit the Quality Management Systems at regular intervals and report the findings of such audit to the Department's Nominee;

          21.5.3 review all Quality Management Systems at intervals agreed with the Department's Nominee to ensure their continued suitability and effectiveness; and

          21.5.4 liaise with the Department's Nominee on all matters relating to quality management.

21.5      Quality Monitoring

          Without limitation to Clause 24 [Monitoring of Performance], the Department's Nominee may carry out audits of the DBFO Co's Quality Management Systems (including without limitation all Quality Plans and any Quality Manuals) at approximate intervals of 3 months and may carry out other periodic monitoring, spot checks and auditing of the Quality Management Systems.

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22.      REPORTS AND INFORMATION

22.1     Required Reports

         The DBFO Co shall submit to the Department's Nominee the reports specified in Part 2 of Schedule 14, in such numbers as provided therein.

22.2     Form

         The form of such Reports shall be agreed with the Department's Nominee, such agreement not to be unreasonably withheld.

22.3     Further Information

         The DBFO Co shall at any time and from time to time at its own cost provide to the Department's Agent or the Department's Representative one copy of such information with respect to the Project as the Department's Agent or the Department's Representative may reasonably require.

22.4     Objections to Reports

          22.4.1 If the Department's Nominee considers that any Report either has not been compiled in accordance with the provisions of this Agreement or has been based on erroneous information or data, then it may serve a notice to that effect on the DBFO Co within 28 days of receipt of such Report objecting to such Report.

          22.4.2 If any such objection has not been resolved by agreement between the Department's Nominee and the DBFO Co within 14 days after the service of such notice, then either of them may refer the matter to the Disputes Resolution Procedure.

22.5      Revisions to Reports

          If either:

          22.5.1 the resolution (whether by agreement or determination under the Disputes Resolution Procedure) of any objection made pursuant to Clause 22.4.1; or

          22.5.2    the correction of any calculation pursuant to Clause 28.7,

                    requires any revision or adjustment to any Report, then the DBFO Co shall as soon as practicable issue revised versions of each affected Report and such revised Report shall for all purposes of this Agreement take the place of the original Report.

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23.       RECORDS

23.1      Required Records

          23.1.1 The DBFO Co shall maintain and update those records relating to the Project set out in Part 1 of Schedule 14.

          23.1.2 The Secretary of State shall be entitled at his own cost within 180 days after the Commencement Date to deliver up to the DBFO Co the existing records of the Secretary of State in respect of the Project Facilities and shall be required to deliver any such records (or copies thereof) to the extent such records are required for the conduct of the Operations. In such event, the DBFO Co shall retain such records in safe storage at its own cost and such records shall thereafter be treated for all purposes as though they were records referred to in Clause 23.1.1.

23.2      Audit

          The records referred to in Clause 23.1 shall be kept in good order and in such form as to be capable of audit (including by electronic means) by the Department's Nominee. The DBFO Co shall make such records available for inspection by or on behalf of the Secretary of State, the Department's Agent and the Department's Representative at all reasonable times.

23.3      Copies

          The Secretary of State, the Department's Agent and the Department's Representative shall be entitled to take copies of all such records at the DBFO Co's cost and for that purpose to use such copying facilities as are maintained at the place where the records are kept.

23.4      Retention of Records

          23.4.1 All records referred to in Clause 23.1 shall be retained for no less than the period specified in respect of such records in Part 1 of Schedule 14 or, if no such period is specified, a period of 7 years after the end of the Contract Year to which such records relate.

          23.4.2 Where the period for the retention of any records (as set out against the relevant class of records in Part 1 of
                    Schedule 14) has expired, then the DBFO Co shall notify the Secretary of State as to what it intends to do with such records. If it intends to dispose of them or subsequently decides to dispose of them, the DBFO Co shall notify the Secretary of State, and if the Secretary of State shall within 40 days of such notice elect to receive those records or any part of them the DBFO Co, at its own cost, shall deliver up such records to the Secretary of State in the manner and at such location as the Secretary of State shall reasonably specify.

          23.4.3 Upon the termination for whatever reason of this Agreement, the DBFO Co shall as soon as practicable and at its own cost deliver up to the Secretary of State in the manner and at such location as the Secretary of State shall reasonably specify all such records as are referred to in Clause 23.1 which were in existence at the Termination Date (or, where those records are required by statute to remain with the DBFO Co, copies thereof) or such part of such records as the Secretary of State may by notice to the DBFO Co specify. The Secretary of State shall make available to the DBFO Co all the records the DBFO Co delivers up pursuant to this Clause 23.4.3, subject to reasonable notice.

23.5      Computer Records

          To the extent that the records of the DBFO Co are to be created or maintained on a computer or other electronic storage device, then the DBFO Co shall agree with the Department's Nominee a procedure for

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          back-up and off-site storage for copies of such records and shall adhere to such agreed procedure and shall cause the Contractor, the Designer, and its or their sub-contractors to implement and adhere to such agreed procedure.

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24.       MONITORING OF PERFORMANCE

24.1      Remedial Works

          If at any time the DBFO Co has failed to perform any of its obligations under this Agreement and such failure is capable of remedy, then the Department's Nominee may serve a notice on the DBFO Co requiring the DBFO Co (at its own cost and expense) to remedy such failure (and any damage resulting from such failure) within a reasonable period (the "Remedial Period") and for the avoidance of doubt a failure to perform shall include a failure to remedy as required by this Clause 24.1.

24.1A     Shadow Penalty Points

          24.1A.1 If at any time circumstances exist in which, but for the giving of the Penalty Points Commencement Notice (as defined in Clause 24.1A.3), the Department's Nominee would have been entitled to award any Penalty Points to the DBFO Co in accordance with the provisions of Clause 24.2, the Department's Nominee may serve a notice (a "Shadow Penalty Point Notice") on the DBFO Co.

          24.1A.2   A Shadow Penalty Point Notice shall specify:

                    24.1A.2.1 the reasons for the serving of such Notice; and

                    24.1A.2.2 the number of Penalty Points ("Shadow Penalty
                              Points") which, had the Penalty Point Commencement Notice been given prior to the date of the relevant Shadow Penalty Point Notice, would have been awarded in respect of the matters referred to in the reasons given in accordance with Clause 24.1A.2.1.

          24.1A.3 If at any time the DBFO Co has been awarded a total of 25 or more Shadow Penalty Points in any 1 year period, the Secretary of State may serve on the DBFO Co a notice (the "Penalty Points Commencement Notice") bringing into effect the provisions of Clause 24.2, such notice to be signed on behalf of the Secretary of State by the Project Director of the Project or any more senior official of the Department.

24.2      Penalty Points

          24.2.1 If at any time following the date of the Penalty Points Commencement Notice:

                    24.2.1.1 any Report indicates or the Department's Nominee otherwise becomes aware that the DBFO Co has failed to perform any of its obligations under this Agreement; or

                    24.2.1.2 the Department's Nominee serves a notice under Clause 24.1 and the DBFO Co fails to remedy the failure within the Remedial Period,

                    then (subject to Clause 24.2.5 and Clause 24.2.6) the Department's Nominee may (without prejudice to any other right or remedy available to the Secretary of State) by notice to the DBFO Co award points (herein called "Penalty Points") calculated by reference to the table set out in
                    Schedule 18, provided that, in the case of any Penalty Points awarded in respect of a failure to perform identified under Clause 24.2.1.1, the Department's Nominee shall, in the case of a failure which is capable of remedy, at the same time serve on the DBFO Co a notice under Clause 24.1; if the DBFO Co remedies the relevant failure within the relevant Remedial Period, the number of Penalty Points in respect thereof shall be reduced by 50 per cent.

          24.2.2 The Parties acknowledge that Schedule 18 provides a list of examples of matters which may attract Penalty Points (or Shadow Penalty Points) but is only by way of illustration of the matters for which Penalty Points (or Shadow Penalty Points) may be awarded and the severity

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                    attributed to such defaults and in no way restricts the
                    Department's Nominee's right to award Penalty Points (or Shadow Penalty Points) for other failures by the DBFO Co to perform its obligations under this Agreement or to enforce other remedies in respect of such breaches of this Agreement.

          24.2.3 If, within 14 days after receipt of a Shadow Penalty Points Notice or a notice pursuant to Clause 24.2.1, the DBFO Co demonstrates to the reasonable satisfaction of the Department's Nominee that the failure in respect of which the relevant Shadow Penalty Points or Penalty Points were awarded occurred solely as a result of an event beyond the reasonable control of the DBFO Co (or its contractors, subcontractors, servants or agents), having regard to the nature of the obligation which DBFO Co failed to perform and such steps as the DBFO Co took or could reasonably be expected to have taken in order to mitigate the effects of such failure, then the award of such Shadow Penalty Points or Penalty Points shall be rescinded.

          24.2.4 The DBFO Co may within 28 days of receipt of any Shadow Penalty Point Notice or any notice pursuant to Clause 24.2.1 object to the award of any such Shadow Penalty Points or Penalty Points or, where Shadow Penalty Points or Penalty Points have been awarded in respect of a matter which is not set out in Schedule 18, to the number of such Shadow Penalty Points or Penalty Points. If the Department's Nominee and the DBFO Co are unable to reach agreement on any such matter within 14 days, either may refer the Dispute for resolution under the Disputes Resolution Procedure. In respect of any Dispute as to the number of Shadow Penalty Points or Penalty Points to be awarded pursuant to Clause 24.2.2, the issue for decision shall be how many Shadow Penalty Points or Penalty Points should be awarded in comparison with the number of Shadow Penalty Points or Penalty Points set out in
                    Schedule 18 for defaults of equivalent severity.

          24.2.5 If the DBFO Co has been awarded a total of 50 Penalty Points in any 12 month period, then (subject to Clause 24.2.6) any further Penalty Points may only be validly awarded if the notice under Clause 24.2.1 is countersigned by the Project Director of the Project (or any more senior official of the Department) on behalf of the Secretary of State.

          24.2.6 If the DBFO Co has been awarded a total of 75 Penalty Points in any 12 month period, any further Penalty Points may only be validly awarded if the notice under Clause 24.2.1 is countersigned by the Director of the Northern Network Management Division of the Highways Agency (or any successor office or body) or any more senior official of the Department, and in such event the countersignature of any such notice by the Project Director of the Project shall cease to be required.

          24.2.7 If the DBFO Co shall effect any Lane Closure in breach of Clause 13.3.9 then:

                    24.2.7.1 the Penalty Points Commencement Notice shall be deemed to have been given for purposes of this Agreement with effect from the day preceding the first day of any such Lane Closure; and

                    24.2.7.2 without limitation to Clause 24.2.7.1, the Department's Agent shall be entitled to award Penalty Points in respect of such Lane Closure in accordance with Clause 24.2.1 (and not Shadow Penalty Points in accordance with Clause 24.1A.1) and the proviso to Clause 24.2.1 shall not apply in respect of such Lane Closure.

          24.2.8 Notwithstanding anything else in this Clause 24.2 (but without prejudice to Clause 24.2.1.2), Shadow Penalty Points and Penalty Points shall not be awarded more than once in respect of a particular failure to perform by the DBFO Co or under more than one category in Schedule 18 in respect of the same failure to perform by the DBFO Co, provided that where more than one such category is relevant to a particular failure to perform the number of Shadow Penalty Points or Penalty Points which may be awarded is the highest number applicable to any of such categories in Schedule 18.

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24.3      Warning Notices

          Without prejudice to any other right or remedy available to the Secretary of State, if at any time the DBFO Co has committed any material breach of its obligations under this Agreement or has been awarded a total of 300 or more Penalty Points (the "Qualifying Number") in any 3 year period, then the Department's Nominee may give written notice (herein called a "Warning Notice") to the DBFO Co setting out in general terms the matter or matters giving rise to such notice and containing a reminder to the DBFO Co of the implications of such notice. Any such notice shall state on its face that it is a "Warning Notice" and shall be signed by or on behalf of the Secretary of State. In determining whether or not the Qualifying Number of Penalty Points has been incurred in any relevant period, there shall be excluded any Penalty Points which have already been comprised in a Qualifying Number of Penalty Points in respect of which a Warning Notice has already been issued under this Clause 24.3.

24.4      Increased Monitoring

          In the event of the DBFO Co either:

          24.4.1 being awarded a total of 50 or more Penalty Points in any 1 year period; or

          24.4.2    receiving one or more Warning Notices,

          the Department's Nominee may (without prejudice to any other right or remedy available to the Secretary of State) by notice to the DBFO Co increase the level of its monitoring of the DBFO Co until such time as the DBFO Co shall have demonstrated to the reasonable satisfaction of the Department's Nominee that it will perform and is capable of performing its obligations under this Agreement. The notice to the DBFO Co shall specify the additional measures to be taken by the Department's Nominee in monitoring the DBFO Co in response to the matters which led to such Penalty Points being awarded or Warning Notice sent. The DBFO Co shall compensate the Secretary of State for all costs incurred by him as a result of such increased level of monitoring (including, without limitation, the relevant administrative expenses of the Secretary of State, including an appropriate sum in respect of general staff costs and overheads).

24.5      Step-In Rights

          24.5.1 Without prejudice to Clause 24.5.2, if at any time the Department's Nominee serves a notice under Clause 24.1 and the DBFO Co fails to remedy the failure within the Remedial Period, then the Secretary of State may (without prejudice to any other right or remedy available to him) himself take such steps as necessary to remedy such failure or engage others to take such steps, and the provisions of Clauses
                    24.5.3 and 24.5.4 shall apply.

          24.5.2 Without prejudice to any other right or remedy of the Secretary of State:

                    24.5.2.1 in the event that the Secretary of State considers that a breach by the DBFO Co of an obligation under this Agreement may create an immediate and serious threat to public safety; or

                    24.5.2.2  in the event of an emergency; or

                    24.5.2.3 where it appears to the Secretary of State necessary or expedient in the interests of road safety,

                    the Secretary of State may give notice requiring the DBFO Co forthwith to take such steps as he reasonably considers necessary or expedient to mitigate or preclude such state of affairs. In the event that the DBFO Co shall fail to take such steps as the Secretary of State may reasonably think necessary and within such time as the Secretary of State shall reasonably

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                    think fit, then the Secretary of State may take such steps himself or engage others to take such steps, and the provisions of Clauses 24.5.3 and 24.5.4 shall apply.

          24.5.3 To the extent that the Parties shall agree, or it shall be determined under the Disputes Resolution Procedure, that the DBFO Co had not failed to perform its obligations under this Agreement (in the case of any action taken pursuant to Clause 24.5.1) or the Secretary of State was not reasonable in requiring the DBFO Co to take such steps as are referred to in Clause 24.5.2 or, in the case of Clause 24.5.2.1, that no such breach had occurred (any such determination to be made on the basis of the facts available to the Secretary of State at the time he took or required such action to be taken), then the provisions of Part 5 of Schedule 12 shall apply.

          24.5.4 Except in the circumstances referred to in Clause 24.5.3, the DBFO Co shall reimburse the Secretary of State for all costs incurred by him in taking the steps or engaging others to take the steps referred to in Clause 24.5.1 or Clause
                    24.5.2 (including, without limitation, the relevant administrative expenses of the Secretary of State, including an appropriate sum in respect of general staff costs and overheads).

          24.5.5 Where the Secretary of State has exercised his rights under Clause 24.5.1 or Clause 24.5.2 to take any steps in respect of any obligation of the DBFO Co of a continuing nature, then the DBFO Co shall recommence the performance of such obligation (and the Secretary of State shall cease the taking of such steps) upon the later to occur of:

                    24.5.5.1 the date on which the DBFO Co proves to the reasonable satisfaction of the Secretary of State that it is capable of performing and will perform such obligation in accordance with the terms of this Agreement; and

                    24.5.5.2 the expiry of any agreement entered into by the Secretary of State with any third party for the performance of such obligation.

24.6      Removal of Personnel

          The Department's Nominee may require the DBFO Co to remove forthwith from the Site and Adjacent Areas any person who, in the opinion of the Department's Nominee, misconducts himself or is incompetent or negligent in the proper performance of his duties, or whose presence on the Site or Adjacent Areas is otherwise considered by the Department's Nominee to be undesirable, and such person shall not be again allowed upon the Site or the Adjacent Areas without the consent of the Department's Nominee.

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25.       STATUTORY POWERS

25.1      Application

          Whenever the exercise by the Secretary of State of any statutory power is necessary to enable the DBFO Co to perform any obligation under this Agreement, the provisions of this Clause 25 shall apply.

25.2      Procedure

          25.2.1 If the DBFO Co believes that the exercise by the Secretary of State of any statutory power is necessary (or desirable) to enable the DBFO Co to perform (or to perform more expediently) any obligation under this Agreement, the DBFO Co shall give notice to that effect to the Secretary of State.

          25.2.2    Any notice given by the DBFO Co in accordance with Clause
                    25.2.1 shall:

                    25.2.2.1 clearly specify the action requested of the Secretary of State, the duty of the DBFO Co under this Agreement in respect of which such action is requested and the reasons why such action by the Secretary of State is required;

                    25.2.2.2 indicate the time by which the requested action is required; and

                    25.2.2.3 set out any recommendation by the DBFO Co in respect of the requested action.

          25.2.3 Within 21 days after receipt of a notice given in accordance with Clause 25.2.1, the Secretary of State shall acknowledge receipt of such notice and shall give his good faith estimate of the date on which he will respond on the merits of the request, provided that no such estimate shall be binding on the Secretary of State.

          25.2.4 The Secretary of State shall respond to the merits of the request contained in the notice given in accordance with Clause 25.2.1 as soon as reasonably practicable in the circumstances, taking into consideration, inter alia, any requirement for consultation with the public or other interested parties in connection with such request.

25.3      No Fetter on Discretion

          The Secretary of State shall consider on its merits in accordance with his statutory duties any request for action contained in a notice given in accordance with Clause 25.2.1. Without in any way limiting the discretion of the Secretary of State in responding to any such request, the Secretary of State shall, in reaching any such decision, give consideration in good faith, inter alia, to the matters set out in Clause 25.4. The decision of the Secretary of State on the merits of the request shall not be subject to review under the Disputes Resolution Procedure.

25.4      Relevant Considerations

          The considerations referred to in Clause 25.3 are the following:

          25.4.1 whether the Secretary of State has the statutory power to take the action requested;

          25.4.2 whether there is any alternative course available to the DBFO Co (and the cost of such alternative course) which would not require action by the Secretary of State;

          25.4.3 the effect the requested action would have on the interests of any third parties;

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          25.4.4    whether the timing and substance of the request is such as to enable the Secretary of State to consider the merits of the request in accordance with the principles of procedural fairness (taking into account where appropriate the necessity or desirability of consultation with other interested parties); and

          25.4.5 whether the action requested would have any implications for safety, either of Users or of any other third parties.

25.5      Refusal of Request

          25.5.1 This Clause 25.5 shall apply only in relation to a notice pursuant to Clause 25.2.1 requesting the exercise by the Secretary of State of a statutory power which is necessary (and not merely desirable) to enable the DBFO Co to perform (and not merely to perform more expediently or at a lower cost) any obligation under this Agreement (a "Relevant Notice").

          25.5.2 Subject to Clause 25.5.3, if, in the exercise of his discretion, the Secretary of State refuses to take the action requested in a Relevant Notice, then the DBFO Co shall be relieved from liability under this Agreement to the extent that by reason of such refusal the DBFO Co is not able to perform the obligations identified in the request contained in the notice given in accordance with Clause 25.2.1.

          25.5.3 The DBFO Co shall be relieved of its liability in accordance with Clause 25.5.2 only if it has taken all steps necessary to mitigate the effects of the refusal of the Secretary of State to take the requested action.

          25.5.4 If the failure to take any action requested in a Relevant Notice renders impossible (and not merely more expensive) the DBFO Co's performance of this Agreement or has a fundamental effect on the rights or obligations of the DBFO Co under this Agreement, then the Parties shall negotiate for a period of not less than 90 days in good faith in an attempt to agree an alternative means of performance which does not require the exercise of any statutory power and which:

                    25.5.4.1 still provides substantially the same level of service to the Secretary of State; and

                    25.5.4.2 does not involve the DBFO Co in any material increase in cost or reduction of return.

                    If the Parties are unable to reach agreement within such period of 90 days, the provisions of Clause 38.4 shall apply.

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26.       STATUTORY UNDERTAKERS

26.1      Definitions

          For the purpose of this Clause 26:

          26.1.1 "Apparatus" means all apparatus (including apparatus as defined in 1991 Act) located in, on, under, over, across, along or adjacent to the Site or Adjacent Areas;

          26.1.2 "Authorised Functions" means each of the functions conferred on the Secretary of State by the 1991 Act which the DBFO Co is authorised by the Secretary of State from time to time to exercise pursuant to Clause 26.4.1 or 26.4.5, as the case may be;

          26.1.3 "Authorisation Period" means either the Contract Period or the period commencing on the Commencement Date and expiring 10 years therefrom, whichever is shorter;

          26.1.4 "Bridge Authority" has the meaning given in Section 147(1)(b) of the 1991 Act;

          26.1.5 "Codes of Practice" means the codes of practice issued from time to time pursuant to Part III of the 1991 Act;

          26.1.6 "Diversionary Works" means works involving the diversion, change in level, protection or removal of Apparatus or other works in relation to Apparatus which are necessary to facilitate the execution of the Operations;

          26.1.7 "Highway Authority" has the same meaning as ascribed in the Highways Act;

          26.1.8 "Major Highway Works" means both major highway works as defined in Section 86(3) of the 1991 Act and major bridge works as defined in Section 90(2) of the 1991 Act;

          26.1.9 "the Regulations" means regulations issued pursuant to Part III of the 1991 Act;

          26.1.10 "the Renewed Authorisation Period" has the meaning given in Clause 26.4.5.2;

          26.1.11 "Street Authority" has the meaning given in Section 49(1) of the 1991 Act;

          26.1.12 "Street Works Licences" has the meaning given in Section 50(1) of the 1991 Act;

          26.1.13 "Sample Inspections" has the meaning given to it in the Code of Practice entitled Code of Practice for Inspections;

          26.1.14 "Traffic Authority" has the meaning given in Section 121A of the Road Traffic Regulation Act 1984;

          26.1.15 "Works for Road Purposes" has the meaning given in Section 86(2) of the 1991 Act;

          26.1.16   "1991 Act" means the New Roads and Street Works Act 1991;

          26.1.17 "1995 Order" means the Contracting Out (Highway Functions) Order 1995 (SI 1995/1986); and

          26.1.18 "affected" or "affecting" shall be regarded as including the meaning given to "affected" in Section 105(4) of the 1991 Act.

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26.2      Primary Duty of Co-ordination

          26.2.1 The DBFO Co covenants with the Secretary of State to use its best endeavours to co-ordinate the execution of works of all kinds affecting the Project Facilities and the surrounding highway network:

                    26.2.1.1  in the interests of safety;

                    26.2.1.2 so as to minimise the inconvenience to persons using the Project Facilities having regard in particular to the needs of people with disabilities;

                    26.2.1.3 so as to protect the structure of the Project Facilities and the integrity of Apparatus;

                    and in accordance with all relevant Codes of Practice.

          26.2.2 The DBFO Co shall comply with such directions as to the co-ordination of works of all kinds including the co-ordination of works on streets other than the Project Road, as the Secretary of State may give from time to time consistent with Good Industry Practice.

26.3      General

          26.3.1 In constructing and operating the Project Facilities and otherwise performing the Operations, the DBFO Co shall comply with the 1991 Act, the Regulations, the Codes of Practice and any requirements of Statutory Undertakers notified to the DBFO Co or the Secretary of State pursuant to the 1991 Act.

          26.3.2 The DBFO Co shall notify the Secretary of State of all proposed Major Highway Works, Diversionary Works and Works for Road Purposes necessary in connection with the Operations and shall contract, commit or compromise in respect of such works with Statutory Undertakers and carry out any such works in accordance with the 1991 Act, the Regulations, the Codes of Practice and the provisions of this Clause 26.

          26.3.3 The DBFO Co will be responsible for all costs of, and shall make all payments due to, Statutory Undertakers in connection with any Diversionary Works and shall indemnify the Secretary of State against all Losses or Claims of any person arising out of or in connection with Diversionary Works.

          26.3.4 Subject to Clauses 26.3.5 and 26.6.2 the Secretary of State will pay to the DBFO Co within 28 days of receipt any monies actually received by him from any Statutory Undertaker in respect of the Project Facilities pursuant to any provision of the 1991 Act, the Regulations or the Codes of Practice, other than fees relating to Sample Inspections.

          26.3.5 If a contribution is made to the Secretary of State pursuant to Section 78 of the 1991 Act then payment will only be made to the DBFO Co if the contribution relates to costs actually incurred or likely to be incurred by the DBFO Co during the Contract Period and the DBFO Co shall pay to the Secretary of State any contribution received if the contribution relates to costs incurred or likely to be incurred outside the Contract Period.

          26.3.6 At the request of the DBFO Co, and subject to an indemnity for all costs including administrative costs, general staff costs and overheads, the Secretary of State will use his reasonable endeavours to recover all damages, losses, charges, fees, contributions and costs due to the Secretary of State as Street Authority in respect of the Project Facilities pursuant to the 1991 Act, the Regulations or Codes of Practice.

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          26.3.7    The DBFO Co shall provide to such person as may be nominated from time to time by the Secretary of State such information as may be prescribed pursuant to Sections 53 and 54 of the 1991 Act and such other information of which it becomes aware which is eligible for registration and shall make such payment or payments to such party as the Secretary of State may require pursuant to Section 53(5) of the 1991 Act. The DBFO Co shall maintain at all times a terminal linked to the street works register for the purposes of giving and receiving notices and information affecting the Project Road and the surrounding road network.

          26.3.8 Subject to the provisions of Section 50 and Schedule 3 of the 1991 Act, the Secretary of State will, as soon as is reasonably practicable after receiving a request from the DBFO Co, grant a Street Works Licence to the DBFO Co on the following terms:

                    26.3.8.1  it shall be non-assignable;

                    26.3.8.2 it shall not inure beyond the shorter of the Contract Period and the period during which the Secretary of State is Street Authority in respect of the Project Facilities;

                    26.3.8.3 it shall only be exercisable after consultation with any affected Relevant Authority or person owning Apparatus.

          26.3.9    [Clause not used].

          26.3.10 The DBFO Co shall notify the Secretary of State of any possible offence committed or likely to be committed by a Statutory Undertaker under the 1991 Act of which the DBFO Co is or should reasonably be aware and shall provide such information relating to such offence as may be specified by the Secretary of State.

          26.3.11 The DBFO Co will at all times assist and facilitate the Secretary of State in carrying out, and shall take all steps necessary to ensure that the Secretary of State is able to comply with, his duties under the 1991 Act, the Regulations and the Codes of Practice.

          26.3.12 The DBFO Co and (if so requested by the DBFO Co by notice in writing, but at the DBFO Co's cost) the Secretary of State shall each take such actions as are (in the case of the DBFO
                    Co) appropriate or (in the case of the Secretary of State) reasonably requested by the DBFO Co to inform all interested parties of the DBFO Co's role on behalf of the Secretary of State pursuant to Clauses 26.4 and 26.5.

26.4      Contracting Out of Functions

          26.4.1 Subject to the provisions of this Clause 26.4 and pursuant to the 1995 Order, the DBFO Co is hereby authorised by the Secretary of State as Street Authority, Highway Authority, Bridge Authority and Traffic Authority (as the case may be) for the Authorisation Period to exercise in respect of the Project Facilities each of the functions of the Secretary of State listed in Part 1 of Schedule 19.

          26.4.2 From the Commencement Date and for so long as any authorisation made under this Clause 26.4. is effective, the DBFO Co shall exercise properly and fully in respect of the Project Facilities each of the Authorised Functions.

          26.4.3 The authorisation made under this Clause 26.4 in respect of an Authorised Function is made on the following terms:

                    26.4.3.1  it shall be non assignable;

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                    26.4.3.2  the DBFO Co shall not delegate any such Authorised
                              Function.

          26.4.4 On or before the expiry of the Authorisation Period (or any Renewed Authorisation Period) in respect of an Authorised Function the DBFO Co may request the Secretary of State to renew the authorisation for any period not exceeding 10 years from the date of renewal. The decision whether or not to renew the authorisation in whole or in part shall be in the absolute discretion of the Secretary of State. The decision of the Secretary of State shall not be subject to review under the Disputes Resolution Procedure.

          26.4.5 If, following a request under Clause 26.4.4, the Secretary of State decides to renew the authorisation, he shall confirm the same by notice in writing to the DBFO Co. Such notice shall specify:

                    26.4.5.1 the function of the Secretary of State which the DBFO Co is authorised to exercise in respect of the Project Facilities; and

                    26.4.5.2 the authorisation period, which shall not exceed the shorter of the Contract Period and 10 years from the date of the renewal (the "Renewed Authorisation Period").

          26.4.6 If the 1995 Order or any replacement order made under Sections 69 and 77 of the Deregulation and Contracting Out Act 1994 shall cease for whatever reason to be in effect, the DBFO Co may request the Secretary of State to take such action as necessary to bring into effect a further order in respect of part or all of the functions the subject of the original order. The provisions of Clauses 25.2, 25.3 and
                    25.4 (but for the avoidance-of doubt not Clause 25.5) shall apply mutatis mutandis to any such request.

          26.4.7 In exercising the Authorised Functions the DBFO Co will act in accordance with the principles of administrative law which govern the conduct of the Secretary of State and, without prejudice to the generality of the foregoing, will:

                    26.4.7.1  obey all relevant legal and procedural
                              requirements;

                    26.4.7.2 not take any decisions or actions which may be considered perverse and liable to be quashed in a court of law; and

                    26.4.7.3  obey the rules of natural justice.

          26.4.8 For so long as any authorisation under this Clause 26.4 is effective the DBFO Co shall provide to the Department's Nominee five copies of a formal monthly report on all actions taken by the DBFO Co pursuant to the Authorised Functions, including without limitation details of:

                    26.4.8.1  all notices given and received;

                    26.4.8.2 all directions and consents given to Statutory Undertakers;

                    26.4.8.3 all agreements, commitments or compromises reached with Statutory Undertakers with regard to Diversionary Works; and

                    26.4.8.4  any arbitration proceedings commenced or proposed.

          26.4.9 Without prejudice to the generality of Clause 26.4.8, the DBFO Co shall provide the Department's Nominee with copies of all consents and directions given by the DBFO Co and all notices given and received by the DBFO Co pursuant to the 1991 Act.

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          26.4.10   The DBFO Co shall indemnify the Secretary of State against all Losses or Claims of any person arising out of or in connection with the DBFO Co's exercise, purported exercise or failure to exercise any of the Authorised Functions.

          26.4.11 If the DBFO Co fails to exercise any Authorised Function in the manner set out in Clause 26.4.7 then the Secretary of State may withdraw or suspend the authorisation in respect of such Authorised Function and the DBFO Co shall indemnify the Secretary of State against all costs incurred by him in performing or engaging others to perform such Authorised Function. Such suspension or withdrawal shall not be treated by the DBFO Co as a repudiation by the Secretary of State.

          26.4.12 If an authorisation under this Clause 26.4 is revoked by the Secretary of State, other than in accordance with Clause 26.4.11, then for the purposes of Section 73 of the Deregulation and Contracting Out Act 1994 "relevant contract" shall mean this Clause 26.4 and no other provision of this Agreement.

26.5      Management of Operations affecting Apparatus

          26.5.1 If at any time an authorisation under Clause 26.4 is revoked or expires (and is not renewed) the DBFO Co shall be released from exercising and shall not exercise the relevant Authorised Function. Subject to Clause 26.5.3, the DBFO Co shall instead perform those services set out in Part 2 of
                    Schedule 19 (if any) which relate to the same function of the Secretary of State as the Authorised Function which has been revoked or has expired.

          26.5.2    In addition to its obligations under Clause 26.4 or Clause
                    26.5.1 as the case may be but subject to Clause 26.5.3, the DBFO Co shall throughout the Contract Period perform the services set out in Part 3 of Schedule 19.

          26.5.3 In carrying out its services pursuant to this Clause 26.5, the DBFO Co shall not contract with, enter into binding commitments with, compromise with, give a notice of intention to proceed to, impose obligations upon, issue Street Works Licences to or seek to recover costs from Statutory Undertakers or carry out works affecting Statutory Undertakers without the prior written approval of the Secretary of State.

          26.5.4 For the purposes of Clause 26.5.3, the approval of the Secretary of State may be given from time to time either in terms relating to a particular contract, commitment, compromise or works or upon terms relating to particular classes of contracts, commitment, compromise or works.

26.6      The Secretary of State's Responsibility

          26.6.1 Without prejudice to the DBFO Co's obligations pursuant to Clause 26.3.12 the Secretary of State shall:

                    26.6.1.1 from time to time, at the request of DBFO Co, notify Statutory Undertakers that, subject to the terms and conditions set out in this Clause 26, the DBFO Co will be exercising the Authorised Functions or will be performing the services set out in Clause 26.5 (as the case may be);

                    26.6.1.2 notify the DBFO Co promptly of any Statutory Undertaker's requirements or notices or any notices from Street Authorities for streets other than the Project Road (but which affect the Project Road) which he receives pursuant to the 1991 Act, the Regulations or the Codes of Practice.

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          26.6.2    If works are necessary as a consequence of an event
                    described in Section 82(2) of the 1991 Act then those works shall be considered as a Department's Change in Specification and any sums received by the Secretary of State from any Statutory Undertaker shall not be subject to Clause 26.3.4.

26.7      Yorkshire Electricity

          The DBFO Co acknowledges that the Secretary of State has settled two invoices from Yorkshire Electricity in the amount of (pound)282,808.33 and (pound)664,599.58 in respect of the diversion of the 132 Kv overhead lines at Rothwell Haigh and Lofthouse which, if such invoices had been issued after the date of this Agreement, would have been the responsibility of the DBFO Co. The DBFO Co shall, without further demand by the Secretary of State, repay (or procure the repayment) to the Secretary of State on or before 14th May 1996 the sum of (pound)947,407.91 and if it fails to do so such sum shall bear interest in accordance with Clause 30.7.

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26A.      OTHER FUNCTIONS OF THE SECRETARY OF STATE

26A.1     Definitions

          For the purpose of this Clause 26A:

          26A.1.1 "Highway Authority" has the same meaning as ascribed in the Highways Act;

          26A.1.2 "Statutory Provisions" means the provisions of the statutes and regulations set out in Schedule 21 and (subject to Clause 26A.3.7.3) the provisions of any statute or regulation which the Secretary of State has authorised the DBFO Co to exercise pursuant to Clause 26A.3.7;

          26A.1.3 "Third Party" means any third party (but excluding any Statutory Undertaker to the extent that the provisions of Clause 26 apply in relation to such Statutory Undertaker in any particular case);

          26A.1.4 "Third Party Authorised Functions" means each of the functions conferred on the Secretary of State by the Statutory Provisions, which the DBFO Co is authorised by the Secretary of State from time to time to exercise pursuant to Clause 26A.3. 1, Clause 26A.3.5 or (subject to Clause 26A.3.7.3) Clause 26A.3.7;

          26A.1.5 "Third Party Authorisation Period" means, in the case of an authorisation pursuant to Clause 26A.3.1, either the Contract Period or the period commencing on the Commencement Date and expiring 10 years therefrom, whichever is shorter or, in the case of an authorisation pursuant to Clause 26A.3.7.3, the period specified in the notice given by the Secretary of State pursuant to Clause 26A.3.7.2.2;

          26A.1.6 "Third Party Renewed Authorisation Period" has the meaning given in Clause 26A.3.5.2;

          26A.1.7 "1995 Order" means the Contracting Out (Highway Functions) Order 1995 (SI 1995/1986).

26A.2     General

          26A.2.1 Without limitation to Clause 3.4, the DBFO Co will at all times assist and facilitate the Secretary of State in carrying out, and shall take all steps necessary to ensure that the Secretary of State is able to comply with, his duties under the Statutory Provisions.

          26A.2.2 The DBFO Co shall take such actions as are appropriate to inform all interested parties of its role on behalf of the Secretary of State pursuant to Clauses 26A.3 and 26A.4.

26A.3     Contracting Out of Functions

          26A.3.1 Subject to the provisions of this Clause 26A.3 and pursuant to the 1995 Order, the DBFO Co is hereby authorised by the Secretary of State as Highway Authority and as Minister under the Parish Councils Act 1957 (as the case may be) for the Third Party Authorisation Period to exercise in respect of the Project Facilities each of the functions of the Secretary of State listed in Schedule 21.

          26A.3.2 From the Commencement Date and for so long as any authorisation made under this Clause 26A.3 is effective, the DBFO Co shall exercise properly and fully in respect of the Project Facilities each of the Third Party Authorised Functions.

          26A.3.3 The authorisation made under this Clause 26A.3 in respect of a Third Party Authorised Function is made on the following terms:

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                    26A.4.3.1 it shall be non assignable;

                    26A.4.3.2 the DBFO Co shall not delegate any such Third
                              Party Authorised Function.

          26A.3.4 On or before the expiry of the Third Party Authorisation Period (or any Third Party Renewed Authorisation Period) in respect of a Third Party Authorised Function the DBFO Co may request the Secretary of State to renew the authorisation for any period not exceeding 10 years from the date of renewal. The decision whether or not to renew the authorisation in whole or in part shall be in the absolute discretion of the Secretary of State. The decision of the Secretary of State shall not be subject to review under the Disputes Resolution Procedure.

          26A.3.5 If, following a request under Clause 26A.3.4, the Secretary of State decides to renew the authorisation, he shall confirm the same by notice in writing to the DBFO Co. Such notice shall specify:

                    26A.3.5.1 the function of the Secretary of State which the
                              DBFO Co is authorised to exercise in respect of the Project Facilities; and

                    26A.3.5.2 the authorisation period, which shall not exceed the shorter of the Contract Period and 10 years from the date of the renewal (the "Third Party Renewed Authorisation Period").

          26A.3.6 If the 1995 Order or any replacement order made under Sections 69 and 77 of the Deregulation and Contracting Out Act 1994 shall cease for whatever reason to be in effect, the DBFO Co may request the Secretary of State to take such action as necessary to bring into effect a further order in respect of part or all of the functions the subject of the original order. The provisions of Clauses 25.2, 25.3 and
                    25.4 (but for the avoidance of doubt not Clause 25.5) shall apply mutatis mutandis to any such request.

          26A.3.7 The DBFO Co may at any time and from time to time request the Secretary of State to authorise it to exercise any one or more of the functions conferred on the Secretary of State by the provisions of any of the statutes or regulations set out in any of the schedules to the 1995 Order (other than those functions authorised pursuant to Clause 26A.3.1 and Clause 26.4.1) and the following provisions shall apply to any such request by the DBFO Co:

                    26A.3.7.1 the provisions of Clauses 25.2, 25.3 and 25.4 (but for the avoidance of doubt not Clause 25.5) shall apply mutatis mutandis in relation to any such request pursuant to this Clause 26A.3.7;

                    26A.3.7.2 if the Secretary of State decides to make any such authorisation, he shall confirm the same by a notice in writing to the DBFO Co. Such notice shall specify:

                              26A.3.7.2.1 the function(s) of the Secretary of
                                          State which the DBFO Co is authorised
                                          to exercise in respect of the Project
                                          Facilities;

                              26A.3.7.2.2 the authorisation period, which shall
                                          not exceed the shorter of the Contract
                                          Period and 10 years from the date of
                                          the grant of the authorisation; and

                    26A.3.7.3 each of the statutes or regulations setting out
                              one of the functions so authorised shall be deemed to be a Statutory Provision from the date of the authorisation and the provisions of this Clause 26A applicable to Third Party Authorised Functions (other than this Clause 26A.3.7) shall apply mutatis mutandis in respect of such function from such date.

                    The decision of the Secretary of State whether or not to accede to any request of the DBFO Co pursuant to this Clause 26A.3.7 in whole or in part shall not be subject to review under the Disputes Resolution Procedure.

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          26A.3.8   In exercising the Third Party Authorised Functions the DBFO
                    Co will act in accordance with the principles of administrative law which govern the conduct of the Secretary of State and, without prejudice to the generality of the foregoing, will:

                    26A.3.8.1 obey all relevant legal and procedural
                              requirements;

                    26A.3.8.2 not take any decisions or actions which may be
                              considered perverse and liable to be quashed in a court of law; and

                    26A.3.8.3 obey the rules of natural justice.

          26A.3.9 For so long as any authorisation under this Clause 26A.3 is effective the DBFO Co shall provide to the Department's Nominee five copies of a formal monthly report on all actions taken by the DBFO Co or which the DBFO Co is aware of relating to the Third Party Authorised Functions, including without limitation details of:

                    26A.3.9.1 all notices given and received;

                    26A.3.9.2 all directions, permissions and consents given to
                              Third Parties in the exercise of any Third Party Authorised Functions;

                    26A.3.9.3 all agreements, commitments or compromises reached with Third Parties in the exercise of any Third Party Authorised Functions; and

                    26A.3.9.4 any legal proceedings (including without
                              limitation any appeals) commenced or proposed or threatened to be commenced in relation to any Statutory Provision or the exercise of any Third Party Authorised Function.

          26A.3.10 Without prejudice to the generality of Clause 26A.3.9, the DBFO Co shall provide the Department's Nominee with copies of all permissions, consents, directions and proceedings issued by the DBFO Co and all notices given and received by the DBFO Co and all proceedings (including without limitation any appeals) commenced against the DBFO Co in respect of any Statutory Provision or the exercise of any Third Party Authorised Function.

          26A.3.11 The DBFO Co shall indemnify the Secretary of State against all Losses or Claims of any person arising out of or in connection with the DBFO Co's exercise, purported exercise or failure to exercise any of the Third Party Authorised Functions.

          26A.3.12 If the DBFO Co fails to exercise any Third Party Authorised Function in the manner referred to in Clause 26A.3.8, then the Secretary of State may withdraw or suspend the authorisation in respect of such Third Party Authorised Function and the DBFO Co shall indemnify the Secretary of State against all costs reasonably and properly incurred by him in performing or engaging others to perform such Authorised Function. Such suspension or withdrawal shall not be treated by the DBFO Co as a repudiation by the Secretary of State.

          26A.3.13 If an authorisation under this Clause 26A.3 is revoked by the Secretary of State, other than in accordance with Clause 26A.3.12, then for the purposes of Section 73 of the Deregulation and Contracting Out Act 1994 "relevant contract" shall mean this Clause 26A.3 and no other provision of this Agreement.

26A.4     Management of Operations

          26A.4.1   If at any time and from time to time:

                    26A.4.1.1 an authorisation under Clause 26A.3 is revoked or expires (and is not renewed) the DBFO Co shall be released from exercising and shall not exercise the relevant Third Party Authorised Function and, subject to Clause 26A.4.5 and unless otherwise directed by the Secretary of State, the DBFO Co shall instead perform those services set out in Clause 26A.4.2 insofar as they apply to the

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                              same function of the Secretary of State as the
                              Third Party Authorised Function which has been revoked or has expired;

                    26A.4.1.2 a Third Party requests the DBFO Co or the
                              Secretary of State (and the Secretary of State notifies the DBFO Co of such request) to exercise in relation to the Project Facilities or the Operations any function of the Secretary of State as Highway Authority under any statute or regulation (other than a Third Party Authorised Function) (an "Other Function"), then, subject to Clause 26A.4.5 and unless otherwise directed by the Secretary of State, the DBFO Co shall perform those services set out in Clause 26A.4.2 insofar as they apply to the Other Function.

          26A.4.2 In the circumstances referred to in Clauses 26A.4. 1.1 and 26A.4.1.2 , in relation to:

                    26A.4.2.1 any application for a permission, consent,
                              authorisation or other form of approval relating to the Project Facilities or the execution of the Operations the grant of which is required by Law to be made by or on behalf of the Secretary of State (an "Application"), the DBFO Co shall assemble all requisite documentation to support and explain the relevant Application and shall prepare a recommendation in respect of (i) any terms and conditions to be attached to any consent to the Application (if relevant) and (ii) the merits of the relevant Application, and submit the same to the Secretary of State. Upon the Secretary of State granting or refusing any Application, the DBFO Co shall upon notice from the Secretary of State take all necessary steps to give effect to any such grant or refusal and comply with the terms thereof,

                    26A.4.2.2 any proceedings commenced by a Third Party
                              relating to any decision made or condition imposed on an Application ("Appeal"), the DBFO Co shall assemble all requisite documentation and evidence to defend the Appeal and shall prepare a recommendation in respect of the merits of the relevant Appeal and submit the same to the Secretary of State;

                    26A.4.2.3 any power to carry out any works on the Project
                              Road by or on behalf of the Secretary of State and to recover the expenses from any Third Party, the DBFO Co shall assemble all relevant documentation and evidence necessary to explain why the said works should be carried out and prepare a recommendation as to how the said expenses should be recovered;

                    26A.4.2.4 any requirement for a notice or a direction to a
                              Third Party which is required by Law to be made by or on behalf of the Secretary of State (a "Direction"), the DBFO Co shall assemble all requisite documentation to support and explain the Direction and prepare a recommendation as to whether the Direction should be made and the terms thereof. Upon the Secretary of State making a Direction the DBFO Co shall serve the Direction on the relevant Third Party on behalf of the Secretary of State;

                    26A.4.2.5 any power to manage, maintain or provide
                              facilities on any part of the Project Facilities by or on behalf of the Secretary of State, the DBFO Co shall prepare recommendations to the Secretary of State as and when required by the Secretary of State in respect of the exercise of the aforementioned powers in relation to the Project Facilities;

                    26A.4.2.6 any right of the Secretary of State as Highway
                              Authority in relation to the Project Facilities to object to a proposed course of action by a Third Party ("Objection"), the DBFO Co shall assemble all requisite documentation and evidence in relation to the Objection and prepare a recommendation in relation to the Objection and submit the same to the Secretary of State.

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          26A.4.3   As part of the Liaison Procedures the DBFO Co shall
                    establish with the Department's Representative a procedure for the communication of the matters referred to in Clause 26A.4.2 to the Secretary of State.

          26A.4.4 Without limitation to Clause 3.4, the DBFO Co shall deal with all matters relating to its obligations pursuant to Clause 26A.4.2 in a timely and expeditious manner so as to ensure that the Secretary of State is able to discharge or exercise any relevant duty, power or discretion within the time required by Law.

          26A.4.5 In carrying out its services pursuant to this Clause 26A.4, the DBFO Co shall not contract with, enter into binding commitments with, compromise with, give a notice of intention to proceed to, impose obligations upon, respond to any Application from or Appeal by, issue any Direction to or seek to recover costs from any Third Party or carry out works affecting any Third Party without the prior written approval of the Secretary of State.

          26A.4.6 For the purposes of Clause 26A.4.5, the approval of the Secretary of State may be given from time to time either in terms relating to a particular matter relating to the relevant Statutory Provision or upon terms relating to particular classes of such matters.

          26A.4.7 Actions taken by the DBFO Co pursuant to this Clause 26A.4 shall not in any way limit or fetter the discretion of the Secretary of State in the discharge or exercise of his duties or powers. The decision of the Secretary of State on the merits of any recommendation made by the DBFO Co pursuant to Clause 26A.4.2 shall not be subject to review under the Disputes Resolution Procedure.

26A.5     The Secretary of State's Responsibility

          Without prejudice to the DBFO Co's obligations pursuant to Clause 26A.2.2, the Secretary of State shall:

          26A.5.1 from time to time, at the request of DBFO Co, notify Third Parties that, subject to the terms and conditions set out in this Clause 26A, the DBFO Co will be exercising the Third Party Authorised Functions or will be performing the services set out in Clause 26A.4 (as the case may be);

          26A.5.2 notify the DBFO Co promptly of any Third Parties' requirements, notices or details of legal proceedings which he receives relating to the Statutory Provisions.

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27.       OTHER THIRD PARTIES

27.1      Third Party Claims

          27.1.1 The DBFO Co shall deal with any complaints received (whether received orally or in writing, and whether from a User or others) in a prompt, courteous and efficient manner.

          27.1.2 If the DBFO Co receives any Claim from a third party relating wholly to any period or any act or omission in respect of the Project Facilities prior to the date of execution of this Agreement, it shall promptly forward such Claim to the Secretary of State. All other Claims from third parties shall be dealt with in accordance with the provisions of Clause 35.

27.2      Claims Against Third Parties

          27.2.1 As between the Secretary of State and the DBFO Co, the DBFO Co will bear, without recourse to the Secretary of State, any Loss suffered by the DBFO Co, its agents, contractors or sub-contractors of any tier or the employees of any of them which is:

                    27.2.1.1 caused by or results from the presence of any persons not entitled to be upon the Site or the Adjacent Areas (including, without limitation, any Protestors); or

                    27.2.1.2 caused by the acts or omissions of any User of the Project Facilities,

                    including without limitation any damage to property, any personal injury or death, and any loss of income (including without limitation any reduction in DBFO Payments).

          27.2.2 For the avoidance of doubt, nothing in Clause 27.2.1 shall affect:

                    27.2.2.1 any right of the Secretary of State to make or recover any Claim against any person referred to in Clause 27.2.1 for damage suffered by the Secretary of State, its agents or contractors (other than the DBFO Co) or sub-contractors of any tier or the employees of any of them, or

                    27.2.2.2 any right of the DBFO Co to make or recover any Claim against any person referred to in Clause
                              27.2.1 for damage suffered by the DBFO Co, its agents, contractors or sub-contractors of any tier, or the employees of any of them.

          27.2.3 Subject to the prior consent of the Secretary of State (such consent not to be unreasonably withheld or delayed and to be on such terms as the Secretary of State may reasonably require), the DBFO Co may if necessary bring any action against a person referred to in Clause 27.2.1 in the name of the Secretary of State, provided that the DBFO Co shall indemnify and keep indemnified the Secretary of State against all costs and expenses of and Losses and Claims arising out of any such action.

27.3      Police

          The DBFO Co shall comply at all times with all instructions of the police in respect of the Project Facilities.

27.4      Interested Parties

          27.4.1 The DBFO Co shall discharge the Requirements of Interested Parties.

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          27.4.2    Without limitation to Clause 27.4.1, the DBFO Co shall be
                    responsible for complying with any requirements of any Interested Party of which the DBFO Co has notice or ought reasonably to be aware from time to time.

27.5      Abnormal Indivisible Loads

          27.5.1 The Secretary of State shall promptly advise the DBFO Co of any notice it receives of any Abnormal Indivisible Load to be transported over the Project Road. The DBFO Co shall be responsible for liaising with the police and other relevant persons regarding any Abnormal Indivisible Load.

          27.5.2 For the avoidance of doubt, the provisions of Clause 27.2.1 shall apply in respect of any damage caused to the Project Facilities by any such Abnormal Indivisible Load.

27.6      Litter Authority

          27.6.1 If and so long as required by the Secretary of State (by notice) to do so, the DBFO Co shall discharge in respect of the Project Road (or any part thereof) the duties of the Secretary of State under Sections 89(1) and 89(2) of the Environmental Protection Act 1990. In discharging those duties, the DBFO Co shall have regard to any codes of practice in force under Section 89(7) of such Act from time to time.

          27.6.2 For the avoidance of doubt, in respect of any period during which, or any part of the Project Road in respect of which, the Secretary of State has not given a notice pursuant to Clause 27.6.1, the DBFO Co shall procure access for the Relevant Authority in accordance with Clause 12.4.2 to discharge the duties under Sections 89(1) and 89(2) of the Environmental Protection Act 1990.

27.7      Shared Facilities

          27.7.1 If any electrical power supply serving the Project Facilities also serves any facilities (other than the Project Facilities) for which the Secretary of State is the highway authority, then:

                    27.7.1.1 the DBFO Co shall use all reasonable endeavours to procure at the earliest date practicable the installation of separate meters measuring only the supply of electricity used in respect of the Project Facilities and shall make payment for such supply directly to the provider of such supply; and

                    27.7.1.2 in respect of any period during which there are no such separate meters installed, the Secretary of State shall in the first instance meet the cost of such supply and he shall be reimbursed by the DBFO Co a proportion of such cost equal to the ratio of the power rating of the DBFO Co's equipment which is connected to that supply to the power rating of all equipment which is connected to that supply.

          27.7.2 For the avoidance of doubt, save to the extent otherwise agreed by the DBFO Co with the relevant third party, the DBFO Co shall be fully responsible, at its expense, for the operation and maintenance of any shared facilities forming part of the Project Facilities (including, without limitation, those set out in Part 4A of Schedule 3 [Shared Facilities]).

27.8      Liaison Procedures

          Whenever the DBFO Co is required by this Agreement to take any action in accordance with the Liaison Procedures, it shall take such action in accordance with the procedures set out in or agreed in accordance with the provisions of Schedule 16.

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27.9      Acts of Terrorism

          27.9.1 Without prejudice and in addition to Clause 33 [Force Majeure], the following provisions shall apply in respect of any damage to the Project Road caused by an act of terrorism referred to in paragraph 1.5 of Part 2 of Schedule 11 (for the avoidance of doubt, not being any act by or damage by or resulting from any persons not entitled to be upon the Site or Adjacent Areas and who are engaged in a protest action against the construction or operation of the Project Road or against the construction or operation of highways generally).

          27.9.2 In the event that any damage to the Project Road is caused by an act of terrorism to which this Clause 27.9 applies, the DBFO Co shall promptly give notice to the Secretary of State identifying such damage. The Parties shall endeavour to agree the required remedial action to be taken to enable the Project Road to be returned to a standard complying with the O&M Requirements and as would enable the DBFO Co at the end of the Contract Period to satisfy the requirements of Clause 17.1 [Handback Requirements] on the assumption that the DBFO Co complied with its obligations as to operation and maintenance of the Project Road under this Agreement, and in default of agreement the Dispute shall be referred to the Disputes Resolution Procedure.

          27.9.3 The DBFO Co shall be responsible for the execution (at its own cost) of all necessary remedial works ("Terrorist Remedial Works") in respect of such damage agreed or determined under Clause 27.9.2.

          27.9.4 The following provisions shall apply in relation to the imposition of Lane Closure Charges in respect of any lane closures on the Project Road as a result of the carrying out of the Terrorist Remedial Works:

                    27.9.4.1 the Parties shall seek to agree upon a Permitted Closure (as defined in Clause 15.4.3.1) in respect of each affected section of the Project Road in respect of the Terrorist Remedial Works prior to their commencement;

                    27.9.4.2 if the Parties shall fail to agree upon any Permitted Closure within 45 days after the date on which the Terrorist Remedial Works are agreed or determined under Clause 27.9.2, the Dispute shall be referred to the Disputes Resolution Procedure;

                    27.9.4.3 to the extent that any actual lane closure on a particular section of the Project Road exceeds the Permitted Closure for that section (whether as to the number of lanes, duration or otherwise), Lane Closure Charges will be payable by the DBFO Co in respect of that closure in accordance with Part 3 of Schedule 9.

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                                     PART IV
                                    PAYMENTS

28.       MEASUREMENT OF TRAFFIC

28.1      Measurement Method

          At all times from and after the date of issue of the Permit to Use, the traffic using the Project Road shall be continuously measured by the DBFO Co at each Measurement Point using the Measuring Equipment.

28.2      Measurement Points

          28.2.1 Each of the following shall be a Measurement Point for the purposes of this Agreement:

                    28.2.1.1 each of the points so designated on drawings numbered C2/09/100/14 Revision B, C1/09/100/01
                              Revision C, C3/09/100/01 Revision B and
                              C3/09/100/02 Revision C contained in Part 7 of
                              Schedule 3; and

                    28.2.1.2 if as a result of any Subsequent Scheme, Additional Works or otherwise the Measurement Points specified in Clause 28.2.1.1 shall be insufficient or inadequate to Measure accurately all traffic using the Project Road, such other point or points as necessary to Measure such traffic accurately.

          28.2.2 If there is any Dispute between the DBFO Co and the Department's Representative as to the need for or location of any Measurement Point referred to in Clause 28.2.1.2 or as to any amendment required to Part 6 of Schedule 9 as a consequence of the addition of any such Measurement Point, such Dispute shall at the request of either be submitted to the Disputes Resolution Procedure.

          28.2.3 The Secretary of State shall bear the cost of any additional Measurement Point required pursuant to Clause 28.2.1.2 as a result of any Additional Works. The DBFO Co shall bear the cost of any other Measurement Point required pursuant to Clause 28.2.1.2.

28.3      Measuring Equipment

          28.3.1 The DBFO Co shall provide and install (at its own cost, save as provided in Clause 28.2.3) the following equipment (the "Measuring Equipment") at each Measurement Point:

                    28.3.1.1 one set of vehicle detection equipment meeting the specification set out in Section A of Part 1 and Section A of Part 2 of Schedule 17; and

                    28.3.1.2 all other measuring and verification equipment (together with necessary housings, appliances and buildings) required to Measure the traffic passing the Measurement Point.

          28.3.2 The Measuring Equipment shall be capable of classifying each vehicle passing the Measurement Point into one of the following categories:

                    28.3.2.1  HGVs; and

                    28.3.2.2  Other Vehicles.

          28.3.3 The DBFO Co shall provide and install at its own cost at the Measurement Point so designated on drawing numbered C 1/09/100/01 Revision C contained in Part 7 of Schedule 3

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                    the following equipment (the "Traffic Census Equipment") in addition to the Measuring Equipment:

                    28.3.3.1 one set of vehicle detection equipment meeting the specification set out in Section B of Part 1 and Section B of Part 2 of Schedule 17; and

                    28.3.3.2 such cables or other means of electronic data transmission as necessary to connect the equipment referred to in Clause 28.3.3.1 to the public service telephone network.

          28.3.4 The Measuring Equipment and the Traffic Census Equipment shall include such alternative facilities as may reasonably be required to ensure that failure or withdrawal for maintenance or adjustment of any individual component does not materially affect the Measurement of traffic by the Measuring Equipment or the Traffic Census Equipment (as the case may be).

          28.3.5 Prior to the installation or replacement of any component of the Measuring Equipment or Traffic Census Equipment which may materially affect the accuracy of Measurement of such Measuring Equipment or Traffic Census Equipment, the DBFO Co shall notify the Department's Representative of the design and type of such equipment and such notice shall be dealt with under the Review Procedure.

          28.3.6 Without limitation to Clause 28.3.4, the DBFO Co shall install, maintain, repair, replace and operate all Measuring Equipment and Traffic Census Equipment in accordance with Good Industry Practice.

          28.3.7 The Secretary of State shall be entitled at any time and from time to time to install and operate (at its own expense and risk) at any Measurement Point:

                    28.3.7.1 check measuring equipment to check the Measurement of the traffic at such Measurement Point; and/or

                    28.3.7.2  equipment linked directly to the Measuring
                              Equipment;

                    to provide at the Secretary of State's premises independent confirmation and/or direct readings of the Measurement of the traffic at such Measurement Point.

          28.3.8 Any equipment installed by the Secretary of State pursuant to Clause 28.3.7 shall be compatible with and shall not interfere with the use or operation of the Measuring Equipment.

28.4      Verification

          28.4.1 The DBFO Co shall Verify the Measuring Equipment and the Traffic Census Equipment at each Measurement Point at least once in every 90 days or at such other frequency as may be agreed by the Department's Representative. Without limitation to Clause 28.7.1 the DBFO Co shall adjust such Measuring Equipment to read centrally and accurately within the limits of accuracy set out in paragraph 2 of Section A of Part 1 of Schedule 17 (the "Measurement Limits of Accuracy") and shall adjust such Traffic Census Equipment to read centrally and accurately within the limits of accuracy set out in paragraph 2 of Section B of Part 1 of Schedule 17 (the "Census Limits of Accuracy").

          28.4.2 The DBFO Co shall give to the Department's Representative reasonable notice of the date and time of any Verification pursuant to Clause 28.4.1 and the Department's Representative shall be entitled to attend and witness any such Verification. The Department's Representative may require the DBFO Co to Verify any Measuring Equipment or the Traffic Census Equipment at any other time.

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          28.4.3    Verifications shall be made at the expense of the DBFO Co, except that the Secretary of State shall bear the costs of the attendance of the Department's Representative at any Verification and the whole expense of any Verification (other than periodic) made at the request of the Department's Representative if the Measuring Equipment or Traffic Census Equipment (as the case may be) is found to be registering within the Measurement Limits of Accuracy or Census Limits of Accuracy (as the case may be).

28.5      Collection of Data

          28.5.1 The DBFO Co shall procure that the Traffic Data is collected at such times and in such format as will enable the DBFO Co to prepare the Monthly Report.

          28.5.2 Subject to Clause 28.7.2, if there is more than one set of vehicle detection equipment measuring the same flow of traffic at a Measurement Point, then the traffic passing the Measurement Point during any period shall be deemed to be the average of the figures produced by each of such sets of vehicle detection equipment during such period. Such average shall be calculated and provided to the Secretary of State in the Monthly Report together with the figures produced for each of such sets of vehicle detection equipment.

28.6      Inspection and Auditing

          The Department's Representative shall be entitled at all reasonable times to inspect:

          28.6.1    any Measuring Equipment and the Traffic Census Equipment;
                    and

          28.6.2 any charts or other measurement or test data relating to the Measuring Equipment or the Traffic Census Equipment.

28.7      Correction of Defects

          28.7.1 If at any time any Measuring Equipment is found to be defective or measuring outside the Measurement Limits of Accuracy, the DBFO Co shall as soon as practicable adjust such equipment (the "Defective Equipment") to read centrally and accurately within such limits or (if that is not possible) shall replace it with serviceable equipment

          28.7.2 If the Defective Equipment comprises only one of two or more sets of vehicle detection equipment at a Measurement Point, then the calculation for the relevant Measurement Point pursuant to Clause 28.5.2 shall be retrospectively corrected, excluding from such calculations the data from such defective set of vehicle detection equipment from the time when such set of vehicle detection equipment became defective or (where that time cannot be established) from the time which is the mid-point between the last Verification which indicated that the set of vehicle detection equipment was operating within the Measurement Limits of Accuracy and the next following Verification.

          28.7.3 In all other circumstances where there is any Defective Equipment, the Traffic Data from the relevant Measurement Point or (where there are two or more sets of vehicle detection equipment at a Measurement Point) the calculations for the relevant Measurement Point pursuant to Clause 28.5.2 shall be retrospectively corrected from the time when such equipment became defective (or where two or more sets of vehicle detection equipment are defective, from the time when the second such set of vehicle detection equipment became defective) or (where that time cannot be established) from the time which is the mid-point between the last Verification which indicated that the equipment was operating within the Measurement Limits of Accuracy and the next following Verification.

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          28.7.4    Calculations shall be corrected for purposes of Clause
                    28.7.3 by applying the methods set out below in the order in which they appear:

                    28.7.4.1 by using the readings recorded by any check measuring equipment, provided that such equipment is operating within the Measurement Limits of Accuracy. If such equipment is not operating accurately or if no such equipment has been installed, then

                    28.7.4.2 by correcting the error if the percentage of error is ascertainable to the satisfaction of the DBFO Co and the Department's Representative by calibration, test or mathematical calculation. If the percentage of error is not so ascertainable, then

                    28.7.4.3 by using the readings recorded during the comparable period of the immediately preceding month, provided the relevant equipment was operating within the Measurement Limits of Accuracy during such period. If such equipment was not operating accurately or if there are no such readings, then

                    28.7.4.4 by estimating the number and classification of vehicles by reference to Measurements made under similar circumstances when the Defective Equipment was registering accurately. If there is any Dispute between the DBFO Co and the Department's Representative on any such estimate, then such Dispute shall at the request of either be submitted to the Disputes Resolution Procedure.

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29.       CALCULATION OF PAYMENTS

29.1      DBFO Payments

          29.1.1 In consideration for the conduct of the Operations from the date of this Agreement but subject to the provisions of Clause 29.2 (in particular, but without limitation, Clause 29.2.1), the Secretary of State shall pay to the DBFO Co in respect of each Contract Year an amount (the "DBFO Payment") determined in accordance with the following formula:

                    P = TP - LCC + SPP + CS

                    where:

                      P       =   the DBFO Payment in respect of the Contract
                                  Year.

                      TP      =   the Traffic Payment in respect of the Contract
                                  Year, calculated in accordance with Part 2 of
                                  Schedule 9.

                      LCC     =   the Lane Closure Charge in respect of the
                                  Contract Year, calculated in accordance with
                                  Part 3 of Schedule 9.

                      SPP     =   the Safety Performance Payment in respect of
                                  the Contract Year, calculated in accordance with Part 4 of Schedule 9.

                      CS      =   the aggregate of all Commuted Sums, calculated
                                  in accordance with paragraph 6 of Part 1 of
                                  Schedule 12, payable in respect of the
                                  Contract Year (the "Aggregate Commuted Sum").

          29.1.2 Subject to paragraph 6 of Part 3 of Schedule 9, the DBFO Payment in respect of a Contract Year shall be paid in monthly instalments in accordance with Clause 29.3 [Provisional DBFO Payments], as adjusted in accordance with Clause 29.4 [Annual Reconciliation].

29.2      Commencement of Payments

          29.2.1 Notwithstanding any other provision of this Agreement, no DBFO Payment (including any provisional DBFO Payment pursuant to Clause 29.3) shall be payable by the Secretary of State to the DBFO Co in respect of any vehicle kilometres measured in respect of any part of the Project Road during any period prior to the Permit to Use Date. The Traffic Payment payable in respect of the Contract Year during which the Permit to Use Date occurs shall be calculated in accordance with Part 1 of Schedule 9.

          29.2.2 Notwithstanding the provisions of Clauses 29.1 and 29.2.1 (but subject to paragraph 6 of Part 3 of Schedule 9), in respect of any period following the issue of the Permit to Use in respect of the New Road but prior to the issue of the Completion Certificate, the DBFO Co shall be entitled to receive:

                    29.2.2.1 in respect of any Monthly Traffic Payment, only 80 per cent of the sum which would otherwise be payable under the other provisions of this Clause 29 in respect of that Monthly Traffic Payment; and

                    29.2.2.2 in respect of the Traffic Payment for the Contract Year in which such period (or any part of it) falls, the amount determined in accordance with paragraph 2 of Part 1 of Schedule 9.

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29.3      Provisional DBFO Payments

          29.3.1    Subject to Clauses 29.2.1, 29.3.2 and 29.3.3 and to
                    paragraph 6 of Part 3 of Schedule 9, the Secretary of State shall pay to the DBFO Co in respect of each month during a Contract Year, as a provisional payment in respect of the DBFO Payment for that Contract Year (the "Provisional Monthly Payment"), the aggregate of:

                    29.3.1.1 the aggregate of all Relevant Monthly Amounts payable in respect of such month in accordance with paragraph 6 of Part 1 of Schedule 12 (the "Aggregate Relevant Monthly Amount"); and

                    29.3.1.2 an amount (the "Monthly Traffic Payment") equal to the Traffic Payment for the Contract Year immediately prior to the Contract Year in question, divided by 12.

          29.3.2    For purposes of Clause 29.3.1:

                    29.3.2.1 the Monthly Traffic Payment in respect of each month during the first Contract Year in respect of which payments are to be made under this Agreement shall be (pound)4,000,000; and

                    29.3.2.2 the Monthly Traffic Payment in respect of each month during the next succeeding Contract Year shall be the Traffic Payment for such first Contract Year divided by the number of whole or partial months during such first Contract Year in respect of which Monthly Traffic Payments were required to be made under this Agreement.

          29.3.3 If the Traffic Payment for the preceding Contract Year has not been determined in accordance with Part 2 of Schedule 9 at the time the Monthly Traffic Payment in respect of any month is to be determined for the purposes of Clause 29.3.1, then the Monthly Traffic Payment applicable immediately prior to the beginning of the Contract Year in which such month falls shall be used as the Monthly Traffic Payment in respect of such month. For the avoidance of doubt, once the Traffic Payment for the preceding Contract Year has been determined, the Monthly Traffic Payment in respect of all subsequent months in the Contract Year in question shall be determined as provided in Clause 29.3.1, but no adjustment shall be made in respect of any Monthly Traffic Payments previously made other than in accordance with Clause 29.4.

29.4      Annual Reconciliation

          29.4.1 Not later than 28 days following the end of each Contract Year the DBFO Co shall notify the Secretary of State of the following information:

                    29.4.1.1 the actual DBFO Payment in respect of such Contract Year, determined in accordance with Clause 29.1.1;

                    29.4.1.2 the total of the Monthly Traffic Payments, Aggregate Relevant Monthly Amounts and Permitted O&M Payments paid in respect of such Contract Year;

                    29.4.1.3 the amount payable by the Secretary of State to the DBFO Co in respect of the DBFO Payment, being the amount by which the amount in Clause 29.4.1.1 exceeds the amount in Clause 29.4.1.2, or the amount payable by the DBFO Co to the Secretary of State in respect of the DBFO Payment, being the amount by which the amount in Clause 29.4.1.2 exceeds the amount in Clause 29.4.1.1;

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                    29.4.1.4  any Value Added Tax payable on the amount payable pursuant to Clause 29.4.1.3 or, where the amount is payable to the Secretary of State, the amount of VAT over-paid by the Secretary of State;

                    29.4.1.5 any other adjustments to reflect previous over-payments and/or under-payments (each adjustment stated separately);

                    29.4.1.6 any other amount due and payable from one Party to the other under this Agreement;

                    29.4.1.7 any interest payable in respect of any amounts owed; and

                    29.4.1.8 the net amount owing by the Secretary of State to the DBFO Co or by the DBFO Co to the Secretary of State.

          29.4.2 The notice given pursuant to Clause 29.4.1 (the "Annual Reconciliation Notice") shall be accompanied by workpapers clearly setting forth the derivation of the figures set out in the Annual Reconciliation Notice. The workpapers shall illustrate, inter alia, the calculation of:

                    29.4.2.1 the DBFO Payment (following the formula specified in Clause 29.1.1) and showing separately the calculation of the Traffic Payment in accordance with Part 2 of Schedule 9, the calculation of the Lane Closure Charge in accordance with Part 3 of
                              Schedule 9, the calculation of the Safety
                              Performance Payment in accordance with Part 4 of
                              Schedule 9 and the calculation of the relevant Commuted Sums and the Aggregate Commuted Sum in accordance with paragraph 6 of Part 1 of Schedule 12 and Clause 29.1.1;

                    29.4.2.2 any adjustments to reflect previous over-payments and/or under-payments;

                    29.4.2.3 any other amount due and payable from one Party to the other under this Agreement; and

                    29.4.2.4 if the Annual Reconciliation Notice reflects any amounts due and owing on which interest is payable, the amount of interest.

          29.4.3 The following provisions of this Clause 29.4.3 shall apply where the relevant Contract Year falls wholly or partly at any time after the payment of a Commuted Sum under paragraph 6 of Part 1 of Schedule 12:

                    29.4.3.1 the DBFO Payment specified in Clause 29.4.1.1 for that relevant Contract Year shall be reduced in accordance with this Clause 29.4.3, by reference to the amount of any Tax Reliefs to which the DBFO Co is entitled in respect of any accounting period (as defined in Section 12 of the Income and Corporation Taxes Act 1988) ending within such Contract Year where the entitlement to the Tax Reliefs arises as a direct consequence of expenditure of the DBFO Co which was financed from that Commuted Sum. No amount of Tax Reliefs shall be taken into account more than once under this Clause 29.4.3 and, in particular, if DBFO Co becomes entitled to Tax Reliefs in an earlier accounting period (the "earlier period") and subsequently carries any or all of those Tax Reliefs forward to a later accounting period (the "later period"), the Tax Reliefs shall only be taken into account in reducing the DBFO Payment as mentioned above for the Contract Year in which the earlier period ends;

                    29.4.3.2 where the Tax Reliefs consist of any amount which can be taken into account so as to restrict or reduce, in any manner, the amount of any income, profits or

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                              gains of the DBFO Co or to create or increase a
                              loss or deficit of the DBFO Co for the relevant accounting period, then the DBFO Payment shall be reduced by a sum equal to the face value of such Tax Reliefs multiplied by the rate of Tax to which the DBFO Co is subject, for the relevant accounting period or periods, in respect of its income, profits or gains, or to which it would be so subject for such period or periods if it had sufficient income, profits or gains;

                    29.4.3.3 where the Tax Reliefs consist of a credit against Tax, a right of set-off against Tax or a right to repayment of Tax, the DBFO Payment shall be reduced by a sum equal to the face value of such Tax Reliefs; and

                    29.4.3.4 where the Tax Reliefs consist of any amount of expenditure which could be used so as to discharge, in whole or in part, a liability to Tax of the DBFO Co, assuming a sufficiency of taxable income, profits or gains of the DBFO Co, then the DBFO Payment shall be reduced by a sum equal to the face value of such Tax Reliefs multiplied by the rate of Tax to which the DBFO Co is subject, for the relevant accounting period or periods, in respect of its income, profits or gains or to which it would be so subject for such period or periods if it had sufficient income, profits or gains.

          29.4.4 If, in the reasonable opinion of the DBFO Co, it is not in the event entitled to any Tax Reliefs which have been taken into account under Clause 29.4.3.1 then the DBFO Payment specified in Clause 29.4.1.1 shall be treated as never having been reduced in accordance with Clause 29.4.3 by reference to such Tax Reliefs and an amount equal to any such reduction shall be repayable to the DBFO Co, provided that this Clause 29.4.4 shall not apply where the DBFO Co is not entitled to such Tax Reliefs because of its failure to make a claim or election in a timely manner.

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30.       INVOICING AND PAYMENT

30.1      Monthly Invoices

          30.1.1 The Monthly Traffic Payment and any Aggregate Relevant Monthly Amount shall be payable by the Secretary of State to the DBFO Co monthly in arrears.

          30.1.2 Within 10 days following the last day of each month, the DBFO Co shall deliver to the Secretary of State a report setting out the payments payable in respect of such month. The report shall show:

                    30.1.2.1 the Monthly Traffic Payment and any Aggregate Relevant Monthly Amount for the relevant month;

                    30.1.2.2 any Value Added Tax payable for the relevant month;

                    30.1.2.3 any adjustments to reflect previous over-payments and/or under-payments (each adjustment stated separately);

                    30.1.2.4 any other amount due and payable from one Party to the other under this Agreement;

                    30.1.2.5 any interest payable in respect of any amounts owed; and

                    30.1.2.6 the net amount owing by the Secretary of State to the DBFO Co or by the DBFO Co to the Secretary of State.

          30.1.3 The report delivered pursuant to Clause 30.1.2 shall be accompanied by workpapers clearly setting forth the derivation of the Monthly Traffic Payment and any Aggregate Relevant Monthly Amount, all other charges and any adjustments. The workpapers shall illustrate, inter alia, the calculation of:

                    30.1.3.1 the Monthly Traffic Payment and any Aggregate Relevant Monthly Amount;

                    30.1.3.2 any adjustments to the invoice to reflect previous over-payments or under-payments;

                    30.1.3.3 any other amount due and payable from one Party to the other under this Agreement; and

                    30.1.3.4 if the invoice reflects any amounts due and owing on which interest is being charged, the amount of interest.

          30.1.4 If the report delivered pursuant to Clause 30.1.2 shows a net amount owing by the Secretary of State to the DBFO Co, it shall be accompanied by an invoice from the DBFO Co to the Secretary of State in respect of such amount (which invoice shall separately identify any additional VAT payable by the Secretary of State). If the report shows a net amount owing by the DBFO Co to the Secretary of State, the Secretary of State shall issue a debit note to the DBFO Co in respect of such amount promptly following his receipt of such report (which debit note shall separately identify any VAT overpaid by the Secretary of State).

30.2      Annual Invoices

          30.2.1 If the Annual Reconciliation Notice shows an amount payable by the DBFO Co to the Secretary of State, the Secretary of State shall issue a debit note to the DBFO Co in respect of

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                    such amount promptly following his receipt of the Annual
                    Reconciliation Notice (which debit note shall separately identify any VAT overpaid by the Secretary of State).

          30.2.2 If the Annual Reconciliation Notice shows an amount payable by the Secretary of State to the DBFO Co, the DBFO Co shall issue an invoice to the Secretary of State in respect of such amount together with the Annual Reconciliation Notice (which invoice shall separately identify any additional VAT payable by the Secretary of State).

30.3      Secretary of State's Invoices

          If the DBFO Co fails to issue any report or invoice within the time period required pursuant to Clause 30.1 or Clause 30.2, the Secretary of State may himself prepare such report or invoice and the report or invoice so prepared shall be deemed to have been issued by the DBFO Co.

30.4      Due Date for Payments

          30.4.1 Without prejudice to Clause 30.6, the Secretary of State shall pay to the DBFO Co the amount of an invoice issued by the DBFO Co pursuant to Clause 30.1.4 not later than the later of:

                    30.4.1.1 the last day of the month following the month to which the invoice relates; or

                    30.4.1.2 the twentieth day after the Secretary of State has received both the said invoice and the Monthly Report in respect of such month.

          30.4.2 Without prejudice to Clause 30.6, the DBFO Co shall pay to the Secretary of State the amount of a debit note issued by the Secretary of State pursuant to Clause 30.1.4 not later than the later of:

                    30.4.2.1 the last day of the month following the month to which the debit note relates; or

                    30.4.2.2 the twentieth day after the DBFO Co has received the said debit note.

          30.4.3 Without prejudice to Clause 30.6, the Secretary of State shall pay to the DBFO Co the amount of an invoice issued by the DBFO Co pursuant to Clause 30.2.2 not later than the later of:

                    30.4.3.1  30 days after receipt of such invoice; or

                    30.4.3.2 the twentieth day after the Secretary of State has received all of the said invoice, the Annual Reconciliation Notice in respect of the relevant Contract Year and the Annual Report in respect of such Contract Year.

          30.4.4 Without prejudice to Clause 30.6, the DBFO Co shall pay to the Secretary of State the amount of a debit note issued by the Secretary of State pursuant to Clause 30.2.1 not later than 20 days after receipt of such debit note.

          30.4.5 Should the original due date for any payment pursuant to this Agreement not be a Working Day, then the due date shall be the Working Day next following the original due date.

30.5      Payments

          All payments under this Agreement shall be made in pounds sterling by telegraphic transfer or equivalent instantaneous transfer of funds for value on the day in question to the bank account of the recipient (located in the United Kingdom) specified in the invoice or debit note, quoting the invoice or debit note number against which payment is made.

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30.6      Disputed Amounts

          30.6.1 Either Party shall have the right to dispute, in good faith, any amount specified in an invoice or debit note referred to in this Agreement. The Party disputing any such amount shall pay such amount of the invoice or debit note in question as is not in dispute and shall be entitled to withhold the balance pending resolution of the dispute.

          30.6.2 The Parties shall use all reasonable endeavours to resolve the dispute in question within 30 days of the dispute arising. If they fail so to resolve it, either Party may refer the matter to the Disputes Resolution Procedure.

          30.6.3 Following resolution of the dispute, any amount agreed or adjudged to be due shall promptly on demand be paid, together with interest thereon at a rate per annum equal to the Interest Rate plus 1 per cent per annum from the day after the date on which payment was due to (and including) the date of payment.

30.7      Late Payments

          If any undisputed payment due under this Agreement remains unpaid after its due date, such payment shall bear interest at a rate per annum equal to the Interest Rate plus 2 per cent per annum from the day after the date on which the payment was due to (and including) the date of payment. The right of either Party to receive interest in respect of the late payment of any sum due shall be without prejudice to such other rights as that Party may have under this Agreement.

30.8      Satisfaction of Obligation

          If the calculation of any amounts payable by the Secretary of State under this Agreement would (otherwise than for this Clause 30.8) require the Secretary of State to pay an amount more than once within the same provision or under more than one provision of this Agreement, in respect of the same costs, expense, liability or obligation, the Secretary of State's obligations in respect thereof shall be discharged if and to the extent that payment of such amount is paid once only.

30.9      Set-Off

          30.9.1 Subject to Clause 30.9.2, whenever any sum of money shall be recoverable from or payable by the DBFO Co under this Agreement, such sum may be deducted from or reduced by the amount of any sum then due or which at any time thereafter may become due to the DBFO Co under this Agreement or any other contract between the DBFO Co and any department, office, instrumentality or agency of the Government.

          30.9.2 Clause 30.9.1 shall not apply in respect of any sum of money claimed to be recoverable from or payable by the DBFO Co if, at the time at which the provisions of Clause 30.9.1 would otherwise apply:

                    30.9.2.1 the amount of such sum, or the liability to pay it, is the subject of a bona fide Dispute which, before such time, has been referred to, but not finally determined in accordance with, the Disputes Resolution Procedure; and

                    30.9.2.2  no Event of Default has occurred and is
                              continuing.

30.10     Examination of Records

          Without limitation to Clause 23.2 [Audit], the Secretary of State shall have the right at reasonable hours upon giving the DBFO Co reasonable notice and at its own expense to examine the books and records of the DBFO Co relative to this Agreement to the extent necessary to verify the accuracy of any accounting

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          statement, charge, computation or claim made pursuant to any of the provisions of this Agreement, provided that:

          30.10.1 such books and records need not (unless the same contain information relating to a bona fide Dispute) be preserved longer than the period specified in respect of such books or records in Part 1 of Schedule 14 or (if no such period is so specified) a period of 7 years after the end of the Contract Year to which such books or records refer;

          30.10.2 if any such examination reveals any inaccuracy in any invoice theretofore made, the necessary adjustments in such invoice and payment shall be made within 14 days after the date that such inaccuracy is established by agreement or adjudication; and

          30.10.3 such right to examine must be exercised within the period specified for retention of such books or records in Part 1 of Schedule 14 or (if no such period is so specified) a period of 7 years after the end of the Contract Year to which the books or records being examined refer.

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                                     PART V
                       CHANGE, LIABILITIES AND TERMINATION

31.       CHANGE PROCEDURE

          If at any time after the date of this Agreement an Eligible Change occurs, except and to the extent that the same arises out of a breach by the DBFO Co (or any person for whom it is responsible) of any obligations under this Agreement or the Project Documents, or User Paid Tolls are introduced or changed, the provisions of Schedule 12 [Change] shall apply.

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32.      ADDITIONAL WORKS SERVICES AND SUBSEQUENT SCHEMES

32.1     Additional Works Services

         Where the Secretary of State requires the DBFO Co to carry out any Additional Works Services, the DBFO Co shall procure that such Additional Works Services are carried out in accordance with the provisions of Part 1 of Schedule 13.

32.2     Compensation

         32.2.1 The DBFO Co shall be entitled to compensation from the Secretary of State in respect of Additional Works Services, calculated in accordance with the provisions of Part 2 of
                  Schedule 13.

         32.2.2 The provisions of Part 4 of Schedule 12 shall apply with respect to any Change in Costs or Change in Revenues of the DBFO Co consequential upon the carrying out of any Additional Works.

32.3     Subsequent Schemes

         Subject to Clause 32.5, where the DBFO Co desires a Subsequent Scheme to be carried out the provisions of Part 3 of Schedule 13 shall apply.

32.4     Improvements

         Subject to Clause 32.5, where the DBFO Co desires to make any Improvement to the Project Facilities the provisions of Part 4 of
         Schedule 13 shall apply.

32.5     Safety Improvements

         Where the DBFO Co desires to make any Safety Improvement, the provisions of Part 5 of Schedule 13 shall apply.

32.6     East Leeds Radial Junction

         32.6.1 It is acknowledged by both Parties that Leeds City Council is the highway authority in respect of the proposed East Leeds Radial Junction, that the East Leeds Radial Junction will not form part of the Project Facilities, and that, subject to Clause 32.6.5, the Secretary of State shall have no responsibility for, and shall not as a consequence of this Agreement have any liability to the DBFO Co in respect of, the East Leeds Radial Junction.

         32.6.2 If the DBFO Co or any Associated Company of the DBFO Co enters into an agreement with Leeds City Council for the construction of the East Leeds Radial Junction, the DBFO Co shall submit to the Department's Nominee under the Review Procedure any proposal for the modification of any part of the Project Facilities to accommodate the East Leeds Radial Junction. The Department's Nominee shall be entitled to object to any such proposal in its absolute discretion.

         32.6.3 Subject to Clause 32.6.6, the DBFO Co shall indemnify and keep indemnified the Secretary of State in respect of any Claims or Losses of the DBFO Co or of any Associated Company of the DBFO Co which may arise out of, or in the course of or in connection with, the design, construction, completion, commissioning, testing, operation or maintenance of the East Leeds Radial Junction.

         32.6.4 Without limitation to Clauses 32.6.1 and 32.6.3, but subject to Clause 32.6.6, the DBFO Co:

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                  32.6.4.1 shall not be relieved from any liability for Lane
                           Closure Charges in respect of any Lane Closure, occasioned by the construction, operation or maintenance of the East Leeds Radial Junction or any part thereof;

                  32.6.4.2 shall not be entitled to any compensation from the
                           Secretary of State in respect of any costs or loss of revenues occasioned by the construction, operation or maintenance of the East Leeds Radial Junction.

         32.6.5 The Secretary of State shall have the right but not the obligation to give a notice under Clause 32.1 requiring the DBFO Co to carry out any Additional Works Services in respect of the East Leeds Radial Junction, and in such event the provisions of Clauses 32.1 and 32.2 and Parts 1 and 2 of
                  Schedule 13 shall apply in accordance with their terms.

         32.6.6 If the Secretary of State, as contemplated by Clause 32.6.5, gives a notice under Clause 32.1 requiring the DBFO Co to carry out any Additional Works Services in respect of the East Leeds Radial Junction, Clauses 32.6.3 and 32.6.4 shall not apply in respect of any such Additional Works Services.

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33.      FORCE MAJEURE

33.1     Relief from Liability

         The Parties shall be relieved from liability under this Agreement to the extent that by reason of Force Majeure they are not able to perform their obligations under this Agreement.

33.2     Notice

         Relief under Clause 33.1 shall not be given unless the Party intending to claim relief has, by notice to the other Party within 10 days of becoming aware of the event of Force Majeure or, if later, of the failure to perform, informed the other Party that it intends to claim relief. Such notice shall contain such relevant information relating to such failure as is available, including (without limitation) the actions being taken to remedy such failure to perform and an estimate of the period of time required to remedy such failure.

33.3     Obligation to Remedy

         As soon as practicable after the occurrence of an event of Force Majeure the Party affected shall take all necessary steps to remedy the failure to perform and relief under this Clause 33 shall cease to be available to a Party if it fails so to take all necessary steps to remedy the failure.

33.4     Consequences of Force Majeure

         If the Parties agree or it is determined through the Disputes Resolution Procedure that:

         33.4.1 Force Majcure has prior to the issue of the Completion Certificate prevented the DBFO Co from, or delayed the DBFO Co in, completing the Works (other than the Excepted Works), the DBFO Co may make application to the Department's Agent for an extension of time for completion of the Works (other than the Excepted Works) pursuant to Clause 10.6 [Extension of Time], provided that the aggregate of all such extensions pursuant to this Clause 33.4.1 shall not in any event exceed 18 months. Where such a grant of extension of time is made, the Contract Period shall be extended by an equivalent period;

         33.4.2 Eligible Force Majeure has prior to the issue of the Completion Certificate caused damage to the Works then:

                  33.4.2.1 the DBFO Co shall give notice thereof to the
                           Department's Agent together with details of the effect thereof and the proposed steps to rectify the damage and the costs thereof;

                  33.4.2.2 the Parties shall enter into discussions concerning the event of Eligible Force Majeure and the damage with the intent that as soon as possible after the cessation of the event of Eligible Force Majeure rectification work can be commenced;

                  33.4.2.3 following agreement between the Parties on the
                           rectification works to be carried out, or in default of agreement upon a decision under the Disputes Resolution Procedure, the DBFO Co shall procure that such rectification works are carried out as though the Secretary of State had requested a Department's Works Change in respect of such Works and the provisions of Part 2 of Schedule 12 [Department's Works Changes] shall apply, except that:

                           33.4.2.3.1 the DBFO Co shall not be entitled to give
                                      a notice under paragraph 2.1 or 2.2 of
                                      Part 2 of Schedule 12; and

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                           33.4.2.3.2 for purposes of determining the Revised
                                      Values in accordance with paragraph 5 of
                                      Part 1 of Schedule 12, no Change in
                                      Traffic shall be taken into account;

         33.4.3   [Clause not used];

         33.4.4 Eligible Force Majeure occurring after the issue of the Completion Certificate or prior to the issue of the Completion Certificate and affecting the Existing Road (other than any Upgraded Section), has substantially affected the traffic flow on the Project Road, then the Contract Period shall be extended by a period equal to the period during which the traffic flow on the Project Road has been so affected, provided that:

                  33.4.4.1 there shall be excluded from such period of extension the first 7 days of each occurrence of an Eligible Force Majeure event so affecting the traffic flow, and

                  33.4.4.2 the aggregate extension of the Contract Period
                           pursuant to this Clause 33.4.4 shall not in any event exceed 1 year;

         33.4.5 Eligible Force Majeure has prior to the issue of the Completion Certificate caused damage to the Existing Road (other than any Upgraded Section) or has after the issue of the Completion Certificate caused damage to the Project Facilities (other than the Maintenance Depot); then:

                  33.4.5.1 the DBFO Co shall give notice thereof to the
                           Department's Representative together with details of the effect thereof and the proposed steps to rectify the damage and the costs thereof,

                  33.4.5.2 the Parties shall enter into discussions concerning the event of Eligible Force Majeure and the damage with the intent that as soon as possible after the cessation of the event of Eligible Force Majeure rectification work can be commenced;

                  33.4.5.3 following agreement between the Parties on the
                           rectification works to be carried out, or in default of agreement upon a decision under the Disputes Resolution Procedure, the DBFO Co shall procure that such rectification works are carried out as though they were Additional Works in accordance with the provisions of Part 1 of Schedule 13 and the provisions of Part 4 of Schedule 12 [Additional Works] shall apply, except that for purposes of determining the Revised Values in accordance with paragraph 5 of Part 1 of Schedule 12, no Change in Traffic shall be taken into account.

         33.4.6 Where an occurrence of Eligible Force Majeure renders the performance of this Agreement financially or practicably impossible or has a fundamental effect on the rights or obligations of either of the Parties the provisions of Clause
                  38.1 shall apply.

         33.4.7 For the avoidance of doubt, save as expressly set out in this Clause 33 (other than this Clause 33.4.7), none of the Secretary of State, his servants or agents shall have any liability to the DBFO Co in relation to any Loss or Claim which the DBFO Co suffers or incurs as a result of any event of Force Majeure and, accordingly, as between the Parties, any such Loss or Claim shall be borne by the DBFO Co.

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33A.     CHANGE IN LAW

33A.1    Relevant Change in Law

         33A.1.1 If the DBFO Co believes that a Relevant Change in Law has occurred which is a Compensation Event, the DBFO Co may give a notice pursuant to paragraph 2.1 of Part 1 of Schedule 12 and the General Change Procedure shall apply in accordance with
                  Part 5 of Schedule 12.

         33A.1.2 Where, after the date of this Agreement, any Relevant Change in Law is repealed or modified or any Law is enacted or modified the effect of which is to neutralise or reduce the discriminatory effect of a Relevant Change in Law, then the Secretary of State may give a notice to that effect to the DBFO Co and the provisions of Part 5 of Schedule 12 shall apply, mutatis mutandis, as if such event were a Compensation Event, with references to the Secretary of State being deemed to be references to the DBFO Co, and vice versa, and with references to Relevant Change in Law being replaced by references to the repeal, modification or enactment referred to in this Clause 33A.1.2. For the avoidance of doubt, the Secretary of State shall be the "Proponent" and the DBFO Co shall be the "Other Party" for the purposes of the General Change Procedure.

33A.2    Deemed Department's Change

         33A.2.1 Where the DBFO Co believes that a Change in Law constitutes a Deemed Department's Change, it may serve a notice (a "Deemed Department's Change Notice") to that effect on the Department's Nominee.

         33A.2.2  The Deemed Department's Change Notice shall:

                  33A.2.2.1 identify the relevant Change in Law;

                  33A.2.2.2 give details of the variation to the Works and/or the other Operations which has become necessary as a result of the relevant Change in Law; and

                  33A.2.2.3 set out the basis of its belief that the same should have been effected by means of a Department's Works Change or a Department's Change in Specification.

         33A.2.3 Within 45 days of receipt of the Deemed Department's Change Notice, the Department's Nominee shall notify the DBFO Co that either:

                  33A.2.3.1 it agrees that a Deemed Department's Change has
                            occurred; or

                  33A.2.3.2 it does not agree that a Deemed Department's Change has occurred, in which case the Department's Nominee shall set out in the notice the grounds of objection.

         33A.2.4 Where the Department's Nominee fails to respond to a Deemed Department's Change Notice within such 45 day period, a Deemed Department's Change shall be deemed to have occurred and the DBFO Co may serve a notice on the Department's Nominee requiring him to issue a Department's Works Change or a Department's Change in Specification as appropriate and the provisions of Part 2 or Part 3 of Schedule 12 (as appropriate) shall apply.

         33A.2.5 Where the Department's Nominee gives a notice under Clause 33A.2.3.2, the Parties shall negotiate for a period of 60 days in an attempt to agree:

                  33A.2.5.1 whether a Deemed Department's Change has occurred;
                            and

                  33A.2.5.2 where a Deemed Department's Change has occurred, the effect, if any, it has on the Works and/or the other Operations.

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         33A.2.6  If the Parties fail to agree any matter referred to in Clause
                  33A.2.5 within such 60 day period, then either Party may refer the Dispute to the Disputes Resolution Procedure.

         33A.2.7 Where the Department's Nominee agrees, or it is determined in accordance with the Disputes Resolution Procedure, that there has been a Deemed Department's Change, the Department's Nominee shall issue a Department's Works Change or a Department's Change in Specification as appropriate and the provisions of Part 2 or Part 3 of Schedule 12 (as appropriate) shall apply.

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34.      WARRANTIES AND DISCLAIMERS

34.1     Warranties by the DBFO Co

         Without prejudice to any warranties or conditions implied by law, the DBFO Co warrants and undertakes at all times during this Agreement (save in the case of the warranties contained in Clauses 34.1.7, 34.1.11, 34.113 and 34.1.15 which shall be given solely at the date of this Agreement) that:

         34.1.1   it will fully comply with and meet the Technical Requirements;

         34.1.2 the design of the Works and of any other works the subject of a Proposal will in all respects meet the Technical Requirements and all other requirements of this Agreement;

         34.1.3 the Works and any other works the subject of a Proposal will comprise only materials and goods which will be of sound and merchantable quality and have been manufactured or prepared in accordance with the Technical Requirements and with the quality assurance procedures established pursuant to Clause 21 [Quality Assurance] and all workmanship shall be in accordance with sound construction practice applicable at the time of construction;

         34.1.4 the DBFO Co will at all times comply with the requirements of the Department's Nominee as permitted under this Agreement and the Requirements of Interested Parties and any Statutory Requirement;

         34.1.5 the Works and any other works the subject of a Proposal when constructed will comply in all respects with the Core Construction Requirements, the Construction Requirements, the Core Communications Requirements, the Communications Requirements and the design as received in accordance with Clause 9 [Design and Construction] or Clause 12.6 [Maintenance and Other Works] (as the case may be) and the Design and Certification Procedure;

         34.1.6 subject to the terms of the Design and Certification Procedure, the design of the Works and of any other works the subject of a Proposal will be carried out by or under the supervision of the Designer and the persons carrying out any design and/or supervision are suitably qualified and experienced so to do and in particular have adequate previous experience of the part of the design they are carrying out or supervising;

         34.1.7 all information, representations and other matters of fact communicated in writing to the Secretary of State or his agents or employees in connection with the DBFO Co's response to the invitation to tender in respect of the Project or in the course of the subsequent negotiations in respect of this Agreement are true, complete and accurate in all material respects;

         34.1.8 it is a limited liability company, duly incorporated and validly existing under the laws of the jurisdiction of its incorporation;

         34.1.9 it has full power and authority to enter into this Agreement and to carry out the Operations;

         34.1.10 the entry into and performance by it of this Agreement do not and will not:

                  34.1.10.1 conflict with its constitutional documents; or

                  34.1.10.2 conflict with any document which is binding upon it or any of its assets to the extent that such conflict would be reasonably likely to have a material adverse effect on the ability of the DBFO Co to perform its obligations under this Agreement;

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         34.1.11  there has been no material adverse change in the financial condition of Trafalgar House Corporate Development Limited since its accounts dated 30th September 1995 or of BICC plc since its accounts dated 31st December 1995;

         34.1.12 the Financial Terms are the basis on which the DBFO Co will finance the Project;

         34.1.13 each of the Project Documents is in full force and effect and constitutes the valid, binding and enforceable obligations of the parties thereto, the copies of the Project Documents which the DBFO Co has delivered to the Secretary of State are true and complete copies of such documents, and there are not in existence any other agreements or documents replacing or relating to any of the Project Documents which would materially affect the interpretation or application of any of the Project Documents;

         34.1.14 any items referred to in Clauses 45.1.1 and 45.1.2 will be original and will not infringe any third party's copyright, moral rights, design rights, trade mark or any other intellectual property rights; and

         34.1.15 the DBFO Co has not carried out any trading activity or business since the date of its incorporation, and it has no liabilities (contingent or otherwise) other than (a) in relation to the Project to the extent disclosed to the Secretary of State by the DBFO Co in a DBFO Co disclosure letter of even date herewith and/or (b) those arising under or in connection with this Agreement or any of the agreements referred to in Clause 2.3.1 or any other agreement which the DBFO Co is required to enter into by the terms of this Agreement and/or (c) those arising (if any) under various letters in relation to this Agreement of even date herewith exchanged between the parties to this Agreement.

34.2     Disclaimer

         34.2.1 The Secretary of State has made available to the DBFO Co prior to the date hereof certain materials, documents and data (the "Disclosed Data") related to the design or construction of the Works, the operation and maintenance of the Project Facilities, the Site, the Adjacent Areas, traffic records and forecasts and other matters which are or may be relevant to the Project and the obligations undertaken by the DBFO Co under this Agreement. The Disclosed Data includes, without limitation, all such materials, documents and data which were provided to the DBFO Co in connection with the invitation to tender in respect of the Project (including all such contained in the data room in respect of the Project).

         34.2.2 The Secretary of State shall not be liable to the DBFO Co (whether in contract, tort, by statute or otherwise howsoever and whether or not arising out of any negligence on the part of the Secretary of State or any agent or servant of his) in respect of any inaccuracy, error, omission, unfitness for purpose, defect or inadequacy of any kind whatsoever in the Disclosed Data.

         34.2.3 The Secretary of State gives no warranty or undertaking that the Disclosed Data represents all of the information in his possession or power (either during the tender for the Project or at the execution of this Agreement) relevant or material to the Project or the obligations undertaken by the DBFO Co under this Agreement. The Secretary of State shall not be liable to the DBFO Co in respect of any failure to disclose or make available (whether before or after the execution of this Agreement) to the DBFO Co any information, documents or data, nor to keep the Disclosed Data up to date, nor to inform the DBFO Co (whether before or after execution of this Agreement) of any inaccuracy, error, omission, unfitness for purpose, defects or inadequacy in the Disclosed Data.

         34.2.4   The DBFO Co acknowledges and confirms that:

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                  34.2.4.1 it has conducted its own analysis and review of the
                           Disclosed Data and has before the execution of this Agreement satisfied itself as to the accuracy, completeness and fitness for purpose of all such Disclosed Data upon which it places reliance; and

                  34.2.4.2 it shall not be entitled to make any claim against the Secretary of State whether in damages or for extensions of time or additional payments under this Agreement on the grounds of any misunderstanding or misapprehension in respect of the Disclosed Data or the matters referred to in Clause 6 or Clause
                           34.2.4.1 or on the grounds that incorrect or insufficient information relating thereto or to the Site or Adjacent Areas was given to it by any person, whether or not in the employ of the Secretary of State. Nor shall the DBFO Co be relieved from any risks or obligations imposed on or undertaken by it under this Agreement on any such ground.

34.3     Savings

         The warranty by the DBFO Co under any provision of this Agreement shall be without limitation to any warranty by the DBFO Co under any other provision of this Agreement.

34.4     Warranties by the Secretary of State

         The Secretary of State warrants (solely at the date of this Agreement) that (save as referred to in the Secretary of State's disclosure letter of even date herewith from the Secretary of State to the DBFO Co):

         34.4.1 save as contained or referred to in the Disclosed Data, the Secretary of State is not aware of any Rights in respect of land affecting the Site which would have a material and adverse effect on the ability of the DBFO Co to perform its obligations under this Agreement; and

         34.4.2 the Scheme Orders have been properly made and are, or will be at the Commencement Date, in full force and effect.

34.5     Data Room

         The Secretary of State shall, for the period of the Contract Period and one year thereafter, retain and keep together the Disclosed Data and shall allow the DBFO Co (or such other persons as it may nominate from time to time on its behalf) access, upon reasonable prior notice and at reasonable times during any Working Day, to the Disclosed Data. The DBFO Co (and such nominees) may, at their own cost, take such copies of the Disclosed Data as they may require. The Secretary of State shall take such reasonable care of the Disclosed Data as he would of his own papers and data. For the avoidance of doubt, nothing in the foregoing provisions of this Clause 34.5 shall in any way prevent or restrict the right of the Secretary of State or the Department's Nominee to have access to, use, and/or take copies of any of the Disclosed Data at any time or to permit any of their respective officers, employees, agents or contractors to do so.

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35.      INDEMNITIES

35.1     DBFO Co's Indemnities

         Save to the extent that the DBFO Co is entitled to an indemnity from the Secretary of State under Clause 35.4 [Secretary of State's Indemnities], the DBFO Co shall indemnify and keep indemnified the Secretary of State in respect of any Claims or Losses of any person (including, for the avoidance of doubt, the DBFO Co and the Secretary of State) which may arise out of, or in the course of or in connection with, the Operations or the performance of or failure to perform any obligation under this Agreement and, without limitation to the generality of the foregoing, in respect of:

         35.1.1 any criminal penalties or fines arising out of or resulting from the breach by the DBFO Co of any of its obligations under this Agreement;

         35.1.2 any damages or compensation payable to any workman or other person in the employment of the DBFO Co or any contractor or sub-contractor of any tier of the DBFO Co;

         35.1.3 any loss or damage to the Works or the Project Facilities or any materials or Plant to be used in the construction of the Works or the Project Facilities from any cause (other than as provided in Clause 33 [Force Majeure]);

         35.1.4 all Losses of the DBFO Co caused by any of the defects in the Existing Road identified in Part 4 of Schedule 3, including without limitation all costs of any remedial action taken in respect of any such defect and any loss of income as a consequence of any such defect or any such remedial action;

         35.1.5 all Losses to be borne by the DBFO Co in accordance with Clause 15 [Latent Defects in Existing Road];

         35.1.6 any Claims for damage suffered by any User of the Project Facilities or any other third party which arises out of the execution of the Works or the operation, maintenance or improvement of the Project Facilities (including without limitation any Claims in respect of environmental mitigation measures);

         35.1.7 any Claims made by any person in respect of any accommodation works which the DBFO Co has performed or agreed to perform whether pursuant to any requirement of this Agreement or otherwise;

         35.1.8 any Loss or Claims arising whether directly or indirectly out of a breach of the provisions of Clause 26 [Statutory Undertakers];

         35.1.9 any Loss which is to be borne by the DBFO Co in accordance with Clause 27.2 [Claims Against Third Parties];

         35.1.10 any Loss or Claims which may arise out of or in connection with any breach of the warranties set out in Clause 6 or Clause 34.1;

         35.1.11 any Loss or Claims arising out of the carrying out of any Ground, Physical and Geophysical Investigations or archaeological or ecological surveys in each case carried out by or on behalf of the DBFO Co;

         35.1.12 any costs, charges, Losses or Claims to be borne by the DBFO Co in accordance with Clause 8.4 [Additional Access];

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         35.1.13  any Loss or Claim arising whether directly or indirectly out of any act or omission of the DBFO Co which directly or indirectly causes any breach by the Secretary of State of any of his statutory duties;

         35.1.14 any Loss or Claim arising whether directly or indirectly out of any damage to the Connecting Roads in the course of or in connection with the Operations;

         35.1.15 any Loss suffered or incurred by, or any Claim made by, any third party resulting from any event of Force Majeure other than any Loss which is to be borne by the Secretary of State in accordance with Clause 33 [Force Majeure];

         35.1.16 any inaccuracy, error, omission, unfitness for purpose, defect or inaccuracy of any kind whatsoever in the Disclosed Data (whether or not arising from any negligence on the part of the Secretary of State or any servant or agent of his);

         and (in the case of Clauses 35.1.1 to 35.1.15) whether arising out of the act, neglect or omission of the DBFO Co, its contractors or sub-contractors of any tier or agents or its or their employees.

35.2     Savings

         35.2.1 The DBFO Co's liability to the Secretary of State arising under any indemnity in this Agreement shall be without prejudice to any other right or remedy available to the Secretary of State and in particular shall not prejudice in any way the ability of the Secretary of State to enforce any guarantee given pursuant to Clause 4 at any time and in any manner whatsoever.

         35.2.2 The indemnity by the DBFO Co under any provision of this Agreement shall be without limitation to any indemnity by the DBFO Co under any other provision of this Agreement.

35.3     Conduct of Claims Subject to DBFO Co's Indemnities

         35.3.1 If the Secretary of State receives any notice, demand, letter or other document concerning any Claim from which it appears that the Secretary of State is or may become entitled to indemnification under this Agreement, the Secretary of State shall give notice in writing to the DBFO Co as soon as reasonably practicable.

         35.3.2 Subject to Clauses 35.3.3, 35.3.4 and 35.3.5 and, with respect to any Claim arising under or in respect of the New Roads and Street Works Act 1991, the provisions of Clause 26 or Clause 26A, on the giving of a notice pursuant to Clause 35.3.1 the DBFO Co shall be entitled to and shall resist the Claim in the name of the Secretary of State at its own expense and shall have the conduct of any defence, dispute, compromise or appeal of the Claim and of any incidental negotiations, and the Secretary of State will give the DBFO Co all reasonable cooperation, access and assistance for the purposes of considering and resisting such Claim.

         35.3.3   With respect to any Claim subject to Clause 35.3.2:

                  35.3.3.1 the DBFO Co shall keep the Secretary of State fully informed and consult with him about the conduct of the Claim;

                  35.3.3.2 to the extent that the Secretary of State is not
                           entitled to be indemnified by the DBFO Co for all of the liability arising out of the act or omission which is the subject of the Claim, no action shall be taken pursuant to Clause 35.3.2 which shall increase the amount of any payment to be made by the Secretary of State in respect of that part of the Claim which is not covered by the indemnity from the DBFO Co; and

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                  35.3.3.3 the DBFO Co shall not (save to the extent it is
                           required to do so by Law) pay or settle such Claim without the consent of the Secretary of State, such consent not to be unreasonably withheld or delayed; provided that such consent shall not be required to the payment or settlement of a Claim subject to the indemnity in Clause 35.1.6 if the Claim is paid or settled in full and the amount of such payment or settlement does not exceed (pound)10,000 (in April 1995 prices).

         35.3.4 The Secretary of State shall be free to pay or settle any Claim on such terms as he may in his absolute discretion think fit and without prejudice to his rights and remedies under this Agreement if:

                  35.3.4.1 within 28 days of the notice from the Secretary of
                           State under Clause 35.3.1 the DBFO Co fails to notify the Secretary of State of its intention to dispute the Claim; or

                  35.3.4.2 the DBFO Co fails to comply in any material respect with the provisions of Clause 35.3.3.

         35.3.5 The Secretary of State shall be free at any time to give notice to the DBFO Co that he is taking over the conduct of any defence, dispute, compromise or appeal of any Claim subject to Clause 35.3.2 or of any incidental negotiations. Upon receipt of such notice the DBFO Co shall promptly take all steps necessary to transfer the conduct of such Claim to the Secretary of State and shall provide to the Secretary of State all reasonable cooperation, access and assistance for the purposes of considering and resisting such Claim. If the Secretary of State gives any notice pursuant to this Clause 35.3.5, then the DBFO Co shall be released from its indemnity in respect of such Claim.

35.4     Secretary of State's Indemnities

         The Secretary of State shall indemnify and keep indemnified the DBFO Co in respect of:

         35.4.1 any Loss or Claims to the extent resulting from any negligent act or omission of the Secretary of State, his agents, employees or other contractors (not being employed by the DBFO
                  Co) save in respect of the matters referred to in Clause 35.1.16;

         35.4.2 the cost of acquiring all land or Rights in respect of land the subject of the rights of access and occupation set out in Clause 8.1 [Access for DBFO Co];

         35.4.3 any Claims made by any person in respect of any accommodation works, other than any accommodation works which the DBFO Co has performed or agreed to perform whether pursuant to any requirement of this Agreement or otherwise; and

         35.4.4 any Loss which is to be borne by the Secretary of State in accordance with Clause 33 [Force Majeure].

35.5     Disclaimer

         Save as expressly provided in Clause 35.4 [Secretary of State's Indemnities], the Secretary of State shall not under any circumstances be liable to the DBFO Co whether in contract, tort or otherwise and whether or not arising from any negligence on the part of the Secretary of State or any of his agents or employees, for any Claims or Losses of any person arising out of, or in the course of or in connection with, the Operations. This Clause 35.5 shall not apply in relation to:

         35.5.1 any failure by the Secretary of State to make proper payment to the DBFO Co in accordance with the terms of this Agreement;

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         35.5.2   any negligent act or omission of the Secretary of State or any of his agents or employees giving rise to death or personal injury; and

         35.5.3 any liability of the Secretary of State for any breach of his obligations under this Agreement.

35.6     Conduct of Claims Subject to Secretary of State's Indemnities

         35.6.1 If the DBFO Co receives any notice, demand, letter or other document concerning any Claim from which it appears that the DBFO Co is or may become entitled to indemnification under this Agreement, the DBFO Co shall give notice in writing to the Secretary of State as soon as reasonably practicable.

         35.6.2 Subject to Clauses 35.6.3 and 35.6.4, on the giving of a notice pursuant to Clause 35.6.1 the Secretary of State shall be entitled to resist the Claim in the name of the DBFO Co at his own expense and to have the conduct of any defence, dispute, compromise or appeal of the Claim and of any incidental negotiations, and the DBFO Co will give the Secretary of State all reasonable cooperation, access and assistance for the purposes of considering and resisting such Claim.

         35.6.3   With respect to any Claim subject to Clause 35.6.2:

                  35.6.3.1 the Secretary of State shall keep the DBFO Co fully informed and consult with it about the conduct of the Claim;

                  35.6.3.2 to the extent that the DBFO Co is not entitled to be indemnified by the Secretary of State for all of the liability arising out of the act or omission which is the subject of the Claim, no action shall be taken pursuant to Clause 35.6.2 which shall increase the amount of any payment to be made by the DBFO Co in respect of that part of the Claim which is not covered by the indemnity from the Secretary of State; and

                  35.6.3.3 the Secretary of State shall not pay or settle such
                           Claim without the consent of the DBFO Co, such consent not to be unreasonably withheld or delayed.

         35.6.4 The DBFO Co shall be free to pay or settle the Claim on such terms as it may in its absolute discretion think fit and without prejudice to its rights and remedies under this Agreement if:

                  35.6.4.1 within 28 days of the notice from the DBFO Co under
                           Clause 35.6.1 the Secretary of State fails to notify the DBFO Co of its intention to dispute the Claim; or

                  35.6.4.2 the Secretary of State fails to comply in any
                           material respect with the provisions of Clause
                           35.6.3.

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36.      DEFAULT

36.1     Events of Default

         The following shall be Events of Default:

         36.1.1 the occurrence of any act of insolvency in respect of the DBFO Co or an Contracting Associate or any Sponsor, including:

                  36.1.1.1 any meeting of creditors of the person in question being held or any arrangement or composition with or for the benefit of its creditors (including any voluntary arrangement as defined in the Insolvency Act 1986) being proposed or entered into by or in relation to the person in question;

                  36.1.1.2 a supervisor, receiver, administrator, administrative receiver or other encumbrancer taking possession of or being appointed over, or any distress, execution or other process being levied or enforced (and not being discharged within 7 days) upon the whole or any part of the assets of the person in question;

                  36.1.1.3 the person in question ceasing or threatening to
                           cease to carry on business, or being or becoming unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986;

                  36.1.1.4 a petition being presented or circumstances existing for a petition being presented, or a meeting being convened for the purpose of considering a resolution, for the making of an administration order or the winding-up, bankruptcy or dissolution of the person in question; or

                  36.1.1.5 if the person in question shall suffer any event
                           analogous to any of the foregoing in any jurisdiction in which it is incorporated or resident;

                  but in the case of any of the foregoing affecting a Contracting Associate or Sponsor, only if the occurrence will have a material effect on the ability of the DBFO Co to perform its obligations under this Agreement;

         36.1.2 the occurrence of any change in control as referred to in Clause 41.3;

         36.1.3 the DBFO Co or a Contracting Associate or a Sponsor sells, transfers, leases or otherwise disposes of the whole or any part (which is material in the context of the performance of the DBFO Co's obligations under this Agreement) of its undertakings, properties or assets by a single transaction or a number of transactions (whether related or not and whether at the same time or over a period of time and other than in respect of the grant of security pursuant to Clause 41.2.2) without prior consent of the Secretary of State, but in the case of a Contracting Associate or a Sponsor, only if the disposal would have a material effect on the ability of the DBFO Co to perform its obligations under this Agreement;

         36.1.4 the failure of the conditions referred to in Clause 7.1 to be satisfied within three days after the date of this Agreement;

         36.1.5   the repudiation of this Agreement by the DBFO Co;

         36.1.6 the DBFO Co commits a serious breach of its material obligations under this Agreement, including without limitation the DBFO Co otherwise than as a consequence of a breach by the Secretary of State of his obligations under this Agreement:

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                  36.1.6.1  abandoning the Works;

                  36.1.6.2 failing to complete the Works (other than the Excepted Works) to such standard as would enable the issuance of the Completion Certificate by the Date for Completion;

                  36.1.6.3 ceasing to maintain or operate the Project Facilities or any, or any material part of any, of them;

         36.1.7 the DBFO Co neglecting persistently to comply with any of its material obligations under this Agreement and such neglect has a material effect on the performance of the Operations;

         36.1.8   without limitation to the generality of Clause 36.1.7:

                  36.1.8.1 the DBFO Co receiving a total number of two or more Warning Notices in any 5 year period;

                  36.1.8.2 the DBFO Co being awarded a total of 150 (after taking into account the reduction (if any) in Penalty Points pursuant to the proviso in Clause
                            24.2.1 and any Penalty Points rescinded pursuant to Clause 24.2.3) or more Penalty Points in any 1 year period;

         36.1.9 any of the warranties in Clause 6 or Clause 34.1 shall prove to be materially untrue or incorrect, in the case of the warranties contained in Clauses 34.1.7, 34.1.11, 34.1.13 and
                  34.1.11.15 at the date of this Agreement, and, in the case of the warranties in Clause 6 and any of the other warranties in Clause 34.1, at any time; or

         36.1.10  any of the Project Documents:

                  36.1.10.1 ceases to be in full force and effect or no longer constitutes the valid, binding and enforceable obligations of the parties thereto (except in accordance with its terms or where a substitute agreement has been entered into in accordance with Clause 2.3.2), or

                  36.1.10.2 is materially amended, varied or departed from
                            (other than in accordance with Clause 2.3.2),

                  and, in any such case where the DBFO Co is not a party to such Project Document, this would materially adversely affect the ability of the DBFO Co to perform its obligations under this Agreement or any right of the Secretary of State under this Agreement or his ability to enforce any such right or to perform his obligations under this Agreement or to perform any statutory duty; or

         36.1.11 the DBFO Co fails to pay any sum due to the Secretary of State hereunder (which sum is not in dispute) and such failure continues for 90 days; or

         36.1.12 the DBFO Co commits any breach of Clause 2.4.1 or Clause 41.2.1; or

         36.1.13  the DBFO Co either:

                  36.1.13.1 commits a serious breach of any of its material
                            obligations under the Lease; or

                  36.1.13.2 neglects persistently to comply with any of its
                            material obligations under the Lease and such neglect has a material effect on the performance of the Operations; or

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         36.1.14  the failure of the DBFO Co fully to perform its obligations under Clause 7.3.4 or Clause 7.3.5 by the date for such performance specified in such Clause,

         provided that:

         (A)      none of the events or circumstances set out in Clause 36.1.5,
                  36.1.6 or 36.1.7 shall constitute an Event of Default to the extent that Penalty Points are awarded in respect thereof under Clause 24.2; and

         (B) the appointment of any receiver or manager or administrative receiver of the whole or any part of the assets of the DBFO Co shall not constitute an Event of Default under Clause 36.1.1.2 if on the date of such appointment the Intercreditor Agent delivers a Step-In Bond to the Secretary of State and the Step-In Obligor gives to the Secretary of State a Step-In Undertaking in accordance with the terms of Clause 4.2.3 of the Direct Agreement, provided further that if the Intercreditor Agent on behalf of the Credit Providers fails to observe or perform in full any of its material obligations and liabilities under the Direct Agreement or the Step-In Obligor fails to perform in full any of its material obligations and liabilities under such Step-In Undertaking, or the Step-In Period shall be terminated (whether by expiry or otherwise), and, in any such case, such appointment is continuing, then such appointment shall constitute an Event of Default under Clause 36.1.1.2 with effect from the time of such failure by the Intercreditor Agent or the Step-In Obligor (as the case may be) or such termination of the Step-in Period.

36.2     Notification of Events of Default

         The DBFO Co undertakes that it shall notify the Secretary of State of the occurrence and details of any Event of Default and of any event or circumstance which would, with the passage of time or otherwise, constitute or give rise to an Event of Default, in either case promptly upon the DBFO Co becoming aware of the occurrence thereof.

36.3     Remedies

         Upon the occurrence of an Event of Default, and so long as the same is continuing or there are any outstanding liabilities owing by the DBFO Co to the Secretary of State arising as a consequence of the occurrence of an Event of Default, the Secretary of State may at his option and without prejudice to any of his other rights or remedies and to any rights of action which shall accrue or shall have already accrued to the Secretary of State do any or all of the following (provided that where the Secretary of State has given.a Termination Notice pursuant to Clause 3.1 of the Direct Agreement any or all of the following rights or remedies shall continue to be exercisable, subject to the terms of the Direct Agreement, notwithstanding that such Event of Default has ceased to be continuing or there are no longer any such outstanding liabilities owing by the DBFO Co to the Secretary of State):

         36.3.1 subject to Clause 36.3A, suspend payment of the DBFO Payments and any other payments otherwise due hereunder or retain any amount due from the Secretary of State to the DBFO Co howsoever arising;

         36.3.2 apply any sums standing to the credit of the Retention Account in accordance with Clause 17.7.11;

         36.3.3 without determining this Agreement, by notice in writing having immediate effect suspend performance by the DBFO Co of part only of the functions to be performed by it under this Agreement until such time as the DBFO Co shall have demonstrated to the reasonable satisfaction of the Secretary of State that it will perform and is capable of performing it obligations under this Agreement and thereafter himself perform or procure a third party to perform such part of the functions for such period, and in such event the provisions of Clause 36.4 shall apply;

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         36.3.4   in the case of the Events of Default referred to in Clauses
                  36.1.1 to 36.1.4 (both inclusive), Clause 36.1.8 and Clause
                  36.1.6.2 and any other Event of Default arising as a result of a breach of this Agreement by the DBFO Co which is incapable of remedy, terminate the Agreement in its entirety by notice in writing having immediate effect;

         36.3.5 in the case of any Event of Default other than those referred to in Clause 36.3.4, serve notice of default on the DBFO Co requiring the DBFO Co at the DBFO Co's option either:

                  36.3.5.1 to remedy the breach or breaches referred to in such notice of default within 60 days of such notice (or such longer period as may be agreed by the Secretary of State in his absolute discretion); or

                  36.3.5.2 to put forward within 21 days of such notice a reasonable programme for the remedying of the breach or breaches, such programme to specify in reasonable detail the manner in which such breach or breaches is or are proposed to be remedied and the latest date by which it is proposed that such breach or all such breaches shall be remedied, and the provisions of Clause 36.5 shall apply.

36.3A    Suspension of Payments

         36.3A.1 The rights of the-Secretary of State under Clause 36.3.1 to suspend payment of or retain the amount of any payment which would have been due and payable to the DBFO Co but for the exercise by the Secretary of State of his rights under such Clause (together "Relevant Payments") shall be exercisable in accordance with and subject to the following provisions of this Clause 36.3A.

         36.3A.2 If the DBFO Co is performing none of the Service Obligations at any time following the occurrence of an Event of Default, the Secretary of State may suspend or retain Relevant Payments in full, without prejudice to the Secretary of State's obligations to resume the making of Relevant Payments under Clause 36.3A.4 if performance of the Service Obligations is subsequently resumed in full or in part, as the case may be.

         36.3A.3 For so long as the DBFO Co performs all of the Service Obligations in full continuously and at all times following the occurrence of an Event of Default, the Secretary of State shall continue to make Relevant Payments in full (subject to prior deduction of any costs of the Secretary of State arising from or in connection with such Event of Default, including without limitation all administrative expenses of the Secretary of State including general staff costs and overheads).

         36.3A.4 If and for so long as neither Clause 36.3A.2 nor Clause 36.3A.3 applies following the occurrence of an Event of Default, the Secretary of State may suspend or retain Relevant Payments in full until such time as the DBFO Co has demonstrated to the reasonable satisfaction of the Secretary of State that it is capable of performing all of the Service Obligations and the DBFO Co resumes such performance. Upon resumption of such performance, and subject to there being no continuing Event of Default or other material unperformed obligations under this
                      Agreement:

                      36.3A.4.1     the Secretary of State shall resume the
                                    making of Relevant Payments with effect
                                    from, and in respect of periods commencing after, such resumption of performance
                                    (provided that if the amount of the costs referred to in Clause 36.3A.4.2.2 exceeds the amount of the Accrued Relevant Payments
                                    (as defined in Clause 36.3A.4.2.1) the
                                    Secretary of State shall be entitled to
                                    deduct the amount of such excess from such Relevant Payments until discharged); and

                      36.3A.4.2     subject to the DBFO Co performing all of the
                                    Service Obligations in full continuously and at all times for a period of not less than one month after such

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                                    resumption of such performance, the
                                    Secretary of State shall pay to the DBFO Co an amount equal to the lesser of:

                                    36.3A.4.2.1  such proportion of those
                                                 payments (the "Accrued Relevant
                                                 Payments") constituting the
                                                 Relevant Payments accrued (but
                                                 unpaid) during the period (the
                                                 "Default Period") from the
                                                 occurrence of the relevant
                                                 Event of Default to the date of
                                                 such resumption of performance
                                                 as equates to the proportion
                                                 (as determined by the Secretary
                                                 of State) which the actual
                                                 amount of the Service
                                                 Obligations performed by the
                                                 DBFO Co during the Default
                                                 Period bears to the full amount
                                                 of Service Obligations falling
                                                 due to be performed by it
                                                 during such Period; and

                                    36.3A.4.2.2  the amount of the Accrued
                                                 Relevant Payments less the
                                                 amount of any costs of the
                                                 Secretary of State arising from
                                                 or in connection with the
                                                 relevant Event of Default,
                                                 including without limitation
                                                 all costs incurred by him in
                                                 performing or engaging others
                                                 to perform the functions of the
                                                 DBFO Co and all administrative
                                                 expenses of the Secretary of
                                                 State including general staff
                                                 costs and overheads.

         36.3A.5 In this Clause 36.3A "Service Obligations" means all or any of the DBFO Co's obligations under this Agreement falling due to be performed at the relevant time, as determined by the Secretary of State, in respect of or in connection with the operation and maintenance of the Project Facilities (including without limitation the performance of any Maintenance Works and any Routine Maintenance) and the conduct of any other works or operations on or in relation to the Project Facilities, the Site or the Adjacent Areas and any other obligation of the DBFO Co under this Agreement arising after the issue of the Permit to Use.

         36.3A.6  Notwithstanding the foregoing provisions of this Clause 36.3A:

                      36.3A.6.1     if, during the subsistence of an Event of
                                    Default, the DBFO Co considers that, solely by reason of any suspension or retention of Relevant Payments under Clause 36.3A.2 or
                                    36.3A.4, the DBFO Co has insufficient
                                    financial resources from which to fund
                                    Relevant O&M Costs, the DBFO Co may serve a written notice to such effect on the Secretary of State, together with particulars supporting such assertion;

                      36.3A.6.2     the Secretary of State shall, within 15 days
                                    after receipt of such notice (and subject to receipt of such further supporting particulars as he shall reasonably require) notify the DBFO Co whether or not he agrees that the DBFO Co has insufficient financial resources from which to fund Relevant O&M
                                    Costs; if the Secretary of State does not so agree, either Party may refer the matter for determination under the Disputes Resolution
                                    Procedure;

                      36.3A.6.3     subject to agreement or determination of the
                                    matters referred to in Clauses 36.3A.6.1 and 36.3A.6.2, the Secretary of State shall, in respect of each month during the Partial
                                    Payment Period, pay to the DBFO Co the
                                    Permitted O&M Payment in respect of such month, such payment to be made subject to and in accordance with the following provisions of this Clause 36.3A.6 and, subject to such provisions, Clause 30;

                      36.3A.6.4     the DBFO Co shall promptly submit to the
                                    Department's Representative all such proof of expenditure in respect of the Relevant
                                    O&M Costs in respect of each month during the Partial Payment Period as the Department's Representative shall require for the purpose of determining the amount of the Permitted O&M Payment for such month;

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                      36.3A.6.5     (subject to his having received from the
                                    DBFO Co such proof of expenditure as the Department's Representative shall have required for such purposes in accordance with Clause 36.3A.6.4) the Department's Representative shall determine the Relevant O&M Costs and the amount of the Permitted O&M Payment in respect of each month during the Partial Payment Period as soon as reasonably practicable following the end of that month;

                      36.3A.6.6     prior to the malting of any Permitted O&M
                                    Payment, the Secretary of State and the DBFO
                                    Co shall procure that there is established an account (the "O&M Account") in the joint names of the Secretary of State and the DBFO
                                    Co with a bank located in the United
                                    Kingdom, the mandate for which shall include a condition that no cheques or other payments may be drawn against or debited to the O&M Account without the prior written authority or countersignature of a duly authorised representative of the
                                    Department's Representative;

                      36.3A.6.7     all Permitted O&M Payments shall be paid by
                                    the Secretary of State directly to the O&M
                                    Account for application in accordance with the provisions of this Clause 36.3A;

                      36.3A.6.8     the amount of the Permitted O&M Payment in
                                    respect of a month which is credited to the O&M Account shall be applied in or towards the discharge (to the extent of the Permitted O&M Payment) of the Relevant O&M
                                    Costs for such month, provided that no
                                    cheques or other payments may be drawn
                                    against or debited to the O&M Account
                                    without the prior written authority or
                                    countersignature of the Department's
                                    Representative;

                      36.3A.6.9     the Department's Representative may only
                                    withhold his authority or countersignature for the purposes of Clause 36.3A.6.6 or Clause 36.3A.6.8 if:

                                    36.3A.6.9.1  the relevant cheque or other
                                                 payment is not being drawn
                                                 against or debited to the O&M
                                                 Account in or towards the
                                                 discharge (to the extent of the
                                                 Permitted O&M Payment) of the
                                                 Relevant O&M Costs for the
                                                 relevant month; or

                                    36.3A.6.9.2  the proposed payee of the
                                                 relevant cheque or other
                                                 payment is not the payee
                                                 identified in the proof of
                                                 expenditure provided to the
                                                 Department's Representative
                                                 under Clause 36.3A.6.4;

                                    36.3A.6.10   without prejudice to Clause
                                                 41.2.1, and notwithstanding
                                                 Clause 41.2.2, the DBFO Co
                                                 shall not assign or transfer
                                                 any interest in, or create or
                                                 allow to subsist any
                                                 Encumbrance, trust or other
                                                 interest in or over, the O&M
                                                 Account or any Permitted O&M
                                                 Payment or any interest in
                                                 either of them;

                                    36.3A.6.11   for the avoidance of doubt,
                                                 neither the suspension or
                                                 retention of any Relevant
                                                 Payments under Clauses 36.3A.2
                                                 and 36.3A.4 nor the limitation
                                                 of the amount of any
                                                 Provisional Monthly Payment in
                                                 accordance with the foregoing
                                                 provisions of this Clause
                                                 36.3A.6 shall in any way
                                                 release, diminish or affect, or
                                                 relieve the DBFO Co from, any
                                                 of the DBFO Co's obligations
                                                 and liabilities under this
                                                 Agreement;

                                    36.3A.6.12   in determining whether, for the
                                                 purposes of this Clause
                                                 36.3A.6, the DBFO Co has
                                                 insufficient financial
                                                 resources from which to fund
                                                 Relevant O&M Costs, regard
                                                 shall be had only to amounts
                                                 standing to the credit of:

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                                                 (a) the Operating Account to
                                                     the extent that such funds
                                                     represent Included Funds;

                                                 (b) the Maintenance Reserve
                                                     Account to the extent that
                                                     such funds represent funds
                                                     for the Relevant O&M Costs
                                                     to which this Clause
                                                     36.3A.6 refers (the
                                                     certificate of the
                                                     Intercreditor Agent as to
                                                     such amount being
                                                     conclusive in the absence
                                                     of manifest error); and

                                                 (c) any accounts which the DBFO
                                                     Co may from time to time
                                                     hold other than the Cash
                                                     Collateral Account, the EIB
                                                     Collateral Accounts, and
                                                     other accounts which are
                                                     not Project Accounts at the
                                                     time in question for the
                                                     purposes of the
                                                     Intercreditor Agreement.

                                    36.3A.6.13   For the purposes of this Clause
                                                 36.3A.6:

                                                 "Cash Collateral Account" has
                                                 the meaning given in the
                                                 facility agreement referred to
                                                 in Clause 2.3.1.3.2;

                                                 "Included Funds" means the
                                                 amount, for the time being,
                                                 standing to the credit of the
                                                 Operating Account to the extent
                                                 that the DBFO Co would be
                                                 permitted to withdraw such
                                                 funds on the next Payment Date
                                                 in accordance with paragraph
                                                 (xx) or (xxi) of Clause 16.3
                                                 and Clause 16.7 of the
                                                 Intercreditor Agreement;

                                                 "Intercreditor Agreement" means
                                                 the intercreditor agreement
                                                 referred to in Clause
                                                 2.3.1.3.19;

                                                 "Partial Payment Period" means
                                                 the period:

                                                 (a) commencing on the date
                                                     agreed or determined in
                                                     accordance with Clause
                                                     36.3A.6.2 to be the first
                                                     date following the relevant
                                                     suspension or retention of
                                                     Relevant Payments on which
                                                     the DBFO Co had
                                                     insufficient financial
                                                     resources from which to
                                                     finance Relevant O&M Costs;
                                                     and

                                                 (b) ending on the date which is
                                                     the earlier of:

                                                     (i)  the date on which the
                                                          Secretary of State
                                                          resumes the making of
                                                          Relevant Payments
                                                          under Clause
                                                          36.3A.4.1; and

                                                     (ii) the Termination Date;

                                                 "Permitted O&M Payment" means
                                                 an amount determined by the
                                                 Department's Representative as
                                                 being equal to the lesser of:

                                                 (a) an amount equal to one
                                                     twelfth of the Projected
                                                     Relevant O&M Costs for the
                                                     Contract Year in which the
                                                     first day of such month
                                                     occurs; and

                                                 (b) the amount of the Relevant
                                                     O&M Costs in respect of
                                                     such month;

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                                                 less, in either case, the
                                                 amount of any financial
                                                 resources available to the DBFO
                                                 Co for the purposes of funding
                                                 any of the Relevant O&M Costs
                                                 in respect of such month;

                                                 "Projected Relevant O&M Costs"
                                                 means, in respect of any
                                                 Contract Year, the projected
                                                 amount of routine maintenance
                                                 costs and winter maintenance
                                                 costs in respect of such
                                                 Contract Year as shown in the
                                                 Financial Model as in force at
                                                 the date of this Agreement;

                                                 "Relevant O&M Costs" means, in
                                                 respect of any month, the
                                                 aggregate amount (as determined
                                                 by the Department's
                                                 Representative), excluding VAT,
                                                 of:

                                                 (a) costs properly and
                                                     prudently incurred by the
                                                     DBFO Co in the carrying out
                                                     of Routine Maintenance in
                                                     respect of the Project Road
                                                     during such month; and

                                                 (b) reasonable administrative
                                                     and staff costs properly
                                                     and prudently incurred by
                                                     the DBFO Co in respect of
                                                     such month for the purposes
                                                     of carrying out the Routine
                                                     Maintenance referred to in
                                                     paragraph (a) above;

                                                 and the following terms have
                                                 the meanings ascribed to them
                                                 in the Intercreditor Agreement:

                                                     (a) EIB Collateral
                                                         Accounts;

                                                     (b) Intercreditor Agent;

                                                     (c) Maintenance Reserve
                                                         Account;

                                                     (d) Operating Account;

                                                     (e) Payment Date; and

                                                     (f) Project Accounts.

36.4     Partial Suspension

         In the case of a partial suspension of the performance by the DBFO Co under this Agreement in accordance with Clause 36.3.3, the DBFO Co shall (save to the extent that the Secretary of State is reimbursed in respect of such costs by means of any deduction from payments made by him under Clause 36.3A.3 or Clause 36.3A.4) reimburse the Secretary of State for all costs reasonably incurred by him in performing or engaging others to perform the functions of the DBFO Co which are suspended (including, without limitation, the relevant administrative expenses of the Secretary of State, including an appropriate sum in respect of general staff costs and overheads).

36.5     Termination in Full

         36.5.1 Where the DBFO Co puts forward a programme in accordance with Clause 36.3.5.2 the Secretary of State shall have 28 days within which to notify the DBFO Co that it does not accept such programme as being reasonable, failing which the Secretary of State shall be deemed to have accepted such programme. Where the Secretary of State notifies the DBFO Co that it does not accept such programme as being reasonable, the parties shall endeavour

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                  within the following 7 days to agree any necessary amendments to the programme put forward. In the absence of agreement within such 7 day period, the question of whether or not the programme (as the same may have been amended by agreement) is reasonable may be referred by either Party to the Disputes Resolution Procedure.

         36.5.2   If:

                  36.5.2.1 the breach or breaches notified in a notice of
                           default served under Clause 36.3.5 is or are not remedied:

                           36.5.2.1.1 before the expiry of the period referred
                                      to in Clause 36.3.5.1 (if applicable); or

                           36.5.2.1.2 where the DBFO Co puts forward a programme
                                      pursuant to Clause 36.3.5.2 which has been accepted by the Secretary of State or determined by the Disputes Resolution Procedure as being reasonable, in accordance with such programme; or

                  36.5.2.2 such programme as is put forward by the DBFO Co
                           pursuant to Clause 36.3.5.2 is rejected by the Secretary of State as not being reasonable, and the Disputes Resolution Procedure does not find against that rejection,

                  the Secretary of State may terminate this Agreement in its entirety by notice in writing having immediate effect.

36.6     Savings

         The rights of the Secretary of State under this Clause 36 are in addition and without prejudice to any other right the Secretary of State may have to claim the amount of any loss or damage suffered by the Secretary of State on account of the acts or omissions of the DBFO Co, whether pursuant to any bond or guarantee given in accordance with the requirements of this Agreement or otherwise.

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37.      TERMINATION BY THE DBFO CO

37.1     DBFO Co Termination Events

         The following are DBFO Co Termination Events:

         37.1.1 the Government sequesters, requisitions or otherwise seizes the Project Facilities or any, or any material part of any, of them otherwise than pursuant to this Agreement or otherwise than as a result of any default by the DBFO Co;

         37.1.2 the Secretary of State shall fail to issue the Certificate of Commencement within 14 days after the date of receipt by the Secretary of State of the DBFO Co's notice under Clause 7.2;

         37.1.3 the Secretary of State shall be in material breach of its obligations under Clause 8.1 [Access for DBFO Co] and such breach shall materially adversely affect the ability of the DBFO Co to perform its obligations under this Agreement for a period of not less than 180 days;

         37.1.4 the Secretary of State shall cease to be the highway authority in respect of the Project Road or any material part of the Project Road (but excluding by way of any temporary or permanent delegation of the whole or any part of his statutory functions as highway authority);

         37.1.5 the obligations of the Secretary of State under this Agreement shall (without the prior consent of the DBFO Co, such consent not to be unreasonably withheld or delayed) be novated or otherwise transferred (whether by virtue of any Law or any scheme pursuant to any Law or otherwise) to another person other than:

                  37.1.5.1 any department, office, instrumentality or agency of the Government; or

                  37.1.5.2 any person whose obligations under this Agreement are guaranteed by the Government or any department, office, instrumentality or agency of the Government;

         37.1.6 the Secretary of State shall fail to pay any sum due to the DBFO Co hereunder (which sum is not in dispute), and such failure continues for 90 days; or

         37.1.7 the failure by the Secretary of State to take any action which gives rise to the circumstances referred to in Clause 25.5.3.

37.2     Termination Procedure

         37.2.1 Upon the occurrence of a DBFO Co Termination Event and so long as such DBFO Co Termination Event is subsisting, the DBFO Co may at its option serve notice on the Secretary of State of the occurrence of such DBFO Co Termination Event. If the relevant matter or circumstance has not been rectified or remedied by the Secretary of State or otherwise within 60 days of such notice, the DBFO Co may serve a further notice on the Secretary of State terminating this Agreement with immediate effect.

         37.2.2 Upon a termination of this Agreement pursuant to Clause 37.2.1 (other than a termination for the reason set out in Clause 37.1.7), the DBFO Co shall be entitled to compensation in accordance with Clause 40 [Compensation on Termination].

         37.2.3 The DBFO Co may give notice to the Secretary of State terminating this Agreement only in accordance with the provisions of this Clause 37.2, Clause 38.1.1.1, Clause 38.4 or Clause 38.5.

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38.      NON-DEFAULT TERMINATION

38.1     Termination for Eligible Force Majeure

         38.1.1 Where an occurrence of Eligible Force Majeure renders the performance of this Agreement financially or practicably impossible or has a fundamental effect on the rights or obligations of either of the Parties:

                  38.1.1.1 in either case for a continuous period of more than
                           18 months, either Party may, following consultation for a period of not less than a further 90 days to reach a solution acceptable to both Parties, and so long as such circumstances continue, terminate this Agreement by notice to the other having immediate effect; or

                  38.1.1.2 the Secretary of State may at any time after such occurrence, but following consultation for a period of not less than 90 days to reach a solution acceptable to both Parties, and so long as such circumstances continue, terminate this Agreement by notice to the DBFO Co having immediate effect.

         38.1.2 In the event of any termination pursuant to Clause 38.1.1.1, the Secretary of State shall pay to the DBFO Co the amounts determined in accordance with Clause 40.3.

         38.1.3 In the event of any termination by the Secretary of State pursuant to Clause 38.1.1.2, the Secretary of State shall pay to the DBFO Co the amounts determined in accordance with Clause 40.3 and Clause 40.4.

38.2     Expiry of Term

         This Agreement shall terminate automatically upon the expiry of the period of 30 years from the Commencement Date (or such other period as may be substituted therefor in accordance with Clause 3 or Clause 33.4.4) unless it shall have previously been terminated in accordance with the provisions of this Agreement.

38.3     Termination for Failure to Provide Access to DBFO Co

         38.3.1   If:

                  38.3.1.1 there shall be a material breach by the Secretary of
                           State of the provisions of Clause 8.1 [Access for DBFO Co] giving rise to a Compensation Event;

                  38.3.1.2 the DBFO Co shall be entitled to be compensated in respect of such Compensation Event under the General Change Procedure; and

                  38.3.1.3 the period in respect of which such compensation is payable by the Secretary of State exceeds 180 days in aggregate,

                  then the Secretary of State may at any time after such 180 day period terminate this Agreement by notice to the DBFO Co having immediate effect.

         38.3.2 In the event of any termination pursuant to Clause 38.3.1, the Secretary of State shall pay to the DBFO Co the amounts determined in accordance with Clause 40.2 or Clause 40.3, as the case may be, and Clause 40.4.

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38.4     Termination for Failure to Exercise Powers

         If the Parties are unable to reach agreement within the period of 90 days referred to in Clause 25.5.4, then either Party may terminate this Agreement by notice to the other, provided that the DBFO Co shall not be entitled to any compensation as a consequence of any such termination.

38.5     Termination on Relevant Change in Law

         38.5.1 If a Relevant Change in Law comes into effect which renders illegal or impossible (but not merely more expensive) all or substantially all of the DBFO Co's obligations under this Agreement, then either Party may terminate this Agreement by notice to the other.

         38.5.2 In the event of any termination pursuant to Clause 38.5.1, the Secretary of State shall pay to the DBFO Co the amounts determined in accordance with Clause 40.3 and Clause 40.4.

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39.      EFFECT OF TERMINATION

39.1     Step-in Rights

         39.1.1 Without prejudice to Clause 24.5 [Step-In Rights], in the event that the Secretary of State has given notice of default or notice of termination under Clause 36.3, Clause 36.5, Clause 38.1, Clause 38.3, Clause 38.4 or Clause 38.5 or the DBFO Co has given notice of termination under Clause 37.2, Clause 38.1.1.1, Clause 38.4 or Clause 38.5 and, in any such case, members of the public shall be unable to use the Project Facilities either safely, without undue delay or at all, then:

                  39.1.1.1 the Secretary of State may by 7 days notice to the
                           DBFO Co expel the DBFO Co from the Site and the Adjacent Areas without thereby avoiding this Agreement or releasing the DBFO Co from any of its outstanding obligations or liabilities under this Agreement; and

                  39.1.1.2 whether or not he exercises the right under Clause
                           39.1.1.1, the Secretary of State may take, or employ others to take, such steps in relation to the operation and maintenance of the Project Facilities as he may think fit to protect the position of such members of the public, and (in the case of a notice of default or notice of termination under Clause 36.3 or Clause 36.5) the Secretary of State may recover all costs of so doing (including, without limitation, the relevant administrative expenses of the Secretary of State, including an appropriate sum in respect of general staff costs and overheads) from the DBFO Co.

         39.1.2 For the avoidance of doubt, subject to the exercise by the Secretary of State of any right under Clause 39.1.1, the Parties shall continue to perform their obligations under this Agreement notwithstanding the giving of any notice of default or notice of termination until the termination of this Agreement becomes final in accordance with the provisions of this Clause 39.

39.2     Disputed Termination

         39.2.1   Notwithstanding the provisions of Clauses 36.3 [Remedies],
                  36.5 [Termination in Full], 37.2 [Termination Procedure], 38.1 [Termination for Eligible Force Majeure], 38.3 [Termination for Failure to Provide Access to DBFO Co], 38.4 [Termination for Failure to Exercise Powers] and 38.5 [Termination on Relevant Change in Law], where either Party has given notice of termination of this Agreement and the other Party has within 14 days of receipt of such notice referred the question of whether or not this Agreement has been wrongfully terminated to the Disputes Resolution Procedure, termination of this Agreement shall not take effect unless and until it is finally determined in accordance with the Disputes Resolution Procedure that such termination is not wrongful.

         39.2.2 If at any time a notice of termination has been received and a reference to the Disputes Resolution Procedure has not been made pursuant to Clause 39.2.1, then either Party may (within the 14 days period referred to in Clause 39.2.1) apply to the Court for injunctive or declaratory relief (whichever shall be appropriate) in respect of such purported termination and/or refer to the Court the question whether this Agreement has been wrongfully terminated and, if so, the damages accruing therefrom, in which event such matter shall be dealt with by the Court and not pursuant to the Disputes Resolution Procedure. Termination of this Agreement shall not take effect until it has been finally determined by the Court whether or not injunctive or declaratory relief is to be granted. Any Court proceedings shall be conducted by both Parties with due expedition.

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         39.2.3   If the Secretary of State has given notice of termination of this Agreement to the DBFO Co and has exercised the right referred to in Clause 39.1.1.1, then such termination shall be final notwithstanding a determination under the Disputes Resolution Procedure that such termination was wrongful and the DBFO Co shall not be entitled to access to any part of the Site or Adjacent Areas.

39.3     Savings

         39.3.1   Save as otherwise expressly provided in this Agreement:

                  39.3.1.1 termination of this Agreement shall be without
                           prejudice to any accrued rights and obligations under this Agreement as at the date of termination (including without limitation the right of the Secretary of State to recover damages from the DBFO Co where the termination has arisen as a result of an Event of Default); and

                  39.3.1.2 termination of this Agreement shall not affect the continuing rights and obligations of the DBFO Co and the Secretary of State under Clauses 14.7 [Removal of Signs], 18 [Insurance], 27.2 [Claims Against Third Parties], 29 [Calculation of Payments], 30 [Invoicing and Payment], 35 [Indemnities], 38.1 [Termination for Eligible Force Majeure], 38.3 [Termination for Failure to Provide Access to DBFO Co], 38.4 [Termination for Failure to Exercise Powers], 38.5 [Termination on Relevant Change in Law], 40 [Compensation on Termination], 44 [Taxes], 45 [Intellectual Property] and 46 [Confidentiality], Schedules 14 [Records and Reports] and 15 [Disputes Resolution Procedure] and this Clause 39 or under any other Clause which is expressed to survive termination or which is required to give effect to such termination or the consequences of such termination.

                  Save as provided in this Clause 39.3, all rights and obligations of the Secretary of State and the DBFO Co under this Agreement shall cease and be of no further force and effect upon termination of this Agreement.

         39.3.2 Notwithstanding any breach of this Agreement by either Party and without prejudice to any other rights which the other Party may have in relation thereto, the other Party may elect to continue to treat this Agreement as in full force and effect and to enforce its rights hereunder, and failure of either Party to exercise any right hereunder including any right to terminate this Agreement and any right to claim damages shall not be deemed a waiver of such right for any continuing or subsequent breach.

39.4     Transfer of Assets, etc

         On the termination of this Agreement (other than by a novation of this Agreement to a Substitute Entity as defined in, and in accordance with, the Direct Agreement) or, in the case of Clause 39.4.5, on and for the duration of the exercise by the Secretary of State of his step-in rights under Clause 39.1.1:

         39.4.1 the rights of access under Clause 8.1 [Access for DBFO Co] shall automatically terminate;

         39.4.2 if prior to the issue of the Completion Certificate, the DBFO Co shall transfer to and there shall vest in the Secretary of State such part of the Works as shall have been carried out, and if the Secretary of State so elects:

                  39.4.2.1 the Construction Contract shall be novated to the
                           Secretary of State (and upon such election the DBFO Co shall take all necessary steps as soon as reasonably practicable to procure such novation to the Secretary of State) and all Plant and

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                           all materials on the Site or adjacent thereto shall
                           remain available to him for the purposes of completing the Works; and

                  39.4.2.2 the Construction Plant shall remain available to the
                           Secretary of State for the purposes of completing the Works subject to payment therefor of a reasonable hire charge;

         39.4.3 the DBFO Co shall hand over to and there shall vest in the Secretary of State any interest of the DBFO Co in the Project Facilities, which in the case of the termination of this Agreement in accordance with Clause 38.2 shall be in the state required in accordance with Clause 17 [Handback];

         39.4.4 if the Secretary of State so elects, each Relevant O&M Contract in effect at the Termination Date shall be novated to him and upon such election the DBFO Co shall take all necessary steps as soon as reasonably practicable to procure such novation to the Secretary of State;

         39.4.5 the Secretary of State shall have an option to purchase or (where the Secretary of State has exercised his step-in rights under Clause 39.1.1) hire from the DBFO Co or any of its Associated Companies at a fair market value (as between a willing vendor and willing purchaser, with any disputes as to such fair market value being determined by the Expert) and free from any security interest all or any part of the stocks of material, road vehicles, spare parts and other moveable property owned by the DBFO Co or any of its Associated Companies and reasonably required in connection with the operation and maintenance of the Project Facilities;

         39.4.6 the DBFO Co shall deliver to the Secretary of State or his designee "as built drawings" showing all alterations made since the commencement of operation for the Project Facilities;

         39.4.7 the DBFO Co shall deliver to the Secretary of State operation and maintenance manuals for the Project Facilities, including without limitation in respect of communications; signalling and other systems in service at the Termination Date;

         39.4.8 the DBFO Co shall procure that the benefit of all manufacturer's warranties in respect of mechanical and electrical equipment included in the Project Facilities is assigned to the Secretary of State; and

         39.4.9 the DBFO Co shall deliver to the Secretary of State or his designee the records referred to in Clause 23.4.3.

39.5     Handover

         On the termination of this Agreement for any reason:

         39.5.1 the DBFO Co shall cooperate fully with the Secretary of State and any successor operator of the Project Facilities in order to achieve a smooth transfer of the operation of the Project Facilities, so as to protect the safety of and avoid undue delay or inconvenience to the members of the public;

         39.5.2 the DBFO Co shall as soon as practicable remove from the Site, the Adjacent Areas and, without prejudice to the terms of the Lease, the Maintenance Depot, all Plant, materials, Construction Plant, temporary buildings, road vehicles, spare parts and other property not required by the Secretary of State pursuant to Clause 39.4.2 or acquired by the Secretary of State pursuant to Clause 39.4.5, and if it has not done so within 28 days after any notice from the Secretary of State requiring it to do so the Secretary of State may (without being responsible for any Loss (unless caused by his gross negligence or wilful default)) remove

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                  and sell any such property and shall hold any proceeds less all costs incurred to the credit of the DBFO Co;

         39.5.3 the DBFO Co shall within 1 week of the Termination Date deliver to the Department's Representative:

                  39.5.3.1 keys to all traffic sign housings; and

                  39.5.3.2 lifting keys for all types of chamber covers; and

         39.5.4 the DBFO Co shall as soon as practicable vacate the Site, the Adjacent Areas and, without prejudice to the terms of the Lease, the Maintenance Depot and shall leave the Site, the Adjacent Areas and, without prejudice to the terms of the Lease, the Maintenance Depot in a clean and orderly condition.

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40.      COMPENSATION ON TERMINATION

40.1     Termination Accounts

         40.1.1 The DBFO Co shall procure that not later than 90 days after termination of this Agreement pursuant to Clause 37 [Termination by the DBFO Co] (other than a termination for the reason set out in Clause 37.1.7), Clause 38.1 [Termination for Eligible Force Majeure], Clause 38.3 [Termination for Failure to Provide Access to DBFO Co] or Clause 38.5 [Termination on Relevant Change in Law] (or such longer period as may be agreed between the Department's Representative and the DBFO Co's auditors), the Termination Accounts shall be drawn up. The Termination Accounts shall be audited by the DBFO Co's auditors and shall have annexed thereto a report signed by the DBFO Co's auditors in respect of the amount of the deductions to be made pursuant to Clause 40.3.2, which such report shall for the purposes of this Clause 40 be deemed to form part of the Termination Accounts.

         40.1.2 The Termination Accounts shall be presented to the Department's Representative for review. In order to enable the Department's Representative to review the Termination Accounts, the DBFO Co will ensure that it keeps up to date and makes available at all reasonable times to the Department's Representative and its or the Secretary of State's professional advisers all books, records and other information as may be reasonably required by the Department's Representative or its or the Secretary of State's professional advisers. The DBFO Co shall and shall procure that its auditors shall cooperate with the Department's Representative and its or the Secretary of State's professional advisers with regard to such review.

         40.1.3 If the Department's Representative does not within 60 days of presentation to it of the Termination Accounts notify the DBFO Co that it agrees with the basis of preparation of the Termination Accounts and the calculations contained therein, the Parties shall attempt in good faith to reach agreement in respect thereof. If they are unable to do so within 28 days of the expiry of such 60 day period or the earlier notification by the Department's Representative that it does not agree such basis of preparation, any matter over which there is disagreement may be referred to the Expert. The determination by the Expert shall then be reflected in the Termination Accounts which, as so amended, shall be final and binding upon the Parties.

40.2     [Clause not used].

40.3     Termination

         40.3.1 If the DBFO Co terminates this Agreement pursuant to Clause 37 [Termination by the DBFO Co] (other than a termination for the reason set out in Clause 37.1.7) as a consequence of the occurrence of a DBFO Co Termination Event or this Agreement is terminated by either Party pursuant to Clause 38.1.1 or Clause 38.5.1 or by the Secretary of State pursuant to Clause 38.3.1 as a result of the occurrence of an event or circumstance giving rise to such termination after the Commencement Date, then subject to the provisions of Clauses 40.3.2 to 40.3.7 (inclusive) the Secretary of State shall pay to the DBFO Co an amount, as determined from the Termination Accounts, equal to the aggregate of:

                      40.3.1.1      the Relevant Funding Liabilities; and

                      40.3.1.2 all other liabilities and obligations of the DBFO Co to third parties (including employees) arising out of or in connection with the Project, which are in existence at the date of termination or arise as a result of or in connection with such termination.

         40.3.2 There shall be excluded from the amount payable pursuant to Clause 40.3.1:

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                      40.3.2.1      any liability of the DBFO Co in respect of
                                    subscription monies paid by or any other obligations owed to holders of the Ordinary Shares in respect of such Ordinary Shares;

                      40.3.2.2 any sums received in respect of the Project from the Funders, or otherwise derived from the Project, and subsequently applied for purposes other than the Project, such other purposes not to include the application of sums by way of the return of principal or capital or the payment of interest, dividends or distributions to Funders or otherwise pursuant to the Funding Agreements and being, in the case of such principal and capital, in reduction of amounts owing to Funders thereunder;

                      40.3.2.3 all liabilities and obligations arising out of agreements or arrangements entered into by the DBFO Co prior to such termination, to the extent that such agreements or arrangements were not entered into in the ordinary course of business and on commercial arm's length terms;

                      40.3.2.4 all liabilities and obligations arising out of agreements or arrangements entered into by the DBFO Co on or following such termination and any agreements or arrangements entered into at whatever time with any professional advisers or consultants of the DBFO Co or the Funders:

                                    40.3.2.4.1   regarding any claim or
                                                 potential claim against the
                                                 Secretary of State arising from
                                                 or in connection with such
                                                 termination; or

                                    40.3.2.4.2   in respect of the payment of
                                                 any amounts due as a
                                                 consequence of the termination
                                                 of the engagement of any such
                                                 adviser or consultant which are
                                                 not directly attributable to
                                                 work done or services performed
                                                 or costs reasonably incurred by
                                                 such adviser or consultant as a
                                                 consequence of the termination
                                                 of this Agreement; and

                                    40.3.2.4.3   in the case of amounts due to
                                                 advisers or consultants
                                                 employed by the Funders, all
                                                 such amounts in excess of
                                                 (pound)500,000;

                      40.3.2.5 all liabilities and obligations of the DBFO Co arising as a result of a breach of a contract relating to the Project (except any breach of contract arising as a result of termination of this Agreement);

                      40.3.2.6 (without prejudice to Clause 40.3.2.4) any liability of the DBFO Co, under or in respect of any contract relating to the Project, to pay any amount by way of reimbursement of, or indemnification in respect of costs and expenses incurred by any other party to any such contract if and to the extent that:

                                    40.3.2.6.1   such costs and expenses were
                                                 not properly incurred; or

                                    40.3.2.6.2   such costs and expenses were
                                                 properly incurred but exceed a
                                                 reasonable amount.

         40.3.3 For the purposes of this Clause 40.3, "Relevant Funding Liabilities" shall, subject to Clauses 40.3.4 and 40.3.7, mean:

                      40.3.3.1 if at the Termination Date there are no Funding Agreements other than Approved Funding Agreements, all outstanding amounts owing by the DBFO Co to the Funders under the Approved Funding Agreements at the Termination

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                                    Date (having taken account of all proceeds
                                    of enforcement of security which have
                                    previously been applied in reduction
                                    thereof) and all amounts owing to such
                                    Funders under such Approved Funding
                                    Agreements which arise from such termination
                                    (including amounts owing in respect of any liabilities and obligations to such Funders under such Approved Funding Agreements arising from the early repayment of monies and any interest which accrues under such Approved Funding Agreements from the Termination Date to the date of payment under this Clause 40.3 and swap agreement termination costs); and

                      40.3.3.2 if at the Termination Date there are any Funding Agreements other than Approved Funding Agreements, an amount equal to the lesser of:

                                    40.3.3.2.1   all outstanding amounts owing
                                                 by the DBFO Co to the Funders
                                                 under the Funding Agreements at
                                                 the Termination Date (having
                                                 taken account of all proceeds
                                                 of enforcement of security
                                                 which have previously been
                                                 applied in reduction thereof)
                                                 and all amounts owing to such
                                                 Funders under such Funding
                                                 Agreements which arise from
                                                 such termination (including
                                                 amounts owing in respect of any
                                                 liabilities and obligations to
                                                 such Funders under such Funding
                                                 Agreements arising from the
                                                 early repayment of monies and
                                                 any interest which accrues
                                                 under such Funding Agreements
                                                 from the date of termination of
                                                 this Agreement to the date of
                                                 payment under this Clause 40.3
                                                 and swap agreement termination
                                                 costs); and

                                    40.3.3.2.2   all outstanding amounts which
                                                 would have been owing by the
                                                 DBFO Co to the Funders under
                                                 the Approved Funding Agreements
                                                 at the Termination Date (having
                                                 taken account of all proceeds
                                                 of enforcement of security
                                                 which have previously been
                                                 applied in reduction of amounts
                                                 outstanding under the Funding
                                                 Agreements) and all amounts
                                                 which would have been owing to
                                                 such Funders under the Approved
                                                 Funding Agreements and which
                                                 would have arisen from such
                                                 termination (including amounts
                                                 which would have been owing in
                                                 respect of any liabilities and
                                                 obligations to such Funders
                                                 under the Approved Funding
                                                 Agreements arising from the
                                                 early repayment of monies and
                                                 any interest which would have
                                                 accrued under the Approved
                                                 Funding Agreements from the
                                                 Termination Date to the date of
                                                 payment under this Clause 40.3
                                                 and swap agreement termination
                                                 costs) provided that for the
                                                 purpose of determining such
                                                 amounts the following
                                                 assumptions shall apply, namely
                                                 that:

                                                 40.3.3.2.2.1 (without prejudice
                                                              to Clause 2.4.1)
                                                              the Approved
                                                              Funding Agreements
                                                              remained in force
                                                              at the Termination
                                                              Date upon the
                                                              terms and
                                                              conditions
                                                              approved by the
                                                              Secretary of
                                                              State;

                                                 40.3.3.2.2.2 no Funding
                                                              Agreements were
                                                              entered into in
                                                              addition to the
                                                              Approved Funding
                                                              Agreements; and

                                                 40.3.3.2.2.3 the aggregate
                                                              principal amounts
                                                              drawn down under
                                                              the Approved
                                                              Funding Agreements
                                                              prior to the
                                                              Termination Date
                                                              were those
                                                              projected as being
                                                              drawn down in the
                                                              Financial Model as
                                                              in force at the
                                                              date of this
                                                              Agreement, as
                                                              amended to reflect
                                                              the terms of any
                                                              Approved Funding
                                                              Agreement entered
                                                              into after the
                                                              date of this
                                                              Agreement,
                                                              together with (i)

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                                                              any amount which
                                                              would have been
                                                              drawn down under
                                                              any standby or
                                                              similar facility
                                                              contained in any
                                                              Approved Funding
                                                              Agreement in order
                                                              to pay for
                                                              escalation in the
                                                              contract price
                                                              under the
                                                              Construction
                                                              Contract as a
                                                              consequence of any
                                                              overall increase
                                                              in the Index
                                                              referred to in
                                                              Annex 2 of Part 1
                                                              of Schedule 9
                                                              above that shown
                                                              in the Financial
                                                              Model as in force
                                                              at the date of
                                                              this Agreement and
                                                              (ii) any amount
                                                              which had actually
                                                              been drawn down
                                                              under any standby
                                                              or similar
                                                              facility contained
                                                              in any Approved
                                                              Funding Agreement
                                                              as at the
                                                              Termination Date.

         40.3.4 The following provisions of this Clause 40.3.4 shall apply notwithstanding the provisions of any Funding Agreement, and notwithstanding that any Funding Agreement is an Approved Funding Agreement:

                      40.3.4.1 in calculating the amount of any interest (including, without limitation, any capitalised interest) comprised in the Relevant Funding Liabilities, the percentage rate per annum by reference to which such interest shall be calculated shall not exceed the lesser of:

                                    40.3.4.1.1   the relevant Applicable
                                                 Interest Rate(s); and

                                    40.3.4.1.2   the rate applying under the
                                                 terms of the relevant Funding
                                                 Agreement; and

                      40.3.4.2 in the case of any Funding Agreement which is a Hedging Agreement, in calculating the Relevant Funding Liabilities in respect of such Funding Agreement, any actual or notional percentage rate of interest per annum payable or expressed to be payable by the DBFO Co under or in relation to such Funding Agreement or by reference to which such Relevant Funding Liabilities would be calculated shall not exceed the lesser of:

                                    40.3.4.2.1   the relevant Applicable
                                                 Interest Rate(s); and

                                    40.3.4.2.2   the actual or notional rate
                                                 applying under the terms of
                                                 such Funding Agreement.

         40.3.5 The following provisions of this Clause 40.3.5 shall apply in any case where amounts are payable by the Secretary of State to the DBFO Co under this Clause 40.3:

                      40.3.5.1 if any amount payable by the Secretary of State to the DBFO Co under this Clause 40.3 is subject to Tax (in whole or in part), the Secretary of State shall pay to the DBFO Co such additional amount or amounts as will put the DBFO Co in the same after-tax position as it would have been in had the payment not been subject to Tax, provided that in determining the after-tax position of the DBFO Co, no account shall be taken, other than in accordance with Clause 40.3.5.2, of any Tax Reliefs which are or may be available to the DBFO Co (whether or not following any claim or election by the DBFO Co);

                      40.3.5.2 if the DBFO Co is also entitled to receive additional compensation under Clause 40, the DBFO Co shall use all reasonable endeavours to reduce or eliminate the Tax for which it is accountable in respect of sums payable under this Clause

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                                    40.3  whether by the use of Tax Reliefs, the
                                    making or withdrawing of any claims or
                                    otherwise, provided always that:

                                    40.3.5.2.1   the DBFO Co shall be entitled
                                                 to treat all available Tax
                                                 Reliefs as allocated in the
                                                 first place so as to reduce or
                                                 eliminate any Tax for which it
                                                 is accountable in respect of
                                                 any additional compensation to
                                                 which it is entitled in
                                                 accordance with Clause 40.4.2
                                                 or Clause 40.4.3 before
                                                 treating them, or any of them
                                                 which remains unutilised, as
                                                 allocated so as to reduce or
                                                 eliminate the Tax in respect of
                                                 sums payable under this Clause
                                                 40.3; and

                                    40.3.5.2.2   the obligations of the DBFO Co
                                                 under this Clause 40.3.5.2
                                                 shall not require it to revoke,
                                                 disclaim or withdraw any claim
                                                 or surrender made by it or
                                                 agreed to be made by it, prior
                                                 to the termination of this
                                                 Agreement, in respect of any
                                                 Tax Reliefs.

         40.3.6 The Secretary of State shall be entitled to deduct from the amount payable pursuant to Clause 40.3.1:

                      40.3.6.1 in the case of Relevant Funding Liabilities, an amount equal to the proceeds of any insurances in respect of the Project received or to be received by any of the Funders at or at any time following the termination which gives rise to the obligation to make payment pursuant to Clause 40.3.1 and which, had they been received before the date of such termination, the Funders would have been entitled, upon receipt, to apply in and towards settlement of amounts which would otherwise be Relevant Funding Liabilities; and

                      40.3.6.2 in the case of the liabilities and obligations referred to in Clause 40.3.1.2, an amount equal to the proceeds of any insurances in respect of such liabilities and obligations received or to be received by the DBFO Co at or at any time following the termination which gives rise to the obligation to make payment pursuant to Clause 40.3.1.

         40.3.7 Notwithstanding any other provision of this Agreement, unless otherwise agreed by the Secretary of State in his absolute discretion (and, for the avoidance of doubt, the exercise of such discretion may not be referred to the Disputes Resolution Procedure or otherwise disputed or challenged), the aggregate amount payable by the Secretary of State under Clause 40.3.1 in respect of the Relevant Funding Liabilities shall not exceed the aggregate amount which would have been owing at the Termination Date under the Original Funding Agreements by more than (pound)50,000,000.

40.4     Additional Compensation

         40.4.1 If Clause 40.3 shall apply as a consequence of the termination of this Agreement pursuant to Clause 37 [Termination by the DBFO Co] (other than a termination for the reason set out in Clause 37.1.7), Clause 38.1.1.2, Clause 38.3.1 or Clause 38.5.1, the Secretary of State shall in addition to any amounts payable pursuant to Clause 40.3 pay to the DBFO Co as at the date of termination of this Agreement a sum calculated in accordance with this Clause 40.4. The amount payable by the Secretary of State shall be calculated:

                      40.4.1.1 in the case of a DBFO Co Termination Event referred to in any of Clauses 37.1.1, 37.1.2, 37.1.4 and 37.1.5, as at the Working
                                    Day immediately preceding the date upon
                                    which such DBFO Co Termination Event occurs;

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                      40.4.1.2      in the case of a DBFO Co Termination Event
                                    referred to in Clauses 37.1.3 and 37.1.6, as at the Working Day immediately preceding the date upon which the DBFO Co gives notice terminating this Agreement;

                      40.4.1.3 in the case of termination of this Agreement by the Secretary of State pursuant to Clause 38.3.1, as at the Working Day immediately preceding the date upon which the Secretary of State gives notice terminating this Agreement; and

                      40.4.1.4 in the case of termination of this Agreement by either Party pursuant to Clause 38.5.1, as at the Working Day immediately preceding the date upon which the relevant Party gives notice terminating this Agreement.

         40.4.2 If Clause 40.3 shall apply as a consequence of the termination of this Agreement pursuant to Clause 37 [Termination by the DBFO Co] (other than a termination for the reason set out in Clause 37.1.7), Clause 38.1.1.2, Clause 38.3.1 or Clause 38.5.1 by reason of the event or circumstance giving rise to such termination occurring before the first anniversary of the date of the Completion Certificate, the amount payable under Clause 40.4.1 shall be equal to the aggregate of

                      40.4.2.1      all Eligible Equity at the Termination Date;
                                    and

                      40.4.2.2 an amount equal to interest on each amount of such Eligible Equity for the Commitment Period relating thereto calculated at the rate of 6 per cent per annum above Average LIBOR (such interest to accrue from day to day and to be payable on the basis of a year of 365 days).

                      For the purposes of this Clause 40.4.2:

                      "Commitment Period" means, in respect of each amount of Eligible Equity, the period commencing on the later of (i) the date on which the relevant amount of Eligible Equity was subscribed or advanced to the DBFO Co and (ii) the date of this Agreement, and ending on the Termination Date.

                      "Eligible Equity" means all or any of the following (but not exceeding in aggregate the sum of (pound)22,500,000 unless the Secretary of State shall otherwise agree in writing):

                      (a) the aggregate unredeemed amount subscribed for any Ordinary Shares of the DBFO Co; and

                      (b) the aggregate outstanding principal amount of all loans (including any interest capitalised in accordance with the terms of the relevant agreements in respect of such loans) advanced to the DBFO Co for the purpose of carrying out the Operations and owing to the Sponsors or any of their Associated Companies or Yorkshire Holdings.

                      "LIBOR" means the percentage rate of interest per annum (as determined by the Secretary of State), being the rate per annum equal to the arithmetic mean of the rates which are quoted as of 11 a.m. (London time) on each Determination Date for deposits in Sterling of comparable amount to the relevant amount of Eligible Equity on page "LIBP" of the Reuter Monitor Money Rates Service (or any other page which may replace page "LIBP" for the purpose of displaying London interbank offered rates for Sterling of leading reference banks) for a term of six months (or, if six month periods are not quoted on page LIBP, any period quoted on that page which the Secretary of State determines to be substantially the same).

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                      "Determination Date" means the first Working Day of each
                      Commitment Period and the first Working Day of each of the following consecutive periods of six months throughout each Commitment Period.

                      "Average LIBOR" means, in relation to each amount of Eligible Equity, a percentage rate per annum equal to the aggregate LIBOR Amounts in respect of the Commitment Period relating to such amount divided by the number of weeks in such Commitment Period.

                      "LIBOR Amount" means, in respect of each LIBOR Determination Period, the product of LIBOR as of the Determination Date for that Period and the number of weeks in that Period.

                      "LIBOR Determination Period" means, in respect of each Determination Date, the period of six months commencing on that Date or, in the case of the final Determination Date, the period from that Date until the Termination Date.

         40.4.3 If Clause 40.3 shall apply as a consequence of the termination of this Agreement pursuant to Clause 37 [Termination by the DBFO Co] (other than a termination for the reason set out in Clause 37.1.7), Clause 38.1.1.2, Clause 38.3.1 or Clause 38.5.1 by reason of the event or circumstance giving rise to such termination occurring on or after the first anniversary of the date of the Completion Certificate, the amount payable under Clause
                      40.4.1 shall be equal to the Projected NPV (determined on the basis and in accordance with the procedure set out in Clause 40.4.4).

         40.4.4       In the circumstances referred to in Clause 40.4.3:

                      40.4.4.1 the Parties shall, within the period of 30 days after the Termination Date, jointly commission the Determination Period Report;

                      40.4.4.2 the Parties shall within such period seek to agree upon a procedure by which the matters which are the subject of the Determination Period Report are to be determined by the Determination Period Expert and, failing such agreement within such period, the procedure for such determination shall be that which is contained in paragraph 6 of
                                    Schedule 15 (as if the Determination Period
                                    Expert were an Expert for the purposes of such Schedule);

                      40.4.4.3 the determination of the Determination Period Expert shall be final and binding upon the Parties, save in the case of fraud, manifest error or any failure by the Determination Period Expert to disclose any conflicting interest or duty;

                      40.4.4.4 within 60 days after the publication of the Determination Period Report, the Secretary of State shall, subject to the other provisions of this Clause 40, pay to the DBFO Co an amount equal to the Projected NPV.

                      For the purposes of this Clause 40.4.4:

                      "Determination Period" means the period from the Termination Date to the Expiry Date.

                      "Determination Period Expert" means an independent expert whose appointment is agreed by the Parties (or, failing such agreement within 30 days after the Termination Date, appointed in accordance with the provisions of paragraphs 3 and 4 of Schedule 15, as if such independent expert were to be an Expert under the Disputes Resolution Procedure).

                      "Determination Period Report" means a report by the Determination Period Expert containing his determination of:

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                      (a)           the Projected Traffic;

                      (b)           the Projected Operating Costs; and

                      (c)           the Required Rate of Return.

                      "Projected NPV" means:

                      (a)           the Projected Net Operating Revenue;

                      less

                      (b) the amount of the Relevant Funding Liabilities (but excluding (i) amounts owing to the relevant Funders under the relevant Funding Agreements arising from the early repayment of monies and swap agreement termination costs, provided such amounts would not have arisen but for the termination of this Agreement and (ii) any interest accruing under any Approved Funding Agreement from the Termination Date to the date of payment of the Relevant Funding Liabilities under Clause 40.3.1).

                      "Projected Net Operating Revenue" means an amount equal to:

                      (a) the Net Present Value (calculated as at the Termination Date by reference to a discount rate equal to the Required Rate of Return instead of the Discount Rate) of the Projected Operating Revenues;

                      less

                      (b) the Net Present Value (calculated as at the Termination Date by reference to a discount rate equal to the Required Rate of Return instead of the Discount Rate) of the Projected Operating Costs,

                      but before deducting interest and tax.

                      "Projected Operating Costs" means the anticipated total operating costs of the DBFO Co in performing all of its obligations under this Agreement (including, without limitation, complying with the O&M Requirements and the Handback Requirements) in respect of each Contract Year (or part of a Contract Year) during the Determination Period, based on the assumptions that:

                      (a) this Agreement had continued in full force and effect throughout the Determination Period in accordance with its terms as in effect at the Termination Date; and

                      (b) all costs in respect of such Contract Year or such part of a Contract Year, as the case may be, are incurred on the day which is the mid point of such Contract Year or such part of a Contract Year, as the case may be.

                      "Projected Operating Revenues" means the anticipated total revenues of the DBFO Co under this Agreement in respect of each Contract Year (or part of a Contract Year) during the Determination Period as determined by reference to the Projected Traffic and based on the assumption that all revenues in respect of such Contract Year or such part of a Contract Year, as the case may be, are earned on the day which is the mid point of such Contract Year or such part of a Contract Year, as the case may be.

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                      "Required Rate of Return" means the nominal rate of return at which the Project's projected cashflow should be valued by investors as of the Termination Date as determined by the Determination Period Expert on a pre-tax and pre-interest basis and taking into account (to the extent relevant or available as comparators):

                      (a) the rate of return likely to have been required by investors if they had been offered immediately prior to the Termination Date (and ignoring the grounds that gave rise to the termination) the opportunity to purchase the cashflows of the Project;

                      (b)           the Projected Traffic and Projected
                                    Operating Costs;

                      (c) the rates of return which comparable privately financed road schemes in the United Kingdom were projected to earn at the time they were let;

                      (d) differences between the relative risk profiles of such schemes at the time they were let and the Project at the Termination Date; and

                      (e) such other factors as the Determination Period Expert shall deem appropriate in the circumstances.

                      "Projected Traffic" means a forecast of the number of vehicle kilometres for HGVs and Other Vehicles in respect of each Contract Year (or part of a Contract Year) during the Determination Period, based on:

                      (a)           the assumptions that:

                                                 (i)   this Agreement would have
                                                       continued in full force
                                                       and effect throughout the
                                                       Determination Period in
                                                       accordance with its terms
                                                       as at the Termination
                                                       Date; and

                                                 (ii)  there would be no changes
                                                       during the Determination
                                                       Period in the extent,
                                                       operation or management
                                                       of the United Kingdom
                                                       motorway or trunk road
                                                       network as at the
                                                       Termination Date (other
                                                       than any such changes as
                                                       are publicly announced by
                                                       the Government prior to
                                                       the Termination Date)
                                                       which would affect the
                                                       number of HGVs or Other
                                                       Vehicles using the
                                                       Project Road; and

                      (b) such other assumptions as to factors affecting traffic levels in respect of the Project Road as the Determination Period Expert shall deem appropriate.

40.5     Adjustments to Compensation

         If the calculation of amounts payable under any provision of this Clause 40 gives a negative amount, such amount shall be aggregated with any amount payable under other provisions of this Clause 40, which shall be reduced accordingly, but in no circumstances shall the calculation of compensation under this Clause 40 give rise to an obligation on the DBFO Co to make payment to the Secretary of State (but without prejudice to any obligation of the DBFO Co to make any payment to the Secretary of State pursuant to any other provision of this Agreement).

40.6     Interest

         The Secretary of State shall pay interest to the DBFO Co on any amount due to the DBFO Co under this Clause 40 as a consequence of termination of this Agreement pursuant to Clause 37 [Termination by the

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         DBFO Co] (other than a termination for the reason set out in Clause
         37.1.7), Clause 38.1.1.2, Clause 38.3.1 or Clause 38.5.1 (but excluding the amounts payable in respect of interest which accrues under the Funding Agreements referred to in Clause 40.3.1.1) from the date of termination of this Agreement to the date of payment at a rate per annum equal to the Interest Rate plus 2 per cent per annum.

40.7     Satisfaction in Full

         40.7.1 Any payment made pursuant to this Clause 40 in respect of a termination of this Agreement shall be in full satisfaction of the DBFO Co's claim (if any) in respect of the circumstances leading to that termination and the DBFO Co shall be excluded from all other rights and remedies in respect thereof.

         40.7.2 For the avoidance of doubt, in the event of a termination of this agreement as a result of an Event of Default, the DBFO Co shall not be entitled to the payment of any amount in respect of the value of the Works or the Project Facilities or any other compensation or damages.

40.8     Consultation

         In the event of a termination of this Agreement, and without prejudice to the other obligations of either party under this Clause 40, the DBFO Co and the Secretary of State shall consult in good faith to determine how any payments under this Clause 40 should be made so as to minimise the incidence of Taxation on them, provided always that nothing in the foregoing provisions of this Clause 40.8 shall oblige the DBFO Co to take any action or co-operate with the Secretary of State in any manner which it believes in its absolute discretion may be prejudicial to the business, operations or financial condition of the DBFO Co or of any Associated Company of the DBFO Co or of the Sponsors.

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                                     PART VI
                                  MISCELLANEOUS

41.      ASSIGNMENT AND SUB-CONTRACTING

41.1     Binding on Successors and Assigns

         This Agreement shall be binding on and shall enure to the benefit of the DBFO Co and the Secretary of State and their respective successors and permitted assigns.

41.2     Assignment

         41.2.1 Subject to Clause 41.2.2 the DBFO Co shall not and shall procure that no Contracting Associate shall, in any such case without the prior consent of the Secretary of State, assign, novate, transfer or create or allow to subsist any Encumbrance, trust or interest in this Agreement, the Lease, the Design Contract, any Relevant O&M Contract or the Construction Contract or any other contract entered into by the DBFO Co in performing its obligations under this Agreement or any part thereof or any benefit or interest therein or thereunder or (save to the extent permitted in accordance with Clause 17.7.1) in the Retention Account or any sums from time to time standing to the credit thereof.

         41.2.2       The provisions of Clause 41.2.1 do not apply:

                      41.2.2.1 in relation to the assignment of the benefit of any of the agreements referred to in Clause 41.2.1 by way of security in accordance with:

                                    41.2.2.1.1   the Original Funding
                                                 Agreements; or

                                    41.2.2.1.2   any Funding Agreements other
                                                 than the Original Funding
                                                 Agreements, provided such
                                                 assignment is on terms which
                                                 are substantially the same as,
                                                 or no more disadvantageous to
                                                 the Secretary of State than,
                                                 any Encumbrance created by or
                                                 pursuant to any of the Original
                                                 Funding Agreements, provided
                                                 that in the case of an
                                                 assignment of the benefit of
                                                 this Agreement or any part
                                                 thereof or any benefit or
                                                 interest therein or thereunder
                                                 any assignee shall have entered
                                                 into the Direct Agreement or
                                                 other similar agreement in
                                                 relation to the exercise of its
                                                 rights as the Secretary of
                                                 State shall require; or

                      41.2.2.2 to the novation of this Agreement to a Proposed Substitute in accordance with the provisions of the Direct Agreement.

         41.2.3 Without prejudice to Clauses 41.4.1, 41.4.2 and 41.4.3, the DBFO Co shall procure that the Designer shall not be permitted to assign the Design Contract or any part thereof or any benefit or interest therein or thereunder and the Contractor shall not be permitted to assign the Construction Contract or any part thereof or any benefit or interest therein or thereunder without the DBFO Co having obtained the prior consent of the Secretary of State.

         41.2.4 Without prejudice to Clause 41.2.1, no assignment, novation or other transfer of this Agreement shall be effective unless the Lease is simultaneously assigned, novated or transferred (as the case may be) to the same person.

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41.3     Change in Control

         41.3.1 Subject to Clause 41.3.3, there is a change in control of the DBFO Co for the purposes of Clause 36.1.2 whenever:

                      41.3.1.1 any person has control of the DBFO Co who did not have control of the DBFO Co when this Agreement was executed; or

                      41.3.1.2 any person having control of the DBFO Co when this Agreement was executed ceases to have such control,

                      and, in either case, the change in control shall have taken place without the prior consent of the Secretary of State, which consent shall not be unreasonably withheld or delayed in the following circumstances, and otherwise may be withheld or delayed in his absolute discretion:

                      41.3.1.3 in the case of a reorganisation for bona fide fiscal purposes where the ultimate control of the DBFO Co does not change;

                      41.3.1.4 in respect of a change in control proposed at any time after the third anniversary of the date of issue of the Completion Certificate; and

                      41.3.1.5 where the proposed change in control is pursuant to:

                                    41.3.1.5.1   the transfer of the Ordinary
                                                 Shares to the mortgagee (acting
                                                 solely in that capacity) in
                                                 accordance with the share
                                                 mortgage (incorporating a
                                                 floating charge) referred to in
                                                 Clause 2.3.1.3.10; or

                                    41.3.1.5.2   the bona fide enforcement of
                                                 the share mortgage
                                                 (incorporating a floating
                                                 charge) referred to in Clause
                                                 2.3.1.3.10 following an Event
                                                 of Default to an entity of
                                                 financial standing (as
                                                 reasonably determined by the
                                                 Secretary of State) at least
                                                 equivalent to the financial
                                                 standing at the date of this
                                                 Agreement of the ultimate
                                                 Holding Company of the Sponsor
                                                 whose shares are proposed to be
                                                 sold.

         41.3.2 Subsections (2) and (4) to (6) of Section 416 of the Income and Corporation Taxes Act 1988 shall apply for the purpose of determining whether for the purposes of this Clause 41.3 a person has or had control of the DBFO Co, with the following modifications:

                      41.3.2.1 for the words "the greater part" wherever they occur in the said subsection (2) there shall be substituted the words "one third or more"; and

                      41.3.2.2 in the said subsection (6), for the word "may" there shall be substituted the word "shall", the words from "and such attributions" onwards shall be omitted and in the other provisions of that subsection any reference to an associate of a person shall be construed as including only a relative of his (as defined by Section 417(4) of that Act), a partner of his and a trustee of a settlement (as defined by Section 660(G)(1) of that Act) of which he is a beneficiary.

41.3.3   A change in control:

                      41.3.3.1 of any Sponsor or any of its Holding Companies which arises from any bona fide open market transactions in any shares or other securities of such Sponsor

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                                    or such Holding Company effected on a
                                    recognised investment exchange (within the meaning of the Financial Services Act 1986); or

                      41.3.3.2 of BICC plc or of any entity which controls BICC plc from time to time,

                      shall not constitute a change in control for the purposes of Clause 36.1.2.

         41.3.4 A change in control of Trafalgar House Corporate Development Limited which arises from any offer made by Kvaerner A.S. for any shares or other securities of Trafalgar House plc pursuant to the announcement by Kvaerner A.S. on 4th March, 1996 of its agreed bid for Trafalgar House plc (including pursuant to any revisions of such offer) shall not constitute a change in control for the purposes of Clause 36.1.2.

41.4     Sub-Contracting

         41.4.1 Neither the engagement nor employment of the following persons shall be terminated without the written consent of the Secretary of State (such consent not to be unreasonably withheld or delayed) to the appointment of any proposed substitute and the terms of engagement or employment of the proposed substitute:

                      41.4.1.1      the Contractor;

                      41.4.1.2      the Designer;

                      41.4.1.3      any Checker;

                      41.4.1.4      the Archaeologist; and

                      41.4.1.5      the Project Quality Director.

         41.4.2 If any of the persons referred to in Clause 41.4.1 shall cease to act at any time, the DBFO Co shall forthwith appoint (or, in the case of the Designer, procure that the Contractor appoints) a replacement, subject to the prior approval of the Secretary of State (such approval not to be unreasonably withheld or delayed) both as to the substitute to be appointed and the terms of engagement or employment of the proposed substitute.

         41.4.3 Without prejudice to any obligation under Clause 21 [Quality Assurance] the Works may be sub-contracted by the Contractor without the consent of the Secretary of State or the Department's Agent, subject always to compliance with the Design and Certification Procedure.

         41.4.4 Without prejudice to any obligation under Clause 21 [Quality Assurance] the operation and maintenance of the Project Facilities may be sub-contracted by-the DBFO Co without the consent of the Secretary of State or the Department's Representative, subject always to compliance with the Design and Certification Procedure and the provisions of Clause 2.3.5.

         41.4.5 The DBFO Co shall procure that the Contractor procures that the Archaeologist is appointed on terms which ensure that his or her functions is carried out independently of the Designer and the Contractor and that such independence is maintained at all times in relation to the Project.

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41.5     Consents

         Save as provided in Clause 41.3.1, 41.4.1 and 41.4.2, any consent to be given by the Secretary of State under this Clause 41 shall be in his absolute discretion and upon such terms as he may in his absolute discretion determine.

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42.      NOTICES

42.1     Requirement for Writing

         Wherever in this Agreement provision is made for the giving or issuing of any notice, endorsement, consent, approval, certificate or determination by any person (a "Notice"), unless otherwise specified such Notice shall be in writing and the words "notify", "endorsed", "consent", "approval", "certify" or "determined" shall be construed accordingly.

42.2     Addresses

         Any Notice shall be duly given if signed by or on behalf of a duly authorised officer of the person giving the Notice and left at or sent by recorded delivery post or facsimile transmission to the following addresses:

         Secretary of State

         The Highways Agency
         8th Floor West
         City House
         New Station Street
         PO Box 206
         Leeds LS1 4UR

         Telefax: 0113 283 6623
         Attention: J R Langham

         DBFO Co

         Yorkshire Link Limited
         20 Eastbourne Terrace
         London W2 6LE

         Telefax: 0171 957 3529
         Attention: The Company Secretary

         Department's Agent

         Pell Frischmann Consultants Limited
         George House
         George Street
         Wakefield
         West Yorkshire
         WF1 1LY

         Telefax: 01924 376643
         Attention: J Gallagher

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         Department's Representative

         The Northern Network Management Division
         The Highways Agency
         8th Floor West
         City House
         New Station Street
         PO Box 206
         Leeds LS1 4UR

         Telefax: 0113 283 6623
         Attention: J R Langham

42.3     Changes

         Either Party may change its address for notice to another address in England and Wales by prior notice to the other Party with a copy to the Department's Agent and the Department's Representative. The Department's Agent or the Department's Representative may change its address for notice to another address in England and Wales by prior notice to the Parties.

42.4     Receipt

         Any Notice shall be deemed to have been received:

         42.4.1       if sent by hand or recorded delivery post, when delivered;

         42.4.2       if sent by facsimile, upon sending, subject to:

                      42.4.2.1 confirmation of uninterrupted transmission by a transmission report; and

                      42.4.2.2 there having been no telephonic communication by the recipient to the sender (any such telephonic communication to be confirmed in writing) that the facsimile has not been received in legible form:

                                    42.4.2.2.1   within 3 hours after sending,
                                                 if sent on a Working Day and
                                                 between the hours of 9.00 am.
                                                 and 4.00 p.m.; or

                                    42.4.2.2.2   by noon on the next following
                                                 Working Day if sent after 4.00
                                                 p.m. on a Working Day but
                                                 before 9.00 a.m. on the next
                                                 following Working Day;

                      provided that any Notice (other than a routine Notice) given by fax shall be confirmed by letter sent by hand or post, but without prejudice to the original fax Notice if received in accordance with this Clause 42.4.2.

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43.      CONSENTS AND APPROVALS

43.1     Review Procedure

         43.1.1 Any proposed document (including without limitation any Design Data) or proposed course of action on the part of the DBFO Co which, under the terms of this Agreement, is required to be submitted to the Review Procedure shall be dealt with in accordance with the provisions of Part 3 of
                      Schedule 7.

         43.1.2 Without limitation to Clause 43.3, notwithstanding the application of the Review Procedure, the DBFO Co shall not be entitled to recover from the Secretary of State and shall indemnify him against any Losses and Claims which may arise out of or in connection with any inadequacy, error or failure of any matter which has been subject to the Review Procedure and any comments made by the Department's Nominee in the course thereof. The DBFO Co shall obtain from the Designer and Contractor waivers of liability in favour of the Secretary of State and the Department's Nominee in respect of any such Losses and Claims. No comments or absence of comments on any matter in the course of the Review Procedure shall relieve the DBFO Co of any of its obligations under this agreement in connection with the Operations.

43.2     Reasonableness

         Unless otherwise specified, where any agreement, certificate, consent, permission, expression of satisfaction or other approval (an "Approval") is to be given by the Secretary of State or any person on his behalf under the terms of this Agreement, the same shall not be unreasonably withheld or delayed.

43.3     Effect of Consents, Approvals and Inspections

         43.3.1 Neither the giving of any Approval, knowledge of the terms of any agreement or document (including without limitation the Project Documents), nor the review of any document or course of action pursuant to the Review Procedure by or on behalf of the Secretary of State, the Department's Agent or the Department's Representative shall relieve the DBFO Co of any of its obligations under this Agreement or of its duty to ensure the correctness, accuracy or suitability of the matter or thing which is the subject of the Approval, knowledge or review under the Review Procedure.

         43.3.2 Without limitation to Clause 43.3.1, no examination or lack of examination by the Department's Agent or the Department's Representative of the DBFO Co's drawings, documents, calculations, or details relating to the design, construction, completion, commissioning, testing and maintenance of the Works or the operation, maintenance or improvement of the Project Facilities or otherwise nor any comment, rejection or Approval expressed by such person in regard thereto, either with or without modifications, shall in any respect relieve or absolve the DBFO Co from any obligations or liability under or in connection with this Agreement whether in relation to accuracy, safety, suitability, adequacy of performance or practicality of its design or howsoever otherwise arising.

         43.3.3 Without limitation to Clause 43.3.1, notwithstanding any inspection by the Department's Agent or the Department's Representative under this Agreement or the failure of the Department's Agent or the Department's Representative to make any inspection under this Agreement, the DBFO Co's responsibility under this Agreement shall not be relieved or absolved or otherwise modified.

         43.3.4 Any Approval shall be final, subject to being opened up, reviewed or revised:

                      43.3.4.1 if errors or further relevant facts are revealed after the Approval has been given; or

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                      43.3.4.2      in accordance with paragraph 7.3 of Schedule
                                    15.

         43.3.5 Without prejudice to Clause 43.3.4 any endorsement, decision, opinion, instruction, notice, statement of objection, finding, determination, requirement or certificate of the Department's Agent or the Department's Representative and any determination of an Expert shall be final, subject to the exercise by either Party of any rights of objection under this Agreement and to the terms of the Disputes Resolution Procedure.

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44.      TAXES

44.1     VAT

         44.1.1 All amounts stated to be payable by either Party under this Agreement shall be exclusive of any VAT properly chargeable thereon.

         44.1.2 Each Party shall pay to the other Party any VAT properly chargeable in respect of any supply made to it under this Agreement provided that it shall first have received from the other Party a valid tax invoice or authenticated receipt in respect of that supply which complies with the requirements of Part III Value Added Tax Regulations 1995.

         44.1.3 If either Party (in this Clause 44 the "First Party") shall consider that any VAT which the other Party (in this Clause 44 the "Second Party") claims to be properly chargeable on a supply made under this Agreement is not in fact properly so chargeable, the First Party shall be entitled to require the Second Party to obtain a ruling from the Commissioners for Customs and Excise (or, if relevant, such other body as is charged at the time with the collection and management of VAT) (in this Clause 44 the "Commissioners") as to the VAT (if any) properly so chargeable. The Second Party shall forthwith request the Commissioners for such a ruling.

         44.1.4 The following further provisions shall apply in respect of the application for a ruling in accordance with Clause 44.1.3:

                      44.1.4.1 prior to submitting its request for such a ruling and any further communication to the Commissioners in connection with the obtaining of the ruling, the Second Party shall first obtain the agreement of the First Party to the contents of such request and any such further communication, such agreement not to be unreasonably withheld or delayed;

                      44.1.4.2 the Second Party shall provide to the First Party copies of all communications received from the Commissioners in connection with the application for a ruling as soon as practicable after receipt; and

                      44.1.4.3 the Second Party shall use all reasonable efforts (including without limitation the provision of such additional information as the Commissioners may require) to obtain such a ruling as soon as reasonably practicable following the initial request

         44.1.5 If a ruling is required by the First Party under Clause 44.1.3, the First Party shall not be obliged to pay the VAT so claimed by the Second Party unless and until a written ruling is received from the Commissioners which states that a sum of VAT is properly so chargeable. In the event of the receipt of a written ruling which states that a sum of VAT (the "VAT Sum") is properly so chargeable, then subject to Clause 44.1.6 and 44.1.7 and provided that the First Party shall first have received a copy of the written ruling and a valid tax invoice or authenticated receipt which complies with the requirements of Part III Value Added Tax Regulations 1995 and which states the VAT Sum to be the amount of VAT chargeable, the First Party shall pay the VAT Sum to the Second Party together with any penalties or interest related to the VAT Sum.

         44.1.6 In the event that the First Party disagrees with any ruling obtained pursuant to Clause 44.1.3 by the Second Party from the Commissioners, then the Second Party shall take such action and give such information and assistance to the First Party as the First Party may require to challenge such ruling or otherwise to resist or avoid the imposition of VAT on the relevant

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                      supply and the First Party shall indemnify the Second
                      Party against all reasonable costs and expenses which it may incur in relation thereto.

         44.1.7 The following further provisions shall apply in the event that the First Party shall exercise its rights under Clause 44.1.6:

                      44.1.7.1 the action which the First Party shall be entitled to require the Second Party to take shall include (without limitation) contesting any assessment to VAT or other relevant determination of the Commissioners before any VAT tribunal or court of competent jurisdiction and appealing any judgment or decision of any such tribunal or court;

                      44.1.7.2 in the event that the Second Party shall be required to pay to or deposit with the Commissioners a sum equal to the VAT assessed as a condition precedent to its pursuing any appeal, the First Party shall, at its election, either pay such sum to the Commissioners on behalf of the Second Party or the First Party shall pay such sum to the Second Party and the Second Party shall as soon as practicable provide receipt of proof in a form reasonably satisfactory to the First Party that the Second Party has paid such sum to or deposited such sum with the Commissioners;

                      44.1.7.3 save as specifically provided in Clause 44.1.7.2, the First Party shall not be obliged to pay to the Second Party any sum in respect of the VAT in dispute or in respect of VAT on any further supplies made by the Second Party to the First Party which are of the same type and raise the same issues as the supplies which are the subject of the relevant dispute unless and until the final outcome of the relevant dispute is that it is either determined or agreed that VAT is properly chargeable on the relevant supply or supplies in which case payment of the VAT and penalties and interest shall be in accordance with Clause 44.1.5;

                      44.1.7.4 the Second Party shall account to the First Party for any costs awarded to the Second Party on any appeal, for any sum paid to or deposited with the Commissioners in accordance with Clause 44.1.7.2 which is repayable to the Second Party and for any interest to which the Second Party is entitled in respect of such sums.

44.2     Deductions from Payments

         Save as otherwise provided in this Agreement and save only as may be required by law all sums payable by either Party to the other under this Agreement shall be paid free and clear of all deductions or withholdings whatsoever in respect of taxation.

44.3     Construction Industry Tax Deduction Scheme

         44.3.1       In this Clause 44.3:

                      44.3.1.1 "the Act" means the Income and Corporation Taxes Act 1988;

                      44.3.1.2 "the Regulations" means the Income Tax (Sub-Contractors in the Construction Industry) Regulations 1993 (SI 1993/743);

                      44.3.1.3 "contractor" means a person who is a contractor for the purposes of the Act and the Regulations;

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                      44.3.1.4      "evidence" means such evidence as is
                                    required by the Regulations to be produced to a contractor for the verification of a sub-contractor's tax certificate;

                      44.3.1.5 "statutory deduction" means the deduction referred to in Section 559(4) of the Act or such other deduction as may be in force at the relevant time;

                      44.3.1.6 "sub-contractor" means a person who is a sub-contractor for the purposes of the Act and the Regulations; and

                      44.3.1.7 "tax certificate" is a certificate issuable under Section 561 of the Act.

         44.3.2 The provisions of this Clause 44.3 shall apply throughout the term of this Agreement save for any period during such term in respect of which the Secretary of State has received written confirmation from the Inland Revenue in a form which is reasonably satisfactory to the Secretary of State that it is not a contractor (in which event only Clause 44.3.11 shall apply).

         44.3.3 Not later than 21 days before the first payment under this Agreement is due to be made to the DBFO Co or after this Clause 44.3 applies for the first time and on each occasion when this Clause 44.3 applies following a period when it has not so applied the DBFO Co shall either:

                      44.3.3.1 provide the Secretary of State with the evidence that the DBFO Co is entitled to be paid without the statutory deduction, or

                      44.3.3.2 inform the Secretary of State in writing that it is not entitled to be paid without the statutory deduction.

         44.3.4 If the Secretary of State is not satisfied with the validity of the evidence submitted in accordance with Clause 44.3.3.1, he shall within 14 days of the DBFO Co submitting such evidence notify the DBFO Co in writing that he intends to make the statutory deduction from payments due under this Agreement to the DBFO Co and give his reasons for that decision.

         44.3.5 Where Clause 44.3.3.2 applies, the DBFO Co shall immediately inform the Secretary of State if it obtains a tax certificate, and thereupon Clause 44.3.3.1 shall apply.

         44.3.6 If the period for which the tax certificate has been issued to the DBFO Co expires before the final payment is made to the DBFO Co under this Agreement and provided that this Clause 44.3 applies at that time, the DBFO Co shall not later than 28 days before the date of expiry either:

                      44.3.6.1 provide the Secretary of State with evidence that the DBFO Co from the said date of expiry is entitled to be paid for a further period without the statutory deduction, in which case the provisions of Clause 44.3.4 shall apply if the Secretary of State is not satisfied with the evidence; or

                      44.3.6.2 inform the Secretary of State in writing that it will not be entitled to be paid without the statutory deduction after the said date of expiry.

         44.3.7 The DBFO Co shall immediately inform the Secretary of State in writing if its current tax certificate is cancelled and give the date of such cancellation.

         44.3.8 The Secretary of State shall, as a "contractor" in accordance with the Regulations, send promptly to the Inland Revenue any voucher which, in compliance with the obligations of the DBFO Co as a "sub-contractor" under the Regulations, the DBFO Co gives to the Secretary of State.

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         44.3.9       The Secretary of State shall be entitled to make a
                      deduction at the rate and from the amount specified in
                      Section 559(4) of the Act or at such other rate as may be in force from time to time.

         44.3.10 Where any error or omission has occurred in calculating or making the statutory deduction then:

                      44.3.10.1 in the case of an overdeduction, the Secretary of State shall correct that error by payment of the sum overdeducted to the DBFO Co; and

                      44.3.10.2 in the case of an underdeduction, the DBFO Co shall correct that error or omission by payment of the sum which should have been but was not deducted to the Secretary of State.

         44.3.11 The DBFO Co shall at the request of the Secretary of State produce to the Secretary of State the original of any current tax certificate which it holds and shall permit the Secretary of State to make a copy of such tax certificate and/or to record such details in respect of such tax certificate as the Secretary of State may consider appropriate.

         44.3.12 If compliance with this Clause 44.3 involves the Secretary of State or the DBFO Co in not complying with any other of the terms of this Agreement, then the provisions of this Clause 44.3 shall prevail.

         44.3.13      Any Dispute arising out of the application of this Clause
                      44.3 shall be resolved in accordance with the Disputes Resolution Procedure.

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45.      INTELLECTUAL PROPERTY

45.1     Design and Other Data

         The DBFO Co shall:

         45.1.1 make available to the Secretary of State without charge all materials, documents and data of any nature (including without limitation all Design Data) acquired or brought into existence in any manner whatsoever by the DBFO Co for the purposes of the design or construction of the Works, the operation, maintenance or improvement of the Project Facilities or the conduct of the other Operations and which might reasonably be required by the Secretary of State for the purposes of exercising his rights or carrying out his duties under this Agreement or carrying out any statutory duty; and

         45.1.2 make available to the Secretary of State all such materials, documents and data acquired or brought into existence by third parties for use by or on behalf of or for the benefit of the DBFO Co as may reasonably be required for the purposes referred to in Clause 45.1.1.

45.2     Licences

         45.2.1       The DBFO Co:

                      45.2.1.1 hereby grants to the Secretary of State a perpetual, transferable (but only to any assignee of any rights or benefits under this Agreement or upon or at any time following the termination of this Agreement), non-exclusive, royalty-free licence (carrying the right to grant sub-licences) to use for any purpose (whether during or after the Contract Period) relating to the design, construction, completion, commissioning or testing of the Works, the operation, maintenance or improvement of the Project Facilities, or the conduct of any other Operations or the carrying out by the Secretary of State of any statutory functions in respect of the Project Facilities all and any Intellectual Property which at the start of the Contract Period is or during the Contract Period becomes vested in the DBFO Co and to make any alterations, adaptations or additions to the Design Data and the Traffic Data which is or becomes vested in the DBFO Co; and

                      45.2.1.2 where any Intellectual Property is vested in any third party but is available for use by or on behalf of or for the benefit of the DBFO Co, it shall procure the grant of a like licence to the Secretary of State for any purpose (whether during or after the Contract Period) relating to the design, construction, completion, commissioning or testing of the Works, the operation, maintenance or improvement of the Project Facilities, the conduct of any other Operations or the carrying out by the Secretary of State of any statutory functions in respect of the Project Facilities.

         45.2.2 The Secretary of State hereby grants to the DBFO Co an irrevocable, non-transferable, non-exclusive, royalty-free licence (carrying the right to grant sub-licences to any contractor or sub-contractor of the DBFO Co to the extent required for the purposes of the design or construction of the Works, the operation, maintenance or improvement of the Project Facilities or the conduct of the other Operations, on terms to the reasonable satisfaction of the Secretary of State) to use (during the Contract Period only) all and any Intellectual Property which is or becomes vested in the Secretary of State for any purpose relating to the design, construction, completion, commissioning or testing of the Works, the operation, maintenance or improvement of the Project Facilities or the conduct of any other Operations.

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         45.2.3       With respect to Intellectual Property arising during the
                      Contract Period, the licence granted pursuant to Clause
                      45.2.1 or Clause 45.2.2 shall take effect immediately upon the coming into existence of such Intellectual Property.

45.3     Computerised Data

         45.3.1 To the extent that any of the data, materials and documents referred to in Clause 45.1 are generated by or maintained on a computer or in any other machine readable format, the DBFO Co shall procure for the benefit of the Secretary of State at no charge the grant of a licence or sub-licence for and supply of any relevant software or database to enable the Secretary of State or his nominee to access and otherwise use such data for the purposes set out in this Agreement or following its termination for the purposes of the design, construction, completion, commissioning or testing of the Works or the operation, maintenance or improvement of the Project Facilities, provided that the DBFO Co may make a reasonable commercial charge in respect of any such licence or sub-licence in respect of any period after the Contract Period.

         45.3.2 Within 28 days after the execution of this Agreement the DBFO Co shall submit to the Department's Agent in accordance with the Review Procedure its proposals for back-up and storage in safe custody of the data, materials and documents referred to in Clause 45.1 and the Department's Agent shall only be entitled to object and require alterations or additions if the same shall not accord with Good Industry Practice. The DBFO Co shall and shall cause the Contractor and any other contractor or sub-contractor of the DBFO Co to comply with the procedures to which no such objection has been raised by the Department's Agent. The DBFO Co may vary its procedures for such back up and storage subject to submitting in accordance with the Review Procedure its proposals for change to the Department's Agent, or, after issue of the Permit to Use, to the Department's Representative, who may only object on the basis set out above.

45.4     Indemnity

         The DBFO Co shall indemnify the Secretary of State from and against all Claims made or brought against the Secretary of State by any person for or on account of infringement of any Intellectual Property licensed to the Secretary of State under Clause 45.2 or any plant, machinery or equipment used in connection with the Works or Operations, and the provisions set out in Clause 35.3 [Conduct of Claims Subject to DBFO Co's Indemnities] shall apply to this indemnity.

45.5     Further Assurances

         The DBFO Co and the Secretary of State each undertakes at the request of the other to execute all documents and do all acts which may be necessary to bring into effect or confirm the terms of any assignment or licence contained in Clause 45.2 [Licences].

45.6     Traffic Data

         45.6.1 Without prejudice to any rights which the DBFO Co may have in the Traffic Data, the Secretary of State shall be entitled without further consent from the DBFO Co:

                      45.6.1.1 to use the Traffic Data for the purposes of exercising his rights or carrying out his duties under this Agreement or carrying out any statutory function; and

                      45.6.1.2 to incorporate the Traffic Data in any traffic or other statistics prepared by or on behalf of the Secretary of State and to publish such statistics or the Traffic Data either generally or to a limited category of persons and whether or not in return for any fee.

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         45.6.2       Without prejudice to any rights which the Secretary of
                      State may have in the Traffic Data, the DBFO Co shall be entitled without further consent from the Secretary of
                      State:

                      45.6.2.1 to use the Traffic Data for the purposes of exercising its rights or carrying out its duties under this Agreement; and

                      45.6.2.2 to incorporate the Traffic Data in any traffic or other statistics prepared by or on behalf of the DBFO Co and to publish such statistics or the Traffic Data either generally or to a limited category of persons and whether or not in return for any fee.

45.7     Termination

         This Clause 45 shall survive the termination of this Agreement irrespective of the reason for termination.

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46.      CONFIDENTIALITY

46.1     Confidential Information

         Each Party agrees, for itself and its respective directors, officers, employees, servants and agents, to keep confidential and not to disclose to any person (save as hereinafter provided) any of the terms of this Agreement or any confidential or proprietary information (including documents, computer records, specifications, formulae, evaluations, methods, processes, technical descriptions, reports, and other data, records, drawings and information whether or not included in the Design Data or Traffic Data) (together the "Confidential Information") provided to or arising or acquired by it pursuant to the terms or performance of this Agreement (including without limitation any such documents or information supplied in the course of proceedings under the Disputes Resolution Procedure).

46.2     Exceptions

         Notwithstanding Clause 46.1, a Party shall be entitled to disclose the whole or any part of the Confidential Information:

         46.2.1 to its directors, officers, employees, servants, subcontractors, agents, or professional advisers to the extent necessary to enable it to perform (or to cause to be performed) or to enforce any of its rights or obligations under this Agreement; or

         46.2.2 when required to do so by law or by or pursuant to the rules or any order having the force of law of any court, association or agency of competent jurisdiction or any governmental agency; or

         46.2.3 in the case of the DBFO Co, to any bank or financial institution from whom it is seeking or obtaining finance; or

         46.2.4 to the extent that the Confidential Information has, except as a result of breach of confidentiality, become publicly available or generally known to the public at the time of such disclosure; or

         46.2.5 to the extent that the Confidential Information is already lawfully in the possession of the recipient or lawfully known to him prior to such disclosure; or

         46.2.6 to the extent that it has acquired the Confidential Information from a third party who is not in breach of any obligation as to confidentiality to the other Party; or

         46.2.7 to the extent permitted by Clause 45.2 [Licence] and Clause 45.6 [Traffic Data]; or

         46.2.8 in the case of the Secretary of State, to the extent required for the purpose of the design, construction, completion, commissioning and testing of the Works or the operation, maintenance or improvement of the Project Facilities in the event of termination of this Agreement;

         46.2.9 in the case of the DBFO Co, to any shareholder or proposed shareholder or any Contracting Associate of the DBFO Co provided that such disclosure is either:

                      46.2.9.1 made by reason only of any employee or officer of the DBFO Co being an employee or officer of such shareholder, proposed shareholder or Contracting Associate and then only to the extent necessary in order to enable such employee or officer to perform his duties as an employee or office-holder (as the case may be); or

                                      180
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                      46.2.9.2      with the prior written consent of the
                                    Secretary of State;

         and, in the cases of Clauses 46.2.1, 46.2.3 and 46.2.9 upon obtaining from such person or entity to whom the disclosure is to be made an undertaking of strict confidentiality in relation to the Confidential Information in question.

46.3     Return of Confidential Information

         On the Termination Date each party shall return to the other such Confidential Information within its possession or control as may belong to the other Party, save that this Clause 46.3 shall not apply to:

         46.3.1 Confidential Information belonging to the DBFO Co necessary for the design, construction, completion, commissioning and testing of the Works or the operation, maintenance or improvement of the Project Facilities, which Confidential Information may be so used or applied in the design, construction, completion, commissioning and testing of the Works or the operation, maintenance or improvement of the Project Facilities; or

         46.3.2       Traffic Data.

46.4     Continuation of Confidentiality Obligations

         The obligations of the parties under this Clause 46 shall continue for a period of 5 years following the Termination Date notwithstanding such termination.

46.5     Publicity Regarding Disputes

         Neither the DBFO Co nor the Secretary of State shall without the prior written authority of the other publish alone or in conjunction with any other person any articles or other material relating to any dispute arising under this Agreement nor impart any information regarding any such dispute except to its professional advisers under obligations of confidentiality, except and to the extent that such publication shall arise out of any statutory or regulatory obligation applicable to the DBFO Co or any obligation under any Law applicable to the Secretary of State.

                                      181
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47.      AGENCY

47.1     No Delegation

         For the avoidance of doubt, save as expressly provided in Clause 26 or 26A no provision of this Agreement shall be construed as a delegation by the Secretary of State of any of his statutory authority to the DBFO Co.

47.2     No Agency: Crown Immunity

         Save as otherwise provided in this Agreement, the DBFO Co shall not be or be deemed to be an agent of the Secretary of State and the DBFO Co shall not hold itself out as having authority or power to bind the Secretary of State in any way. For the avoidance of doubt, the DBFO Co shall not have the benefit of any Crown immunity and, unless otherwise agreed by the Secretary of State, shall apply for and obtain all consents, licences and permissions which would be necessary under any Law on the basis that the DBFO Co does not have the benefit of any Crown immunity.

47.3     DBFO Co Responsibility

         As between the Parties, the DBFO Co shall be responsible for the acts, defaults, omissions and neglect of the Designer, the Checker, the Contractor, the Archaeologist, the Project Quality Director and any other contractor or sub-contractor of the DBFO Co of any tier and the agents, employees or workmen of any of them as fully as if they were the acts, defaults, omissions or neglect of the DBFO Co, its agents, employees or workmen.

47.4     DBFO Co Knowledge

         Without limitation to its actual knowledge, the DBFO Co shall for all purposes of this Agreement be deemed to have such knowledge in respect of the Project and the Operations as is held (or as ought reasonably to be held) by the Designer, the Contractor or the Archaeologist in the relevant circumstances.

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48.      DISPUTES RESOLUTION PROCEDURE

         Except as expressly provided in any other provision of this Agreement, all Disputes shall be resolved in accordance with the provisions set out in Schedule 15 [Disputes Resolution Procedure].

49.      WHOLE AGREEMENT

         This Agreement (including the Schedules) constitutes the whole agreement and understanding of the Parties as to the subject matter hereof and there are no prior or contemporaneous agreements between the Parties with respect thereto.

50.      WAIVER

         Failure by either Party at any time to enforce any provision of this Agreement or to require performance by the other Party of any of the provisions of this Agreement shall not be construed as a waiver of any such provision and shall not affect the validity of the Agreement or any part thereof or the right of such first Party to enforce any provision in accordance with its terms.

51.      AMENDMENTS

         No amendment to this Agreement shall be binding unless in writing and signed by the duly authorised representatives of the Secretary of State and the DBFO Co.

52.      CONFLICTS OF INTEREST

         The DBFO Co shall ensure that no conflict of interest arises between its performance of the Operations and any other matter in which it may be interested whether directly or indirectly.

53.      REGISTRABLE AGREEMENT

53.1     To the extent that this Agreement or any arrangement of which it forms part is registrable under the Restrictive Trade Practices Act 1976 (the "RTPA") then:

         53.1.1 any provision contained in this Agreement or in any arrangement of which this Agreement forms part by virtue of which this Agreement or such arrangement is subject to registration under the RTPA shall not come into effect until the day following the day on which particulars of this Agreement and of any such arrangement have been furnished to the Office of Fair Trading (or on such later date as may be provided for in relation to any such restriction); and

         53.1.2 the Parties agree to furnish such particulars within three months of the date after this Agreement.

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54.      GOVERNING LAW AND JURISDICTION

54.1     Law

         This Agreement shall be governed by and construed in all respects in accordance with English law.

54.2     Jurisdiction

         Subject to the provisions of Clause 48 [Disputes Resolution Procedure], the Parties agree to submit to the non-exclusive jurisdiction of the English Courts as regards any claim or matter arising in relation to this Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as a Deed.

                                      184
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The Official Seal of the                     )
SECRETARY OF STATE FOR                       )
TRANSPORT hereunto affixed                   )
is authenticated by                          )
/s/ Illegible
---------------------------------------------
Name:

The Common Seal of                           )
YORKSHIRE LINK LIMITED                       )
was hereunto affixed                         )
in the presence of:                          )
/s/ Illegible
---------------------------------------------
Director
/s/ Illegible
---------------------------------------------
Director/Secretary

                                      185
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                                      INDEX

                                                                                                               PAGE NO
PART I - GENERAL

1.       Definitions and Interpretation...........................................................................2
2.       Documentation...........................................................................................27
3.       The Project.............................................................................................33
4.       Guarantees..............................................................................................35
5.       Financial Model.........................................................................................37

PART II - OPERATIONS

6.       Site Inspection.........................................................................................38
7.       Commencement............................................................................................39
8.       Land....................................................................................................41
9.       Design and Construction.................................................................................45
10.      Programme and Date for Completion.......................................................................49
11.      Inspection and Completion...............................................................................53
12.      Operation and Maintenance...............................................................................60
13.      Traffic Management......................................................................................63
14.      Signing and Communications..............................................................................67
15.      Latent Defects in Existing Road.........................................................................69
16.      Fossils and Antiquities.................................................................................71
17.      Handback................................................................................................72
18.      Insurance...............................................................................................81
19.      Secretary of State's Obligations........................................................................84

PART III - RELATIONSHIPS AND MONITORING

20.      Representatives.........................................................................................85
21.      Quality Assurance.......................................................................................87
22.      Reports and Information.................................................................................90
23.      Records.................................................................................................91
24.      Monitoring of Performance...............................................................................93
25.      Statutory Powers........................................................................................97
26.      Statutory Undertakers...................................................................................99
26A.     Other Functions of the Secretary of State..............................................................105
27.      Other Third Parties....................................................................................110

PART IV - PAYMENTS

28.      Measurement of Traffic.................................................................................113
29.      Calculation of Payments................................................................................117
30.      Invoicing and Payment..................................................................................121

PART V - CHANGE, LIABILITIES AND TERMINATION

31.      Change Procedure.......................................................................................125
32.      Additional Works Services and Subsequent Schemes.......................................................126
33.      Force Majeure..........................................................................................128
33A.     Change in Law..........................................................................................130
34.      Warranties and Disclaimers.............................................................................132

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
35.      Indemnities............................................................................................135
36.      Default................................................................................................139
37.      Termination by the DBFO Co.............................................................................148
38.      Non-Default Termination................................................................................149
39.      Effect of Termination..................................................................................151
40.      Compensation on Termination............................................................................155

PART VI - MISCELLANEOUS

41.      Assignment and Sub-Contracting.........................................................................165
42.      Notices................................................................................................169
43.      Consents and Approvals.................................................................................171
44.      Taxes..................................................................................................173
45.      Intellectual Property..................................................................................177
46.      Confidentiality........................................................................................180
47.      Agency.................................................................................................182
48.      Disputes Resolution Procedure..........................................................................183
49.      Whole Agreement........................................................................................183
50.      Waiver.................................................................................................183
51.      Amendments.............................................................................................183
52.      Conflicts of Interest..................................................................................183
53.      Registrable Agreement..................................................................................183
54.      Governing Law and Jurisdiction.........................................................................184

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